                                                     RULE NO. 424(b)(5)
                                                     REGISTRATION NO. 333-33807

                                 $130,638,994
         PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER 25, 1997

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                   DEPOSITOR

                  WILSHIRE MORTGAGE FUNDING COMPANY V, INC.,
                              UNAFFILIATED SELLER

                        WILSHIRE SERVICING CORPORATION,
                                MASTER SERVICER

  WILSHIRE FUNDING CORPORATION MORTGAGE-BACKED CERTIFICATES, SERIES 1997-WFC1

The  Wilshire Funding Corporation  Mortgage-Backed Certificates, Series  1997-
 WFC1  (the "CERTIFICATES") will  represent beneficial  interests in a  trust
  (the  "TRUST"),  the assets  of  which  (the  "TRUST FUND")  will  consist primarily of  a  pool of  fixed  and adjustable  rate,  closed-end loans secured by  mortgages on  residential  one- to  four-family properties
     (the "MORTGAGE LOANS") purchased by Wilshire Funding Corporation (the "WILSHIRE SELLER") in the ordinary course of its business and
      conveyed,   together  with  certain  related   property  described
       herein,  to  Wilshire  Mortgage  Funding Company  V,  Inc.  (the
        "SELLER").  The Seller  will  convey such  property  to Credit
         Suisse   First  Boston   Mortgage   Securities   Corp.  (the
          "DEPOSITOR"), which will convey it to the Trust.  The Trust will  be  created  and  the Certificates  will  be  issued pursuant to a  Pooling and Servicing Agreement, dated as
            of  September  15, 1997  (the  "POOLING AND  SERVICING
            AGREEMENT"),  among the Depositor,  Wilshire Servicing
            Corporation,  as  Master  Servicer  and Bankers  Trust
            Company  of California, N.A.,  as Trustee  and Back-Up
            Servicer.   See  "Description  of   the  Certificates"
            herein.

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                              INITIAL      APPROXIMATE
                            CERTIFICATE      INITIAL        RATING            FINAL
                             BALANCE OR    PASS-THROUGH (FITCH/MOODY'S      SCHEDULED
                          NOTIONAL BALANCE     RATE         /DCR)      DISTRIBUTION DATE(1)
-------------------------------------------------------------------------------------------
Class A-I Certificates..    $46,655,248      7.25%        AAA/Aaa/AAA    August 25, 2027
Class A-II Certificates.    $35,584,475      7.68%(2)     AAA/Aaa/AAA    August 25, 2027
Class A-III
 Certificates...........    $26,166,367      8.90%(2)     AAA/Aaa/AAA    August 25, 2027
Class IO Certificates...    $67,205,202      1.61%(3)     AAA/Aaa/AAA    August 25, 2027
Class PO Certificates...    $ 1,682,950         (4)       AAA/Aaa/AAA    August 25, 2027
Class M-1 Certificates..    $ 8,807,123      7.25%(5)       AA/Aa2/AA    August 25, 2027
Class M-2 Certificates..    $ 6,605,342      7.25%(5)          A/A2/A    August 25, 2027
Class M-3 Certificates..    $ 5,137,489      7.25%(5)    BBB/Baa2/BBB    August 25, 2027

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(1) The Final Scheduled Distribution Date is the Distribution Date occurring in the second month following the month in which the latest scheduled maturity date for any Mortgage Loan occurs. See "Certain Yield and Prepayment Considerations" herein.
(2) The Pass-Through Rates with respect to the Class A-II and Class A-III Certificates are variable, and will be calculated as set forth herein under "Description of the Certificates--Distributions in Respect of Interest and Principal--Interest Distribution Amounts."
(3) The Class IO Certificates are "interest only" certificates and will not be entitled to distributions of principal. Interest will accrue on the Notional Amount of the Class IO Certificates at a variable Pass-Through Rate calculated as set forth herein under "Description of the Certificates--Distributions in Respect of Interest and Principal--Interest Distribution Amounts."
(4) The Class PO Certificates are "principal only" certificates and will not be entitled to distributions of interest.
(5) The Pass-Through Rates with respect to the Class M Certificates are fixed, subject to the limitations described herein.

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK
          FACTORS" HEREIN ON PAGE S-14 AND PAGE 18 OF THE PROSPECTUS.

THE  OFFERED CERTIFICATES (DEFINED HEREIN) WILL NOT REPRESENT INTERESTS IN  OR
 OBLIGATIONS OF THE DEPOSITOR, THE  TRUSTEE, THE WILSHIRE SELLER, THE SELLER,
  THE  MASTER SERVICER OR  ANY OF THEIR  RESPECTIVE AFFILIATES. THE  OFFERED
   CERTIFICATES  WILL NOT  BE  INSURED OR  GUARANTEED  BY ANY  GOVERNMENTAL
    AGENCY OR INSTRUMENTALITY.
                                ---------------
  THESE SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES
     AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES  COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE  ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS   SUPPLEMENT  OR   THE  PROSPECTUS.   ANY
                REPRESENTATION TO  THE CONTRARY IS  A CRIMINAL
                   OFFENSE.
                                ---------------

  THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED
                         THE MERITS OF THIS OFFERING.
                ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

  The Underwriter proposes to offer the Offered Certificates from time to time in negotiated transactions or otherwise, at prices to be determined at the time of sale. Proceeds to the Depositor from the sale of all Classes of Offered Certificates will be approximately 102.55% of the Certificate Principal Balance thereof, plus accrued interest thereon from September 1, 1997, before deducting expenses payable by the Depositor. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Underwriting" herein.

  The Offered Certificates are offered by Credit Suisse First Boston Corporation (the "UNDERWRITER") when, as and if delivered to and accepted by the Underwriter, subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. It is expected that the Offered Certificates will be delivered through the Same Day Funds Settlement System of The Depository Trust Company ("DTC"), on or about September 29, 1997.

                          CREDIT SUISSE FIRST BOSTON

         The date of this Prospectus Supplement is September 25, 1997.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ---------------

  The Certificates will be part of a separate series of Conduit Mortgage and Manufactured Housing Pass-Through Certificates being offered by the Depositor from time to time pursuant to a Prospectus dated September 25, 1997 (the "PROSPECTUS"), of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information about the Offered Certificates that is not contained herein, and prospective investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                               ---------------

                             AVAILABLE INFORMATION

  The Depositor, as sponsor of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with the Securities and Exchange Commission (the "COMMISSION") with respect to the Certificates offered pursuant to this Prospectus Supplement and the related Prospectus. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C., and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's web site (http://www.sec.gov).

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates are issued (which will occur under the limited circumstances described herein), unaudited monthly and unaudited annual reports concerning the Trust will be sent by the Trustee to Cede & Co., as the nominee of DTC and registered holder of the Offered Certificates. So long as the Offered Certificates are in book-entry form, DTC will supply such reports to Beneficial Owners (as defined herein) in accordance with its normal procedures. Such reports will not contain financial information that has been examined and reported upon by an independent or certified public accountant. See "Description of the Certificates--Reports to Certificateholders" in the Prospectus.

  This Prospectus Supplement contains a number of defined terms, the meanings of which are necessary for potential investors to understand in order for them to evaluate an investment in the Offered Certificates. See the "Index of Principal Definitions" in this Prospectus Supplement for the location of the definitions of certain capitalized terms. See the "Index of Terms" in the Prospectus for the location of the definitions of capitalized terms not otherwise defined in this Prospectus Supplement.

  UNTIL THE DATE 90 DAYS FROM THE DATE HEREOF ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

  The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus Supplement.

Securities Issued...........  The Certificates will be issued pursuant to a pooling and servicing agreement (the "POOLING AND SERVICING AGREEMENT") to be dated as of September 15, 1997 among the Depositor, the Master Servicer, the Trustee and the Back-Up Servicer.

                              The Certificates will consist of the following
                               eleven classes (each, a "CLASS"): (i) the Class A-I Certificates, Class A-II Certificates and Class A-III Certificates (collectively, the "CLASS A CERTIFICATES"); (ii) the Class IO Certificates; (iii) the Class PO Certificates;
                               (iv) the Class M-1 Certificates, Class M-2
                               Certificates and Class M-3 Certificates
                               (collectively, the "CLASS M CERTIFICATES"); and
                               (v) the Class B-1 Certificates, Class B-2
                               Certificates and Class B-3 Certificates
                               (collectively, the "CLASS B CERTIFICATES"). The Class A Certificates, Class IO Certificates and Class PO Certificates are referred to herein collectively as the "SENIOR CERTIFICATES." The Class M Certificates and Class B Certificates are referred to herein as the "SUBORDINATE CERTIFICATES." The Class A-I Certificates and Subordinate Certificates are referred to herein as the "GROUP I CERTIFICATES."

                              The Trust will also issue a "residual interest"
                               with respect to each REMIC held by the Trust
                               (collectively, the "RESIDUAL CERTIFICATES").

                              Only the Senior Certificates and the Class M
                               Certificates (the "OFFERED CERTIFICATES") are offered hereby.

                              Payments of principal and interest on the Class
                               A-I, Class IO, Class PO and Subordinate
                               Certificates will derive primarily from the Pool I Loans. Payments of principal and interest on the Class A-II Certificates will derive primarily from the Pool II Loans. Payments of principal and interest on the Class A-III Certificates will derive primarily from the Pool III Loans.

Securities Offered..........  The Offered Certificates (other than the Class IO
                               Certificates) will be issued in book-entry form in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Class IO Certificates will be issued in book-entry form in minimum denominations of 20% Percentage Interests. The Offered Certificates initially will be represented by certificates registered in the name of Cede & Co., as the nominee of DTC. See "Description of the Certificates--Book-Entry Registration" herein and "Risk Factors-- Limitation on Exercise of Rights Due to Book Entry Registration" in the Prospectus.

                              The Offered Certificates will evidence undivided
                               interests in the Mortgage Loans and all other assets of the Trust Fund.

                              The Offered Certificates will not represent
                               interests in or obligations of the Depositor, the Wilshire Seller, the Seller, the Master Servicer, the Back-Up Servicer, the Trustee or any of their respective affiliates. The Offered Certificates will not be insured or guaranteed by any governmental agency or instrumentality.

Cut-Off Date................  September 15, 1997, after application of all payments due on or before such date (the "CUT-OFF DATE").

Closing Date................  On or about September 29, 1997 (the "CLOSING
                               DATE").

Depositor...................  Credit Suisse First Boston Mortgage Securities
                               Corp., a Delaware corporation.

Seller......................  Wilshire Mortgage Funding Company V, Inc., a
                               Delaware corporation. The Mortgage Loans sold by the Seller were acquired from the Wilshire Seller.

Master Servicer.............  Wilshire Servicing Corporation, a Delaware
                               corporation (together with its permitted successors and assigns, the "MASTER SERVICER").

Trustee.....................  Bankers Trust Company of California, N.A., a
                               national banking association (the "TRUSTEE").

Distribution Dates and        Distributions on the Certificates will be made on
Record Dates................   the 25th day of each month (or, if such 25th day
                               is not a Business Day, on the next succeeding
                               Business Day) (each, a "DISTRIBUTION DATE"), commencing October 27, 1997. "BUSINESS DAY" shall mean any day other than (i) a Saturday or Sunday, or (ii) any day on which banking institutions located in the States of New York, California or Oregon are authorized or obligated by law or executive order to close.
                               Distributions on each Distribution Date will be made to the holders of record of the related
                               Offered Certificates (the "CERTIFICATEHOLDERS") as of the close of business on the last day of the calendar month immediately preceding such Distribution Date (each, a "RECORD DATE"), except that the final distribution in respect of the Certificates will only be made upon presentation and surrender of the Certificates at the office or agency appointed by the Trustee for that purpose in New York, New York.

Distributions...............  Interest Distributions. Holders of each Class of
                               Senior Certificates (other than the Class PO
                               Certificates) will be entitled to receive interest distributions in an amount equal to one month's interest at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount of such Class on each Distribution Date in the manner and priority set forth herein and to the extent of the Available Distribution Amount for such Distribution Date.

                              Holders of each Class of the Class M Certificates
                               will be entitled to receive interest
                               distributions in an amount equal to one month's interest at the applicable Pass-Through Rate on the Certificate Principal Balance of such Class on each Distribution Date in the manner and priority set forth herein and to the extent payable from the Available Distribution Amount for such Distribution Date remaining after (i) distributions of principal and interest to the Senior Certificates and (ii) distributions of interest and principal to any Class of Class M Certificates having a higher payment priority.

                              Interest shortfalls resulting from mortgagor
                               prepayments and the Relief Act will be allocated to all of the Offered Certificates in reduction of their interest distributions to the extent and in the manner set forth herein.

                              The Class PO Certificates are not entitled to
                               distributions of interest.

                              The Pass-Through Rate on the Class A-I
                               Certificates is fixed at 7.25% per annum. The Pass-Through Rates on the Class M Certificates are fixed at 7.25% per annum, subject to the limitations described herein. The Pass-Through Rates on the remaining Classes of Offered Certificates (other than the Class PO Certificates) are variable and will be calculated as set forth herein.

                              See "Description of the Certificates--
                               Distributions in Respect of Interest and Principal--Interest Distribution Amounts" herein.

                              Principal Distributions. Holders of the Class PO
                               Certificates will be entitled to receive a distribution of principal on each Distribution Date, in the manner and priority set forth herein, to the extent of the portion of the Available Distribution Amount remaining after the distributions in respect of interest to the holders of the Senior Certificates (other than the Class PO Certificates). Holders of the Class PO Certificates are entitled to receive principal payments only in relation to principal payments (including prepayments, defaults and liquidations) on the Class PO Mortgage Loans, all of which are Pool I Loans. Holders of the Class A Certificates will be entitled to receive a distribution of principal on each Distribution Date, in the manner and priority set forth herein, to the extent of the portion of the Available Distribution Amount remaining after distributions in respect of interest to the holders of the Senior Certificates (other than the Class PO Certificates). If the Available Distribution Amount is not sufficient, after paying the full amount of interest due on the Senior Certificates, to distribute to the holders of the Class PO Certificates and Class A Certificates the full amount of principal to which they are entitled, the shortfall will be allocated (i) to the Class PO Certificates in an amount equal to the Class PO Principal Percentage of the amount of the shortfall attributable to payments due but not received on the Class PO Mortgage Loans, and (ii) otherwise, among the Class A Certificates on a pro rata basis in accordance with the amount of principal to which they would otherwise be entitled.

                              Holders of each Class of the Subordinate
                               Certificates will be entitled to receive a distribution of principal on each Distribution Date, in the manner and priority set forth herein, to the extent of the portion of the Available Distribution Amount remaining after
                               (i) distributions in respect of interest and principal to the holders of the Senior Certificates and any Class of Subordinate Certificates having a higher payment priority, and (ii) distributions in respect of interest to the holders of such Class of Subordinate Certificates.

                              See "Description of the Certificates--
                               Distributions in Respect of Interest and Principal--Principal Distribution Amounts" herein.

Allocation of Losses;         The credit enhancement provided for the benefit
Subordination...............   of the Senior Certificates primarily consists of
                               the subordination provided by the Subordinate
                               Certificates. The credit enhancement provided for the benefit of each Class of the Class M
                               Certificates primarily consists of the
                               subordination provided by all Classes of Subordinate Certificates subordinate thereto.

                              Realized Losses on the Mortgage Loans will be
                               allocated as follows: first, to the Class B-3 Certificates; second, to the Class B-2 Certificates; third, to the Class B-1 Certificates; fourth, to the Class M-3 Certificates; fifth, to the Class M-2 Certificates; sixth, to the Class M-1 Certificates until, in each case, the Certificate Principal Balance of each such Class of Certificates is reduced to zero; and thereafter, if any such Realized Loss is on a Class PO Mortgage Loan, to the Class PO Certificates in an amount equal to the related Class PO Principal Percentage of the principal portion of such Realized Loss, and the remainder of such Realized Loss and the entire amount of Realized Losses on Non-Class PO Mortgage Loans to the remaining Classes of Senior Certificates on a pro rata basis, as described herein.

                              Investors in the Subordinate Certificates should
                               also be aware that, in order to increase the period during which the Subordinate Certificates remain available as credit enhancement to the Senior Certificates, a disproportionate amount of mortgagor prepayments and other unscheduled recoveries with respect to the Mortgage Loans will be allocated to the Class A Certificates at least until the Distribution Date occurring in October 2002. This allocation has the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses on the Mortgage Loans, increasing the respective percentage interest in the Principal Balance of the Mortgage Loans evidenced by the Subordinate Certificates.

                              The Offered Certificates are not insured or
                               guaranteed by any governmental agency or instrumentality or by the Depositor, the Wilshire Seller, the Seller, the Master Servicer, the Trustee, the Back-Up Servicer or any affiliate thereof.

                              See "Description of the Certificates--Allocation
                               of Losses; Subordination" herein.

Prepayment Interest           If, on any Distribution Date, and as a result of
Shortfalls..................   full or partial principal prepayments on the
                               Mortgage Loans during the related Prepayment
                               Period, the amount of interest due on such Mortgage Loans is less than a full month's interest on such Mortgage Loans, the Master
                               Servicer will be required to remit to the Certificate Account the lesser of (x) the amount of such insufficiency due to such prepayments and (y) the aggregate Master Servicing Fee and Servicing Fee payable on such Distribution Date;
                               provided that the Servicing Fee with respect to the PHH Mortgage Loans will only be available on such Distribution Date in the case of principal prepayments in full on the PHH Mortgage Loans.
                               The Master Servicer will be required to remit such amount (each such amount, "PREPAYMENT
                               INTEREST") not later than the close of business on each Master Servicer Remittance Date. The excess of any such insufficiency over the portion of the aggregate Master Servicing Fee and Servicing Fee described above, is the "PREPAYMENT INTEREST SHORTFALL" for such
                               Distribution Date.

                              The amount of any Prepayment Interest Shortfalls
                               with respect to any Distribution Date will be deducted from the amount of interest due on all Classes of the Certificates (other than the Class PO Certificates) on such Distribution Date on a pro rata basis.

Special Prepayment            The rate and timing of principal payments on the
Considerations..............   Offered Certificates will differ, and will
                               depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of representation and warranty) on the Mortgage
                               Loans. As is the case with mortgage-backed securities generally, the Offered Certificates are subject to substantial inherent cash flow uncertainties because the Mortgage Loans may be prepaid at any time. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.

                              Investors in the Offered Certificates should be
                               aware that 8.97% of the Mortgage Loans will be secured by Junior Mortgage Loans.

                               Generally, Junior Mortgage Loans are not viewed by Mortgagors as permanent financing. Accordingly, such Mortgage Loans may experience a higher rate of prepayment than first lien mortgage loans.

                              The multiple Class structure of Offered
                               Certificates results in the allocation of payments among certain Classes as follows:

                              Class A Certificates: Scheduled and unscheduled
                               principal payments (including prepayments) on the Pool I Loans will be distributed to the Group I Certificates and Class PO Certificates, except under certain circumstances set forth herein. For example, after the Certificate Principal Balance of the Class A-I Certificates has been reduced to zero, certain amounts of unscheduled principal payments on the Pool I Loans will be distributed to the Class A-II and Class A-III Certificates under the circumstances set forth herein.

                              Scheduled and unscheduled principal payments on
                               the Pool II Loans and Pool III Loans will be distributed to the Class A-II Certificates and Class A-III Certificates, respectively, except under certain circumstances set forth herein.

                              The principal distributions and the weighted
                               average lives of the Class A Certificates will be affected by the rate and timing of unscheduled principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans.

                              Investors in the Class A Certificates should also
                               be aware that prior to the Distribution Date occurring in October 2002, all unscheduled principal payments on the Pool I Loans (other than the related Class PO Principal Percentage of such payments with respect to the Class PO Mortgage Loans) will be distributed to the Class A Certificates, and prior to the Distribution Date occurring in October 2006, and during certain periods thereafter if certain loss and delinquency tests have not been met, a disproportionately large portion of such unscheduled payments will be distributed to the Class A Certificates. Such distributions of principal payments will be allocated among the Class A Certificates in the manner set forth herein.

                              Class A-II Certificates and Class A-III
                               Certificates. Because the Pool II Loans and Pool III Loans have different Net Mortgage Rates, the Pass-Through Rates on the Class A-II Certificates and Class A-III Certificates (which are primarily affected by changes in the weighted average of the Net Mortgage Rates of the Pool II Loans and Pool III Loans, respectively) may increase or decrease from time to time due to prepayments, defaults and liquidations on such Mortgage Loans. In addition, Mortgage Loans with higher Mortgage Rates are generally more likely to be prepaid at a faster rate under most circumstances than are Mortgage Loans having lower Mortgage Rates, thereby resulting in a decrease in the Pass-Through Rate with respect to the Class A-II Certificates and Class A-III Certificates.

                              Class IO Certificates. The Pass-Through Rate on
                               the Class IO Certificates is primarily affected by the weighted average of the Net Mortgage Rates on the Pool I Loans, and may increase or decrease from time to time due to prepayments, defaults and liquidations on such Mortgage Loans. A higher rate of prepayments on Pool I Loans with higher Net Mortgage Rates could result in a decrease in the Pass-Through Rate on the Class IO Certificates.

                              Certificates with Subordination Features: As
                               described herein, during certain periods all or a disproportionately large percentage of unscheduled principal payments on the Mortgage Loans in each Pool will be allocated to the Class A Certificates and, during certain periods, no unscheduled principal payments will be distributed to any Class of Subordinate Certificates. Unless the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Subordinate Certificates will not be entitled to receive unscheduled principal payments until the Distribution Date occurring in October 2002, and will not be entitled to receive any such payments during certain periods thereafter if certain loss and delinquency tests have not been met. To the extent that no unscheduled principal payments are distributed on the Subordinate Certificates, the Subordination afforded the Senior Certificates by the Subordinate Certificates, in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Subordinate Certificates will be longer than would have otherwise been the case.

                              See "Description of the Certificates--
                               Distributions in Respect of Interest and Principal--Principal Distribution Amounts" and "Certain Yield and Prepayment Considerations" herein and "Maturity and Prepayment Considerations" in the Prospectus. For further information regarding the effect of principal prepayments on the weighted average life of the Offered Certificates, see the table entitled "Percent of Initial Certificate Principal Balance or Notional Amount Outstanding at Various Prepayment Speeds" herein.

Special Yield                 The yield to maturity on the Offered Certificates
Considerations..............   will depend on, among other things, the rate and
                               timing of principal payments (including
                               prepayments, defaults, liquidations and
                               purchases of Mortgage Loans due to a breach of representation and warranty) on the Mortgage
                               Loans and the allocation thereof to reduce the Certificate Principal Balance of such Class.
                               Prepayment Interest

                               Shortfalls will adversely affect the yield to investors in the Offered Certificates. See "Description of the Certificates--Distributions in Respect of Interest and Principal--Interest Distribution Amounts" herein.

                              In general, if the Offered Certificates are
                               purchased at a premium and principal
                               distributions occur at a rate faster than the rate assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if the Offered Certificates are purchased at a discount and principal distributions occur at a rate slower than the rate assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase.

                              The multiple Class structure of the Offered
                               Certificates causes the yield of certain Classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans and other factors, as follows:

                              Class A-II Certificates and Class A-III
                               Certificates: The Pass-Through Rates on the
                               Class A-II Certificates and Class A-III
                               Certificates are primarily affected by changes in the weighted average of the Net Mortgage Rates on the Pool II Loans and Pool III Loans, respectively. Adjustments to the Net Mortgage Rates of the Pool II Loans and Pool III Loans are based on the indices related to such Mortgage Loans as most recently made available as of a fixed number of days (generally 45 days) prior to the adjustment date. Accordingly, the yield to investors in the Class A-II Certificates and Class A-III Certificates will be affected on a delayed basis relative to movements in the indices applicable to the Pool II Loans and Pool III Loans. Although the Mortgage Rate with respect to each Pool II Loan and Pool III Loan will adjust to reflect changes in its related index, such Mortgage Rate is subject to any applicable periodic cap, maximum Mortgage Rate and minimum Mortgage Rate. If an index increases substantially between adjustment dates, the Net Mortgage Rate may be lower than if the Net Mortgage Rate was not subject to a cap. Furthermore, because the Pass-Through Rates on the Class A-II Certificates and Class A-III Certificates are subject to adjustment, such Pass-Through Rates will generally decrease if the indices with respect to the Pool II Loans and Pool III Loans, as applicable, decline.

                              Class IO Certificates: The yield to investors on
                               the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans (including prepayments, defaults and liquidations), which may fluctuate significantly over time. A faster than expected rate of principal payments on the Mortgage Loans (especially the Pool I Loans (other than the Class PO Mortgage Loans)) will have an adverse effect on the yield to such investors and could result in the failure of investors in the Class IO Certificates to fully recover their initial investments. In addition, the Pass-Through Rate on the Class IO Certificates is primarily affected by the weighted average of the Net Mortgage Rates on the Pool I Loans, and may increase or decrease from time to time due to prepayments, defaults and liquidations on such Mortgage Loans. If the Blended Rate for Pool I with respect to any Distribution Date is less than or equal to 7.25%, the Pass-Through Rate on the Class IO Certificates with respect to such Distribution Date will be 0%. The Pass-Through Rate on the Class IO Certificates will also be affected by the weighted average of the Net Mortgage Rates on Pool II Loans and the Pool III Loans under the circumstances described herein. See "Description of the Certificates--Distributions in Respect of Interest and Principal" and "Certain Yield and Prepayment Considerations" herein.

                              Class PO Certificates: The amounts payable with
                               respect to the Class PO Certificates derive from principal payments on the Class PO Mortgage Loans. As a result, the yield on the Class PO Certificates will be adversely affected by slower than expected payments of principal on the Class PO Mortgage Loans. Because the Class PO Mortgage Loans have lower Net Mortgage Rates than the Non-Class PO Mortgage Loans, and because the Mortgage Loans with lower Net Mortgage Rates are likely to have lower Mortgage Rates, the Class PO Mortgage Loans are generally likely to prepay at a slower rate than the Non-Class PO Mortgage Loans. See "Certain Yield and Prepayment Considerations" herein.

                              Certificates with Subordination Features: The
                               yield to investors on each Class of Subordinate Certificates, and particularly on those Classes of Subordinate Certificates with lower payment priorities, will be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by any other Class of Subordinate Certificates having a lower payment priority, because the entire amount of such losses will be allocable to such Class or Classes of Subordinate Certificates, as described herein. Furthermore, as described herein, the timing of receipt of principal and interest by any Class of Subordinate Certificates may be adversely affected by losses even if such Class does not ultimately bear such loss.

                              See "Certain Yield and Prepayment Considerations"
                               herein and "Yield Considerations" in the Prospectus.

Advances....................  On each Master Servicer Remittance Date, the
                               Master Servicer will be required to advance funds (each, an "ADVANCE") to cover any scheduled payment of interest and principal due on a Mortgage Loan during the related Due Period that was not received on a timely basis by the Master Servicer for a reason other than prepayment of such Mortgage Loan; provided, however, that the Master Servicer will not be required to make any such Advance if it determines reasonably and in good faith that such Advance would not be recoverable from collections with respect to such Mortgage Loan. The Trustee, as Back-Up Servicer, will be obligated to make Advances unless it determines reasonably and in good faith that such Advances would not be recoverable. Advances by the Master Servicer and the Back-Up Servicer will add to the funds available for distribution to the Certificateholders, but the Master Servicer and the Back-Up Servicer will be entitled to reimbursement for such Advances from subsequent payments on the Mortgage Loans or amounts held in the Collection Account.

Payments on Mortgage Loans..  All payments on the Mortgage Loans (other than the PHH Mortgage Loans) will be made by the mortgagors to a lock-box account established at Bank of America Oregon, N.A. (the "LOCK-BOX ACCOUNT"). On each Business Day, appropriate amounts on deposit in the Lock-box Account will be transferred to the Collection Account. The Master Servicer will be entitled to the investment income with respect to all amounts on deposit in the Collection Account, and will be responsible for all losses on investments of such amounts.

Servicing of the Mortgage     Pursuant to the Pooling and Servicing Agreement,
Loans.......................   the Master Servicer will be responsible for
                               servicing, managing and collecting payments on the Mortgage Loans. The PHH Mortgage Loans will be subserviced by PHH Mortgage Services
                               Corporation ("PHH") and the remaining Mortgage
                               Loans will be subserviced by Wilshire Credit
                               Corporation ("WILSHIRE CREDIT" and, together with PHH, the "SERVICERS"). The Master Servicer will carry out such servicing activities in accordance with customary servicing standards.
                               In certain limited circumstances, Wilshire
                               Servicing may be removed as Master Servicer, in which event the Back-Up Servicer will be appointed as successor servicer, subject to the terms of the Pooling and Servicing Agreement.
                               The Master Servicer and the Trustee will be responsible for certain administrative functions including, without limitation, preparing certain reports and computing the amounts owing to the Certificateholders.

Optional Termination........  The Master Servicer (or, if Wilshire Servicing is
                               the Master Servicer, any affiliate of the Master Servicer, other than the Wilshire Seller or the Seller, designated by Wilshire Servicing) will have the option, subject to certain conditions, to cause the early termination of the Trust and thereby cause early repayment of the Certificates on any Distribution Date on which the aggregate outstanding Principal Balance of the Mortgage Loans held by the Trust is reduced to 10% or less of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date.

Certain Federal Income Tax
 Consequences...............  Two separate REMIC elections will be made with respect to the Trust Fund for federal income tax purposes. Upon the issuance of the Offered Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I and REMIC II will each qualify as a REMIC under Sections 860A through 860G of the Code. The assets of REMIC I will consist of the Mortgage Loans, any REO Properties, such assets as from time to time are deposited in the Certificate Account, any hazard or other insurance policies with respect to the Mortgage Loans and any proceeds thereof. For federal income tax purposes, (i) the separate non-certificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II, (ii) the Class R-I Certificates will be the sole Class of "residual interests" in REMIC I, (iii) the Senior Certificates and Subordinate Certificates will be the "regular interests" in, and generally will be treated as debt obligations of, REMIC II, and (iv) the Class R-II Certificates will be the sole Class of "residual interests" in REMIC II.

                              For further information regarding the federal
                               income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations........  No Plan fiduciary or other investor that proposes to use Plan Assets to effect the purchase and holding of the Offered Certificates may purchase or acquire any Offered Certificates. See "ERISA Considerations" herein and in the Prospectus.

Ratings.....................  It is a condition to the original issuance of the
                               Offered Certificates that they receive the following ratings from Moody's Investors Service, Inc. ("MOODY'S"), Fitch Investors Service, L.P. ("FITCH") and Duff & Phelps Credit Rating Co. ("DCR").

                                          CLASS MOODY'S FITCH DCR
                                          ----- ------- ----- ---
                                          A-I    Aaa     AAA  AAA
                                          A-II   Aaa     AAA  AAA
                                          A-III  Aaa     AAA  AAA
                                          IO     Aaa     AAA  AAA
                                          PO     Aaa     AAA  AAA
                                          M-1    Aa2     AA   AA
                                          M-2    A2      A    A
                                          M-3    Baa2    BBB  BBB

                              Such ratings assess the likelihood of timely
                               payment of interest and the ultimate payment of principal to the Certificateholders. There is no assurance that any rating will not be lowered or withdrawn if, in the judgment of the assigning entity, circumstances in the future so warrant.

Legal Investment              The Offered Certificates will not constitute
Considerations..............   "mortgage related securities" for purposes of
                               SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities may not legally be authorized to invest in the Offered Certificates.

                                 RISK FACTORS

  In addition to the matters described elsewhere in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider, among other things, the following factors in connection with the purchase of the Offered Certificates:

RISKS ASSOCIATED WITH THE MORTGAGE LOANS

  Nature of the Mortgagors. Approximately 29.11%, 24.36% and 11.34% of the Mortgage Loans were originated by WMC Mortgage Corp., PHH Mortgage Services Corporation and The Prudential Home Mortgage Company, Inc., respectively, whose underwriting standards generally would have required the Mortgagor to submit documentation demonstrating a good credit history. The remaining Mortgage Loans were generally originated at least five years prior to the Cut-off Date and underwriting criteria is generally not available with respect to such Mortgage Loans. However, the Mortgagors with respect to such remaining Mortgage Loans may have had imperfect credit histories, including charged-off loans, irregular employment and previous bankruptcy filings. As of the Cut-Off Date, a significant number of the Mortgagors have been more than 30 days delinquent in payment of principal and interest a number of times in the past twelve months and 0.68% of the Mortgage Loans have been modified following a Chapter 13 bankruptcy proceeding with respect to the Mortgagor.

  As a result of the foregoing, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose mortgagors have more reliable payment histories. See "The Mortgage Loan Pools" herein.

  Loan-to-Value Ratios. The Mortgage Loans with higher Loan-to-Value Ratios may also present a greater risk of loss. In particular, 28.08% of the Mortgage Loans are Mortgage Loans with Loan-to-Value Ratios as of the Cut-Off Date in excess of 80% and are not insured by a Primary Mortgage Insurance Policy that might otherwise protect against such greater risk of loss. Many of the Mortgage Loans have high Loan-to-Value Ratios because of the value of the related Mortgaged Property has declined at a faster rate than the amortization of the related Mortgage Loan. No assurance can be given that the value of such Mortgaged Properties will not continue to decline.

  Mortgage loans with high Loan-to-Value Ratios may be more likely to experience mortgagor default and foreclosure than mortgage loans with lower Loan-to-Value Ratios. A high rate of foreclosure on Mortgage Loans with high Loan-to-Value Ratios is likely to result in significant losses on such Mortgage Loans. In addition, mortgage loans with high Loan-to-Value Ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower Loan-to-Value Ratios. If a court relieves a Mortgagor's obligation to repay amounts otherwise due on a Mortgage Loan, neither the Servicer nor the Master Servicer will be required to make an Advance in respect of such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the Offered Certificates. See "Certain Legal Aspects of Mortgage Loans and Contracts" in the Prospectus.

  Non-Owner Occupied Properties. 5.39% and 2.21% of the Mortgage Loans are secured by unimproved land and single-family residential property held for investment, respectively. Such Mortgage Loans may present a greater risk of loss, and the unimproved land may present a significantly greater risk of loss, if the related Mortgagor experiences financial difficulties, because such Mortgagor may be more likely to default on a Mortgage Loan secured by non-owner occupied property than a mortgage loan secured by a primary residence.

  Balloon Loans. 9.86% of the Mortgage Loans may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., a Balloon Payment, as defined herein) at their stated maturity. Mortgage loans with Balloon Payments involve a greater degree of risk because the ability of a mortgagor to make a Balloon Payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. See "The Mortgage Loan Pools--General" herein.

  Junior Liens. 8.97% of the Mortgage Loans are secured by junior liens on the related Mortgaged Properties, which liens will be subordinate to the rights of the mortgagee under the related senior mortgage or mortgages (such Mortgage Loans, the "JUNIOR MORTGAGE LOANS"). Accordingly, the holder of a Junior Mortgage Loan will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a Junior Mortgage Loan may not be able to control the timing, method or procedure of any foreclosure action relating to the Mortgaged Property. Investors should be aware that any liquidation, insurance or condemnation proceeds received in respect of such Junior Mortgage Loans will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. For additional information regarding mortgage loans secured by junior liens see "Risk Factors" and "Certain Legal Aspects of the Mortgage Loans and Contracts" in the Prospectus.

  Negative Amortization Loans. 1.59% of the Pool II Loans and 22.78% of the Pool III Loans may be subject to negative amortization from time to time prior to their maturity (such Mortgage Loans, the "NEGATIVE AMORTIZATION LOANS"). Such negative amortization may result from either the adjustment of the Mortgage Rate on a more frequent basis than the adjustment of the Monthly Payment or the application of a cap on the size of the Monthly Payment. In the first case, negative amortization results if an increase in the Mortgage Rate occurs prior to an adjustment of the Monthly Payment on the related Mortgage Loan and such increase causes accrued monthly interest on the Mortgage Loan to exceed the Monthly Payment. In the second case, negative amortization results if an increase in the Mortgage Rate causes one month's interest on a Mortgage Loan to exceed the limit on the size of the Monthly Payment on such Mortgage Loan. In the event that the Monthly Payment is not sufficient to pay one month's interest on a Negative Amortization Loan, the amount of accrued interest that exceeds the Monthly Payment on such Mortgage Loan (the "DEFERRED INTEREST") is added to the Principal Balance of such Mortgage Loan and is to be repaid from future Monthly Payments. Negative Amortization Loans do not provide for the extension of their original stated maturity to accommodate changes in their Mortgage Rate.

  During a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the Principal Balance of a Negative Amortization Loan may exceed the amount of the Monthly Payment thereon. As a result, a portion of the accrued interest on such Negative Amortization Loans may become Deferred Interest, which will be added to the Principal Balance thereof and will bear interest at the applicable Mortgage Rate. Any such increase in the Principal Balance of a Negative Amortization Loan could increase the Loan-to-Value Ratio of the related Mortgage Loan. To the extent that the addition of Deferred Interest to the Principal Balance of any Mortgage Loans causes the aggregate Principal Balance of a Pool to increase after distributions have been made on any Distribution Date, the amount of such increase will result in a corresponding increase in the Certificate Principal Balance of the Class or Classes of Certificates that were entitled to receive payments of principal with respect to the Mortgage Loans in such Pool on such Distribution Date, in proportion to the respective amounts of such entitlements, and a corresponding decrease in the respective amounts distributable as interest on such Classes on such Distribution Date. Any such increase in the Certificate Principal Balance of a Certificate will lengthen the weighted average life thereof and may adversely affect yield to the holders. In addition, with respect to certain Negative Amortization Loans, during a period of declining interest rates, it might be expected that each Monthly Payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the Principal Balance thereof, and since such excess will be applied to reduce the Certificate Principal Balance of the related Class or Classes of Certificates, the weighted average life of such Certificates will be reduced and may adversely affect yield to holders thereof.

  1.92% of the Mortgage Loans are Negative Amortization Loans that are also Balloon Loans.


  Limited Information. Information regarding the underwriting criteria applied by the originators of the Mortgage Loans and the original values of the Mortgaged Properties with respect to the Mortgage Loans that were not purchased by the Wilshire Seller from WMC, PHMC and PHH is not available.

  With respect to certain of the Mortgage Loans, information regarding the occupancy status and purpose for such Mortgage Loans was also unavailable.

  Mortgage Loan Documentation Defects. Certain of the loan files being transferred to the Trust (the "LOAN FILES") are known by the Wilshire Seller to have one or more of the following document defects: (i) the Loan File did not contain the original Mortgage Note or a lost note affidavit for the related Mortgage Loan; (ii) the Mortgage Note was missing the proper endorsements; (iii) the Loan File did not contain the original mortgage or a copy thereof for the related Mortgage Loan; (iv) the Loan File was missing intervening assignments; and (v) the Loan File was missing a copy of certain assumptions, modifications or waivers. Notwithstanding the foregoing, the Wilshire Seller will represent and warrant that each Loan File is complete in all material respects and will be obligated to repurchase any Mortgage Loan if such Mortgage Loan's value to the Trust, or the Trust's interest in such Mortgage Loan, is materially adversely affected by such documentation defect. No Mortgage Loan with respect to which a copy of the original Mortgage is missing will be required to be repurchased unless and until such Mortgage Loan is to be foreclosed upon and the related Mortgage is unenforceable because the original Mortgage is not obtainable from the public recording office. With respect to approximately 48% of the Mortgage Loans, copies of the title insurance policies have not been obtained. The Wilshire Seller, however, will represent and warrant that a title policy is in full force and effect and will be obligated to repurchase any Mortgage Loan if the Trust's interest in such Mortgage Loan is materially adversely affected by such missing policy.

  Economic Conditions. In addition to the foregoing, from time to time certain geographic regions will experience weaker regional economic conditions and housing markets and, consequently, may experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans in the Trust Fund may be concentrated in these regions, and such concentration may present risks in addition to those generally present for similar mortgage-backed securities without such concentration.

MATURITY, YIELD AND PREPAYMENT CONSIDERATIONS

  The yield to maturity of the Offered Certificates will depend on the rate and timing of principal payments (including prepayments, liquidations due to defaults, or breaches of representations and warranties) on the Mortgage Loans and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the Mortgage Loans. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. Because of the characteristics of the Mortgage Loans, the Mortgage Loans' maturity and prepayment experience may differ from the maturity and prepayment experience of other, more traditional, mortgage loans.

  The disproportionate allocation of unscheduled principal payments, including principal prepayments, to the Class A Certificates will have the effect of slowing the amortization of the Subordinate Certificates relative to the amortization of the Mortgage Loans, which is intended to cause the Certificate Principal Balances of the Subordinate Certificates to remain outstanding and available to absorb Realized Losses for a longer period than such Certificates would have been had such disproportionate allocation not been in effect. As a result, the weighted average life of each Class of Subordinate Certificates will likely be longer, and the total amount of Realized Losses allocated thereto is likely to be greater, than otherwise would be the case. Because it is impossible to accurately predict the timing and dollar amount of principal prepayments on the Mortgage Loans, if any, that will be made, investors may find it difficult to analyze the effect of prepayments on the yield and weighted average life of the Offered Certificates of any given Class.

  See "Certain Yield and Prepayment Considerations" herein.

CLASS IO CERTIFICATE YIELD CONSIDERATIONS

  Investors in the Class IO Certificates should be aware that the yield to maturity on such Certificates will be sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Mortgage Loans (especially to the extent that such prepayments and defaults pertain to the Pool I Loans), which rate may fluctuate significantly over time. Investors in the Class IO Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans (especially the Pool I Loans (other than the Class PO Mortgage Loans)) could result in the failure of such investors to fully recover their investments.

CLASS PO CERTIFICATE YIELD CONSIDERATIONS

  The amounts payable with respect to the Class PO Certificates derive from principal payments on the Class PO Mortgage Loans. As a result, the yield on the Class PO Certificates will be adversely affected by slower than expected payments of principal on the Class PO Mortgage Loans. Because the Class PO Mortgage Loans have lower Net Mortgage Rates than the Non-Class PO Mortgage Loans, and because the Mortgage Loans with lower Net Mortgage Rates are likely to have lower Mortgage Rates, the Class PO Mortgage Loans are generally likely to prepay at a slower rate than the Non-Class PO Mortgage Loans. See "Certain Yield and Prepayment Considerations" herein.

SUBORDINATE CERTIFICATE YIELD CONSIDERATIONS

  As described herein, during certain periods all or a disproportionately large percentage of unscheduled principal payments on the Mortgage Loans will be allocated among the related Class A Certificates and, during certain periods, no unscheduled principal payments will be distributed to each Class of Subordinate Certificates. Unless the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Subordinate Certificates will not be entitled to receive unscheduled principal payments at least until the Distribution Date occurring in October 2002 and, to the extent that no unscheduled principal payments are distributed on the Subordinate Certificates, the Subordination afforded the Senior Certificates by the Subordinate Certificates, in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Subordinate Certificates will be extended.

  The yield to investors on each Class of Subordinate Certificates, and particularly on those Classes of Subordinate Certificates with lower payment priorities, will be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by any Class of Subordinate Certificates having a lower payment priority, because the entire amount of such losses will be allocable to such Class or Classes of Subordinate Certificates, as described herein. Furthermore, as described herein, the timing of receipt of principal and interest by any Class of Subordinate Certificates may be adversely affected by losses even if such Class does not ultimately bear such loss.

UNAUDITED REPORTS

  Unaudited monthly and unaudited annual reports, prepared by the Master Servicer and delivered by it to the Trustee, concerning the Trust will be sent by the Trustee to Cede & Co., as nominee of DTC and, so long as the Offered Certificates are in book-entry form, DTC will supply such reports to Beneficial Owners in accordance with its normal procedures. However, such reports will not contain financial information that has been examined and reported upon by an independent or certified public accountant.

FAILURE TO REPURCHASE DEFECTIVE MORTGAGE LOANS

  The Wilshire Seller will be obligated to repurchase Mortgage Loans as to which there exists an uncured breach of certain of its representations and warranties, which breach materially adversely affects the value of, or interest of the Trust in, such Mortgage Loan. See "Description of the Certificates--Assignment of Mortgage Loans" in the Prospectus. No assurance can be given that the Wilshire Seller will, or will have the financial ability to, repurchase any Mortgage Loan.

LIMITED OBLIGATIONS

  The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, the Servicers, the Wilshire Seller, the Seller, the Trustee or any of their affiliates. The only obligations of the foregoing entities with respect to the Certificates or any Mortgage Loan will be the obligations (if any) of the Wilshire Seller pursuant to certain limited representations and warranties made with respect to the Mortgage Loans and the Master Servicer's servicing obligations under the Pooling and Servicing Agreement (including the Master Servicer's limited obligation to make certain Advances). The Certificates will not be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, the Servicers, the Wilshire Seller, the Seller, the Trustee or any of their affiliates. Proceeds of the assets included in the Trust Fund will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor, the Master Servicer, the Servicers, the Wilshire Seller, the Seller, the Trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

LIMITATIONS AND REDUCTION OF CREDIT ENHANCEMENT

  The credit enhancement provided for the benefit of the Senior Certificates primarily consists of the subordination provided by the Subordinate Certificates. The credit enhancement provided for the benefit of each Class of the Class M Certificates primarily consists of the subordination provided by all Classes of Subordinate Certificates subordinate thereto. None of the Depositor, the Master Servicer, the Servicers, the Wilshire Seller, the Seller, the Trustee nor any of their affiliates will have any obligation to replace or supplement such credit enhancement, or to take any other action to maintain any rating of the Offered Certificates.

                            THE MORTGAGE LOAN POOLS

GENERAL

  All of the Mortgage Loans will be sold to the Depositor by the Seller on or before the date of initial issuance of the Certificates. The Mortgage Loans were acquired by the Wilshire Seller, which is an affiliate of the Seller, from the various prior sellers. See "--Description of the Mortgage Loan Sellers."

  The Mortgage Pool will consist of Mortgage Loans with an approximate aggregate principal balance outstanding as of the Cut-Off Date, after deducting payments of principal due on such date, of $146,745,563. The Mortgage Loans are secured by first and junior liens on fee simple interests in (i) single family residential real properties (representing approximately 65.48% of the Mortgage Loans); (ii) two- to four-family residential real properties (representing approximately 5.33% of the Mortgage Loans); (iii) unimproved land (representing approximately 5.39% of the Mortgage Loans); (iv) multi-family residential properties (representing approximately 1.40% of the Mortgage Loans); (v) mixed residential/commercial properties (representing approximately 1.49% of the Mortgage Loans); (vi) manufactured housing contracts (representing approximately 0.49% of the Mortgage Loans); and (vii) interests in timeshares (representing approximately 0.11% of the Mortgage Loans) (each such property, a "MORTGAGED PROPERTY"). 12.78% of the Mortgage Loans have a Due Date other than the first day of each month. The Mortgage Loans will be separated into three pools ("POOL I," "POOL II" and "POOL III," and each, a "POOL"), designated, respectively, as the "POOL I LOANS," "POOL II LOANS" and "POOL III LOANS." The Pool I Loans will consist of fixed-rate Mortgage Loans. The Pool II Loans will consist of adjustable rate Mortgage Loans (adjustable in accordance with the offered yields on U.S. Treasury securities). The Pool III Loans will consist of adjustable rate Mortgage Loans (adjustable in accordance with a variety of indices). All percentages of the Mortgage Loans herein are based on the approximate outstanding principal balances thereof as of the Cut-Off Date.

  Approximately 24.36% of the Mortgage Loans were purchased by the Wilshire Seller from PHH (the "PHH MORTGAGE LOANS"). Approximately 29.11% and 11.34% of the Mortgage Loans were purchased by the Wilshire Seller from WMC and PHMC, respectively.

  7.26% and 5.40% of the Mortgage Loans are insured by the FHA or guaranteed by the Department of Veterans Affairs, respectively. 15.52% of the Mortgage Loans have Loan-to-Value Ratios over 80% and are insured by Primary Mortgage Insurance Policies.

  With respect to Mortgage Loans that have been modified, references herein to the date of origination shall, except in the case of the information presented herein with respect to the seasoning of the Mortgage Loans, be deemed to be the date of the most recent modification. All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-Off Date.

  The Wilshire Seller will make certain limited representations and warranties regarding the Mortgage Loans as of the date of issuance of the Certificates. The Wilshire Seller will be required to repurchase any Mortgage Loan as to which a breach of its representations and warranties with respect to such Mortgage Loan occurs if such breach materially and adversely affects the interests of the Certificateholders in any such Mortgage Loan.

  9.86% of the Mortgage Loans will not fully amortize over their terms to maturity (each such Mortgage Loan, a "BALLOON MORTGAGE LOAN"), leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date (a "BALLOON PAYMENT"). The Balloon Mortgage Loans have Monthly Payments generally based on 30 year amortization schedules and have scheduled maturity dates (upon which the related Balloon Payment is due) ranging from 3 to 37 years from the due date of the first Monthly Payment. The existence of a Balloon Payment generally will require the related mortgagor to refinance such Mortgage Loan or to sell the Mortgaged Property on or prior to the scheduled maturity date. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions. None of the Depositor, the Master Servicer, the Servicers, the Wilshire Seller, the Seller or the Trustee is obligated to refinance any Balloon Mortgage Loan.

  The "LOAN-TO-VALUE RATIO" with respect to each Mortgage Loan (other than the Junior Mortgage Loans) is equal to the outstanding principal balance of such Mortgage Loan as of the Cut-Off Date, plus, in the case of each Junior Mortgage Loan, the aggregate outstanding principal balance of each mortgage loan senior thereto, divided by the value of the related Mortgaged Property as determined in accordance with a broker's price opinion obtained, in most cases, not earlier than 18 months prior to the Cut-Off Date.

  See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Contracts" in the Prospectus for information regarding the risks associated with loans secured by manufactured housing conditional sales contracts and installment loan agreements (the "Contracts").

POOL I

  The Pool I Loans consist of 1,347 Mortgage Loans, with Mortgaged Properties located in 46 states, the District of Columbia and the Commonwealth of Puerto Rico. As of the Cut-Off Date, the Pool I Loans have: (i) an aggregate Principal Balance of approximately $85,012,843.43; (ii) individual Principal Balances ranging from $1,105.56 to $813,946.94; and (iii) an average Principal Balance of $63,112.73. The Mortgage Rates on the Pool I Loans range from 5.00% per annum to 19.99% per annum, and have a weighted average Mortgage Rate of 9.06% per annum.

  The Pool I Loans have remaining terms to stated maturity ranging from 1 month to 357 months, a weighted average remaining term to stated maturity of 243 months and a weighted average seasoning of 65 months. No Pool I Loan has a stated maturity later than June 1, 2027. 90.18% of the Pool I Loans require Monthly Payments that will substantially amortize such Mortgage Loans by their respective maturity dates and 9.82% of the Pool I Loans are Balloon Loans.

  The weighted average Loan-to-Value Ratio of the Pool I Loans is 77.48%.

  16.25% of the Mortgage Loans in Pool I have been modified.

  As of the Cut-Off Date, 1.84%, 0.66% and 3.79% of the Pool I Loans are secured by Mortgaged Properties that are Mixed-Use Properties, Multifamily Properties and unimproved land, respectively. See "Risk Factors" herein and in the Prospectus.

  The following tables describe the Pool I Loans and the related Mortgaged Properties as of the Cut-Off Date.

                    PRINCIPAL BALANCES OF THE POOL I LOANS

     Range of
 Pincipal Balancesr
  as of the Cut-                                      Aggregate    % of Aggregate
        Off                             Number of     Principal      Principal
       Date                            Pool I Loans    Balance        Balance
------------------                     ------------ -------------- --------------
  $     1 -  25,000...................      560     $ 6,149,513.86       7.23%
   25,001 -  50,000...................      253       9,014,979.69      10.60
   50,001 - 100,000...................      284      20,124,925.96      23.67
  100,001 - 150,000...................      109      13,364,781.14      15.72
  150,001 - 200,000...................       39       6,667,107.89       7.84
  200,001 - 250,000...................       46      10,263,338.15      12.07
  250,001 - 300,000...................       27       7,245,112.14       8.52
  300,001 - 350,000...................        9       2,912,696.39       3.43
  350,001 or greater..................       20       9,270,388.21      10.90
                                          -----     --------------     ------
  TOTAL...............................    1,347     $85,012,843.43     100.00%*
                                          =====     ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the average unpaid principal balance of the Pool I Loans will be approximately $63,112.73.

                       MORTGAGE RATES ON THE POOL I LOANS

  Range of                                          Aggregate    % of Aggregate
  Mortgage                            Number of     Principal      Principal
    Rates                            Pool I Loans    Balance        Balance
  --------                           ------------ -------------- --------------
 6.00% or less......................       16     $ 1,456,988.55       1.71%
 6.01 -  7.00.......................      115       7,003,150.36       8.24
 7.01 -  8.00.......................      194      25,970,335.26      30.55
 8.01 -  9.00.......................      205      21,802,663.94      25.65
 9.01 - 10.00.......................      191       9,760,122.44      11.48
10.01 - 11.00.......................      134       5,416,845.70       6.37
11.01 - 12.00.......................      171       5,489,876.31       6.46
12.01 - 13.00.......................      110       3,691,019.89       4.34
13.01 - 14.00.......................       72       1,593,555.28       1.87
14.01 - 15.00.......................       37         894,729.39       1.05
15.01 - 16.00.......................       35         837,616.96       0.99
16.01 - 17.00.......................       25         415,764.29       0.49
17.01 - 18.00.......................       29         489,078.79       0.58
18.01 - 19.00.......................        7         132,604.47       0.16
19.01 or greater....................        6          58,491.80       0.07
                                        -----     --------------     ------
  TOTAL.............................    1,347     $85,012,843.43     100.00%*
                                        =====     ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average Mortgage Rate on the Pool I Loans will be approximately 9.06% per annum.

                    LOAN-TO-VALUE RATIOS OF THE POOL I LOANS

     Range of                                       Aggregate    % of Aggregate
  Loan-to-Value                       Number of     Principal      Principal
      Ratios                         Pool I Loans    Balance        Balance
  -------------                      ------------ -------------- --------------
120.01% - 125.00....................        9     $   971,611.97       1.14%
115.01  - 120.00....................       12         937,832.15       1.10
110.01  - 115.00....................       20       2,164,357.59       2.55
105.01  - 110.00....................       22       1,729,611.13       2.03
100.01  - 105.00....................       35       2,969,569.38       3.49
 95.01  - 100.00....................       67       6,496,409.81       7.64
 90.01  -  95.00....................      104      10,881,550.01      12.80
 85.01  -  90.00....................       85       9,143,133.80      10.76
 80.01  -  85.00....................       83       8,212,433.33       9.66
 75.01  -  80.00....................       80       8,869,603.11      10.43
 70.01  -  75.00....................       75       6,116,956.18       7.20
 65.01  -  70.00....................       61       4,707,136.17       5.54
 60.01  -  65.00....................       63       3,853,391.32       4.53
 55.01  -  60.00....................       42       2,980,317.52       3.51
 50.01  -  55.00....................       53       3,429,323.21       4.03
 00.01  -  50.00....................      400      10,078,247.51      11.85
Unavailable.........................      136       1,471,359.24       1.73
                                        -----     --------------     ------
  TOTAL.............................    1,347     $85,012,843.43     100.00%*
                                        =====     ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average Loan-to-Value Ratio of the Pool I Loans will be approximately 77.48%.

                     DELINQUENCY STATUS OF THE POOL I LOANS

             Delinquency                             Aggregate    % of Aggregate
          Status as of the             Number of     Principal      Principal
            Cut-Off Date              Pool I Loans    Balance        Balance
          ----------------            ------------ -------------- --------------
Current..............................    1,175     $76,603,982.67      90.11%
30 - 59 days.........................      135       6,018,265.68       7.08
60 - 89 days.........................       37       2,390,595.08       2.81
                                         -----     --------------     ------
  TOTAL..............................    1,347     $85,012,843.43     100.00%*
                                         =====     ==============     ======

--------
* Percentages may not add to 100% due to rounding.

                  STATED TERM TO MATURITY OF THE POOL I LOANS

                                                     Aggregate    % of Aggregate
                                       Number of     Principal      Principal
Months                                Pool I Loans    Balance        Balance
------                                ------------ -------------- --------------
 60 or less..........................      368      $8,783,042.16      10.33%
 61 - 120............................      251       6,891,050.71       8.11
121 - 180............................      193       9,926,631.88      11.68
181 - 240............................      121       7,558,122.93       8.89
241 - 300............................       98       9,045,729.55      10.64
301 - 360............................      316      42,808,266.20      50.36
                                         -----     --------------     ------
  TOTAL..............................    1,347     $85,012,843.43     100.00%*
                                         =====     ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average stated term to maturity of the Pool I Loans will be approximately 243 months.

                         SEASONING OF THE POOL I LOANS

                                                    Aggregate    % of Aggregate
Months of                             Number of     Principal      Principal
Seasoning                            Pool I Loans    Balance        Balance
---------                            ------------ -------------- --------------
  1 - 12............................       33     $ 4,353,747.08       5.12%
 13 - 24............................      172      23,883,688.53      28.09
 25 - 36............................       54       3,771,207.23       4.44
 37 - 48............................      107      12,526,904.79      14.74
 49 - 60............................      103       8,060,440.95       9.48
 61 - 84............................      156       6,098,561.92       7.17
 85 - 120...........................      337      13,512,580.05      15.89
121 or greater......................      385      12,805,712.88      15.06
                                        -----     --------------     ------
  TOTAL.............................    1,347     $85,012,843.43     100.00%*
                                        =====     ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average seasoning of the Pool I Loans will be approximately 65 months.

                  GEOGRAPHIC DISTRIBUTION OF THE POOL I LOANS

                                                    Aggregate    % of Aggregate
                                      Number of     Principal      Principal
State                                Pool I Loans    Balance        Balance
-----                                ------------ -------------- --------------
Alabama.............................       16     $   411,566.53       0.48%
Alaska..............................        1          32,943.60       0.04
Arizona.............................       27       1,887,959.01       2.22
Arkansas............................        2          22,026.18       0.03
California..........................      277      26,330,379.78      30.97
Colorado............................       21       2,139,310.94       2.52
Connecticut.........................       28       1,817,693.81       2.14
Delaware............................       37         824,545.66       0.97
District of Columbia................        3         244,388.89       0.29
Florida.............................       71       3,152,511.60       3.71
Georgia.............................       73       2,075,504.19       2.44
Hawaii..............................        7       1,268,301.44       1.49
Idaho...............................        3         402,297.34       0.47
Illinois............................       17       1,467,241.14       1.73
Indiana.............................        4         264,687.84       0.31
Iowa................................        4         257,320.93       0.30
Kansas..............................        6         333,711.44       0.39
Kentucky............................        2          36,856.82       0.04
Louisiana...........................       11         773,041.50       0.91
Maine...............................        2         165,036.02       0.19
Maryland............................       84       3,170,228.98       3.73
Massachusetts.......................       41       2,742,845.71       3.23
Michigan............................       11         894,557.15       1.05
Minnesota...........................        4         213,710.28       0.25
Mississippi.........................        9         238,789.87       0.28
Missouri............................       11       1,176,576.02       1.38
Nevada..............................       18       1,429,582.43       1.68
New Hampshire.......................        9         519,630.27       0.61
New Jersey..........................       65       7,582,731.76       8.92
New Mexico..........................        1          76,949.71       0.09
New York............................       62       3,870,241.87       4.55
North Carolina......................       36       1,916,799.05       2.25
Ohio................................        6         224,399.48       0.26
Oklahoma............................       10         307,769.36       0.36
Oregon..............................       19         762,734.38       0.90
Pennsylvania........................       32       1,738,423.90       2.04
Puerto Rico.........................        1         218,010.28       0.26
Rhode Island........................        1         135,678.79       0.16
South Carolina......................       20         809,544.59       0.95
Tennessee...........................       15         660,319.06       0.78
Texas...............................      215       7,635,834.25       8.98
Utah................................        4         491,963.35       0.58
Vermont.............................        2         346,507.97       0.41
Virginia............................       32       1,716,280.25       2.02
Washington..........................       15       1,486,332.05       1.75
West Virginia.......................        2         146,025.04       0.17
Wisconsin...........................        8         368,707.13       0.43
Wyoming.............................        2         224,345.79       0.26
                                        -----     --------------     ------
  TOTAL.............................    1,347     $85,012,843.43     100.00%*
                                        =====     ==============     ======

--------
* Percentages may not add to 100% due to rounding.

                   MORTGAGE LOAN PURPOSE OF THE POOL I LOANS

                                                    Aggregate    % of Aggregate
 Mortgage Loan                        Number of     Principal      Principal
    Purpose                          Pool I Loans    Balance        Balance
 -------------                       ------------ -------------- --------------
 Purchase...........................      644     $51,151,679.15      60.17%
 Rate/Term Refinance................      156      14,783,287.90      17.39
 Equity Refinance...................       53       4,980,574.34       5.86
 Debt Consolidation.................      110       5,251,834.58       6.18
 Permanent Construction.............        7         721,154.25       0.85
 Home Improvement...................      105       2,633,084.74       3.10
 Unknown............................       46       1,972,740.59       2.32
 Not Applicable/1/..................      226       3,518,487.88       4.14
                                        -----     --------------     ------
   TOTAL............................    1,347     $85,012,843.43     100.00%*
                                        =====     ==============     ======

--------
* Percentages may not add to 100% due to rounding.
(1) Primarily includes Mortgage Loans backed by unimproved land, Multifamily Properties and/or Mixed-Use Properties.

                      PROPERTY TYPES OF THE POOL I LOANS

                                                    Aggregate    % of Aggregate
 Property                             Number of     Principal      Principal
   Type                              Pool I Loans    Balance        Balance
 --------                            ------------ -------------- --------------
Single Family Detached..............      858     $60,841,929.04      71.57%
Single Family Attached..............       22       1,229,264.07       1.45
2-4 Family..........................       49       3,536,562.12       4.16
Townhouse...........................       17       1,029,672.59       1.21
Planned Unit Development............       30       3,890,158.00       4.58
Condominium.........................      103       8,523,554.82      10.03
Manufactured Housing--Double Wide...       10         314,177.76       0.37
Manufactured Housing--Single Wide...       12         169,991.52       0.20
Mixed Use...........................        6       1,564,428.70       1.84
Time Share..........................        6         124,474.14       0.15
Unimproved Land.....................      226       3,225,236.80       3.79
Multifamily.........................        8         563,393.87       0.66
                                        -----     --------------     ------
  TOTAL.............................    1,347     $85,012,843.43     100.00%*
                                        =====     ==============     ======

--------
* Percentages may not add to 100% due to rounding.

                     OCCUPANCY STATUS OF THE POOL I LOANS

                                                     Aggregate    % of Aggregate
                                       Number of     Principal      Principal
Occupancy Status                      Pool I Loans    Balance        Balance
----------------                      ------------ -------------- --------------
Primary Residence....................    1,005     $73,351,635.22      86.28%
Second/Vacation Home.................       19       1,704,645.93       2.01
Investment Properties................       78       4,302,086.02       5.06
Not-Applicable/1/....................      240       5,353,059.37       6.30
Unknown..............................        5         301,416.89       0.35
                                         -----     --------------     ------
  TOTAL..............................    1,347     $85,012,843.43     100.00%*
                                         =====     ==============     ======

--------
* Percentages may not add to 100% due to rounding.

(/1/) Includes Mortgage Loans backed by unimproved land, Multifamily
      Properties and/or Mixed-Use Properties.

POOL II

  The Pool II Loans consist of 341 Mortgage Loans, with Mortgaged Properties located in 35 states. As of the Cut-Off Date, the Pool II Loans have: (i) an aggregate Principal Balance of approximately $35,582,447.23; (ii) individual Principal Balances ranging from $1,323.44 to $1,177,229.20; and (iii) an average Principal Balance of $104,347.35. As of the Cut-Off Date, the Mortgage Rates on the Pool II Loans range from 4.00% per annum to 13.90% per annum, have a weighted average Mortgage Rate of 8.09% per annum and have a weighted average margin of 2.76%.

  The Pool II Loans have remaining terms to stated maturity ranging from 6 months to 351 months, a weighted average remaining term to stated maturity of 288 months and a weighted average seasoning of 62 months. No Pool II Loan has a stated maturity later than December 1, 2026. 99.70% of the Pool II Loans require Monthly Payments that will substantially amortize such Mortgage Loans by their respective maturity dates and 0.30% of the Pool II Loans are Balloon Loans.

  The weighted average Loan-to-Value Ratio of the Pool II Loans is 81.09%.

  9.04% of the Mortgage Loans in Pool II have been modified.

  As of the Cut-Off Date, 0.32%, 2.93% and 7.74% of the Pool II Loans are secured by Mortgaged Properties that are Mixed-Use Properties, Multifamily Properties and unimproved land, respectively. See "Risk Factors" herein and in the Prospectus.

  51.38% of the Pool II Loans have Mortgage Rates that adjust in accordance with an index equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board ("ONE-YEAR CMT"). 2.41%, 10.80%, 11.86% and 5.50% of the Pool II Loans have Mortgage Rates that adjust in accordance with the One-Year CMT commencing approximately (i) two years after origination, (ii) three years after origination, (iii) five years after origination and (iv) ten years after origination, respectively. 9.67% of the Pool II Loans have Mortgage Rates that adjust in accordance with an index equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of three years as reported by the Federal Reserve Board. The remainder of the Pool II Loans have Mortgage Rates that adjust in accordance with the offered yields on U.S. Treasury securities with maturities ranging from three months to ten years. The Mortgage Rates on the Pool II Loans adjust at various intervals ranging from monthly to once every 8 years. See the table entitled "Frequency of Mortgage Rate Change of the Pool II Loans" below.

  The Pool II Loans have a weighted average margin of 2.76%. The margins for the Pool II Loans range from -0.69% to 8.00%. With respect to the Pool II Loans, 9.94% have a periodic rate adjustment cap of 1.00%; 78.06% have a periodic rate adjustment cap of 2.00%; 1.36% have a periodic rate adjustment cap of 3.00%; and 9.20% have no periodic rate adjustment cap. The weighted average number of months until the next reset date is approximately 18 months. The weighted average maximum stated Mortgage Rate is 13.30%, with maximum stated Mortgage Rates that range from 7.10% to 24.00%. The weighted average minimum stated Mortgage Rate is 4.73%, with minimum stated Mortgage Rates that range from 0.50% to 12.25%.

  The following tables describe the Pool II Loans and the related Mortgaged Properties as of the Cut-Off Date.

                    PRINCIPAL BALANCES OF THE POOL II LOANS

     Range of
Principal Balances                                  Aggregate    % of Aggregate
  as of the Cut-                       Number of     Principal      Principal
     Off Date                        Pool II Loans    Balance        Balance
------------------                   ------------- -------------- --------------
 $     1 -  25,000..................      100      $ 1,381,132.60       3.88%
  25,001 -  50,000..................       48        1,805,223.12       5.07
  50,001 - 100,000..................       72        5,061,711.24      14.23
 100,001 - 150,000..................       54        6,356,597.57      17.86
 150,001 - 200,000..................       16        2,707,150.75       7.61
 200,001 - 250,000..................       14        3,185,471.69       8.95
 250,001 - 300,000..................       12        3,201,802.21       9.00
 300,001 - 350,000..................        7        2,291,393.61       6.44
 350,001 or greater.................       18        9,591,964.44      26.96
                                          ---      --------------     ------
   TOTAL............................      341      $35,582,447.23     100.00%*
                                          ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the average unpaid principal balance of the Pool II Loans will be approximately $104,347.35.

                      MORTGAGE RATES ON THE POOL II LOANS

                                                    Aggregate    % of Aggregate
    Range of                          Number of     Principal      Principal
 Mortgage Rates                     Pool II Loans    Balance        Balance
 --------------                     ------------- -------------- --------------
  6.00% or less....................       18      $   711,907.56       2.00%
  6.01 -  7.00.....................       22        4,722,419.30      13.27
  7.01 -  8.00.....................       71        9,791,978.51      27.52
  8.01 -  9.00.....................      127       16,865,696.25      47.40
  9.01 - 10.00.....................       73        2,599,020.14       7.30
 10.01 - 11.00.....................       25          702,208.44       1.97
 11.01 - 12.00.....................        2           32,522.46       0.09
 12.01 - 13.00.....................        2           16,088.03       0.05
 13.01 - 14.00.....................        1          140,606.54       0.40
                                         ---      --------------     ------
   TOTAL...........................      341      $35,582,447.23     100.00%*
                                         ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average Mortgage Rate on the Pool II Loans will be approximately 8.09% per annum.

                  MAXIMUM MORTGAGE RATES ON THE POOL II LOANS

                                                    Aggregate    % of Aggregate
 Range of Maximum                     Number of     Principal      Principal
  Mortgage Rates                    Pool II Loans    Balance        Balance
 ----------------                   ------------- -------------- --------------
 No stated maximum rate............       56      $ 3,857,266.69      10.84%
 10.00% or less....................        5          877,566.92       2.47
 10.01 - 11.00.....................       19        1,806,867.11       5.08
 11.01 - 12.00.....................       30        3,678,046.11      10.34
 12.01 - 13.00.....................       57       10,035,248.72      28.20
 13.01 - 14.00.....................       32        7,110,717.92      19.98
 14.01 - 15.00.....................       33        3,782,561.43      10.63
 15.01 - 16.00.....................       34        1,841,625.97       5.18
 16.01 - 17.00.....................       51        1,817,488.14       5.11
 17.01 - 18.00.....................       18          558,980.20       1.57
 18.01 - 19.00.....................        2          169,173.36       0.48
 19.01 or greater..................        4           46,904.66       0.13
                                         ---      --------------     ------
   TOTAL...........................      341      $35,582,447.23     100.00%*
                                         ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average of the Maximum Mortgage Rates on the Pool II Loans will be approximately 13.30% per annum.

                  MINIMUM MORTGAGE RATES ON THE POOL II LOANS

                                                    Aggregate    % of Aggregate
 Range of Minimum                     Number of     Principal      Principal
  Mortgage Rates                    Pool II Loans    Balance        Balance
 ----------------                   ------------- -------------- --------------
 No stated minimum rate............      266      $29,438,511.40      82.73%
  4.00% or less....................       24        2,194,524.60       6.17
  4.01 - 5.00......................       11        1,137,809.47       3.20
  5.01 - 6.00......................       12        1,244,481.24       3.50
  6.01 - 7.00......................        5          259,686.92       0.73
  7.01 - 8.00......................        6          625,539.55       1.76
  8.01 - 9.00......................        8          483,019.08       1.36
  9.01 - 10.00.....................        6          136,997.84       0.39
 10.01 - 11.00.....................        2           49,258.37       0.14
 11.01 - 12.00.....................        0                0.00       0.00
 12.01 or greater..................        1           12,618.76       0.04
                                         ---      --------------     ------
   TOTAL...........................      341      $35,582,447.23     100.00%*
                                         ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average of the Minimum Mortgage Rates on the Pool II Loans will be approximately 4.73%.

                  INTEREST RATE MARGINS ON THE POOL II LOANS

                                                     Aggregate    % of Aggregate
                                       Number of     Principal      Principal
Range of Margins                     Pool II Loans    Balance        Balance
----------------                     ------------- -------------- --------------
Negative............................        1      $    26,216.15       0.07%
0.000%..............................        6           65,787.58       0.18
0.001 - 1.000.......................        8          902,528.99       2.54
1.001 - 2.000.......................       34        2,941,852.79       8.27
2.001 - 3.000.......................      192       27,784,450.63      78.08
3.001 - 4.000.......................       86        3,132,666.61       8.80
4.001 - 5.000.......................       10          520,688.33       1.46
5.001 or greater ...................        4          208,256.15       0.59
                                          ---      --------------     ------
  TOTAL.............................      341      $35,582,447.23     100.00%*
                                          ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average of the Interest Rate Margins on the Pool II Loans will be approximately 2.76%.

            FREQUENCY OF MORTGAGE RATE CHANGE OF THE POOL II LOANS

                                                    Aggregate    % of Aggregate
 Rate Change                          Number of     Principal      Principal
  Frequency                         Pool II Loans    Balance        Balance
 -----------                        ------------- -------------- --------------
 1 Month...........................        1      $    33,022.68       0.09%
 3 Month...........................        2          226,599.94       0.64
 6 Month...........................       13        1,008,087.66       2.83
 1 Year............................      230       29,345,991.15      82.47
 3 Year............................       75        3,764,070.05      10.58
 5 Year............................       19        1,142,339.24       3.21
 8 Year............................        1           62,336.51       0.18
                                         ---      --------------     ------
   TOTAL...........................      341      $35,582,447.23     100.00%*
                                         ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

           FREQUENCY OF MORTGAGE PAYMENT CHANGE OF THE POOL II LOANS

                                                    Aggregate    % of Aggregate
 Payment Change                       Number of     Principal      Principal
   Frequency                        Pool II Loans    Balance        Balance
 --------------                     ------------- -------------- --------------
 1 Month...........................        1      $    33,022.68       0.09%
 6 Month...........................        8          749,710.83       2.11
 1 Year............................      232       29,572,591.09      83.11
 3 Year............................       76        3,852,345.32      10.83
 5 Year............................       23        1,312,440.80       3.69
 8 Year............................        1           62,336.51       0.18
                                         ---      --------------     ------
   TOTAL...........................      341      $35,582,447.23     100.00%*
                                         ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

                     PERIODIC RATE CAP OF THE POOL II LOANS


Periodic                                            Aggregate    % of Aggregate
Rate Cap                              Number of     Principal      Principal
--------                            Pool II Loans    Balance        Balance
                                    ------------- -------------- --------------
None...............................       63      $ 3,272,716.44       9.20%
0.50%..............................        1           99,347.67       0.28
1.00...............................       41        3,536,271.78       9.94
2.00...............................      220       27,775,705.51      78.06
3.00...............................        5          482,507.45       1.36
5.00...............................        2           63,659.95       0.18
6.10...............................        3           27,912.23       0.08
6.60...............................        1           60,016.07       0.17
7.50...............................        5          264,310.13       0.74
                                         ---      --------------     ------
  TOTAL............................      341      $35,582,447.23     100.00%*
                                         ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

                   PERIODIC PAYMENT CAP OF THE POOL II LOANS

                                                     Aggregate    % of Aggregate
 Periodic                              Number of     Principal      Principal
Payment Cap                          Pool II Loans    Balance        Balance
-----------                          ------------- -------------- --------------
 0.00%..............................      339      $35,476,991.83      99.70%
 1.00...............................        1           17,180.13       0.05
25.00...............................        1           88,275.27       0.25
                                          ---      --------------     ------
  TOTAL.............................      341      $35,582,447.23     100.00%*
                                          ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

                NEGATIVE AMORTIZATION LIMIT OF THE POOL II LOANS

    Negative                                        Aggregate    % of Aggregate
  Amortization                        Number of     Principal      Principal
     Limit                          Pool II Loans    Balance        Balance
  ------------                      ------------- -------------- --------------
No negative amortization...........      331      $35,017,254.22      98.41%
110.00%............................        1           26,412.41       0.07
125.00.............................        7          323,253.06       0.91
Unlimited..........................        2          215,527.54       0.61
                                         ---      --------------     ------
  TOTAL............................      341      $35,582,447.23     100.00%*
                                         ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

                   LOAN-TO-VALUE RATIOS OF THE POOL II LOANS

  Range of
Loan-to-Value                                       Aggregate    % of Aggregate
   Ratios                             Number of     Principal      Principal
-------------                       Pool II Loans    Balance        Balance
                                    ------------- -------------- --------------
120.01% - 125.00...................        2      $   146,305.60       0.41%
115.01  - 120.00...................        6          784,194.91       2.20
110.01  - 115.00...................        7        1,048,462.08       2.95
105.01  - 110.00...................       12        1,100,253.92       3.09
100.01  - 105.00...................       17        2,470,933.13       6.94
 95.01  - 100.00...................       20        3,642,597.15      10.24
 90.01  -  95.00...................       21        3,156,119.36       8.87
 85.01  -  90.00...................       27        4,828,669.42      13.57
 80.01  -  85.00...................       22        2,426,056.79       6.82
 75.01  -  80.00...................       19        2,633,620.22       7.40
 70.01  -  75.00...................       29        4,438,718.57      12.47
 65.01  -  70.00...................       23        1,834,720.37       5.16
 60.01  -  65.00...................       20        1,460,795.69       4.11
 55.01  -  60.00...................       19        1,413,666.62       3.97
 50.01  -  55.00...................       22          934,847.59       2.63
 00.01  -  50.00...................       67        2,738,151.35       7.70
Unavailable........................        8          524,334.46       1.47
                                         ---      --------------     ------
  TOTAL............................      341      $35,582,447.23     100.00%*
                                         ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average Loan-to-Value Ratio of the Pool II Loans will be approximately 81.09%.

                    DELINQUENCY STATUS OF THE POOL II LOANS

  Delinquency                                         Aggregate    % of Aggregate
 Status as of the                       Number of     Principal      Principal
  Cut-Off Date                        Pool II Loans    Balance        Balance
----------------                      ------------- -------------- --------------
  Current............................      306      $32,190,789.02      90.47%
  30 - 59 days.......................       30        2,679,100.10       7.53
  60 - 89 days.......................        5          712,558.11       2.00
                                           ---      --------------     ------
    TOTAL............................      341      $35,582,447.23     100.00%*
                                           ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

                 STATED TERM TO MATURITY OF THE POOL II LOANS

                                                    Aggregate    % of Aggregate
                                      Number of     Principal      Principal
 Months                             Pool II Loans    Balance        Balance
 ------                             ------------- -------------- --------------
  60 or less.......................       12      $   533,472.77       1.50%
  61 - 120.........................       34          636,132.87       1.79
 121 - 180.........................       29        2,122,136.28       5.96
 181 - 240.........................       69        5,565,203.07      15.64
 241 - 300.........................       81        4,802,384.49      13.50
 301 - 360.........................      116       21,923,117.75      61.61
                                         ---      --------------     ------
   TOTAL...........................      341      $35,682,447.23     100.00%*
                                         ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average stated term to maturity of the Pool II Loans will be approximately 288 months.

                        SEASONING OF THE POOL II LOANS

                                                    Aggregate    % of Aggregate
 Months of                            Number of     Principal      Principal
 Seasoning                          Pool II Loans    Balance        Balance
 ---------                          ------------- -------------- --------------
   1 - 12..........................       10      $ 2,519,115.53       7.08%
  13 - 24..........................       38       10,773,925.67      30.28
  25 - 36..........................       36        4,517,854.87      12.70
  37 - 48..........................       23        2,920,206.69       8.21
  49 - 60..........................        5          804,269.99       2.26
  61 - 84..........................       21        1,714,469.80       4.82
  85 - 120.........................      105        5,320,689.97      14.95
 121 or greater....................      103        7,011,914.71      19.71
                                         ---      --------------     ------
   TOTAL...........................      341      $35,582,447.23     100.00%*
                                         ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average seasoning of the Pool II Loans will be approximately 62 months.

                  GEOGRAPHIC DISTRIBUTION OF THE POOL II LOANS

                                                     Aggregate    % of Aggregate
                                       Number of     Principal      Principal
State                                Pool II Loans    Balance        Balance
-----                                ------------- -------------- --------------
Arkansas............................        1      $   251,011.68       0.71%
Alabama.............................        1            5,967.03       0.02
Arizona.............................        6          751,928.13       2.11
California..........................       64       13,501,247.75      37.94
Colorado............................        5        1,006,501.84       2.83
Connecticut.........................       12          846,908.04       2.38
Florida.............................       41        2,325,850.79       6.54
Georgia.............................        5          738,681.55       2.08
Hawaii..............................        1           62,253.38       0.17
Illinois............................        6        1,016,423.69       2.86
Indiana.............................        2           24,183.78       0.07
Kansas..............................        1           22,741.26       0.06
Massachusetts.......................       19        1,589,450.37       4.47
Maryland............................        5          920,456.28       2.59
Maine...............................        2           35,817.42       0.10
Michigan............................        2          370,858.80       1.04
Minnesota...........................        2          299,046.31       0.84
Missouri............................        2           18,905.80       0.05
Mississippi.........................        2           82,852.02       0.23
North Carolina......................        6          673,914.95       1.89
New Hampshire.......................        6          249,944.14       0.70
New Jersey..........................       21        2,861,990.60       8.04
Nevada..............................        6          876,585.31       2.46
New York............................       20        1,859,963.12       5.23
Ohio................................        4          347,128.62       0.98
Oklahoma............................        4          396,880.01       1.12
Oregon..............................        2          256,797.05       0.72
Pennsylvania........................        4          438,700.42       1.23
Rhode Island........................        2          234,922.12       0.66
South Carolina......................        2          130,558.10       0.37
Tennessee...........................        1           10,416.95       0.03
Texas...............................       17        1,406,674.39       3.95
Virginia............................       65        1,862,351.44       5.23
Washington..........................        1           88,651.44       0.25
West Virginia.......................        1           15,882.65       0.04
                                          ---      --------------     ------
  TOTAL.............................      341      $35,582,447.23     100.00%*
                                          ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

                  MORTGAGE LOAN PURPOSE OF THE POOL II LOANS

                                                     Aggregate    % of Aggregate
                                       Number of     Principal      Principal
Mortgage Loan Purpose                Pool II Loans    Balance        Balance
---------------------                ------------- -------------- --------------
Purchase............................      178      $20,587,947.25      57.86%
Rate/Term Refinance.................       37        6,814,726.38      19.15
Equity Refinance....................       15        1,607,466.56       4.52
Debt Consolidation..................        9          723,494.67       2.03
Permanent Construction..............        5          916,259.46       2.58
Home Improvement....................       15        1,854,852.20       5.21
Unknown.............................        7          506,732.74       1.42
Not Applicable/1/...................       75        2,570,967.97       7.23
                                          ---      --------------     ------
  TOTAL.............................      341      $35,582,447.23     100.00%*
                                          ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.
(1)Primarily includes Mortgage Loans backed by unimproved land, Multifamily Properties and/or Mixed-Use Properties.

                      PROPERTY TYPES OF THE POOL II LOANS

                                                     Aggregate    % of Aggregate
                                       Number of     Principal      Principal
Property Type                        Pool II Loans    Balance        Balance
-------------                        ------------- -------------- --------------
Single Family Detached.............       143      $19,032,939.07      53.49%
2-4 Family.........................        12        2,228,919.00       6.26
Townhouse..........................         2          255,867.15       0.72
Planned Unit Development...........        24        4,749,598.77      13.35
Condominium........................        62        5,266,231.53      14.80
Manufactured Housing--Double Wide..         2           38,030.66       0.11
Manufactured Housing--Single Wide..         4           99,218.56       0.28
Mixed Use..........................         2          115,148.75       0.32
Unimproved Land....................        85        2,753,129.41       7.74
Multifamily........................         5        1,043,364.33       2.93
                                          ---      --------------     ------
  TOTAL............................       341      $35,582,447.23     100.00%*
                                          ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

                     OCCUPANCY STATUS OF THE POOL II LOANS

                                                    Aggregate    % of Aggregate
                                      Number of     Principal      Principal
Occupancy Status                    Pool II Loans    Balance        Balance
----------------                    ------------- -------------- --------------
Primary Residence..................      225      $29,904,478.51      84.04%
Second/Vacation Home...............        4          528,306.49       1.48
Investment Properties..............       20        1,238,019.74       3.48
Not-Applicable/1/..................       92        3,911,642.49      10.99
                                         ---      --------------     ------
  TOTAL............................      341      $35,582,447.23     100.00%*
                                         ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.
(/1/) Includes Mortgage Loans backed by unimproved land, Multifamily
      Properties and/or Mixed-Use Properties.

POOL III

  The Pool III Loans consist of 631 Mortgage Loans, with Mortgaged Properties located in 37 states and the District of Columbia. As of the Cut-Off Date, the Pool III Loans have: (i) an aggregate Principal Balance of approximately $26,150,272.64; (ii) individual Principal Balances ranging from $1,380.97 to $1,366,804.53; and (iii) an average Principal Balance of $41,442.59. As of the Cut-Off Date, the Mortgage Rates on the Pool III Loans range from 4.00% per annum to 18.50% per annum, have a weighted average Mortgage Rate of 9.29% per annum and have a weighted average margin of 2.70%.

  The Pool III Loans have remaining terms to stated maturity ranging from 6 months to 356 months, a weighted average remaining term to stated maturity of 196 months and a weighted average seasoning of 107 months. No Pool III Loan has a stated maturity later than May 1, 2027. 76.98% of the Pool III Loans require Monthly Payments that will substantially amortize such Mortgage Loans by their respective maturity dates and 23.02% of the Pool III Loans are Balloon Loans.

  The weighted average Loan-to-Value Ratio of the Pool III Loans is 75.37%.

  29.13% of the Mortgage Loans in Pool III have been modified.

  As of the Cut-Off Date, 1.96%, 1.69% and 7.40% of the Pool III Loans are secured by Mortgaged Properties that are Mixed-Use Properties, Multifamily Properties and unimproved land, respectively. See "Risk Factors" herein and in the Prospectus.

  36.92% of the Pool III Loans have Mortgage Rates that adjust in accordance with an index equal to the daily bank prime loan rate as reported by the Federal Reserve Board. 33.12% of the Pool III Loans have Mortgage Rates that adjust in accordance with an index equal to the monthly weighted average cost of funds for member institutions in the Eleventh District of the Federal Home Loan Bank System. 11.09% of the Pool III Loans have Mortgage Rates that adjust in accordance with an index equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks. The remainder of the Pool III Loans have Mortgage Rates that adjust in accordance with a variety of indices. The Mortgage Rates on the Pool III Loans adjust at various intervals ranging from monthly to once every 5 years. See the table entitled "Frequency of Mortgage Rate Change of the Pool III Loans" below.

  The Pool III Loans have a weighted average margin of 2.70%. The margins for the Pool III Loans range from -1.69% to 12.50%. With respect to the Pool III Loans, 13.05% have a periodic rate adjustment cap of 1.00%; 6.89% have a periodic rate adjustment cap of 1.50%; 9.82% have a periodic rate adjustment cap of 2.00%; and 62.74% have no periodic rate adjustment cap. The weighted average number of months until the next reset date is approximately 5 months. The weighted average maximum stated Mortgage Rate is 17.47%, with maximum stated Mortgage Rates that range from 9.50% to 55.00%. The weighted average minimum stated Mortgage Rate is 7.96%, with minimum stated Mortgage Rates that range from 2.25% to 18.50%.

  The following tables describe the Pool III Loans and the related Mortgaged Properties as of the Cut-Off Date.

                   PRINCIPAL BALANCES OF THE POOL III LOANS

      Range of
 Principal Balances                                 Aggregate    % of Aggregate
   as of the Cut-                    Number of      Principal      Principal
      Off Date                     Pool III Loans    Balance        Balance
 ------------------                -------------- -------------- --------------
 $     1 -  25,000................      345       $ 4,604,721.16      17.61%
  25,001 -  50,000................      141         5,002,304.61      19.13
  50,001 - 100,000................       90         6,351,297.31      24.29
 100,001 - 150,000................       34         4,067,618.02      15.55
 150,001 - 200,000................        6         1,103,153.11       4.22
 200,001 - 250,000................        9         2,001,963.29       7.66
 250,001 - 300,000................        3           790,235.12       3.02
 300,001 - 350,000................        1           304,592.45       1.16
 350,001 or greater...............        2         1,924,387.57       7.36
                                        ---       --------------     ------
   TOTAL..........................      631       $26,150,272.64     100.00%*
                                        ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the average unpaid principal balance of the Pool III Loans will be approximately $41,442.59.

                     MORTGAGE RATES ON THE POOL III LOANS

  Range of                                          Aggregate    % of Aggregate
  Mortgage                           Number of      Principal      Principal
    Rates                          Pool III Loans    Balance        Balance
  --------                         -------------- -------------- --------------
 6.00% or less....................        7       $   585,982.11       2.24%
 6.01 -  7.00.....................       14           767,781.92       2.94
 7.01 -  8.00.....................      228         9,022,702.88      34.50
 8.01 -  9.00.....................      117         3,792,437.35      14.50
 9.01 - 10.00.....................       55         2,451,461.52       9.37
10.01 - 11.00.....................       95         4,137,870.34      15.82
11.01 - 12.00.....................       43         2,093,965.52       8.01
12.01 - 13.00.....................       38         1,863,645.03       7.13
13.01 - 14.00.....................       20         1,157,282.22       4.43
14.01 - 15.00.....................       11           247,025.08       0.94
15.01 - 16.00.....................        1            15,595.20       0.06
16.01 - 17.00.....................        1             8,397.87       0.03
17.01 - 18.00.....................        0                 0.00       0.00
18.01 - 19.00.....................        1             6,125.60       0.02
19.01 or greater..................        0                 0.00       0.00
                                        ---       --------------     ------
  TOTAL...........................      631       $26,150,272.64     100.00%*
                                        ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average Mortgage Rate on the Pool III Loans will be approximately 9.29% per annum.

                  MAXIMUM MORTGAGE RATES ON THE POOL III LOANS

                                                     Aggregate    % of Aggregate
   Range of                           Number of      Principal      Principal
Maximum Mortgage Rates              Pool III Loans    Balance        Balance
----------------------              -------------- -------------- --------------
No stated maximum rate.............      116       $ 4,630,199.65      17.71%
10.00% or less.....................        3           337,628.76       1.29
10.01 - 11.00......................        2           293,109.85       1.12
11.01 - 12.00......................        8         1,157,079.14       4.42
12.01 - 13.00......................       18         2,494,699.85       9.54
13.01 - 14.00......................       93         2,775,586.30      10.61
14.01 - 15.00......................      142         3,302,858.90      12.63
15.01 - 16.00......................       27         1,726,829.48       6.60
16.01 - 17.00......................       45         1,569,616.60       6.00
17.01 - 18.00......................       72         2,939,718.53      11.24
18.01 - 19.00......................       11           455,883.17       1.74
19.01 or greater...................       94         4,467,062.41      17.08
                                         ---       --------------     ------
  TOTAL............................      631       $26,150,272.64     100.00%*
                                         ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average of the Maximum Mortgage Rates on the Pool III Loans will be approximately 17.47% per annum.

                  MINIMUM MORTGAGE RATES ON THE POOL III LOANS

                                                    Aggregate    % of Aggregate
 Range of Minimum                    Number of      Principal      Principal
  Mortgage Rates                   Pool III Loans    Balance        Balance
 ----------------                  -------------- -------------- --------------
 No stated minimum rate...........      373       $15,345,784.18      58.68%
  4.00% or less...................       45         2,756,324.80      10.54
  4.01 -  5.00....................        5           239,757.55       0.92
  5.01 -  6.00....................        8           408,581.79       1.56
  6.01 -  7.00....................       12           359,780.43       1.38
  7.01 -  8.00....................       85         1,953,510.88       7.47
  8.01 -  9.00....................       28         1,097,545.43       4.20
  9.01 - 10.00....................       12           634,417.46       2.43
 10.01 - 11.00....................        6           146,205.82       0.56
 11.01 - 12.00....................       27         1,683,897.08       6.44
 12.01 or greater.................       30         1,524,467.22       5.83
                                        ---       --------------     ------
   TOTAL..........................      631       $26,150,272.64     100.00%*
                                        ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average of the Minimum Mortgage Rates on the Pool III Loans will be approximately 7.96%.

                  INTEREST RATE MARGINS ON THE POOL III LOANS

                                                    Aggregate    % of Aggregate
   Range of                          Number of      Principal      Principal
    Margins                        Pool III Loans    Balance        Balance
   --------                        -------------- -------------- --------------
Negative..........................        8       $   333,200.78       1.27%
0.000%............................       36         1,258,991.88       4.81
0.001 - 1.000.....................       22           957,469.76       3.66
1.001 - 2.000.....................      141         6,189,044.43      23.67
2.001 - 3.000.....................      266        10,852,145.61      41.50
3.001 - 4.000.....................       82         2,895,455.44      11.07
4.001 - 5.000.....................       32         1,830,030.87       7.00
5.001 or greater..................       44         1,833,933.87       7.01
                                        ---       --------------     ------
  TOTAL...........................      631       $26,150,272.64     100.00%*
                                        ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average of the Interest Rate Margins on the Pool III Loans will be approximately 2.70%.

            FREQUENCY OF MORTGAGE RATE CHANGE OF THE POOL III LOANS

                                                     Aggregate    % of Aggregate
Rate Change                           Number of      Principal      Principal
 Frequency                          Pool III Loans    Balance        Balance
-----------                         -------------- -------------- --------------
 Daily.............................       32       $ 1,429,333.05       5.47%
 1 Month...........................      300         8,456,356.25      32.34
 3 Month...........................       16           450,168.09       1.72
 6 Month...........................      119         7,034,640.85      26.90
 1 Year............................      119         6,875,741.56      26.29
 3 Year............................       35         1,542,304.55       5.90
 3.5 Year..........................        4            13,283.28       0.05
 5 Year............................        6           348,445.01       1.33
                                         ---       --------------     ------
   TOTAL...........................      631       $26,150,272.64     100.00%*
                                         ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.

           FREQUENCY OF MORTGAGE PAYMENT CHANGE OF THE POOL III LOANS

                                                     Aggregate    % of Aggregate
Payment Change                        Number of      Principal      Principal
   Frequency                        Pool III Loans    Balance        Balance
--------------                      -------------- -------------- --------------
 1 Month...........................      124       $ 5,283,411.75      20.20%
 3 Month...........................        8           266,806.03       1.02
 6 Month...........................      114         6,916,931.54      26.45
 1 Year............................      336        11,728,598.35      44.85
 3 Year............................       38         1,574,771.96       6.02
 3.5 Year..........................        4            13,283.28       0.05
 5 Year............................        7           366,469.73       1.40
                                         ---       --------------     ------
   TOTAL...........................      631       $26,150,272.64     100.00%*
                                         ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.

                    PERIODIC RATE CAP OF THE POOL III LOANS

                                                     Aggregate    % of Aggregate
                                      Number of      Principal      Principal
Periodic Rate Cap                   Pool III Loans    Balance        Balance
-----------------                   -------------- -------------- --------------
 None..............................      477       $16,407,311.70      62.74%
 0.25%.............................        4            28,115.95       0.11
 0.50..............................        3           115,936.38       0.44
 0.75..............................        2            67,831.49       0.26
 1.00..............................       59         3,412,256.84      13.05
 1.25..............................        1            54,498.81       0.21
 1.50..............................       39         1,802,495.92       6.89
 1.75..............................        1         1,366,804.53       5.23
 2.00..............................       36         2,567,119.90       9.82
 2.50..............................        1             6,759.38       0.03
 3.00..............................        3           247,350.76       0.95
 5.50..............................        1            12,599.56       0.05
 6.10..............................        1             7,107.13       0.03
 7.50..............................        2            37,327.22       0.14
18.00..............................        1            16,757.07       0.06
                                         ---       --------------     ------
  TOTAL............................      631       $26,150,272.64     100.00%*
                                         ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.

                   PERIODIC PAYMENT CAP OF THE POOL III LOANS

                                                    Aggregate    % of Aggregate
                                     Number of      Principal      Principal
Periodic Payment Cap               Pool III Loans    Balance        Balance
--------------------               -------------- -------------- --------------
None..............................      403       $20,485,202.53      78.34%
0.50%.............................        1            16,004.48       0.06
2.00..............................        1           140,219.59       0.54
7.50..............................      225         5,497,783.23      21.02
9.50..............................        1            11,062.81       0.04
                                        ---       --------------     ------
  TOTAL...........................      631       $26,150,272.64     100.00%*
                                        ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.

               NEGATIVE AMORTIZATION LIMIT OF THE POOL III LOANS

                                                     Aggregate    % of Aggregate
     Negative                        Number of       Principal      Principal
Amortization Limit                Pool III Loans     Balance        Balance
------------------                 -------------- --------------- --------------
 No negative amortization.........      395       $ 20,192,265.10      77.22%
 110.00%..........................       10          1,227,581.77       4.69
 115.00...........................        1             46,025.36       0.18
 125.00...........................       74          1,664,551.59       6.37
 Unlimited........................      151          3,019,848.82      11.55
                                        ---       ---------------     ------
   TOTAL..........................      631        $26,150,272.64     100.00%*
                                        ===       ===============     ======

--------
* Percentages may not add to 100% due to rounding.

                  LOAN-TO-VALUE RATIOS OF THE POOL III LOANS

  Range of
  Loan-to-                                          Aggregate    % of Aggregate
   Value                             Number of      Principal      Principal
   Ratios                          Pool III Loans    Balance        Balance
  --------                         -------------- -------------- --------------
120.01% - 125.00..................        6       $   194,892.86       0.75%
115.01  -  120.00.................       23           832,895.85       3.19
110.01  -  115.00.................       29         2,236,606.01       8.55
105.01  - 110.00..................       35           805,014.74       3.08
100.01  - 105.00..................       31         1,543,997.24       5.90
 95.01  - 100.00..................       31         1,144,328.69       4.38
 90.01  -  95.00..................       31         1,432,131.14       5.48
 85.01  -  90.00..................       37         1,740,837.97       6.66
 80.01  -  85.00..................       42         1,758,013.13       6.72
 75.01  -  80.00..................       42         2,054,531.99       7.86
 70.01  -  75.00..................       36         1,988,545.94       7.60
 65.01  -  70.00..................       34         1,844,515.84       7.05
 60.01  -  65.00..................       25         1,262,522.44       4.83
 55.01  -  60.00..................       19           909,158.71       3.48
 50.01  -  55.00..................       13           698,103.04       2.67
 00.01  -  50.00..................      181         5,305,072.29      20.29
Unavailable.......................       16           399,104.76       1.53
                                        ---       --------------     ------
  TOTAL...........................      631       $26,150,272.84     100.00%*
                                        ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average Loan-to-Value Ratio of the Pool III Loans will be approximately 75.37%.

                   DELINQUENCY STATUS OF THE POOL III LOANS

 Delinquency
 Status as of                                       Aggregate    % of Aggregate
     the                             Number of      Principal      Principal
 Cut-Off Date                      Pool III Loans    Balance        Balance
 ------------                      -------------- -------------- --------------
 Current..........................      571       $23,159,084.97      88.56%
 30 - 59 days.....................       45         2,149,810.48       8.22
 60 - 89 days.....................       15           841,377.19       3.22
                                        ---       --------------     ------
   TOTAL..........................      631       $26,150,272.64     100.00%*
                                        ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.

                 STATED TERM TO MATURITY OF THE POOL III LOANS

                                                    Aggregate    % of Aggregate
                                     Number of      Principal      Principal
 Months                            Pool III Loans    Balance        Balance
 ------                            -------------- -------------- --------------
  60 or less......................       98       $ 1,977,163.11       7.56%
  61 - 120........................      266         5,509,148.13      21.07
 121 - 180........................       95         4,204,977.55      16.08
 181 - 240........................       88         6,424,826.76      24.57
 241 - 300........................       32         1,970,290.26       7.53
 301 - 360........................       52         6,063,866.83      23.19
                                        ---       --------------     ------
   TOTAL..........................      631       $26,150,272.64     100.00%*
                                        ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average stated term to maturity of the Pool III Loans will be approximately 196 months.

                        SEASONING OF THE POOL III LOANS

                                                    Aggregate    % of Aggregate
Months of                            Number of      Principal      Principal
Seasoning                          Pool III Loans     Balance        Balance
---------                          -------------- -------------- --------------
 1 - 12...........................        3       $   240,801.70       0.92%
13 - 24...........................        5           455,034.96       1.74
25 - 36...........................        6           666,303.68       2.55
37 - 48...........................       11         1,378,137.74       5.27
49 - 60...........................       13           919,326.22       3.52
61 - 84...........................       39         2,422,855.34       9.27
85 - 120..........................      374        11,414,569.06      43.65
121 or greater....................      180         8,653,243.94      33.09
                                        ---       --------------     ------
  TOTAL...........................      631       $26,150,272.64     100.00%*
                                        ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average seasoning of the Pool III Loans will be approximately 107 months.

                 GEOGRAPHIC DISTRIBUTION OF THE POOL III LOANS

                                                    Aggregate    % of Aggregate
                                     Number of      Principal      Principal
State                              Pool III Loans    Balance        Balance
-----                              -------------- -------------- --------------
Alabama...........................        5       $   127,035.33       0.49%
Arizona...........................       10           205,961.83       0.79
Arkansas .........................        1             6,485.69       0.02
California........................      323        13,537,129.85      51.77
Colorado..........................        3           149,872.15       0.57
Connecticut.......................       14           703,373.98       2.69
District of Columbia .............        4           116,064.12       0.44
Florida...........................       25           709,553.91       2.71
Georgia ..........................       17           531,711.40       2.03
Illinois..........................        5           157,487.81       0.60
Iowa..............................        2            36,798.38       0.14
Kentucky .........................        1            28,253.49       0.11
Louisiana ........................        1            44,511.49       0.17
Maine.............................        4            50,123.40       0.19
Maryland..........................        6           520,759.05       1.99
Massachusetts.....................       63         3,551,523.68      13.58
Michigan..........................        3           115,486.49       0.44
Minnesota.........................        2           195,844.43       0.75
Mississippi.......................        3            93,349.01       0.36
Missouri..........................        6           203,446.06       0.78
Montana ..........................        1            34,658.60       0.13
New Hampshire.....................        8           259,593.80       0.99
New Jersey........................       16           708,443.52       2.71
New Mexico........................        3            58,547.02       0.22
New York..........................       17         1,087,926.02       4.16
North Carolina....................        5           155,053.55       0.59
Ohio..............................        2           114,345.36       0.44
Oklahoma..........................        1             4,197.90       0.02
Oregon............................        2           257,664.06       0.99
Pennsylvania......................       13           378,925.61       1.45
South Carolina....................        3            55,250.36       0.21
Tennessee.........................        3           284,881.85       1.09
Texas.............................       44         1,194,437.25       4.57
Vermont ..........................        2            24,334.10       0.09
Virginia..........................        9           185,207.73       0.71
Washington........................        2           225,715.10       0.86
West Virginia.....................        1            25,546.06       0.10
Wisconsin ........................        1            10,773.20       0.04
                                        ---       --------------     ------
  TOTAL...........................      631       $26,150,272.64     100.00%*
                                        ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.

                  MORTGAGE LOAN PURPOSE OF THE POOL III LOANS

                                                    Aggregate    % of Aggregate
                                     Number of      Principal      Principal
Mortgage Loan Purpose              Pool III Loans    Balance        Balance
---------------------              -------------- -------------- --------------
Purchase..........................      325       $12,703,961.17      48.58%
Rate/Term Refinance...............       72         3,767,389.46      14.41
Equity Refinance..................       29         1,628,189.95       6.23
Debt Consolidation................       38         1,753,766.09       6.71
Permanent Construction............        5           240,604.91       0.92
Home Improvement..................       96         3,023,344.26      11.56
Unknown...........................       21           736,253.23       2.82
Not Applicable/1/.................       45         2,296,763.57       8.78
                                        ---       --------------     ------
  TOTAL...........................      631       $26,150,272.64     100.00%*
                                        ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.
(/1/) Primarily includes Mortgage Loans backed by unimproved land, Multifamily
      Properties and/or Mixed-Use Properties.

                     PROPERTY TYPES OF THE POOL III LOANS

                                                    Aggregate    % of Aggregate
                                     Number of      Principal      Principal
Property Type                      Pool III Loans    Balance        Balance
-------------                      -------------- -------------- --------------
Single Family Detached............      381       $14,700,557.05      56.22%
Single Family Attached............       17           279,931.05       1.07
2-4 Family........................       43         2,053,880.43       7.85
Townhouse.........................        7           340,885.85       1.30
Planned Unit Development..........        6           384,888.77       1.47
Condominium.......................      110         5,360,992.94      20.50
Manufactured Housing--Double
 Wide.............................        5            47,521.52       0.18
Manufactured Housing--Single
 Wide.............................        3            50,915.90       0.19
Mixed Use.........................        4           511,368.32       1.96
Timeshare.........................        1            42,537.00       0.16
Unimproved Land...................       49         1,934,835.04       7.40
Multifamily.......................        5           441,958.77       1.69
                                        ---       --------------     ------
  TOTAL...........................      631       $26,150,272.64     100.00%*
                                        ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.

                    OCCUPANCY STATUS OF THE POOL III LOANS

                                                    Aggregate    % of Aggregate
  Occupancy                          Number of      Principal      Principal
    Status                         Pool III Loans    Balance         Balance
  ---------                        -------------- -------------- --------------
Primary Residence.................      486       $18,638,895.80      71.28%
Second/Vacation Home..............        7           460,930.39       1.76
Investment Properties.............       69         3,335,334.37      12.75
Not-Applicable/1/.................       58         2,888,162.13      11.04
Unknown...........................       11           826,949.95       3.16
                                        ---       --------------     ------
  TOTAL...........................      631       $26,150,272.64     100.00%*
                                        ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.
(/1/) Includes Mortgage Loans backed by unimproved land, Multifamily
      Properties and/or Mixed-Use Properties.

DESCRIPTION OF THE MORTGAGE LOAN SELLERS

  General. The Mortgage Loans were purchased by the Wilshire Seller in the ordinary course of its business and conveyed, together with certain related property described herein, to the Seller. The Seller will convey such property to the Depositor, which will convey it to the Trust.

  The Seller, a Delaware corporation, will be organized as a limited purpose company on or before the Closing Date and will be substantially owned by the Wilshire Seller. The Seller will be organized for limited purposes, which will include purchasing loans and receivables and debt obligations secured by collateral, and transferring such loans, receivables and debt obligations to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes (including entering into and performing its obligations under the Pooling and Servicing Agreement). The Seller will be located at 1776 S.W. Madison Street, Portland, Oregon 97205, and its telephone number will be (503) 223-5600.

  The only obligations, if any, of the Seller with respect to the Certificates may be pursuant to certain limited representations and warranties and limited undertakings to enforce its rights against the Wilshire Seller under certain circumstances. The Wilshire Seller will make certain representations and warranties with respect to the Mortgage Loans. The Wilshire Seller will be liable only with respect to the representations and warranties made with respect to the Mortgage Loans and Wilshire Servicing Corporation, as Master Servicer, will be liable for certain servicing-related data with respect thereto. The Seller will have no servicing obligations or responsibilities with respect to any Mortgage Loans or any of the assets of the Trust. The Seller will not have on the Closing Date, nor is it expected in the future to have, any significant assets.

  The Wilshire Seller. The Wilshire Seller is a Delaware corporation formed in November 1996. The Wilshire Seller is a subsidiary of Wilshire Financial Services Group Inc. ("WFSG"), a publicly traded company engaged in a wide variety of activities including the acquisition, origination, ownership and securitization of loan portfolios, banking and non-traditional bankcard processing.

  The Wilshire Seller acquires pools of loans from a wide variety of sources, including banks, savings institutions, finance companies, leasing companies, mortgage companies, insurance companies, governmental agencies and its affiliates. The Wilshire Seller generally obtains information on available pools of loans from several sources, including referrals from sellers with whom the Wilshire Seller has transacted business in the past. Pools of loans generally are acquired in negotiated transactions or through sealed competitive bids.

  Prior to making an offer to purchase a pool of loans, the Wilshire Seller conducts an extensive investigation and evaluation of the individual loans comprising the pool of loans and/or the separate parcels of real estate in the pool. This examination typically consists of an analysis of the information provided by the seller (generally, the credit and collateral files for the loans), other relevant material that may be available (including tax records) and the underlying collateral. The Wilshire Seller compares this data with its own mortgage loan database, which contains among other things, listings of property values and loan loss experience in local markets for similar assets, obtains value opinions from third parties and, in some cases, conducts site inspections. In addition, the Wilshire Seller generally obtains a broker price opinion on each parcel of real property. The Wilshire Seller also reviews information on the local economy and real estate markets including the amount of time generally required to complete foreclosure on real property in the jurisdiction in which the property is located. In connection with its review of a pool of loans being considered for acquisition, the Wilshire Seller reviews each loan or property in such pool of loans and designs a preliminary servicing plan for each loan and property that is intended to maximize the cash flow from such loan or property.

  The Wilshire Seller's senior acquisition personnel, who conduct the due diligence review of each pool of loans being considered for purchase, recommend to management the price to be offered for the pool by using a proprietary modeling system that focuses on, among other things, the anticipated future cash flow from each component loan or property. In evaluating anticipated cash flow, the Wilshire Seller makes a number of assumptions concerning the overall pool of loans based on its review of each loan or property, including assumptions as to the percentage of loans to be foreclosed, the timing of the receipt of payments and the expenses associated with servicing the loans. The Wilshire Seller's investment committee, which consists of senior management and the senior acquisition personnel who conduct the due diligence review, makes a final determination as to the offering price. If an offer is accepted by the seller, the Wilshire Seller and the seller generally enter into a loan sale agreement, which generally contains representations and warranties by the seller concerning the loans being sold and an agreement by the seller to repurchase any loan found to be in breach of those representations and warranties.

  Primary Originators. The Wilshire Seller purchased approximately 29.11%, 24.36% and 11.34% of the Mortgage Loans from WMC, PHH and PHMC, respectively.

    WMC Mortgage Corp. WMC Mortgage Corp. ("WMC") is a mortgage banking company incorporated in the State of California. Established in 1955, WMC has developed a mortgage origination franchise in the western United States and maintains additional operations in the Southeast, Southwest, Midwest and the Mid-Atlantic, with special emphasis on originating single-family mortgage loans in each of the regions in which it competes. WMC originates both prime-quality mortgage loans and sub-prime-quality mortgage loans. WMC has approximately 1,400 employees and operates both production support and loan servicing platforms for its originations.

    WMC was owned by a subsidiary of Weyerhauser Company until May, 1997 when it was sold to WMC Finance Co., a company owned principally by affiliates of Apollo Management, L.P. ("APOLLO"), a private investment firm.

    Prudential Home Mortgage Company, Inc. The Prudential Home Mortgage Company, Inc. ("PHMC"), a direct, wholly-owned subsidiary of Residential Services Corporation of America and an indirect wholly-owned subsidiary of The Prudential Insurance Company of America, a mutual insurance company organized under the laws of the State of New Jersey ("PRUDENTIAL INSURANCE"), was incorporated in the State of New Jersey on September 18, 1978.

    PHH Mortgage Services Corporation. PHH is a New Jersey corporation, formed in 1977. PHH is a wholly owned subsidiary of PHH Holdings Corporation which is a subsidiary of PHH Corporation, an international financial services corporation. PHH's executive offices are located at 600 Atrium Way, Mt. Laurel, New Jersey 08054.

MASTER SERVICING

  Wilshire Servicing Corporation ("WILSHIRE SERVICING") will be responsible for master servicing the Mortgage Loans. Such responsibilities will include the receipt of funds from the Servicers, the reconciliation of servicing activity with respect to the Mortgage Loans, investor reporting, remittances to the Trustee to accommodate distributions to Certificateholders, follow up with the Servicers with respect to Mortgage Loans that are delinquent or for which servicing decisions may need to be made, management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, notices and other responsibilities as detailed in the Pooling and Servicing Agreement.

  Wilshire Servicing is a Delaware corporation and a wholly owned subsidiary of WFSG. Wilshire Servicing was recently formed to engage in the loan servicing business and to continue the loan servicing business conducted by Wilshire Credit, an affiliate of WFSG, once Wilshire Servicing has obtained all necessary licenses (which is currently expected to be approximately two to three years from the date of this prospectus supplement). Wilshire Servicing will retain Wilshire Credit to act as its sub-servicer with respect to the Mortgage Loans until such time as Wilshire Servicing is fully licensed.

SERVICING

  Primary servicing will be provided by PHH, with respect to the PHH Mortgage Loans, and Wilshire Credit, with respect to all other Mortgage Loans.

  PHH is a New Jersey corporation, formed in 1977. PHH is a wholly owned subsidiary of PHH Holdings Corporation which is a subsidiary of PHH Corporation, an international financial services corporation. PHH's executive offices are located at 600 Atrium Way, Mt. Laurel, New Jersey 08054. As of August 31, 1997, PHH managed assets (including mortgage loans) in excess of $57.1 billion. PHH was servicing approximately 246,000 mortgage loans as of August 31, 1997.

  Wilshire Credit, a Nevada corporation, is a privately held corporation based in Portland, Oregon. Wilshire Credit is a member of a group of affiliated companies (the "Wilshire Group") that engage in a wide variety of financial activities, including the acquisition, ownership, servicing and securitization of financial assets. Wilshire Credit's principal executive offices are located at 1776 S.W. Madison Street, Portland, Oregon 97205. The telephone number of such offices is (503) 223-5600.

  Wilshire Credit was formed in May 1989 to manage the Wilshire Group's activities in the loan and lease servicing business and to service the Wilshire Group's heavy industrial equipment leasing portfolio, which consisted of leases of containers, railroad cars and other similar equipment. In 1990, Wilshire Credit began to expand its activities by acquiring portfolios of financial assets from the Resolution Trust Corporation, the Federal Deposit Insurance Corporation and other parties and selling participation in such portfolios to institutional investors while retaining the servicing rights and a participation in the overall return on such portfolios. As of March 31, 1997, Wilshire Credit was providing servicing for financial assets having total principal amounts in excess of $2.2 billion. Portfolios acquired by Wilshire Credit include performing, non-performing and charged-off consumer and commercial loans or receivables, including home mortgage loans, home equity loans, commercial real estate loans, commercial and business loans, auto loans, manufactured housing loans, marine or boat loans and consumer loans. Wilshire Credit also services loans originated or acquired by the Wilshire Seller's affiliates, First Bank of Beverly Hills, F.S.B. and Girard Savings Bank, F.S.B. (together, the "BANK AFFILIATES"). Of the $2.2 billion of loans serviced by Wilshire Credit, approximately $1.1 billion are loan portfolios held by unaffiliated third parties (including approximately $557.2 million of loans previously securitized by WFSG and its affiliates).

  Delinquency and Foreclosure Statistics. No information is provided herein with respect to Wilshire Credit's mortgage loan servicing portfolio. Wilshire Credit's servicing portfolio was acquired from, and originated by, a variety of institutions. Wilshire Credit does not believe that the information regarding the delinquency, loss and foreclosure experience of its servicing portfolio is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans. For example, the delinquency and loss experience of Wilshire Credit's servicing portfolio may include (i) loans and financial assets acquired from entities other than those by which the Mortgage Loans were originated, (ii) loans and financial assets from the same or different entities originated pursuant to different underwriting standards and (iii) loans and financial assets having a geographic distribution that varies from the geographic distribution of the Mortgage Loans. In addition, Wilshire Credit's consolidated servicing portfolio includes loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans.

ADDITIONAL INFORMATION

  The description in this Prospectus Supplement of the Mortgage Loans is based upon the Mortgage Loans as constituted at the close of business on the Cut-Off Date, generally as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Offered Certificates, Mortgage Loans may be removed from the Mortgage Pool, if the Depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates. The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

  A Current Report on Form 8-K, together with the Pooling and Servicing Agreement, will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Certificates will consist of the following eleven classes (each, a "CLASS"): (i) the Class A-I Certificates, the Class A-II Certificates and the Class A-III Certificates (collectively, the "CLASS A CERTIFICATES"); (ii) the Class IO Certificates; (iii) the Class PO Certificates; (iv) the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates (collectively, the "CLASS M CERTIFICATES"); and (v) the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates (collectively, the "CLASS B CERTIFICATES"). The Class A Certificates, the Class IO Certificates and the Class PO Certificates are referred to herein collectively as the "SENIOR CERTIFICATES." The Class M Certificates and the Class B Certificates are referred to herein as the "SUBORDINATE CERTIFICATES." The Class A-I Certificates and Subordinate Certificates are referred to herein as the "GROUP I CERTIFICATES." The Trust will also issue a "residual interest" with respect to each REMIC held by the Trust (collectively, the "RESIDUAL CERTIFICATES"). See the "Index of Terms" in the Prospectus for the meanings of capitalized terms and acronyms not otherwise defined herein.

  The Certificates in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund. The Trust Fund will consist of: (i) the Mortgage Loans; (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Collection Account and the Certificate Account and belonging to the Trust Fund; (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure; (iv) any hazard or other insurance policies with respect to the Mortgage Loans; and (v) all proceeds of the foregoing.

  The Class PO Certificates will be entitled to payments based on the Class PO Principal Percentage of the Class PO Mortgage Loans. A "CLASS PO MORTGAGE LOAN" is any Pool I Loan with a Net Mortgage Rate less than 7.25% per annum. With respect to each Class PO Mortgage Loan, the "CLASS PO PRINCIPAL PERCENTAGE" is equal to a fraction, expressed as a percentage, the numerator of which is 7.25% minus the Net Mortgage Rate for such Class PO Mortgage Loan and the denominator of which is 7.25%. The Mortgage Loans other than the Class PO Mortgage Loans are referred to herein as the "NON-CLASS PO MORTGAGE LOANS."

  The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. The Offered Certificates (other than the Class IO Certificates) will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Class IO Certificates will be issued in book-entry form in minimum denominations of 20% Percentage Interests.

  The Offered Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("CEDE"). No Beneficial Owner will be entitled to receive a Definitive Certificate, except as set forth herein under "Description of the Certificates--Book-Entry Registration." Unless and until Definitive Certificates are issued for the Offered Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Offered Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Offered Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Offered Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION

  General. The Offered Certificates will be initially issued through the book-entry facilities of DTC or Cedel Bank, SA ("CEDEL") or the Euroclear System ("EUROCLEAR") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The record holder of the Offered Certificates will be Cede. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (the "DEPOSITARIES"), which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("DTC PARTICIPANTS," and together with the CEDEL and Euroclear participating organizations, "PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "INDIRECT PARTICIPANTS") have indirect access to DTC's clearance system.

  No person acquiring an interest in any Offered Certificate (each such person, a "BENEFICIAL OWNER") will be entitled to receive a Certificate representing such interest in registered, certificated form, unless either (i) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (ii) the Depositor elects in its sole discretion to discontinue the registration of such Certificates through DTC. Prior to any such event, Beneficial Owners will not be recognized by the Trustee or the Master Servicer as holders of the related Certificates for purposes of the Pooling and Servicing Agreement, and Beneficial Owners will be able to exercise their rights as owners of such Certificates only indirectly through DTC, Participants and Indirect Participants. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in the Offered Certificates may do so only through DTC, either directly if such Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Indirect Participants. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any Offered Certificates will be required to be made in the minimum denominations specified herein. The ability of a Beneficial Owner to pledge Offered Certificates to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to such Certificates, may be limited because of the lack of physical certificates evidencing such Certificates and because DTC may act only on behalf of Participants.

  Because of time zone differences, the securities account of a CEDEL Participant or Euroclear Participant as a result of a transaction with a DTC Participant (other than a depositary holding on behalf of CEDEL or Euroclear) will be credited during a subsequent securities settlement processing day (which must be a business day for CEDEL or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant (other than the depositary for CEDEL or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositaries; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  CEDEL, a professional depository, holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between CEDEL

Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute.

  Euroclear was created to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "CLEARANCE COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policy for Euroclear on behalf of Euroclear Participants.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

  Distributions in respect of the Offered Certificates will be forwarded by the Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Indirect Participants. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of Offered Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the Offered Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any Class to the extent that Participants authorize such actions. None of the Master Servicer, the Depositor, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Beneficial Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued for the Offered Certificates, it is anticipated that the only registered Certificateholder of the Offered Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Trustee or the Master Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to such Offered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective

Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates. Transfers between Participants will occur in accordance with the Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

  None of the Depositor, the Master Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Definitive Certificates. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth herein.

  Upon the occurrence of an event described herein in the third paragraph under "Description of the Certificates--Book-Entry Registration--General," the Trustee is required to notify, through DTC, Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Offered Certificates. Upon surrender by DTC of the definitive certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the Offered Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee and the Master Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

DISTRIBUTIONS IN RESPECT OF INTEREST AND PRINCIPAL

  Distributions on the Certificates in respect of interest and principal on each Distribution Date will be made from the Available Distribution Amount. The "AVAILABLE DISTRIBUTION AMOUNT" for any Distribution Date generally equals the aggregate of (i) scheduled payments of principal and interest on each Mortgage Loan (the "MONTHLY PAYMENT") due during the related Due Period and received by the Master Servicer or the Servicer on or prior to the related Determination Date, net of the Master Servicing Fee, the Servicing Fee and the Trustee Fee for such Due Period, (ii) principal prepayments and other unscheduled collections of principal, including Liquidation Proceeds, Insurance Proceeds and the proceeds of the repurchase of any Mortgage Loans, received during the related Prepayment Period, and (iii) any Advances made by the Master Servicer or Servicer and payments of any Prepayment Interest made by the Master Servicer for such Distribution Date, in each case net of any amounts that the Master Servicer or Servicers are permitted to withdraw from the Custodial Account, including but not limited to any unpaid Master Servicing Fees, unpaid Servicing Fees and any unreimbursed Advances or servicing advances.

  The "DUE DATE" with respect to each Mortgage Loan is the date on which the monthly payment is due. The "DUE PERIOD" with respect to any Distribution Date commences on the sixteenth day of the month preceding the month in which such Distribution Date occurs and ends on the fifteenth day of the month in which such Distribution Date occurs. The "PREPAYMENT PERIOD" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. The "DETERMINATION DATE" with respect to any Distribution Date is the 15th day of the month in which the Distribution Date occurs or, if such day is not a Business Day, the following Business Day. The "MASTER SERVICER REMITTANCE DATE" with respect to any Distribution Date is the Business Day immediately preceding the related Distribution Date.

  Payments of principal and interest on the Subordinate Certificates on each Distribution Date shall be subordinate to the payment of principal and interest, in the amounts described herein, on the Senior Certificates. Among the Subordinate Certificates, amounts payable in respect of principal and interest shall be distributed to each Class in accordance with its payment priority (with the Class M-1 Certificates having the highest payment priority and the Class B-3 Certificates having the lowest payment priority).

  Interest Distribution Amounts. On each Distribution Date, the holders of the Senior Certificates will be entitled to receive, to the extent of the Available Distribution Amount, one month's interest at the applicable per annum rate (the "PASS-THROUGH RATE") set forth herein on the Certificate Principal Balance or Notional Amount thereof as of the day preceding such Distribution Date. As to any Distribution Date, one month's interest at the applicable Pass-Through Rate for any Class of the Class A Certificates on the Certificate Principal Balance thereof immediately prior to such Distribution Date (less the amount of any Prepayment Interest Shortfalls, Relief Act shortfalls and negative amortization on the Mortgage Loans allocated thereto) is referred to as the "CLASS A-I INTEREST DISTRIBUTION AMOUNT," "CLASS A-II INTEREST DISTRIBUTION AMOUNT" or "CLASS A-III INTEREST DISTRIBUTION AMOUNT," as applicable.

  The Pass-Through Rate with respect to the Class A-I Certificates is 7.25% per annum.

  The Pass-Through Rate with respect to the Class A-II Certificates and Class A-III Certificates on any Distribution Date will be equal to the lesser of:

    (a) the related Weighted Average Pool Net Mortgage Rate; and

    (b) the percentage per annum equivalent of a fraction, the numerator of which is equal to the sum of:

      (A) the product of:

        (1) the related Weighted Average Pool Net Mortgage Rate; and

        (2) the Non-Surplus Percentage of the aggregate Principal Balance of the Mortgage Loans in the related Pool (other than the Class PO Principal Percentage of each Class PO Mortgage Loan in the case of the Pool I Loans) immediately prior to such Distribution Date; and

      (B) the product of:

        (1) the Cross Support Weighted Average Net Mortgage Rate; and

        (2) the amount, if any, by which the Certificate Principal Balance of the related Class of Class A Certificates plus, in the case of Pool I, the Subordinate Certificates, immediately prior to such Distribution Date exceeds the aggregate Principal Balance of the Mortgage Loans in the related Pool (other than the Class PO Principal Percentage of each Class PO Mortgage Loan in the case of the Pool I Loans) immediately prior to such Distribution Date (with respect to such Pool, the related "POOL DEFICIT AMOUNT");

    and the denominator of which is equal to the Certificate Principal Balance of the related Class of Class A Certificates plus, in the case of Pool I, the Subordinate Certificates, immediately prior to such Distribution Date (the rate described in this clause (b), the related "BLENDED RATE").

  With respect to any Distribution Date and each Pool of Mortgage Loans, the "WEIGHTED AVERAGE POOL NET MORTGAGE RATE" is equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans in such Pool as of the Due Dates for such Mortgage Loans in the second preceding Due Period, weighted on the basis of the Principal Balance of each such Mortgage Loan immediately prior to such Distribution Date; provided that for the purposes of such calculation, the Class PO Principal Percentage of each Class PO Mortgage Loan will be excluded and the Net Mortgage Rate on the remaining portion of such Principal Balance will be deemed to be equal to 7.25% per annum. With respect to any Distribution Date, the "CROSS SUPPORT WEIGHTED AVERAGE NET MORTGAGE RATE" is equal to the percentage equivalent of a fraction:

  (a) the numerator of which is equal to the sum of:

      (i) the product of:

        (A) the Pool Surplus Amount with respect to Pool I; and

        (B) the Weighted Average Pool Net Mortgage Rate with respect to
      Pool I;

      (ii) the product of:

        (A) the Pool Surplus Amount with respect to Pool II; and

        (B) the Weighted Average Pool Net Mortgage Rate with respect to Pool II; and

      (iii) the product of:

        (A) the Pool Surplus Amount with respect to Pool III; and

        (B) the Weighted Average Pool Net Mortgage Rate with respect to Pool III; and

  (b) the denominator of which is equal to the aggregate of the Pool Surplus Amounts with respect to each Pool.

  With respect to any Distribution Date and each Pool of Mortgage Loans, the "POOL SURPLUS AMOUNT" is equal to the amount (but not less than zero) by which the aggregate Principal Balance of the Mortgage Loans in the related Pool (other than the Class PO Principal Percentage of each Class PO Mortgage Loan in the case of the Pool I Loans) exceeds the Certificate Principal Balance of the Group I, Class A-II or Class A-III Certificates, as applicable.

  On each Distribution Date, the holders of the Class IO Certificates will be entitled to receive one month's interest at the Class IO Pass-Through Rate on the Class IO Notional Amount with respect to such Distribution Date. The "CLASS IO PASS-THROUGH RATE" with respect to each Distribution Date is a per annum rate equal to the Blended Rate for Pool I for such Distribution Date minus the weighted average of the Pass-Through Rates on the Class A-I, Class M-1, Class M-2 and Class M-3 Certificates, weighted on the basis of their respective Certificate Principal Balances immediately prior to such Distribution Date (but not less than 0.00%). With respect to any Distribution Date, the "NOTIONAL AMOUNT" of the Class IO Certificates shall be an amount equal to the aggregate Certificate Principal Balance of the Class A-I, Class M-1, Class M-2 and Class M-3 Certificates immediately prior to such Distribution Date. The initial Class IO Pass-Through Rate is approximately 1.61% per annum. One month's interest at the Pass-Through Rate for the Class IO Certificates on the Class IO Notional Amount (less any Prepayment Interest Shortfalls and Relief Act shortfalls allocated thereto) is referred to herein as the "CLASS IO INTEREST DISTRIBUTION AMOUNT."

  The "PRINCIPAL BALANCE" of any Mortgage Loan as of any date of determination is equal to the outstanding principal balance thereof as of the Cut-Off Date, reduced by all scheduled principal payments due on or before the Cut-Off Date, that have not been received, plus, with respect to any Negative Amortization Loan, the amount of any Deferred Interest on such Mortgage Loan that is added to the Principal Balance thereof, and minus all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date of determination, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more Classes of Certificates on or before such date of determination.

  On each Distribution Date, to the extent of the Available Distribution Amount remaining after the payment of principal and interest to the Senior Certificates and to each Class of Subordinate Certificates with a higher payment priority, the holders of the Class M-1, Class M-2, Class M-3 and Class B Certificates, in that order, will be entitled to receive distributions allocable to interest in an amount equal to one month's interest at the applicable Pass-Through Rate on the Certificate Principal Balance of such Class of Certificates immediately preceding such Distribution Date. The Pass-Through Rate with respect to the Class M-1, Class M-2 and Class M-3 Certificates on any Distribution Date is the lesser of (i) 7.25% per annum and
(ii) the Blended Rate for Pool I with respect to such Distribution Date. The Pass-Through Rate for the Class B Certificates on any Distribution Date is equal to the Blended Rate for Pool I with respect to such Distribution Date. One month's interest at the applicable Pass-Through Rate for each of the Class M-1, Class M-2, Class M-3 and Class B Certificates on the Certificate Principal Balance of such Class of Certificates immediately preceding such Distribution Date (less any Prepayment Interest Shortfalls, Relief Act shortfalls and negative amortization on the Mortgage Loans allocated thereto) is referred to herein as the "CLASS M-1 INTEREST DISTRIBUTION AMOUNT," the "CLASS M-2

INTEREST DISTRIBUTION AMOUNT," the "CLASS M-3 INTEREST DISTRIBUTION AMOUNT" and the "CLASS B INTEREST DISTRIBUTION AMOUNT," respectively.

  The "SERVICING FEE" is the fee payable to the Servicers for servicing the Mortgage Loans. The "MASTER SERVICING FEE" is the fee payable to the Master Servicer for master servicing the Mortgage Loans. The "TRUSTEE FEE" is the fee payable to the Trustee for acting as Trustee pursuant to the Pooling and Servicing Agreement. The "NET MORTGAGE RATE" on each Mortgage Loan is equal to the interest rate thereon (the "MORTGAGE RATE") thereon minus the sum of the per annum rates at which the Servicing Fee (the "SERVICING FEE RATE"), the Master Servicing Fee (the "MASTER SERVICING FEE RATE") and the Trustee Fee (the "TRUSTEE FEE RATE") accrue. The Servicing Fee Rate is 0.325% per annum with respect to the Mortgage Loans other than the PHH Mortgage Loans and a per annum rate ranging from 0.25% to 0.44% with respect to the PHH Mortgage Loans. The Master Servicing Fee Rate is 0.05% per annum and the Trustee Fee Rate is 0.02% per annum with respect to each of the Mortgage Loans.

  To the extent that any portion of the interest due on a Class of Certificates is not paid on a Distribution Date, such interest will be payable on future Distribution Dates to the extent of available funds, but no additional interest will be paid on such unpaid interest.

  To the extent that any prepayment of a Mortgage Loan has occurred during a Prepayment Period, a shortfall in interest could occur because interest is paid by the Mortgagor only to the date of prepayment. Such shortfalls in interest resulting from full and partial prepayments are required to be offset to the extent of the Master Servicing Fee and the Servicing Fee payable with respect to such Distribution Date; provided that the Servicing Fee with respect to the PHH Mortgage Loans will only be available in the case of principal prepayments in full on the PHH Mortgage Loans. To the extent any such shortfalls are not covered by the Master Servicer or Servicer, such shortfall (the "PREPAYMENT INTEREST SHORTFALL") will be allocated to reduce the Class A-I Interest Distribution Amount, Class A-II Interest Distribution Amount, Class A-III Interest Distribution Amount, Class IO Interest Distribution Amount, Class M-1 Interest Distribution Amount, Class M-2 Interest Distribution Amount, Class M-3 Interest Distribution Amount and Class B Interest Distribution Amount for the related Distribution Date on a pro rata basis in accordance with the respective amounts of interest due on such Distribution Date absent such reduction. Interest shortfalls resulting from the Relief Act (as hereinafter defined) will also be allocated to all of the Certificates in reduction of their interest distributions on a pro rata basis.

  The holders of the Class PO Certificates will not be entitled to any distribution of interest.

  Interest on the Certificates will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

  Principal Distribution Amounts. On each Distribution Date, the holders of the Class PO Certificates will be entitled to receive, from the Available Distribution Amount and in the order of priority set forth herein, an amount (the "CLASS PO PRINCIPAL DISTRIBUTION AMOUNT") which will be equal to the aggregate of the related Class PO Principal Percentage multiplied by the portion of the Available Distribution Amount that is attributable to principal of each Class PO Mortgage Loan and unless the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, the related Class PO Principal Percentage multiplied by the principal amount of any Realized Loss incurred with respect to any Class PO Mortgage Loan. The "CLASS PO PRINCIPAL PERCENTAGE" with respect to a Class PO Mortgage Loan is the difference (if such difference is a positive number) between (i) 100% and (ii) the percentage equivalent of the Net Mortgage Rate of such Mortgage Loan divided by 7.25%.

  On each Distribution Date, the holders of the Class A-I Certificates will be entitled to receive from the Available Distribution Amount after distributions with a higher payment priority have been made, an amount (the "CLASS A-I PRINCIPAL DISTRIBUTION AMOUNT"), which will be equal to the sum of:

    (i) the Adjusted Class A-I Percentage of the portion of the Available Distribution Amount for such Distribution Date that is attributable to the principal portion of Monthly Payments due on the Mortgage Loans in Pool I (after the deduction of the Class PO Principal Percentage of such amount attributable to any Class PO Mortgage Loan), whether or not received by the Servicer; and

    (ii) the Adjusted Class A-I Prepayment Percentage of the portion of the Available Distribution Amount that is attributable to (a) any amounts received in connection with the repurchase of a Mortgage Loan in Pool I (after the deduction of the Class PO Principal Percentage of such amount attributable to any Class PO Mortgage Loan and less the portion of such repurchase proceeds allocable to interest), (b) the aggregate net Liquidation Proceeds (net of any Liquidation Expenses) and Insurance Proceeds received by the Servicer in connection with a Mortgage Loan in Pool I, less the amounts allocable to principal of any unreimbursed Advances previously made by the Servicer or the Master Servicer (after the deduction of the Class PO Principal Percentage of such amount attributable to any Class PO Mortgage Loan and less the portion of such Liquidation Proceeds or Insurance Proceeds allocable to interest), and (c) all full and partial principal prepayments by the Mortgagors of Mortgage Loans in Pool I (after deduction of the Class PO Principal Percentage of such amounts attributable to any Class PO Mortgage Loans).

  The "CLASS A-I PERCENTAGE" as of any Distribution Date is equal to the Certificate Principal Balance of the Class A-I Certificates divided by the sum of the aggregate Certificate Principal Balance of the Class A-I Certificates and Subordinate Certificates immediately preceding such Distribution Date. The "ADJUSTED CLASS A-I PERCENTAGE" for any Distribution Date is equal to the Class A-I Percentage for such Distribution Date multiplied by the related Non-Surplus Percentage for such Distribution Date. The "SURPLUS PERCENTAGE" for any Pool on any Distribution Date is equal to 100% minus the Non-Surplus Percentage for such Pool and such Distribution Date. The "NON-SURPLUS PERCENTAGE" for any Pool on any Distribution Date is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Certificate Principal Balance of the related Class of Class A Certificates and, in the case of Pool I, the Subordinate Certificates, and the denominator of which is equal to the aggregate Principal Balance of the Mortgage Loans in the related Pool (other than the Class PO Principal Percentage of each Class PO Mortgage Loan in the case of Pool I), but not more than 100% or less than 0%. The "ADJUSTED CLASS A-I PREPAYMENT PERCENTAGE" for any Distribution Date is equal to the Class A-I Prepayment Percentage for such Distribution Date multiplied by the related Non-Surplus Percentage for such Distribution Date. The "DEFICIT PERCENTAGE" for any Pool and any Distribution Date is equal to a fraction, expressed as a percentage, the numerator of which is equal to the Pool Deficit Amount for such Pool and such Distribution Date, and the denominator of which is equal to the aggregate Pool Deficit Amounts for all Pools and such Distribution Date. The "SENIOR PERCENTAGE" as of any Distribution Date is equal to the aggregate Certificate Principal Balance of the Class A Certificates and the Class PO Certificates divided by the sum of the aggregate Certificate Principal Balance of all of the Certificates immediately preceding such Distribution Date. The "CERTIFICATE PRINCIPAL BALANCE" of any Certificate as of any date of determination is equal to the initial Certificate Principal Balance thereof minus the sum of any distributions of principal thereon and the principal portion of any Realized Losses allocated thereto on any prior Distribution Date or, with respect to the Class of Subordinate Certificates outstanding with the lowest payment priority, an amount equal to the Principal Balance of the Mortgage Loans (other than the Class PO Percentage of the Class PO Mortgage Loans) minus the Certificate Principal Balance of all other Classes of Certificates (other than the Class PO Certificates) then outstanding; provided that if, after distributions of principal on any Distribution Date, the aggregate Principal Balance of the Pool II Loans or Pool III Loans is increased as a result of negative amortization on the Negative Amortization Loans, the Certificate Principal Balance of the Class or Classes of Certificates that were entitled to receive payments of principal with respect to the Mortgage Loans in such Pool on such Distribution Date will be increased by such amount of negative amortization, in proportion to the respective amounts of such entitlements, and the respective amounts of interest distributable on each such Class of Certificates on such Distribution Date will be reduced accordingly.

  "INSURANCE PROCEEDS" means proceeds of any title, hazard or other insurance policy covering any Mortgage Loan, other than (i) proceeds to be applied to the restoration or repair of the related Mortgaged

Property, (ii) proceeds released to the related Mortgagor in accordance with the Pooling and Servicing Agreement and (iii) proceeds released to the Servicer or Master Servicer to reimburse the Servicer or Master Servicer for any Advances made in respect of the related Mortgage Loan pursuant to the Servicing Agreement or the Master Servicing Agreement, as applicable.

  "LIQUIDATION EXPENSES" means expenses incurred by the Servicer in connection with the liquidation of any defaulted Mortgage Loan.

  "LIQUIDATION PROCEEDS" means amounts, other than Insurance Proceeds, received in connection with the liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise, or amounts received in connection with any condemnation or partial release of a Mortgaged Property, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law.

  As of any Distribution Date, the "CLASS A-I PREPAYMENT PERCENTAGE" will be the percentage indicated below:

DISTRIBUTION DATE                      CLASS A-I PREPAYMENT PERCENTAGE
-----------------                      -------------------------------
October 1997 through September 2002... 100%
October 2002 through September 2003... the applicable Class A-I Percentage, plus 70% of the
                                       Subordinate Percentage;
October 2003 through September 2004... the applicable Class A-I Percentage, plus 60% of the
                                       Subordinate Percentage.
October 2004 through September 2005... the applicable Class A-I Percentage, plus 40% of the
                                       Subordinate Percentage;
October 2005 through September 2006... the applicable Class A-I Percentage, plus 20% of the
                                       Subordinate Percentage; and
October 2006 and thereafter........... the applicable Class A-I Percentage;

provided, however, that (a) for any Distribution Date on which the Senior Percentage is greater than the initial Senior Percentage, the Class A-I Prepayment Percentage will be 100%; (b) the Class A-I Prepayment Percentage will not be reduced below the applicable Class A-I Percentage plus 70% of the Subordinate Percentage on any Distribution Date on which the Class A-I Certificates remain outstanding; and (c) no reduction of the Class A-I Prepayment Percentage will occur on any Distribution Date unless:

    (A) (i) as of such Distribution Date as to which any such reduction applies, the aggregate Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund), averaged over the preceding three months, as a percentage of the aggregate Principal Balance of all Mortgage Loans averaged over the last three months, does not exceed 4%; and

  (ii) as of such Distribution Date, cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 10% of the Certificate Principal Balance of the Subordinate Certificates as of the Cut-Off Date (the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE") if such Distribution Date occurs between and including October 2002 and September 2003, (b) 15% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2003 and September 2004, (c) 20% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2004 and September 2005, (d) 25% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2005 and September 2006, and (e) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after October 2006; or

    (B) (i) as of such Distribution Date, the aggregate Principal Balances of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgaged Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) does not exceed 50% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of such date; and

  (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2002 and September 2003, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2003 and September 2004, (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2004 and September 2005, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2005 and September 2006, and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after October 2006.

  If on any Distribution Date the allocation to the Class A Certificates of a disproportionate amount of full and partial principal prepayments and other unscheduled amounts would reduce the outstanding Certificate Principal Balance of the Class A Certificates below zero, the Class A-I Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Certificate Principal Balance of the Class A Certificates to zero and the Subordinate Prepayment Percentage will be increased accordingly.

  The "SUBORDINATE PERCENTAGE" as of any Distribution Date is equal to 100% minus the Class A-I Percentage for such Distribution Date. The "ADJUSTED SUBORDINATE PERCENTAGE" with respect to any Distribution Date is equal to the Subordinate Percentage for such Distribution Date multiplied by the Non-Surplus Percentage for Pool I for such Distribution Date. The "ADJUSTED SUBORDINATE PREPAYMENT PERCENTAGE" with respect to any Distribution Date is equal to the Subordinate Prepayment Percentage multiplied by the Non-Surplus Percentage for Pool I. The "SUBORDINATE PREPAYMENT PERCENTAGE" is equal to 0% for any Distribution Date prior to October 2002, 30% of the Subordinate Percentage for any Distribution Date occurring from October 2002 to September 2003, 40% of the Subordinate Percentage for any Distribution Date occurring from October 2003 to September 2004, 60% of the Subordinate Percentage for any Distribution Date occurring from October 2004 to September 2005, 80% of the Subordinate Percentage for any Distribution Date occurring from October 2005 to September 2006, and 100% of the Subordinate Percentage thereafter; provided that for any Distribution Date on which the Senior Percentage is greater than the initial Senior Percentage, the Subordinate Prepayment Percentage will be 0%; and provided further that no increase in the Subordinate Prepayment Percentage will occur on any Distribution Date on which the Class A-I Prepayment Percentage is not permitted to decrease in accordance with the definition thereof.

  On each Distribution Date, the holders of the Class A-II and Class A-III Certificates will be entitled to receive from the Available Distribution Amount after distributions with a higher priority have been made, an amount (the "CLASS A-II PRINCIPAL DISTRIBUTION AMOUNT" and the "CLASS A-III PRINCIPAL DISTRIBUTION AMOUNT," respectively), which will be equal to the sum of:

    (i) the Non-Surplus Percentage for the related Pool of the portion of the Available Distribution Amount for such Distribution Date that is attributable to the sum of (a) the principal portion of Monthly Payments on the Mortgage Loans in the related Pool, whether or not received by the Servicer, (b) any amounts received in connection with the repurchase of a Mortgage Loan in the related Pool during the preceding calendar month (less the portion of such repurchase proceeds allocable to interest), (c) the aggregate net Liquidation Proceeds (net of any Liquidation Expenses) and Insurance Proceeds received by the Servicer during the preceding calendar month in connection with a Mortgage Loan in the related Pool, less the amounts allocable to principal of any unreimbursed Advances previously made by the Servicer or the Master Servicer (less the portion of such Liquidation Proceeds or Insurance Proceeds allocable to interest), and (d) all full and partial principal prepayments by the Mortgagors of Mortgage Loans in the related Pool during the applicable Prepayment Period;

    (ii) the related Surplus Percentages of the principal portion of all Monthly Payments, whether or not received, and the related Surplus Percentages of all unscheduled payments of principal, on the Mortgage Loans in Pool I and Pool III (in the case of the Class A-II Certificates) or in Pool I and Pool II (in the case of the Class A-III Certificates) and included in the Available Distribution Amount for such Distribution Date multiplied by the Deficit Percentage for the related Pool;

    (iii) the portion of the Surplus Percentage of all unscheduled payments of principal on the Mortgage Loans in Pool II and Pool III that are not allocated to the Subordinate Certificates in accordance with clause (iv) of the definition of the Subordinate Principal Distribution Amount, below, to be allocated to the Class A-II Certificates and Class A-III Certificates on a pro rata basis in accordance with their respective Certificate Principal Balances; and

    (iv) if the Certificate Principal Balance of the Class A-I Certificates has been reduced to zero, a pro rata portion of amounts described in clause
  (ii) of the definition of the Class A-I Principal Distribution Amount, which amounts will be allocated to the Class A-II Certificates and Class A-III Certificates in accordance with their respective Certificate Principal Balances.

  The Class A-I Interest Distribution Amount, the Class A-II Interest Distribution Amount and the Class A-III Interest Distribution Amount are referred to herein separately and collectively as the "CLASS A INTEREST DISTRIBUTION AMOUNT."

  On each Distribution Date, the holders of the Subordinate Certificates in the aggregate will be entitled to receive, from the Available Distribution Amount after distributions with a higher payment priority have been made, an amount (the "SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT") which will be equal to the sum of:

    (i) the Adjusted Subordinate Percentage of the portion of the Available Distribution Amount with respect to such Distribution Date that is attributable to the principal portion of Monthly Payments due on the Mortgage Loans in Pool I (after the deduction of the Class PO Principal Percentage of such amount attributable to any Class PO Mortgage Loan), whether or not received by the Servicer;

    (ii) the Adjusted Subordinate Prepayment Percentage of the portion of the Available Distribution Amount that is attributable to (a) any amounts received in connection with the repurchase of any Mortgage Loan in Pool I (after the deduction of the Class PO Principal Percentage of such amount attributable to any Class PO Mortgage Loan and less the portion of such repurchase proceeds allocable to interest), (b) the aggregate Liquidation Proceeds (net of any Liquidation Expenses) and Insurance Proceeds received by the Servicer in respect of a Mortgage Loan in Pool I, less the amounts allocable to principal of any unreimbursed Advances previously made by the Servicer or the Master Servicer (after the deduction of the Class PO Principal Percentage of such amount attributable to any Class PO Mortgage Loan and less the portion of such Liquidation Proceeds or Insurance Proceeds allocable to interest), and (c) all full and partial principal prepayments by the Mortgagors of Mortgage Loans in Pool I (after the deduction of the Class PO Principal Percentage of such amount attributable to any Class PO Mortgage Loan);

    (iii) the Subordinate Percentage of the related Surplus Percentage of the principal portion of the Monthly Payments due on the Mortgage Loans in Pool II and Pool III, whether or not received, multiplied by the Deficit Percentage for Pool I; and

    (iv) the Subordinate Prepayment Percentage of the related Surplus Percentage of the principal portion of all payments received on the Mortgage Loans in Pool II and Pool III (other than the Monthly Payments) multiplied by the Deficit Percentage for Pool I.

  The Subordinate Principal Distribution Amount will be allocated among the Subordinate Certificates in the amounts and in accordance with the priority of distributions set forth below.

  The holders of the Class IO Certificates will not be entitled to any distributions of principal.

  Priority of Distributions. On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the following amounts will be distributed to the Certificateholders in the following order of priority:

    (a) concurrently, (i) to the Class IO Certificates, the Class IO Interest Distribution Amount for such Distribution Date and any Class IO Interest Distribution Amount remaining unpaid from any preceding Distribution Date and (ii) to the Class A Certificates, the related Class A Interest Distribution Amount and any portion of such amount remaining unpaid from any preceding Distribution Date;

    (b) concurrently, to the holders of the Class PO Certificates and Class A Certificates, in reduction of their Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero: (i) the Class PO Principal Distribution Amount and any Class PO Principal Distribution Amount remaining unpaid from any preceding Distribution Date, and (ii) the related Class A Principal Distribution Amount, respectively; provided that any shortfall in amounts due pursuant to this clause (b) will be allocated (i) to the Class PO Certificates in an amount equal to the Class PO Principal Percentage of the amount of the shortfall attributable to payments due but not received on the Class PO Mortgage Loans, and (ii) otherwise, among the Class A Certificates.

    (c) to the holders of the Class M-1 Certificates, the Class M-1 Interest Distribution Amount and any portion of such amount remaining unpaid from any preceding Distribution Date;

    (d) to the holders of the Class M-1 Certificates, the portion of the Subordinate Principal Distribution Amount set forth below;

    (e) to the holders of the Class M-2 Certificates, the Class M-2 Interest Distribution Amount and any portion of such amount remaining unpaid from any preceding Distribution Date;

    (f) to the holders of the Class M-2 Certificates, the portion of the Subordinate Principal Distribution Amount set forth below;

    (g) to the holders of the Class M-3 Certificates, the Class M-3 Interest Distribution Amount and any portion of such amount remaining unpaid from any preceding Distribution Date;

    (h) to the holders of the Class M-3 Certificates, the portion of the Subordinate Principal Distribution Amount set forth below;

    (i) to the holders of the Class B-1 Certificates, the Class B-1 Interest Distribution Amount and any portion of such amount remaining unpaid from any preceding Distribution Date;

    (j) to the holders of the Class B-1 Certificates, the portion of the Subordinate Principal Distribution Amount set forth below;

    (k) to the holders of the Class B-2 Certificates, the Class B-2 Interest Distribution Amount and any portion of such amount remaining unpaid from any preceding Distribution Date;

    (l) to the holders of the Class B-2 Certificates, the portion of the Subordinate Principal Distribution Amount set forth below;

    (m) to the holders of the Class B-3 Certificates, the Class B-3 Interest Distribution Amount and any portion of such amount remaining unpaid from any preceding Distribution Date; and

    (n) to the holders of the Class B-3 Certificates, the portion of the Subordinate Principal Distribution Amount set forth below.

  The Subordinate Principal Distribution Amount will be allocated to the Subordinate Certificates on a pro rata basis in accordance with their respective Certificate Principal Balances; provided, however, that if, on any Distribution Date, the Credit Support for any Class of Subordinate Certificates is less than the Initial Credit Support for such Class, the portion of Subordinate Principal Distribution Amount described in clauses (ii) and (iv) of the definition thereof will be allocated among the Class of Subordinate Certificates with the highest payment priority and those Classes of Subordinate Certificates with respect to which the Credit Support is at least equal to the Initial Credit Support, pro rata based on the respective Certificate Principal Balances thereof, and that payments to such Subordinate Certificates will be made in accordance with the payment priorities described above.

  With respect to any Class of Subordinate Certificates and any Distribution Date, "CREDIT SUPPORT" shall mean the percentage equivalent of (a) the aggregate Certificate Principal Balance of (i) such Class of Subordinate Certificates and (ii) all Classes of Subordinate Certificates with lower payment priorities than such Class of Subordinate Certificates divided by (b) the aggregate Certificate Principal Balance of all the Certificates (other than the Class PO Certificates), before the allocation of any Realized Losses on such Distribution Date and prior to the application of any distributions of principal to be made on such Distribution Date. With respect to any Class of Subordinate Certificates, "INITIAL CREDIT SUPPORT" shall mean the percentage equivalent of (a) the initial aggregate Certificate Principal Balance of (i) such Class and (ii) all Classes of Subordinate Certificates with lower payment priorities divided by (b) the initial aggregate Certificate Principal Balance of all Classes of Certificates (other than the Class PO Certificates).

  Within a Class of Certificates, distributions of interest or principal will be made in accordance with the Percentage Interest represented by each Certificate of such Class. The undivided percentage interest (the "PERCENTAGE INTEREST") of an individual Certificate in distributions on the related Class of Certificates will equal the percentage obtained from dividing the Initial Certificate Principal Balance of such Certificate by the Initial Certificate Principal Balance of the related Class (or, with respect to the Class IO Certificates, the Percentage Interest set forth on the face of any such Certificate).

ALLOCATION OF LOSSES; SUBORDINATION

  The Subordination provided to the Senior Certificates by the Subordinate Certificates and the Subordination provided to each Class of Class M Certificates by the Class B Certificates and by any Class of Class M Certificates subordinate thereto will cover Realized Losses on the Mortgage Loans. Realized Losses will be allocated as follows: first, to the Class B-3 Certificates; second, to the Class B-2 Certificates; third, to the Class B-1 Certificates; fourth, to the Class M-3 Certificates; fifth, to the Class M-2 Certificates; and sixth, to the Class M-1 Certificates, in each case until the Certificate Principal Balance of such Class of Certificates has been reduced to zero; and thereafter, if any such Realized Loss is on a Class PO Mortgage Loan, to the Class PO Certificates in an amount equal to the related Class PO Principal Percentage of the principal portion of such Realized Loss, and the remainder of such Realized Loss and the entire amount of such Realized Losses on Non-Class PO Mortgage Loans among all the remaining Classes of Class A Certificates on a pro rata basis.

  Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof, in the case of the principal portion of such Realized Loss, in each case until the Certificate Principal Balance of such Class has been reduced to zero, and the accrued interest thereon, in the case of the interest portion of such Realized Loss, by the amount so allocated as of the Distribution Date occurring in the month following the calendar month in which such Realized Loss was incurred. In addition, any such allocation of a Realized Loss to a Subordinate Certificate may also be made by operation of the payment priority to the Senior Certificates set forth under "--Distributions in Respect of Interest and Principal--Principal Distribution Amounts" and any Class of Class M Certificates with a higher payment priority. As used herein, "SUBORDINATION" refers to the provisions discussed above for the sequential allocation of Realized Losses among the various Classes, as well as all provisions effecting such allocations including the priorities for distribution of cash flows in the amounts described herein.

  An allocation of a Realized Loss on a "pro rata basis" among two or more Classes of Certificates means an allocation to each such Class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such Distribution Date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of such Distribution Date in the case of an allocation of the interest portion of a Realized Loss.

  With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Principal Balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer or the Servicer for Advances and expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized is referred to herein as a "REALIZED LOSS." With respect to the calculation of a Realized Loss on a Mortgage Loan subject to a Deficient Valuation, the amount of the Realized Loss will be the difference between the unpaid Principal Balance of the related Mortgage Loan immediately prior to Deficient Valuation and the unpaid Principal Balance as reduced by the Deficient Valuation. The term "DEFICIENT VALUATION" shall mean, with respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding under the United States Bankruptcy Code, as amended from time to time (the "BANKRUPTCY CODE"), or any reduction pursuant to the Bankruptcy Code that results in a permanent forgiveness of principal.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

  The yield to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans, the amount and timing of Mortgagor defaults resulting in Realized Losses and by adjustments to the Mortgage Rates. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans in the Trust Fund. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the Mortgagors, liquidations of defaulted Mortgage Loans, purchases of Mortgage Loans due to certain breaches of representations and warranties and any exercise by the Master Servicer (or its designee) of its option to effect any early termination of the Trust when the outstanding Principal Balance of the Mortgage Loans is reduced to 10% or less of the outstanding principal balance of the Mortgage Loans as of the Cut-Off Date. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates.

  In general, if the Offered Certificates are purchased at a premium and principal distributions occur at a rate faster than the rate assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if the Offered Certificates are purchased at a discount and principal distributions occur at a rate slower than the rate assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase.

  The Mortgage Loans generally may be prepaid in full or in part at any time. Investors in the Offered Certificates should be aware that 8.97% of the Mortgage Loans will be Junior Mortgage Loans, which are secured by junior liens on the related Mortgaged Properties. Generally, junior mortgage loans are not viewed by Mortgagors as permanent financing. Accordingly, such Junior Mortgage Loans may experience a higher rate of prepayment than first lien mortgage loans. The Mortgage Loans generally are assumable under certain circumstances if, in the sole judgment of the Master Servicer or Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for such Mortgage Loan is not impaired by the assumption. In the event the Master Servicer or Servicer does not approve an assumption, the related Mortgaged Property will be due-on-sale. The Master Servicer shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations; provided, however, if the Master Servicer determines that it is reasonably likely that the Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the related Offered Certificates and may result in a prepayment experience on the Mortgage Loans that differs from that on other conventional mortgage loans. See "Maturity and Prepayment Considerations" in the Prospectus. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayments on the Mortgage Loans would be expected to decrease. The rate of prepayments on the Mortgage Loans with initial Mortgage Rates lower than the sum of the applicable index and interest rate margin could also increase as the Mortgage Rates on such Mortgage Loans increase to the sum of the applicable index and margin, even where the level of the index remains constant or declines.

  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to the Pool II Loans and Pool III Loans as increases in the monthly payments to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans, particularly since the Mortgagor under each such Pool II Loan and Pool III Loan was qualified on the basis of the Mortgage Rate in effect at origination. The repayment of such Mortgage Loans will be dependent on the ability of the Mortgagor to make larger monthly payments as the Mortgage Rate increases. With respect to the Mortgage Loans, the Junior Mortgage Loans are subordinate to the rights of the mortgagee under the related senior mortgage or mortgages and, therefore, the holder of a Junior Mortgage Loan will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage since no junior liens or encumbrances survive such a foreclosure. Investors should be aware that any liquidation, insurance or condemnation proceeds received in respect of such Junior Mortgage Loans will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. See "Risk Factors" herein and in the Prospectus and "Certain Legal Aspects of the Mortgage Loans and Contracts" in the Prospectus. Furthermore, the rate of default on Mortgage Loans with high Loan-to-Value Ratios may be higher than for other types of Mortgage Loans. As a result of the imperfect credit quality of a substantial portion of the Mortgagors, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans whose mortgagors have more reliable credit histories. In addition, because of certain of the Mortgagors' imperfect credit histories and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans may be serviced in a manner intended to result in a faster exercise of remedies, which may include foreclosure, in the event Mortgage Loan delinquencies and defaults occur, than would be the case if the Mortgage Loans were serviced in accordance with such other programs. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

  The yield to investors on the Offered Certificates may also be adversely affected by the allocation thereto of Prepayment Interest Shortfalls. In addition, the yield to maturity of the Offered Certificates will depend on, among other things, the price paid by the holders of the Offered Certificates and the Pass-Through Rate. The extent to which the yield to maturity of a Offered Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

  1.59% and 22.78% of the Pool II Loans and Pool III Loans, respectively, are Negative Amortization Loans. During a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the Principal Balance of such Mortgage Loans may exceed the amount of the Monthly Payment thereon. As a result, a portion of the accrued interest on such Negative Amortization Loans may become Deferred Interest, which will be added to the Principal Balance thereof and will bear interest at the applicable Mortgage Rate. Any such increase in the Principal Balance of a Negative Amortization Loan could increase the loan-to-value ratio of the related Mortgage Loan. To the extent that the addition of Deferred Interest to the Principal Balance of any Mortgage Loans causes the aggregate Principal Balance of a Pool to increase after distributions have been made on any Distribution Date, the Certificate Principal Balance of the Class or Classes of Certificates that were entitled to receive payments of principal with respect to the Mortgage Loans in such Pool on such Distribution Date will be increased by such amount of negative amortization, in proportion to the respective amounts of such entitlements, and the respective amounts of interest distributable on each such Class of Certificates on such Distribution Date will be reduced accordingly. Any such increase in the Certificate Principal Balance of a Certificates will lengthen the weighted average life thereof and may adversely affect yield to the holders. In addition, with respect to certain Negative Amortization Loans, during a period of declining interest rates, it might be expected that each Monthly Payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the Principal Balance thereof, and since such excess will be applied to reduce the Certificate Principal Balance of the related Class or Classes of Certificates, the weighted average life of such Certificates will be reduced and may adversely affect yield to holders thereof.

  Class A Certificates. Scheduled and unscheduled principal payments on the Pool I Loans will be distributed to the Group I Certificates and Class PO Certificates, except under certain circumstances set forth herein. For example, after the Certificate Principal Balance of the Class A-I Certificates has been reduced to zero, the Adjusted Class A-I Prepayment Percentage of unscheduled principal payments on the Pool I Loans (other than the related Class PO Principal Percentage of such payments with respect to the Class PO Mortgage Loans) will be distributed to the Class A-II and Class A-III Certificates as set forth herein.

  Scheduled and unscheduled principal payments on the Pool II Loans and Pool III Loans will be distributed to the Class A-II Certificates and Class A-III Certificates, respectively, except under certain circumstances set forth herein.

  The principal distributions and the weighted average lives of the Class A Certificates will be affected by the rate and timing of unscheduled principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans in the related Pool.

  Investors in the Class A Certificates should also be aware that prior to the Distribution Date occurring in October 2002, all unscheduled principal payments on the Pool I Loans (other than the related Class PO Principal Percentage of such payments with respect to the Class PO Mortgage Loans) will be distributed to the Class A Certificates, and prior to the Distribution Date occurring in October 2006, and during certain periods thereafter if certain loss and delinquency tests have not been met, a disproportionately large portion of such unscheduled payments will be distributed to the Class A Certificates. Such distributions of principal payments will be allocated among the Class A Certificates in the manner set forth herein.

  Class A-II Certificates and Class A-III Certificates. Because the Pool II Loans and Pool III Loans have different Net Mortgage Rates, the Pass-Through Rates on the Class A-II Certificates and Class A-III Certificates (which are primarily affected by the weighted average of the Net Mortgage Rates of the Pool II Loans and Pool III Loans, respectively) may increase or decrease from time to time due to prepayments, defaults and liquidations on such Mortgage Loans. In addition, Mortgage Loans with higher Mortgage Rates are generally more likely to be prepaid at a faster rate under most circumstances than are Mortgage Loans having lower Mortgage Rates, thereby resulting in a decrease in the Pass-Through Rate with respect to the Class A-II Certificates and Class A-III Certificates.

  The Pass-Through Rates on the Class A-II Certificates and Class A-III Certificates are primarily affected by changes in the weighted average of the Net Mortgage Rates on the Pool II Loans and Pool III Loans, respectively. Adjustments to the Net Mortgage Rates of the Pool II Loans and Pool III Loans are based on the indices related to such Mortgage Loans as most recently made available as of a fixed number of days (generally 45 days) prior to the adjustment date. Accordingly, the yield to investors in the Class A-II Certificates and Class A-III Certificates will be affected on a delayed basis relative to movements in the indices applicable to the Pool II Loans and Pool III Loans. Although the Mortgage Rate with respect to each Pool II Loan and Pool III Loan will adjust to reflect changes in its related index, such Mortgage Rate is subject to any applicable periodic cap, maximum Mortgage Rate and minimum Mortgage Rate. If an index increases substantially between adjustment dates, the Net Mortgage Rate may be lower than if the Net Mortgage Rate could be based on the index without such caps. Furthermore, because the Pass-Through Rate on the Class A-II Certificates and Class A-III Certificates is subject to adjustment, such Pass-Through Rate will generally decrease if the indices with respect to the Pool II Loans and Pool III Loans, as applicable, decline for any subsequent adjustment dates. Since there can be no assurance that the level of the Indices will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of any Index.

  Class IO Certificates. The yield to investors on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans (including prepayments, defaults and liquidations), which may fluctuate significantly over time. A faster than expected rate of principal payments on the Mortgage Loans (especially the Pool I Loans (other than the Class PO Mortgage Loans)) will have an adverse effect on the yield to such investors and could result in the failure of investors in the Class IO Certificates to fully recover their initial investments. In addition, the Pass-Through Rate on the Class IO Certificates is primarily affected by the weighted average of the Net Mortgage Rates on the Pool I Loans, and may increase or decrease from time to time due to prepayments, defaults and liquidations on such Mortgage Loans. A higher rate of prepayments on Pool I Loans with higher Net Mortgage Rates could result in a decrease in the Pass-Through Rate on the Class IO Certificates. If the Blended Rate for Pool I with respect to any Distribution Date is less than or equal to 7.25%, the Pass-Through Rate on the Class IO Certificates with respect to such Distribution Date will be 0%. The Pass-Through Rate on the Class IO Certificates will also be affected by the weighted average of the Net Mortgage Rates on Pool II Loans and the Pool III Loans under the circumstances described herein.

  Class PO Certificates. The amounts payable with respect to the Class PO Certificates derive from principal payments on the Class PO Mortgage Loans. As a result, the yield on the Class PO Certificates will be adversely affected by slower than expected payments of principal on the Class PO Mortgage Loans. Because the Class PO Mortgage Loans have lower Net Mortgage Rates than the Non-Class PO Mortgage Loans, and because the Mortgage Loans with lower Net Mortgage Rates are likely to have lower Mortgage Rates, the Class PO Mortgage Loans are generally likely to prepay at a slower rate than the Non-Class PO Mortgage Loans.

  Certificates with Subordination Features. As described herein, during certain periods all or a disproportionately large percentage of principal prepayments on the Mortgage Loans in each Pool will be allocated to the Class A Certificates and, during certain periods, no principal prepayments will be distributed to each Class of Subordinate Certificates. Unless the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Subordinate Certificates will not be entitled to receive principal prepayments until the Distribution Date occurring in October 2002. To the extent that no principal prepayments are distributed on the Subordinate Certificates, the Subordination afforded the Senior Certificates by the Subordinate Certificates, in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Subordinate Certificates will be extended.

  The yield to investors on each class of Subordinate Certificates, and particularly on those classes of Subordinate Certificates with lower payment priorities, will be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by any Class of Subordinate Certificates having a lower payment priority, because the entire amount of such losses that are covered by Subordination will be allocable to such Class or Classes of Subordinate Certificates, as described herein. Furthermore, as described herein, the timing of receipt of principal and interest by any Class of Subordinate Certificates may be adversely affected by losses even if such Class does not ultimately bear such loss.

  As described under "Description of the Certificates--Allocation of Losses; Subordination", amounts otherwise distributable to holders of one or more Classes of the Subordinate Certificates may be made available to protect the holders of the Class A Certificates and holders of any related Subordinate Certificates with a higher payment priority against interruptions in distributions due to certain Mortgagor delinquencies, to the extent not covered by Advances. Such delinquencies may affect the yields to investors on such Classes of the Subordinate Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of such Classes of Subordinate Certificates.

  Final Scheduled Distribution Date. The "FINAL SCHEDULED DISTRIBUTION DATE" with respect to each class of Offered Certificates is August 25, 2027, which date is the Distribution Date occurring in the second month following the month in which the latest scheduled maturity date for any Mortgage Loan occurs. No event of default, change in the priorities for distribution among the various classes or other provisions under the Pooling and Servicing Agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of Certificates on or before its Final Scheduled Distribution Date.

MODELING ASSUMPTIONS

  For purposes of preparing the tables below, the following assumptions (the "MODELING ASSUMPTIONS") have been made:

    (i) the Mortgage Loans are, for purposes of this analysis, grouped within Pools by similar characteristics into a number of assumed collateral lines;

    (ii) all scheduled payments on the Mortgage Loans are timely received on the first day of each month, commencing October 1, 1997;

    (iii) there are no defaults, losses or delinquencies on the Mortgage
  Loans;

    (iv) the Mortgage Loans prepay monthly at the specified constant annual percentages of PSA (with respect to the Pool I Loans) or CPR (with respect to the Pool II Loans and Pool III Loans);

    (v) the Closing Date used for all calculations is September 29, 1997;

    (vi) cash distributions are received by the Certificateholders on the 25th day of each month, commencing in October, 1997;

    (vii) the initial Certificate Principal Balances of the Offered Certificates are as follows:

        A-I    $46,643,595
        A-II   $35,582,447
        A-III  $26,150,273
        IO     $67,187,974 (Notional)
        PO     $ 1,682,857
        M-1    $ 8,804,734
        M-2    $ 6,603,550
        M-3    $ 5,136,095

    (viii) all principal prepayments represent prepayments in full of the Mortgage Loans and are received on the last day of each month commencing September 30, 1997 and include 30 days' of interest thereon;

    (ix) there are no repurchases of or substitutions for the Mortgage Loans;

    (x) no early redemption of the Offered Certificates or early termination of the Trust is effected;

    (xi) the Indices are as follows:

        6 Month CMT           5.1500%
        1 Year CMT            5.4300%
        3 Year CMT            5.8330%
        5 Year CMT            5.9430%
        FHLBB Contract Rate   7.5200%
        FHLBB Effective Rate  7.5200%
        Prime                 8.5000%
        11th District COFI    4.8870%
        1 Month LIBOR         5.6562%
        6 Month LIBOR         5.8125%
        Other Rates           4.8300%

  Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used herein with respect to the Pool I Loans, the Prepayment Standard Assumption ("PSA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans increasing by an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% PSA" assumes prepayment rates equal to 0% of PSA, i.e., no prepayments. Correspondingly, "200% PSA" assumes prepayment rates equal to 200% of PSA, and so forth.

  The model used herein with respect to the Pool II Loans and Pool III Loans is the "CONSTANT PREPAYMENT RATE" or "CPR" assumption, which represents an assumed annualized rate of prepayment relative to the then-outstanding balance of a pool of new mortgage loans.

  Based upon the PSA and CPR assumptions set forth below, the tables on the following pages indicate the weighted average life of each Class of Offered Certificates, and set forth the percentages of the initial Certificate Principal Balance or initial Notional Amount of each Class.

  PSA and CPR do not purport to be historical descriptions of prepayment experience or predictions of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The correlation of the percentages of PSA and CPR in the scenario assumptions described below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans in any Pool or predictions of the anticipated relative rate of prepayment of the Mortgage Loans in any Pool.

                               0%   SLOW II   SLOW I    BASE    FAST I  FAST II
                             ------ -------- -------- -------- -------- --------
Pool I...................... 0% PSA 100% PSA 200% PSA 250% PSA 300% PSA 500% PSA
Pool II..................... 0% CPR  18% CPR  20% CPR  25% CPR  30% CPR  35% CPR
Pool III.................... 0% CPR  15% CPR  18% CPR  22% CPR  25% CPR  30% CPR

  Interest on Mortgage Loans prepaid in full or any portion thereof prepaid in part is accrued only to the date of application of such prepayment. Any interest shortfall in excess of the sum of the Servicing Fee and the Master Servicing Fee in any month available therefor will result in a pro rata reduction of interest distributable to the holders of each Class of Certificates.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OR NOTIONAL AMOUNT
                   OUTSTANDING AT VARIOUS PREPAYMENT SPEEDS

  DISTRIBUTION
      DATE                       CLASS A-I                              CLASS A-II
  ------------    --------------------------------------- ---------------------------------------
                   0%  SLOW II SLOW I BASE FAST I FAST II  0%  SLOW II SLOW I BASE FAST I FAST II
                  ---- ------- ------ ---- ------ ------- ---- ------- ------ ---- ------ -------
Initial
Percentage......   100   100    100   100   100     100    100   100    100   100   100     100
September 25,
1998............    97    87     77    72    67      46     98    80     78    73    69      64
September 25,
1999............    91    73     55    47    39       9     96    64     61    54    47      40
September 25,
2000............    88    62     38    28    18       0     94    52     48    40    32      15
September 25,
2001............    85    52     25    13     2       0     92    41     38    29    22       0
September 25,
2002............    77    41     12     1     0       0     89    33     29    21     9       0
September 25,
2003............    74    34      6     0     0       0     87    26     23    12     1       0
September 25,
2004............    71    29      0     0     0       0     84    21     18     5     0       0
September 25,
2005............    68    24      0     0     0       0     82    17     12     1     0       0
September 25,
2006............    65    19      0     0     0       0     79    13      8     0     0       0
September 25,
2007............    61    15      0     0     0       0     76    10      6     0     0       0
September 25,
2008............    58    12      0     0     0       0     72     8      5     0     0       0
September 25,
2009............    55     9      0     0     0       0     69     6      4     0     0       0
September 25,
2010............    51     6      0     0     0       0     65     5      3     0     0       0
September 25,
2011............    48     4      0     0     0       0     61     4      2     0     0       0
September 25,
2012............    45     2      0     0     0       0     57     3      2     0     0       0
September 25,
2013............    42     1      0     0     0       0     52     2      1     0     0       0
September 25,
2014............    39     0      0     0     0       0     47     2      1     0     0       0
September 25,
2015............    35     0      0     0     0       0     41     1      1     0     0       0
September 25,
2016............    31     0      0     0     0       0     36     1      0     0     0       0
September 25,
2017............    28     0      0     0     0       0     30     1      0     0     0       0
September 25,
2018............    25     0      0     0     0       0     25     0      0     0     0       0
September 25,
2019............    21     0      0     0     0       0     20     0      0     0     0       0
September 25,
2020............    17     0      0     0     0       0     15     0      0     0     0       0
September 25,
2021............    14     0      0     0     0       0     10     0      0     0     0       0
September 25,
2022............    10     0      0     0     0       0      8     0      0     0     0       0
September 25,
2023............     6     0      0     0     0       0      6     0      0     0     0       0
September 25,
2024............     3     0      0     0     0       0      3     0      0     0     0       0
September 25,
2025............     1     0      0     0     0       0      1     0      0     0     0       0
September 25,
2026............     0     0      0     0     0       0      0     0      0     0     0       0
September 25,
2027............     0     0      0     0     0       0      0     0      0     0     0       0
Weighted Average
Life in Years*..  13.6   5.2    2.6   2.1   1.8     1.0   15.5   4.4    3.9   2.9   2.3     1.7
  DISTRIBUTION
      DATE                      CLASS A-III
  ------------    ---------------------------------------
                   0%  SLOW II SLOW I BASE FAST I FAST II
                  ---- ------- ------ ---- ------ -------
Initial
Percentage......   100   100    100   100   100     100
September 25,
1998............    96    81     79    75    72      67
September 25,
1999............    92    67     62    56    52      45
September 25,
2000............    88    54     49    42    37      18
September 25,
2001............    85    44     38    31    27       0
September 25,
2002............    80    36     30    23    11       0
September 25,
2003............    76    29     23    13     1       0
September 25,
2004............    69    22     17     5     0       0
September 25,
2005............    56    15     10     1     0       0
September 25,
2006............    53    12      7     0     0       0
September 25,
2007............    49    10      5     0     0       0
September 25,
2008............    45     8      4     0     0       0
September 25,
2009............    39     6      3     0     0       0
September 25,
2010............    35     4      2     0     0       0
September 25,
2011............    30     3      2     0     0       0
September 25,
2012............    26     2      1     0     0       0
September 25,
2013............    23     2      1     0     0       0
September 25,
2014............    17     1      0     0     0       0
September 25,
2015............    14     1      0     0     0       0
September 25,
2016............    11     1      0     0     0       0
September 25,
2017............     9     0      0     0     0       0
September 25,
2018............     7     0      0     0     0       0
September 25,
2019............     5     0      0     0     0       0
September 25,
2020............     4     0      0     0     0       0
September 25,
2021............     2     0      0     0     0       0
September 25,
2022............     1     0      0     0     0       0
September 25,
2023............     1     0      0     0     0       0
September 25,
2024............     0     0      0     0     0       0
September 25,
2025............     0     0      0     0     0       0
September 25,
2026............     0     0      0     0     0       0
September 25,
2027............     0     0      0     0     0       0
Weighted Average
Life in Years*..  10.6   4.5    3.8   3.0   2.5     1.8

----
* The weighted average life of the Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance of the Certificates to the related Distribution Date,
 (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Certificates.

  THIS TABLE HAS BEEN PREPARED BASED ON THE "MODELING ASSUMPTIONS" PRECEDING THIS TABLE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

  (Table continued on next page.)

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OR NOTIONAL AMOUNT
                   OUTSTANDING AT VARIOUS PREPAYMENT SPEEDS

                                         CLASS IO*                               CLASS PO
                          --------------------------------------- --------------------------------------
DISTRIBUTION DATE         0%   SLOW II SLOW I BASE FAST I FAST II  0% SLOW II SLOW I BASE FAST I FAST II
-----------------         ---- ------- ------ ---- ------ ------- --- ------- ------ ---- ------ -------
Initial Percentage......   100     100    100  100    100     100 100     100    100  100    100     100
September 25, 1998......    97      90     83   80     76      62  97      92     86   83     80      69
September 25, 1999......    91      78     66   60     55      34  89      79     69   65     60      44
September 25, 2000......    88      70     54   46     39      27  86      71     59   53     48      30
September 25, 2001......    85      62     43   35     28      24  82      64     50   43     38      20
September 25, 2002......    77      52     32   24     24      15  45      33     24   20     17       8
September 25, 2003......    74      46     26   22     21      10  43      30     20   16     13       5
September 25, 2004......    71      41     20   19     16       7  41      26     17   13     10       3
September 25, 2005......    68      36     18   16     12       4  39      24     14   11      8       2
September 25, 2006......    65      32     15   13      9       3  36      21     12    8      6       1
September 25, 2007......    61      28     13   11      7       2  34      18      9    7      5       1
September 25, 2008......    58      24     10    8      5       1  31      16      8    5      4       1
September 25, 2009......    55      21      9    6      4       1  29      14      6    4      3       0
September 25, 2010......    51      18      7    5      3       0  28      12      5    3      2       0
September 25, 2011......    48      15      6    4      2       0  26      11      4    3      2       0
September 25, 2012......    45      13      5    3      2       0  25      10      4    2      1       0
September 25, 2013......    42      11      4    2      1       0  24       9      3    2      1       0
September 25, 2014......    39       9      3    2      1       0  22       8      3    1      1       0
September 25, 2015......    35       8      3    1      1       0  20       7      2    1      1       0
September 25, 2016......    31       7      2    1      1       0  19       6      2    1      0       0
September 25, 2017......    28       6      2    1      0       0  17       5      1    1      0       0
September 25, 2018......    25       5      1    1      0       0  15       4      1    0      0       0
September 25, 2019......    21       4      1    0      0       0  13       3      1    0      0       0
September 25, 2020......    17       3      1    0      0       0  11       3      1    0      0       0
September 25, 2021......    14       2      0    0      0       0   8       2      0    0      0       0
September 25, 2022......    10       2      0    0      0       0   6       1      0    0      0       0
September 25, 2023......     6       1      0    0      0       0   4       1      0    0      0       0
September 25, 2024......     3       0      0    0      0       0   1       0      0    0      0       0
September 25, 2025......     1       0      0    0      0       0   0       0      0    0      0       0
September 25, 2026......     0       0      0    0      0       0   0       0      0    0      0       0
September 25, 2027......     0       0      0    0      0       0   0       0      0    0      0       0
Weighted Average Life in
Years**.................  13.6     7.3    4.7  4.1    3.6     2.4 9.3     6.1    4.5  3.9    3.5     2.3

----
 *The Class IO Certificates have a Notional Amount.
** The weighted average life of the Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Certificates.

  THIS TABLE HAS BEEN PREPARED BASED ON THE "MODELING ASSUMPTIONS" PRECEDING THIS TABLE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

(Table continued from previous page and continued on next page.)

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OR NOTIONAL AMOUNT
                   OUTSTANDING AT VARIOUS PREPAYMENT SPEEDS

                                        CLASS M-1                               CLASS M-2
                         --------------------------------------- ---------------------------------------
DISTRIBUTION DATE         0%  SLOW II SLOW I BASE FAST I FAST II  0%  SLOW II SLOW I BASE FAST I FAST II
-----------------        ---- ------- ------ ---- ------ ------- ---- ------- ------ ---- ------ -------
Initial Percentage......  100   100    100   100   100     100    100   100    100   100   100     100
September 25, 1998......   97    97     97    97    97      97     97    97     97    97    97      97
September 25, 1999......   91    91     91    91    91      91     91    91     91    91    91      91
September 25, 2000......   88    88     88    88    88      88     88    88     88    88    88      88
September 25, 2001......   85    85     85    85    85      77     85    85     85    85    85      77
September 25, 2002......   77    77     77    77    77      50     77    77     77    77    77      50
September 25, 2003......   74    73     71    71    69      33     74    73     71    71    69      33
September 25, 2004......   71    69     66    63    54      22     71    69     66    63    54      22
September 25, 2005......   68    65     59    54    40      14     68    65     59    54    40      14
September 25, 2006......   65    60     50    44    31       9     65    60     50    44    31       9
September 25, 2007......   61    56     42    35    23       6     61    56     42    35    23       6
September 25, 2008......   58    52     34    27    18       4     58    52     34    27    18       4
September 25, 2009......   55    48     28    21    13       3     55    48     28    21    13       3
September 25, 2010......   51    44     23    17    10       2     51    44     23    17    10       2
September 25, 2011......   48    40     19    13     8       1     48    40     19    13     8       1
September 25, 2012......   45    37     16    10     6       1     45    37     16    10     6       1
September 25, 2013......   42    34     13     8     4       0     42    34     13     8     4       0
September 25, 2014......   39    31     10     6     3       0     39    31     10     6     3       0
September 25, 2015......   35    26      8     5     2       0     35    26      8     5     2       0
September 25, 2016......   31    22      6     3     2       0     31    22      6     3     2       0
September 25, 2017......   28    19      5     3     1       0     28    19      5     3     1       0
September 25, 2018......   25    15      4     2     1       0     25    15      4     2     1       0
September 25, 2019......   21    12      3     1     1       0     21    12      3     1     1       0
September 25, 2020......   17    10      2     1     0       0     17    10      2     1     0       0
September 25, 2021......   14     7      2     1     0       0     14     7      2     1     0       0
September 25, 2022......   10     5      1     0     0       0     10     5      1     0     0       0
September 25, 2023......    6     3      1     0     0       0      6     3      1     0     0       0
September 25, 2024......    3     1      0     0     0       0      3     1      0     0     0       0
September 25, 2025......    1     1      0     0     0       0      1     1      0     0     0       0
September 25, 2026......    0     0      0     0     0       0      0     0      0     0     0       0
September 25, 2027......    0     0      0     0     0       0      0     0      0     0     0       0
Weighted Average
Life in Years*.......... 13.6  12.2    9.5   8.7   7.8     5.5   13.6  12.2    9.5   8.7   7.8     5.5
                                        CLASS M-3
                         ---------------------------------------
DISTRIBUTION DATE         0%  SLOW II SLOW I BASE FAST I FAST II
-----------------        ---- ------- ------ ---- ------ -------
Initial Percentage......  100   100    100   100   100     100
September 25, 1998......   97    97     97    97    97      97
September 25, 1999......   91    91     91    91    91      91
September 25, 2000......   88    88     88    88    88      88
September 25, 2001......   85    85     85    85    85      77
September 25, 2002......   77    77     77    77    77      50
September 25, 2003......   74    73     71    71    69      33
September 25, 2004......   71    69     66    63    54      22
September 25, 2005......   68    65     59    54    40      14
September 25, 2006......   65    60     50    44    31       9
September 25, 2007......   61    56     42    35    23       6
September 25, 2008......   58    52     34    27    18       4
September 25, 2009......   55    48     28    21    13       3
September 25, 2010......   51    44     23    17    10       2
September 25, 2011......   48    40     19    13     8       1
September 25, 2012......   45    37     16    10     6       1
September 25, 2013......   42    34     13     8     4       0
September 25, 2014......   39    31     10     6     3       0
September 25, 2015......   35    26      8     5     2       0
September 25, 2016......   31    22      6     3     2       0
September 25, 2017......   28    19      5     3     1       0
September 25, 2018......   25    15      4     2     1       0
September 25, 2019......   21    12      3     1     1       0
September 25, 2020......   17    10      2     1     0       0
September 25, 2021......   14     7      2     1     0       0
September 25, 2022......   10     5      1     0     0       0
September 25, 2023......    6     3      1     0     0       0
September 25, 2024......    3     1      0     0     0       0
September 25, 2025......    1     1      0     0     0       0
September 25, 2026......    0     0      0     0     0       0
September 25, 2027......    0     0      0     0     0       0
Weighted Average
Life in Years*.......... 13.6  12.2    9.5   8.7   7.8     5.5

----
* The weighted average life of the Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance of the Certificates to the related Distribution Date,
(ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Certificates.

  THIS TABLE HAS BEEN PREPARED BASED ON THE "MODELING ASSUMPTIONS" PRECEDING THIS TABLE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

(Table continued from previous page.)

YIELD SENSITIVITY OF THE CLASS IO CERTIFICATES AND CLASS PO CERTIFICATES

  To illustrate the significance of changes in the level of prepayments on the yield of the Class IO Certificates and Class PO Certificates, the tables below indicate the pretax yields (on a corporate bond equivalent basis) under the assumptions discussed below at the different constant percentages of CPR and PSA indicated. It is not likely that the Mortgage Loans will prepay at a constant level of CPR or PSA, that all of the Mortgage Loans in each Pool will prepay at the same rate or that the level of the Indices will remain constant.

  The yield to investors in the Class IO Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal payments, which rate may vary significantly from time to time. Investors in the Class IO Certificates should be aware that a faster than expected rate of prepayments could cause such investors to fail to fully recover their initial investments.

  The yield to investors in the Class PO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the Class PO Mortgage Loans, respectively, which rate may vary significantly from time to time. Investors should fully consider the associated risks, including the risk that a relatively low rate of principal payments (including prepayments) on the Class PO Mortgage Loans will have a negative effect on the yield to investors in the Class PO Certificates.

  The yields to investors set forth below were calculated based on the Modeling Assumptions, except that in the case of the Class IO Certificates, it is assumed that the Certificates will be retired on the first date on which the Master Servicer is permitted to cause an early termination of the Trust. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields being different from those shown in such tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

  The pre-tax yields set forth in the following tables were calculated by (i) determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class IO and Class PO Certificates would cause the discounted present value of such assumed streams of cash flows to equal the respective assumed purchase price set forth in the tables below for such Class plus accrued interest thereon, and (ii) converting such monthly rates to a semi-annual corporate bond equivalent rate. Such calculation does not take into account the interest rate at which investors will be able to reinvest funds received by them and does not purport to reflect the return on any investment in any such Classes when such reinvestment rates are considered.

SENSITIVITY OF PRE-TAX YIELDS TO THE OPTIONAL TERMINATION DATE OF THE CLASS IO
                          CERTIFICATES TO PREPAYMENTS

ASSUMED PURCHASE PRICE
  AS A PERCENTAGE OF               SLOW
   NOTIONAL BALANCE      0% CPR     II     SLOW I    BASE    FAST I   FAST II
----------------------   ------   ------   ------   ------   ------   -------
        3.000%           49.705   40.481   30.336   25.315   20.313    1.298
        3.125%           47.271   38.114   28.015   23.034   18.055   -0.872
        3.250%           45.035   35.937   25.878   20.932   15.970   -2.886

    SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS PO CERTIFICATES
                                TO PREPAYMENTS

ASSUMED PURCHASE PRICE
  AS A PERCENTAGE OF                        SLOW
  PRINCIPAL BALANCE      0% CPR   SLOW II     I      BASE    FAST I   FAST II
----------------------   ------   -------   -----   ------   ------   -------
       70.250%           4.397     6.839    9.403   10.723   12.078   18.056
       70.500%           4.345     6.758    9.293   10.597   11.936   17.840
       70.750%           4.294     6.678    9.183   10.471   11.795   17.625

                        POOLING AND SERVICING AGREEMENT

GENERAL

  The Certificates will be issued pursuant to a Pooling and Servicing Agreement dated as of September 15, 1997, among the Depositor, the Master Servicer, the Trustee and the Back-Up Servicer. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Depositor will provide a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Eleven Madison Avenue, New York, New York 10010. Pursuant to the Pooling and Servicing Agreement, transfers of certain of the Certificates, including the Residual Certificates, are subject to transfer restrictions as set forth in the Pooling and Servicing Agreement. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences--REMIC Trust Funds--Sales of REMIC Certificates" and "--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the Prospectus. In addition to the circumstances described in the Prospectus, the Depositor may terminate the Trustee for cause under certain circumstances. See "Description of the Certificates--Certain Matters Regarding The Master Servicer, The Depositor, The Trustee and The Special Servicer" in the Prospectus.

THE MASTER SERVICER

  Wilshire Servicing will act as Master Servicer for the Certificates pursuant to the Pooling and Servicing Agreement. For a general description of Wilshire Servicing and its activities, see "The Mortgage Pool Loans--Master Servicing."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

  The Master Servicing Fee and Servicing Fees for each Mortgage Loan are payable out of the interest payments on such Mortgage Loan. The Master Servicing Fee and Servicing Fees are set forth herein under "Description of the Certificates--Distributions in Respect of Interest and Principal--Interest Distribution Amounts." The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer and Servicers and for information regarding expenses payable by the Master Servicer.

VOTING RIGHTS

  Certain actions specified in the Prospectus that may be taken by holders of Certificates evidencing a specified percentage of all undivided interests in the Trust Fund may be taken by holders of Certificates entitled in the aggregate to such percentage of the voting rights. 98% of all voting rights will be allocated among all holders of the Certificates (other than the Class IO Certificates and Residual Certificates) in proportion to their then outstanding Certificate Principal Balances, 1% of all voting rights will be allocated among the holders of the Class IO Certificates, and 0.5% and 0.5% of all voting rights will be allocated among holders of the Class R-I Certificates and Class R-II Certificates, respectively, in proportion to the Percentage Interests evidenced by their respective Certificates. The Pooling and Servicing Agreement will be subject to amendment without the consent of the holders of the Residual Certificates in certain circumstances.

TERMINATION

  The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Offered Certificates are described in "Description of the Certificates--Termination" in the Prospectus. The Master Servicer (or, if Wilshire Servicing is the Master Servicer, any affiliate of the Master Servicer, other than the Wilshire Seller, or the Seller designated by Wilshire Servicing) will have the option, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, to purchase all remaining Mortgage Loans and other assets in the Trust Fund, thereby effecting early retirement of the Offered Certificates. Any such purchase of Mortgage Loans and other assets of the Trust Fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each Mortgage Loan (or the fair market value of the related underlying Mortgaged Properties with respect to defaulted Mortgage Loans as to which title to such Mortgaged Properties has been acquired if such fair market value is less than such unpaid principal balance) (net of any unreimbursed Advances attributable to principal) as of the date of repurchase plus (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the Due Date in the Due Period relating to the Distribution Date on which such repurchase price is distributed. Distributions on the Certificates in respect of any such optional termination will be paid, first, to the Senior Certificates, second, to the Class M Certificates in the order of their payment priority and, third, to the Class B Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to each Class of Certificates if the purchase price is based in part on the fair market value of the underlying Mortgaged Property and such fair market value is less than 100% of the unpaid principal balance of the related Mortgage Loan.

  Upon presentation and surrender of the Offered Certificates in connection with the termination of the Trust Fund, the holders of the Offered Certificates will receive an amount equal to the Certificate Principal Balance of such Class plus one month's interest thereon at the then-applicable Pass-Through Rate (or, with respect to the Class IO Certificates, one month's interest on the Notional Amount thereof), plus any previously unpaid accrued interest (reduced, as described above, in the case of the termination of the Trust Fund resulting from a purchase of all the assets of the Trust Fund).

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Two separate REMIC elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby being referred to as "REMIC I" and "REMIC II," respectively). Upon the issuance of the Offered Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I and REMIC II will each qualify as a REMIC under Sections 860A through 860G of the Code.

  The assets of REMIC I will consist of the Mortgage Loans, any REO Properties, such assets as from time to time are deposited in the Collection Account and the Certificate Account, any hazard or other insurance policies with respect to the Mortgage Loans and any proceeds of such policies. For federal income tax purposes: (i) the separate non-certificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II; (ii) the Class R-I Certificates will be the sole Class of "residual interests" in REMIC I; (iii) the Offered Certificates and Class B Certificates will be the "regular interests" in, and generally will be treated as debt obligations of, REMIC II; and (iv) the Class R-II Certificates will be the sole Class of "residual interests" in REMIC II.

  For federal income tax reporting purposes, the Class A Certificates and Class M-1 Certificates will not be treated as having been issued with original issue discount. All other Classes of Offered Certificates will be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Pool I Loans will prepay at a rate equal to 250% PSA and the Pool II Loans and Pool III Loans will prepay at a rate equal to 25% CPR and 22% CPR, respectively. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

  The Internal Revenue Service (the "IRS") has issued regulations (the "OID REGULATIONS") under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that Section 1272(a)(6) of the Code and the OID Regulations do not adequately address certain issues relevant to, or applicable to, prepayable securities bearing a variable rate of interest such as the Class A-II, Class A-III, Class IO and Class M Certificates. In the absence of other authority, certain principles of the OID Regulations applicable to variable rate debt instruments may be applied in determining whether such Certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules relating to debt instruments having a variable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A-II, Class A-III, Class IO and Class M Certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the Class A-II, Class A-III, Class IO and Class M Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

  If the Class A-II, Class A-III, Class IO and Class M Certificates were determined to have been issued with original issue discount, a reasonable application of the principles of the OID Regulations to the Class A-II, Class A-III, Class IO and Class M Certificates generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of each such Class of Certificates and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Consequences--REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

  In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Master Servicer in preparing reports to the Certificateholders and the IRS.

  For further information regarding federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--REMIC Trust Funds" in the Prospectus.

                             ERISA CONSIDERATIONS

  Because the exemptive relief afforded by the Underwriter's PTE (or any similar exemption that might be available) will not likely apply to the purchase, sale or holding of the Offered Certificates, transfers of the Offered Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using "Plan Assets" to effect such acquisition will not be registered by the Trustee.

  A written certification will not be required with respect to the purchase of the Offered Certificates, provided that the Offered Certificates are DTC Registered Certificates. Any purchaser of a DTC Registered Certificate will be deemed to have represented by such purchase that such purchaser is not a Plan and is not purchasing such Offered Certificates on behalf of or with "Plan Assets" of any Plan. See "ERISA Considerations" in the Prospectus.

                                    RATINGS

  It is a condition to the original issuance of the Certificates that they receive the following ratings from Moody's Investors Service, Inc. ("MOODY'S"), Fitch Investors Service, L.P. ("FITCH") and Duff & Phelps Credit Rating Co. ("DCR", and, collectively with Moody's and Fitch, the "RATING AGENCIES").

                              MOODY'S                           FITCH                             DCR
         CLASS                RATING                            RATING                           RATING
         -----                -------                           ------                           ------
          A-I                   Aaa                              AAA                              AAA
         A-II                   Aaa                              AAA                              AAA
         A-III                  Aaa                              AAA                              AAA
          IO                    Aaa                              AAA                              AAA
          PO                    Aaa                              AAA                              AAA
          M-1                   Aa2                               AA                               AA
          M-2                   A2                                A                                A
          M-3                  Baa2                              BBB                              BBB

  The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are indications of the likelihood of the payment of principal and/or interest as set forth in the transaction disclosure. The ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans.

  The ratings assigned by DCR to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Such ratings reflect its analysis of the riskiness of the mortgage loans and its analysis of the structure of the transaction as set forth in the operative documents. DCR's ratings do not address the effect on the Certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans.

  The ratings of Moody's and Fitch on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Moody's and Fitch's rating opinions address the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage loans and the credit quality of the credit support provider, if any. Moody's and Fitch's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments.

  The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield.

  The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

  The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                        LEGAL INVESTMENT CONSIDERATIONS

  The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

  The Depositor makes no representations as to the proper characterization of any Class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any

Class of the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any Class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

  See "Legal Investment" in the Prospectus.

                                 UNDERWRITING

  In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates offered hereby if any Offered Certificates are purchased.

  The distribution of the Offered Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Offered Certificates purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act.

  The Seller and the Depositor will each indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.

                             CERTAIN LEGAL MATTERS

  Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Seller and the Master Servicer by Dewey Ballantine, New York, New York and for the Depositor and the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                         INDEX OF PRINCIPAL DEFINITIONS

Adjusted Class A-I Percentage...................................... .......S-54
Adjusted Class A-I Prepayment Percentage........................... .......S-54
Adjusted Subordinate Percentage.................................... .......S-56
Adjusted Subordinate Prepayment Percentage......................... .......S-56
Advance............................................................ .......S-11
Apollo............................................................. .......S-44
Available Distribution Amount...................................... .......S-50
Balloon Mortgage Loan.............................................. .......S-19
Balloon Payment.................................................... .......S-19
Bank Affiliates.................................................... .......S-45
Bankruptcy Code.................................................... .......S-60
Beneficial Owner................................................... .......S-48
Blended Rate....................................................... .......S-51
Business Day....................................................... ........S-4
Cede............................................................... .......S-47
CEDEL.............................................................. .......S-47
CEDEL Participants................................................. .......S-48
Certificate Principal Balance...................................... .......S-54
Certificateholders................................................. ........S-4
Certificates....................................................... ........S-1
Class.............................................................. ..S-3, S-47
Class A Certificates............................................... ..S-3, S-47
Class A Interest Distribution Amount............................... .......S-57
Class A-I Interest Distribution Amount............................. .......S-51
Class A-II Interest Distribution Amount............................ .......S-51
Class A-III Interest Distribution Amount........................... .......S-51
Class A-I Percentage............................................... .......S-54
Class A-I Prepayment Percentage.................................... .......S-55
Class A-I Principal Distribution Amount............................ .......S-53
Class A-II Principal Distribution Amount........................... .......S-56
Class A-III Principal Distribution Amount.......................... .......S-56
Class B Certificates............................................... ..S-3, S-47
Class B Interest Distribution Amount............................... .......S-53
Class IO Interest Distribution Amount.............................. .......S-52
Class IO Pass-Through Rate......................................... .......S-52
Class M Certificates............................................... ..S-3, S-47
Class M-1 Interest Distribution Amount............................. .......S-52
Class M-2 Interest Distribution Amount............................. .......S-52
Class M-3 Interest Distribution Amount............................. .......S-53
Class PO Mortgage Loan............................................. .......S-47
Class PO Principal Distribution Amount............................. .......S-53
Class PO Principal Percentage...................................... .S-47, S-53
Clearance Cooperative.............................................. .......S-49
Closing Date....................................................... ........S-4
Commission......................................................... ........S-2
Constant Prepayment Rate........................................... .......S-66
CPR................................................................ .......S-66
Credit Support..................................................... .......S-59
Cross Support Weighted Average Net Mortgage Rate................... .......S-51
Cut-Off Date....................................................... ........S-4
DCR................................................................ .S-13, S-74
Deferred Interest.................................................. .......S-15
Deficient Valuation................................................ .......S-60
Deficit Percentage................................................. .......S-54
Depositaries....................................................... .......S-47

Depositor.......................................................... ........S-1
Determination Date................................................. .......S-50
Distribution Date.................................................. ........S-4
DTC................................................................ ........S-1
DTC Participants................................................... .......S-48
Due Date........................................................... .......S-50
Due Period......................................................... .......S-50
Euroclear.......................................................... .......S-47
Euroclear Operator................................................. .......S-49
Euroclear Participants............................................. .......S-49
Final Scheduled Distribution Date.................................. .......S-65
Fitch ............................................................. .S-13, S-74
Group I Certificates............................................... ..S-3, S-47
Indices............................................................ .......S-70
Indirect Participants.............................................. .......S-48
Initial Credit Support............................................. .......S-59
Insurance Proceeds................................................. .......S-54
IRS................................................................ .......S-73
Junior Mortgage Loans.............................................. .......S-15
Liquidation Expenses............................................... .......S-55
Liquidation Proceeds............................................... .......S-55
Loan Files......................................................... .......S-16
Loan-to-Value Ratio................................................ .......S-20
Lock-box Account................................................... .......S-12
Master Servicer.................................................... ........S-4
Master Servicer Remittance Date.................................... .......S-50
Master Servicing Fee............................................... .......S-53
Master Servicing Fee Rate.......................................... .......S-53
Modeling Assumptions............................................... .......S-65
Monthly Payment.................................................... .......S-50
Moody's............................................................ .S-13, S-74
Mortgage Loans..................................................... ........S-1
Mortgage Rate...................................................... .......S-53
Mortgaged Property................................................. .......S-19
Negative Amortization Loans........................................ .......S-15
Net Mortgage Rate.................................................. .......S-53
Non-Class PO Mortgage Loans........................................ .......S-47
Non-Surplus Percentage............................................. .......S-54
Notional Amount.................................................... .......S-52
Offered Certificates............................................... ........S-3
OID Regulations.................................................... .......S-73
One-Year CMT....................................................... .......S-25
Original Subordinate Principal Balance............................. .......S-55
Participants....................................................... .......S-48
Pass-Through Rate.................................................. .......S-51
Percentage Interest................................................ .......S-59
PHH................................................................ .......S-12
PHH Mortgage Loans................................................. .......S-19
PHMC............................................................... .......S-44
Pool............................................................... .......S-51
Pool Deficit Amount................................................ .......S-51
Pool I............................................................. .......S-19
Pool I Loans....................................................... .......S-19

Pool II............................................................. ......S-19
Pool II Loans....................................................... ......S-19
Pool III............................................................ ......S-19
Pool III Loans...................................................... ......S-19
Pool Surplus Amount................................................. ......S-52
Pooling and Servicing Agreement..................................... ..S-1, S-3
Prepayment Interest................................................. .......S-7
Prepayment Interest Shortfall....................................... .S-7, S-53
Prepayment Period................................................... ......S-50
Principal Balance................................................... ......S-52
Prospectus.......................................................... .......S-2
Prudential Insurance................................................ ......S-44
PSA................................................................. ......S-66
Rating Agencies..................................................... ......S-74
Realized Loss....................................................... ......S-60
Record Date......................................................... .......S-4
REMIC I............................................................. ......S-72
REMIC II............................................................ ......S-72
Residual Certificates............................................... .S-1, S-47
Rules............................................................... ......S-49
Securities Act...................................................... .......S-2
Seller.............................................................. .......S-1
Senior Certificates................................................. .S-3, S-47
Senior Percentage................................................... ......S-54
Servicers........................................................... ......S-12
Servicing Fee....................................................... ......S-53
Servicing Fee Rate.................................................. ......S-53
Subordinate Certificates............................................ .S-3, S-47
Subordinate Percentage.............................................. ......S-56
Subordinate Prepayment Percentage................................... ......S-56
Subordinate Principal Distribution Amount........................... ......S-57
Subordination....................................................... ......S-59
Surplus Percentage.................................................. ......S-54
Terms and Conditions................................................ ......S-49
Trust............................................................... .......S-1
Trust Fund.......................................................... .......S-1
Trustee............................................................. .......S-4
Trustee Fee......................................................... ......S-53
Trustee Fee Rate.................................................... ......S-53
Underwriter......................................................... .......S-1
Weighted Average Pool Net Mortgage Rate............................. ......S-51
WFSG................................................................ ......S-43
Wilshire Credit..................................................... ......S-12
Wilshire Group...................................................... ......S-45
Wilshire Seller..................................................... .......S-1
Wilshire Servicing.................................................. ......S-44
WMC................................................................. ......S-44

PROSPECTUS

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   DEPOSITOR
              CONDUIT MORTGAGE AND MANUFACTURED HOUSING CONTRACT
                           PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                                ---------------

  The Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates (the "Certificates") offered hereby and by the related Prospectus Supplements will be offered from time to time in series (each, a "Series") in one or more separate classes (each, a "Class"), which may be divided into one or more subclasses (each, a "Subclass"), that represent interests in specified percentages of principal and interest (a "Percentage Interest") with respect to the related Mortgage Pool or the Contract Pool (each, as defined below), or that have been assigned a Stated Principal Balance and an Interest Rate (as such terms are defined herein), as more fully set forth herein, and will evidence the undivided interest, beneficial interest or notional amount specified in the related Prospectus Supplement in one of a number of trusts, each to be created by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") from time to time. The trust property of each trust (the "Trust Fund") will consist of a pool containing one- to four-family residential mortgage loans, mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations, loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling, loans secured by commercial real estate properties and/or mixed residential/commercial properties, loans secured by unimproved land, mortgage participation certificates evidencing participation interests in such loans that are acceptable to the nationally recognized statistical rating agency or agencies rating the related Series of Certificates (collectively, the "Rating Agency") for a rating in one of the four highest rating categories of such Rating Agency (such loans and participation certificates being referred to collectively hereinafter as the "Mortgage Loans"), or certain conventional mortgage pass-through certificates (the "Mortgage Certificates") and related property (the "Mortgage Pool") or a pool of manufactured housing conditional sales contracts and installment loan agreements (the "Contracts") or participation certificates representing participation interests in such Contracts and related property (the "Contract Pool") conveyed to such trust by the Depositor. The Mortgage Loans may be conventional mortgage loans, conventional cooperative loans, mortgage loans insured by the Federal Housing Administration (the "FHA"), or mortgage loans partially guaranteed by the Veterans Administration (the "VA"), or any combination of the foregoing, bearing fixed or variable rates of interest. The Contracts may be conventional contracts, contracts insured by the FHA or partially guaranteed by the VA, or any combination of the foregoing, bearing fixed or variable rates of interest, as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the rights of the holders of the Certificates of one or more Classes or Subclasses of a Series to receive distributions with respect to the related Mortgage Pool or Contract Pool may be subordinated to such rights of the holders of the Certificates of one or more Classes or Subclasses of such Series to the extent described herein and in such Prospectus Supplement. As provided in the applicable Prospectus Supplement, the timing of payments, whether of principal or of interest, to any one or more of such Classes or Subclasses may be on a sequential or a pro rata basis. The Prospectus Supplement with respect to each Series will also set forth specific information relating to the Trust Fund with respect to the Series in respect of which the Prospectus is being delivered, together with specific information regarding the Certificates of such Series.

  The Certificates do not represent an obligation of or interest in the Depositor or any affiliate thereof. Neither the Certificates, the Mortgage Loans, the Contracts nor the Mortgage Certificates are insured or guaranteed by any governmental agency or instrumentality, except to the extent provided herein.

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE LIMITATIONS DISCUSSED UNDER "ERISA CONSIDERATIONS" HEREIN AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

                                ---------------

  SEE "RISK FACTORS" BEGINNING ON PAGE 18 HEREIN FOR A DISCUSSION OF CERTAIN FACTORS THAT POTENTIAL INVESTORS SHOULD CONSIDER IN DETERMINING WHETHER TO INVEST IN THE CERTIFICATES OF A SERIES IN RESPECT OF WHICH THIS PROSPECTUS IS BEING DELIVERED.

                                ---------------

  Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, which may include Credit Suisse First Boston Corporation, an affiliate of the Depositor, as more fully described under "Plan of Distribution" and in the related Prospectus Supplement. Certain offerings of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

  There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such offering or, if it does develop, that it will continue.

  The Depositor, as specified in the applicable Prospectus Supplement, may elect to treat the Trust Fund with respect to certain Series of Certificates as one or more Real Estate Mortgage Investment Conduits (each, a "REMIC"). See "Certain Federal Income Tax Consequences."

  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Certificates of such Series may be subject to early termination and may receive Special Distributions (as defined herein) in reduction of Stated Principal Balance (as defined herein) under the circumstances described herein and in such Prospectus Supplement.

  This Prospectus may not be used to consummate sales of the Certificates offered hereby unless accompanied by a Prospectus Supplement.

                                ---------------

  THESE SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS  THE
      SECURITIES  AND  EXCHANGE  COMMISSION   OR  ANY  STATE   SECURITIES
        COMMISSION  PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS
          PROSPECTUS.  ANY  REPRESENTATION  TO  THE  CONTRARY  IS   A
            CRIMINAL OFFENSE.

                          CREDIT SUISSE FIRST BOSTON

              The date of this Prospectus is September 25, 1997.

                             PROSPECTUS SUPPLEMENT

  The Prospectus Supplement with respect to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates: (i) the identity of each Class or Subclass within such Series; (ii) the undivided interest, Percentage Interest, Stated Principal Balance or notional amount of each Class or Subclass of Certificates; (iii) the Pass-Through Rate, Interest Rate or Annual Rate borne by each Class or Subclass within such Series; (iv) certain information concerning the Mortgage Loans, the Mortgage Certificates, the Contracts, if any, and the other assets comprising the Trust Fund for such Series; (v) the final Distribution Date of each Class or Subclass of Certificates within such Series; (vi) the identity of each Class or Subclass of Compound Interest Certificates, if any, within such Series; (vii) the method used to calculate the amount to be distributed with respect to each Class or Subclass of Certificates; (viii) the order of application of distributions to each of the Classes or Subclasses within such Series, whether sequential, pro rata, or otherwise; (ix) the Distribution Dates with respect to such Series; (x) information with respect to the terms of the Residual Certificates or Subordinated Certificates offered hereby, if any are offered;
(xi) information with respect to the method of credit support, if any, with respect to such Series; and (xii) additional information with respect to the plan of distribution of such Series of Certificates.

                            ADDITIONAL INFORMATION

  This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended. Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

  The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).

  Copies of the Pooling and Servicing Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Treasurer, Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York 10010, (212) 325-2000.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of Certificates offered hereby. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

  IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OF REGULATIONS, THIS PROSPECTUS AND THE ATTACHED PROSPECTUS SUPPLEMENT WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED SECURITIES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.

                                SUMMARY OF TERMS

  The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus, and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement. Certain capitalized terms used and not otherwise defined herein shall have the meanings given elsewhere in this Prospectus.

Securities Offered..........  Conduit Mortgage and Manufactured Housing
                               Contract Pass-Through Certificates (the
                               "Certificates"), issuable in series (each, a "Series"). The Certificates may be issued in one or more classes (each, a "Class") and such Classes may be divided into one or more subclasses (each, a "Subclass"). One or more of such Classes or Subclasses of a Series may be subordinated to one or more Classes or Subclasses of such Series, as specified in the related Prospectus Supplement (any such Class or Subclass to which another Class or Subclass is subordinated being hereinafter referred to as a "Senior Class" or a "Senior Subclass," respectively, and any such subordinated Class or Subclass being hereinafter referred to as a "Subordinated Class" or "Subordinated Subclass," respectively). One or more of such Classes or Subclasses of Certificates of a Series (the "Residual Certificates") may evidence a residual interest in the related Trust Fund (as defined below). If so specified in the related Prospectus Supplement, one or more Classes or Subclasses of Certificates within a Series (the "Multi-Class Certificates") may be assigned a principal balance (a "Stated Principal Balance" or a "Certificate Principal Balance") based on the cash flow from the Mortgage Loans (as hereinafter defined), Mortgage Certificates (as hereinafter defined), the Contracts (as hereinafter defined) and/or the other assets in the Trust Fund if specified as such in the related Prospectus Supplement and a stated annual interest rate, determined in the manner set forth in such Prospectus Supplement, which may be fixed or variable (an "Interest Rate"). If so specified in the related Prospectus Supplement, one or more such Classes or Subclasses may receive unequal amounts of the distributions of principal and interest on the Mortgage Loans, the Contracts and the Mortgage Certificates included in the related Trust Fund, as specified in such Prospectus Supplement (any such Class or Subclass receiving the higher proportion of principal distributions being referred to hereinafter as a "Principal Weighted Class" or "Principal Weighted Subclass," respectively, and any such Class or Subclass receiving the higher proportion of interest distributions being referred to hereinafter as an "Interest Weighted Class" or an "Interest Weighted Subclass," respectively). If so specified in the related Prospectus Supplement, the allocation of the principal and interest distributions may involve as much as 100% of each distribution of principal or interest being allocated to one or more Classes or Subclasses and 0% to another. If so specified in the related Prospectus Supplement, one or more Classes or Subclasses may receive disproportionate amounts of certain distributions of principal, which proportions may change over time subject to certain conditions. Payments may be applied to any one or more Class or Subclass on a sequential or pro rata basis, or otherwise, as specified in the related Prospectus Supplement.

                              Each Certificate will represent the undivided
                               interest, beneficial interest or percentage interest specified in the related Prospectus Supplement in one of a number of trusts to be created by the Depositor from time to time. The trust property of each trust (the "Trust Fund") will consist of (a) one or more mortgage pools (each, a "Mortgage Pool") containing (i) conventional one- to four-family residential mortgage loans, (ii) loans (the "Cooperative Loans") made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation (the "Cooperative") and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit (a "Cooperative Dwelling" and, together with one- to four-family residential properties, "Single Family Property"), (iii) mortgage loans ("Multifamily Mortgage Loans") secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations ("Multifamily Property"), purchased by the Depositor either directly or through one or more affiliates from an affiliate or from unaffiliated sellers, (iv) mortgage loans ("Commercial Mortgage Loans") secured by commercial real estate properties ("Commercial Property"), (v) mortgage loans ("Mixed-Use Mortgage Loans") secured by mixed residential/commercial properties ("Mixed-Use
                               Property"), (vi) loans secured by unimproved land, (vii) mortgage participation certificates evidencing participation interests in such loans that are acceptable to the nationally recognized rating agency or agencies identified in the related Prospectus Supplement (collectively, the "Rating Agency") rating the Certificates of such Series for a rating in one of the four highest rating categories of such Rating Agency (such loans and mortgage participation certificates being referred to collectively hereinafter as the "Mortgage Loans"), or (b) one or more contract pools (each, a "Contract Pool") containing manufactured housing conditional sales contracts and installment loan agreements (the "Contracts") or participation certificates representing participation interests in such Contracts (such Contracts, together with the Mortgage Loans and the Mortgage Certificates, being referred to collectively hereinafter as the "Trust Assets") purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to such trust by the Depositor.

                              Unless otherwise specified in the related
                               Prospectus Supplement, each Series of
                               Certificates will be offered in fully registered form only, in one or more Classes, which may be divided into one or more Subclasses evidencing the right to receive a share of principal payments and the percentages of interest payments on the underlying Mortgage Loans, Mortgage Certificates or Contracts at the Pass-Through Rate for the related Mortgage Pool or Contract Pool. If so specified in the related Prospectus Supplement, Multi-Class Certificates of a Series may be issued with the Stated Principal Balances and the Interest Rates therein specified. At the time of issuance, each Certificate offered by means of this Prospectus and the related Prospectus Supplements will be rated in one of the four highest rating categories by at least one Rating Agency. The minimum undivided interest, percentage interest or beneficial interest in a Mortgage Pool or Contract Pool, the minimum notional amount to be evidenced by a Certificate of a Class or Subclass, or the minimum denomination in which a Certificate of a Class or Subclass is to be issued will be set forth in the related Prospectus Supplement.

Depositor...................  Credit Suisse First Boston Mortgage Securities
                               Corp., a Delaware corporation.

Master Servicer.............  The entity, if any, named as Master Servicer in the applicable Prospectus Supplement, which may be an affiliate of the Depositor. See "Description of the Certificates."

Special Servicer............  The entity, if any, named as Special Servicer in the applicable Prospectus Supplement, which may be an affiliate of the Depositor. See "Description of the Certificates."

Interest....................  Interest will be distributed on the days specified in the Prospectus Supplement with respect to a Series, or if any such day is not a business day, the next succeeding business day (the "Distribution Date"), at the rate, or pursuant to the method of determining such rate, specified in the related Prospectus Supplement for each Class or Subclass within such Series, commencing on the day specified in such Prospectus Supplement, in the manner specified in such Prospectus Supplement. See "Yield Considerations" and "Description of the Certificates--Payments on Mortgage Loans" and "--Payments on Contracts."

Principal (including          Unless otherwise specified in the related
 prepayments)...............   Prospectus Supplement, principal on each Trust
                               Asset underlying a Series of Certificates will be distributed on each Distribution Date, commencing on the date specified in the related
                               Prospectus Supplement in the priority and manner specified in such Prospectus Supplement. If so specified in the Prospectus Supplement with respect to a Series that includes Multi-Class
                               Certificates, distributions on such Multi-Class
                               Certificates may be made in reduction of the Stated Principal Balance, in an amount equal to the Stated Principal Distribution Amount. Unless otherwise specified in the related Prospectus
                               Supplement, the Stated Principal Distribution
                               Amount
                               will equal the amount by which the Stated
                               Principal Balance of such Class of Multi-Class
                               Certificates (before taking into account the amount of interest accrued and added to the Stated Principal Balance of any Class or of Compound Interest Certificates) exceeds the
                               Asset Value (as defined herein) of the Trust
                               Assets and other property in the related Trust
                               Fund as of the Business Day prior to the related
                               Distribution Date. See "Maturity and Prepayment
                               Considerations" and "Description of the
                               Certificates--Payments on Mortgage Loans" and
                               "--Payments on Contracts." If so specified in the Prospectus Supplement relating to a Series, the Multi-Class Certificates of such Series which have other than monthly Distribution Dates may receive special distributions in reduction of Stated Principal Balance ("Special
                               Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust
                               Assets included in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related
                               Pooling and Servicing Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account for such Series on the next
                               Distribution Date may be less than the sum of the interest distributions and the amount of distributions in reduction of Stated Principal
                               Balance to be made on such Distribution Date.
                               Unless otherwise specified in the related
                               Prospectus Supplement, Special Distributions will be made on such Certificates in the same priority and manner as distributions in reduction of Stated Principal Balance would be made on the next Distribution Date for such Certificates. See "Description of the
                               Certificates--Special Distributions."

The Mortgage Pools..........  If so specified in the related Prospectus
                               Supplement, the Certificates of a Series will represent the interest specified in such Prospectus Supplement in the Mortgage Pool or Pools included in the Trust Fund for such Series. Unless otherwise specified in the applicable Prospectus Supplement, the original principal amount of each Mortgage Loan in a Mortgage Pool will not be more than 95% (such ratio, the "Loan-to-Value Ratio") of the value of the property securing such Mortgage Loan (the "Mortgaged Property"), based upon an appraisal of the Mortgaged Property considered acceptable to the originator of such Mortgage Loan or the sales price, whichever is less (the "Original Value"). Unless otherwise specified in the applicable Prospectus Supplement, Mortgage Loans secured by Single Family Property having an original principal amount exceeding 80% of the Original Value will be covered by a policy of private mortgage insurance until the outstanding principal amount is reduced to the percentage of the Original Value set forth in the related Prospectus Supplement as a result of principal payments by the borrower (the "Mortgagor").

                              Unless otherwise specified in the applicable
                               Prospectus Supplement, the principal balance at origination of each Mortgage Loan that is secured by Single Family Property will not exceed $500,000. Mortgage Loans in a Mortgage Pool will all have original maturities of 10 to 40 years, unless otherwise specified in the applicable Prospectus Supplement. Mortgage Pools may be formed from time to time in varying sizes.

                              As of the related Cut-off Date, no more than 10%
                               of the aggregate principal balance of any Mortgage Pool will consist of Commercial Mortgage Loans.

                              Some of the Mortgage Loans will fully amortize
                               over their remaining terms to maturity and others will provide for balloon payments at maturity. If so specified in the related Prospectus Supplement, some of the Mortgage Loans may prohibit prepayments entirely or for certain periods and/or may require payment of premiums or yield maintenance penalties in connection with certain prepayments. The Mortgage Loans will provide for recourse against only the Mortgaged Properties or provide for recourse against the other assets of the Mortgagors thereunder.

Fixed Pass-Through Rate
 Mortgage Pools.............  Unless otherwise specified in the related
                               Prospectus Supplement, with respect to each Mortgage Pool included in the Trust Fund with respect to a Series bearing a fixed Pass-Through Rate, the Depositor will be obligated to deliver Mortgage Loans that (i) have interest rates (the "Mortgage Rates") at least 3/8 of 1% over the interest rate (the "Pass-Through Rate") for such Series, (ii) conform to the eligibility requirements for such Series set forth in the related Prospectus Supplement, and (iii) have an aggregate principal balance equal to the amount specified in such Prospectus Supplement, subject to a permitted variance of up to 10%.

Variable Pass-Through Rate
 Mortgage Pools.............  If so specified in the related Prospectus
                               Supplement, the Depositor may establish one or more Mortgage Pools, each of which will have a variable as opposed to a fixed Pass-Through Rate. Unless otherwise provided in the applicable Prospectus Supplement, the variable Pass-Through Rate will equal the weighted average of the Mortgage Rates of all of the Mortgage Loans in the Mortgage Pool minus the fixed percentage servicing fee for each Mortgage Loan set forth in the related Prospectus Supplement or in a Current Report on Form 8-K. A Mortgage Pool with a variable Pass-Through Rate may be composed of Mortgage Loans that have fluctuating Mortgage Rates. The characteristics of a variable Pass-Through Rate and its effect on the yield to Certificateholders as well as the servicing compensation payable to the related Servicer, Special Servicer, if any, and the Master Servicer and the amounts, if any, with respect to such Mortgage Loans payable to the Depositor or to the person or entity specified in the related Prospectus Supplement will be more fully described in such Prospectus Supplement.

Mortgage Certificates.......  If so specified in the related Prospectus
                               Supplement, the Trust Fund for a Series of Certificates may include Mortgage Certificates issued by one or more trusts established by one or more private entities, with the respective aggregate principal balances and the characteristics described in such Prospectus Supplement. Each Mortgage Certificate included in a Trust Fund will evidence an interest of the type specified in the related Prospectus Supplement in a pool of mortgage loans of the type described in such Prospectus Supplement, secured principally by mortgages on one- to four-family residences, mortgages on multi-family residential rental properties or apartment buildings owned by cooperative housing corporations or by pledges of shares of cooperative corporations and assignments of proprietary leases or occupancy agreements on cooperative dwellings, unless otherwise specified in such Prospectus Supplement.

The Contract Pools..........  If so specified in the related Prospectus
                               Supplement, the Certificates of a Series will represent the interest specified in such Prospectus Supplement in the Contract Pool or Pools included in the Trust Fund for such Series. Unless otherwise specified in the applicable Prospectus Supplement, the Contracts will be fixed rate Contracts. Such Contracts, as specified in the related Prospectus Supplement, will consist of manufactured housing conditional sales contracts and installment loan agreements and will be conventional Contracts or Contracts insured by the FHA or partially guaranteed by the VA. Each Contract may be secured by a new or used unit of manufactured housing (a "Manufactured Home"). The related Prospectus Supplement will specify the range of terms to maturity of the Contracts at origination and the maximum Loan-to-Value Ratio at origination (the "Contract Loan-to-Value Ratio"). Because manufactured homes, unlike site-built homes, generally depreciate in value, the Loan-to-Value Ratios of some of the Contracts may be higher at the Cut-off Date than at origination and may increase over time. Unless otherwise specified in the related Prospectus Supplement, Contracts that are conventional Contracts will not be covered by primary mortgage insurance policies or primary credit insurance policies. Each Manufactured Home which secures a Contract will be covered by a standard hazard insurance policy (which may be a blanket policy) to the extent described herein or in the related Prospectus Supplement insuring against hazard losses due to various causes, including fire, lightning and windstorm. A Manufactured Home located in a federally designated flood area will be required to be covered by flood insurance. Contract Pools may be formed from time to time in varying sizes.

                              None of the Contracts will have been originated
                               by the Depositor or any of its affiliates.

Yield Considerations........  If so specified in the applicable Prospectus
                               Supplement, an assumed rate of prepayment will be used to calculate the expected yield to maturity on each Class of the Certificates of a Series. The yield on any Class of Certificates, the purchase price of which is greater than the aggregate amount of the Principal Distributions to be made to such Class (a "Premium Certificate"), is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Trust Assets included in the related Trust Fund. This effect on yield will intensify with any increase in the amount by which the purchase price of such Certificate exceeds the aggregate amount of such Principal Distributions. If the differential is particularly wide and a high level of prepayments occurs, it is possible for Holders of Premium Certificates not only to suffer a lower than anticipated yield but, in extreme cases, to fail to recoup fully their initial investment. Conversely, a lower than anticipated level of principal prepayments (which can be anticipated to increase the expected yield to Holders of Certificates that are Premium Certificates) will likely result in a lower than anticipated yield to Holders of Certificates of a Class the purchase price of which is less than the aggregate amount of the Principal Distributions to be made to such Class (a "Discount Certificate"). The Prospectus Supplement for each Series of Certificates that includes an Interest Weighted or a Principal Weighted Class will set forth certain yield calculations on each such Class based upon a range of specified prepayment assumptions on the Trust Assets included in the related Trust Fund.

                              The yield to Certificateholders will also be
                               adversely affected because interest will accrue on the Mortgage Loans, the Contracts or the mortgage loans underlying the Mortgage Certificates included in a Trust Fund, from the first day of the month preceding the month in which a Distribution Date occurs, but the distribution of such interest will be made no earlier than the 25th day of the succeeding month unless otherwise provided in the applicable Prospectus Supplement. The adverse effect on yield of this delay will intensify with any increase in the period of time by which the Distribution Date for a Series of Certificates succeeds the date on which distributions on the Mortgage Loans, the Contracts, or the Mortgage Certificates are received by the Master Servicer or the Trustee. See "Yield Considerations."

Credit Support..............  Neither the Certificates nor the Trust Assets are
                               insured or guaranteed by any governmental agency, except to the extent of any FHA insurance or VA guarantee. Credit support will be provided on the Mortgage Pools or Contract Pools by one or more irrevocable letters of credit (the "Letter of Credit"), a policy of mortgage pool insurance (the "Pool Insurance Policy"), a bond or similar form of insurance coverage against certain losses in the event of the bankruptcy of a Mortgagor (the "Mortgagor Bankruptcy Bond") or any combination of the foregoing as specified in the applicable Prospectus Supplement. In lieu or in addition to the foregoing credit support arrangements if so specified in the related Prospectus Supplement, the Certificates of a Series may be issued in one or more Classes or Subclasses. Payments on the Certificates of one or more Classes or Subclasses (the "Senior Certificates") may be supported by a prior right to receive distributions attributable or otherwise payable to another Class or Subclass (the "Subordinated Certificates") to the extent specified in the related Prospectus Supplement (the "Subordinated Amount"). In addition, if so specified in the related Prospectus Supplement, one or more Classes or Subclasses of Subordinated Certificates may be subordinated to another Class or Subclass of Subordinated Certificates and may be entitled to receive disproportionate amounts of distributions of principal. If so specified in the related Prospectus Supplement, a reserve (the "Reserve Fund") and certain other accounts or funds may be established to support payments on the Certificates. A Prospectus Supplement with respect to a Series may also provide for additional or alternative forms of credit support, including a guarantee or surety bond, acceptable to the Rating Agency ("Alternative Credit Support").

A. Letter of Credit.........  If so specified in the applicable Prospectus
                               Supplement, the issuer of one or more Letters of Credit (the "L/C Bank") will deliver to the Trustee the Letters of Credit for the Mortgage Pool or Contract Pool. Unless otherwise specified in the related Prospectus Supplement, to the extent described herein, the L/C Bank will honor the Trustee's demands with respect to such Letter of Credit, to the extent of the amount available thereunder, to make payments to the Certificate Account on each Distribution Date in an amount equal to the amount sufficient to repurchase each Liquidating Loan that has not been purchased by the related Servicer or the Master Servicer pursuant to the terms of the applicable Servicing Agreement or Pooling and Servicing Agreement referred to herein. Unless otherwise provided in the related Prospectus Supplement, the term "Liquidating Loan" means:
                               (a) each Mortgage Loan with respect to which foreclosure proceedings have been commenced (and the Mortgagor's right of reinstatement has expired), (b) each Mortgage Loan with respect to which the Servicer or the Master Servicer has agreed to accept a deed to the property in lieu of foreclosure, (c) each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale or
                               (d) each Contract with respect to which
                               repossession proceedings have been commenced. The liability of the L/C Bank under the Letter of Credit will be reduced by the amount of unreimbursed payments thereunder. In the event that at any time there remains no amount available under the Letter of Credit for a specific Mortgage Pool or Contract Pool, and coverage under another form of credit support, if any, is exhausted, any losses will be borne by the holder of Certificates of the Series evidencing interests in such Mortgage Pool or Contract Pool, as specified in the related Prospectus Supplement.

                              Unless otherwise specified in the related
                               Prospectus Supplement, the maximum liability of the L/C Bank under the Letter of Credit for a Mortgage Pool or Contract Pool will be an amount equal to a percentage (not greater than 10% of the initial aggregate principal balance of the Mortgage Loans in such Mortgage Pool or Contracts in such Contract Pool) (the "L/C Percentage"), set forth in the Prospectus Supplement, relating to such Mortgage Pool or Contract Pool. The maximum amount available at any time to be paid under the Letter of Credit will be determined in accordance with the provisions of the applicable Pooling and Servicing Agreement referred to herein. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Certificates will be in compliance with requirements established by the Rating Agency rating such Series and will be set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Letter of Credit with respect to a Series of Certificates may, in addition to or in lieu of the foregoing, provide coverage with respect to the unpaid principal or notional amount of the Certificates of a Class or Classes within such Series. See "Credit Support--Letter of Credit."

B. Pool Insurance...........  If so specified in the applicable Prospectus
                               Supplement, the Master Servicer will obtain a Pool Insurance Policy to cover any loss (subject to the limitations described below) by reason of default by the Mortgagors on the related Mortgage Loans to the extent not covered by any policy of primary mortgage insurance (a "Primary Mortgage Insurance Policy"). The amount of coverage provided by the Pool Insurance Policy for a Mortgage Pool will be specified in the related Prospectus Supplement. A Pool Insurance Policy for a Mortgage Pool, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent. See "Description of Insurance--Pool Insurance Policies."

                              The Master Servicer, if any, or the Depositor or
                               the applicable Servicer will be required to use its best reasonable efforts to maintain the Pool Insurance Policy for each such Mortgage Pool and to present claims thereunder to the issuer of such Pool Insurance Policy (the "Pool Insurer") on behalf of the Trustee and the Certificateholders. See "Description of the Certificates--Presentation of Claims."

C. Mortgagor Bankruptcy       If so specified in the related Prospectus
 Bond.......................   Supplement, the Master Servicer, if any, or the
                               Depositor or the applicable Servicer will obtain and use its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for such Series covering certain losses resulting from action that may be taken by a bankruptcy court in connection with the bankruptcy of a Mortgagor. The level of coverage provided by such Mortgagor Bankruptcy Bond will be specified in the applicable Prospectus Supplement. See
                               "Description of Insurance--Mortgagor Bankruptcy
                               Bond."

D. Subordinated               If so specified in the related Prospectus
 Certificates...............   Supplement, the rights of holders of the
                               Certificates of one or more Subordinated Classes or Subclasses of a Series to receive distributions with respect to the Mortgage Loans in the Mortgage Pool or Contracts in the Contract Pool for such Series, or with respect to a Subordinated Pool (as defined herein), will be subordinated to the rights of the holders of the Certificates of one or more Classes or Subclasses of such Series to receive such distributions to the extent described in the related Prospectus Supplement, and limited to the Subordinated Amount set forth in the related
                               Prospectus Supplement. This subordination will be intended to enhance the likelihood of regular receipt by holders of the Senior Certificates of the full amount of scheduled payments of principal and interest due them and to reduce the likelihood that the holders of such Senior
                               Certificates will experience losses. See "Credit
                               Support--Subordinated Certificates."

E. Shifting Interest........  If so specified in the applicable Prospectus
                               Supplement, the protection afforded to holders of Senior Certificates of a Series by the subordination of certain rights of holders of Subordinated Certificates of such Series to distributions on the related Mortgage Loans or Contracts may be effected by the preferential right of the holders of the Senior Certificates to receive, prior to any distribution being made in respect of the holders of the related Subordinated Certificates, current distributions on the related Mortgage Loans or Contracts of principal and interest due them on each Distribution Date out of funds available for distribution on such date in the related Certificate Account and by the distribution to the holders of the Senior Certificates on each Distribution Date of a greater than pro rata percentage of certain principal prepayments or other recoveries of principal specified in the related Prospectus Supplement on a Mortgage Loan or Contract that are received in advance of their scheduled Due Dates and are not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment (the "Principal Prepayments"). The allocation of a greater than pro rata share of such amounts to the Senior Certificates will have the effect of accelerating the amortization of the Senior Certificates while increasing the respective interest in the Trust Fund evidenced by the Subordinated Certificates. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the benefits of the subordination provided by the Subordinated

                               Certificates. See "Description of the
                               Certificates--Distributions of Principal and
                               Interest" and "--Distributions on Certificates" and "Credit Support--Shifting Interest."

F. Reserve Fund.............  If so specified in the related Prospectus
                               Supplement, a Reserve Fund may be established for such Series. Unless otherwise specified in such Prospectus Supplement, such Reserve Fund will not be included in the corpus of the Trust Fund for such Series. If so specified in the related Prospectus Supplement, such Reserve Fund may be created by the deposit, in escrow, by the Depositor, of a separate pool of mortgage loans, cooperative loans, commercial loans, mixed-use loans or manufactured housing conditional sales contracts and installment loan agreements (the "Subordinated Pool"), with the aggregate principal balance specified in the related Prospectus Supplement, or by the deposit of cash in the amount specified in the related Prospectus Supplement (the "Initial Deposit"). The Reserve Fund will be funded by the retention of specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the mortgage loans, cooperative loans, commercial loans, mixed-use loans or manufactured housing conditional sales contracts and installment loan agreements in the Subordinated Pool, until the Reserve Fund (without taking into account the amount of any Initial Deposit) reaches an amount (the "Required Reserve") set forth in the related Prospectus Supplement. Thereafter, specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the mortgage loans, cooperative loans, commercial loans, mixed-use loans or manufactured housing conditional sales contracts and installment loan agreements in the Subordinated Pool, will be retained to the extent necessary to maintain such Reserve Fund (without taking into account the amount of the Initial Deposit, if any) at the related Required Reserve. In no event will the Required Reserve for any Series ever be required to exceed the lesser of the Subordinated Amount for such Series or the outstanding aggregate principal amount of Certificates of the Subordinated Classes or Subclasses of such Series specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Reserve Fund with respect to such Series may be funded at a lesser amount or in another manner acceptable to the Rating Agency rating such Series. See "Credit Support--Subordinated Certificates" and "--Reserve Fund."

G. Other Funds..............  Assets consisting of cash, certificates of deposit or letters of credit, or any combination thereof, in the aggregate amount specified in the related Prospectus Supplement, will be deposited by the Depositor in one or more accounts to be established with respect to a Series of Certificates by the Depositor with the Trustee on the related Delivery Date if such assets are required to make timely distributions in respect of principal of, and interest on, the

                               Certificates of such Series, are otherwise required as a condition to the rating of such Certificates in the rating category specified in the Prospectus Supplement, or are required in order to provide for certain contingencies or in order to make certain distributions regarding Certificates which represent interests in GPM Loans (a "GPM Fund") or Buy-Down Loans (a "Buy-Down Fund"). Following each Distribution Date, amounts may be withdrawn from any such fund and used and/or distributed in accordance with the Pooling and Servicing Agreement under the conditions and to the extent specified in the related Prospectus Supplement.

H. Swap Agreement...........  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Trust will enter into or obtain an assignment of a swap agreement or similar agreement pursuant to which the Trust will have the right to receive certain payments of interest (or other payments) as set forth or determined as described therein. See "Credit Support--Swap Agreement."

Hazard Insurance and
 Special Hazard Insurance     Unless otherwise specified in the applicable
 Policies...................   Prospectus Supplement, all of the Mortgage Loans
                               (except for the Cooperative Loans) and the Contracts will be covered by standard hazard insurance policies insuring against losses due to various causes, including fire, lightning and windstorm. In addition, the Depositor will, if so specified in the applicable Prospectus
                               Supplement, obtain an insurance policy (the
                               "Special Hazard Insurance Policy") covering losses that result from certain other physical risks that are not otherwise insured against (including earthquakes and mudflows). The
                               Special Hazard Insurance Policy will be limited in scope and will cover losses in an amount specified in the applicable Prospectus
                               Supplement. In addition, the Master Servicer will also require or maintain flood insurance if the related Mortgaged Property was located at its time of origination in a federally designated special flood hazard area. Any hazard losses not covered by the standard hazard policies, Special Hazard Insurance Policy or flood insurance policies will not be insured against and to the extent that the amount available under any other method of credit support available for such Series is exhausted, will be borne by Certificateholders of such Series. The hazard insurance policies, Special
                               Hazard Insurance Policy and flood insurance policies will be subject to the limitations described under "Description of Insurance--
                               Standard Hazard Insurance Policies on Mortgage
                               Loans," "--Standard Hazard Insurance Policies on the Manufactured Homes" and "--Special Hazard
                               Insurance Policies."

Substitution of Trust         If so specified in the Prospectus Supplement
 Assets.....................   relating to a Series of Certificates, within the
                               period following the date of issuance of such Certificates specified in such Prospectus
                               Supplement, the Depositor or one or more
                               Servicers will deliver to the Trustee with respect to such Series Trust Assets in substitution for any one or more of the Trust Assets included in the Trust Fund relating to such Series which do not conform in one or more material respects to the representations and warranties in the related
                               Pooling and Servicing Agreement. See
                               "Description of the Certificates--Assignment of
                               Mortgage Loans," "--Assignment of Contracts" and
                               "--Assignment of Mortgage Certificates."

Advances....................  The Servicers of the Mortgage Loans and Contracts
                               (and the Master Servicer, if any, with respect to each Mortgage Loan and Contract that it services directly, and otherwise to the extent the related Servicer does not do so) will be obligated to advance delinquent installments of principal and interest on the Mortgage Loans and Contracts (the "Advances") under certain circumstances. See "Description of the Certificates--Advances."

Optional Termination........  If so specified in the Prospectus Supplement with respect to a Series, the Depositor or such other persons as may be specified in a Prospectus Supplement may purchase the Trust Assets in the related Trust Fund and any property acquired in respect thereof at the time, in the manner and at the price specified in such Prospectus Supplement. In the event that the Depositor elects to treat the related Trust Fund as a Real Estate Mortgage Investment Conduit (a "REMIC") under the Internal Revenue Code of 1986 (the "Code"), any such repurchase will be effected only in compliance with the requirements of
                               Section 860F(a)(4) of the Code, so as to constitute a "qualified liquidation" thereunder. The exercise of the right of repurchase will effect early retirement of the Certificates of that Series. See "Maturity and Prepayment Considerations" and "Description of the Certificates--Termination."

ERISA Limitations...........  A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its own legal advisers whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Code. See "ERISA Considerations."

Tax Status..................  See "Certain Federal Income Tax Consequences."

Legal Investment............  If so specified in the related Prospectus
                               Supplement relating to a Series of Certificates, a Class or Subclass of such certificates will constitute a "mortgage related security" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") if and for so long as it is rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. Such Classes or Subclasses, if any, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. See "Legal Investment."

Use of Proceeds.............
                              The Depositor will use the net proceeds from the
                               sale of each Series for one or more of the following purposes: (i) to purchase the related Trust Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Trust Assets, (iii) to establish any reserve funds described in the related Prospectus Supplement and (iv) to pay costs of structuring, guaranteeing and issuing such Certificates. If so specified in the related Prospectus Supplement, the purchase of the Trust Assets for a Series may be effected by an exchange of Certificates by the Depositor with the seller of such Trust Assets. See "Use of Proceeds."

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus and in the applicable Prospectus Supplement to be prepared and delivered in connection with the offering of any Series of Certificates, prospective investors should carefully consider the following risk factors before investing in any Class or Classes of Certificates of any such Series.

LIMITED LIQUIDITY

  There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any Series. The Prospectus Supplement for any Series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates; however, no underwriter will be obligated to do so. The Certificates will not be listed on any securities exchange.

LIMITED OBLIGATIONS

  Except for any related insurance policies or credit support described in the applicable Prospectus Supplement, the Trust Assets included in the related Trust Fund will be the sole source of payments on the Certificates of a Series. The Certificates of any Series will not represent an interest in or obligation of the Depositor, the Master Servicer, any Servicer, any Unaffiliated Seller, the Trustee or any of their affiliates, except for the limited obligations of the Depositor, the Master Servicer or any Unaffiliated Seller with respect to certain breaches of representations and warranties and the Master Servicer's obligations as Master Servicer. Neither the Certificates of any Series nor the related Trust Assets will be guaranteed or insured by any governmental agency or instrumentality (except to the limited extent described in the related Prospectus Supplement that certain Trust Assets may be insured or guaranteed, in whole or in part, by the FHA or VA), the Depositor, the Master Servicer, any Servicer, any Unaffiliated Seller, the Trustee, any of their affiliates or any other person. Consequently, in the event that payments on the Trust Assets are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Master Servicer, any Servicer, any Unaffiliated Seller, the Trustee or, except as specified in the applicable Prospectus Supplement, any other entity.

LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT SUPPORT

  With respect to each Series of Certificates, credit support may be provided in limited amounts to cover certain types of losses on the underlying Trust Assets. Credit support may be provided in one or more of the forms referred to herein, including, but not limited to: a Letter of Credit; a Pool Insurance Policy; a Mortgagor Bankruptcy Bond; subordination of other Classes of Certificates of the same Series; a Reserve Fund; and any combination thereof. See "Credit Support" herein. Regardless of the form of credit support, if any, provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit support may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. All or a portion of the credit support, if any, for any Series of Certificates will generally be permitted to be reduced, terminated or substituted for, if each applicable Rating Agency indicates that the then current rating thereof will not be adversely affected. See "Credit Support."

RISKS OF THE TRUST ASSETS

  General. An investment in securities such as the Certificates of any Series which generally represent interests in mortgage loans or manufactured housing conditional sales contracts and installment loan agreements ("contracts"), as the case may be, may be affected by, among other things, a decline in real estate values and changes in the mortgagor's or obligor's financial condition. No assurance can be given that the values of the Mortgaged Properties securing the Mortgage Loans, the values of the mortgaged properties securing the mortgage loans underlying the Mortgage Certificates or the values of the Manufactured Homes securing the Contracts, as the case may be, underlying any Series of Certificates have remained or will remain at their levels on the dates of origination of the related Mortgage Loans, mortgage loans or Contracts. If the residential or commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and the mortgage loans underlying the Mortgage Certificates comprising a particular Trust Fund, and any secondary financing on the related Mortgaged Properties and mortgaged properties, become equal to or greater than the value of the related Mortgaged Properties or mortgaged properties, as applicable, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in the related Originator's portfolio. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as Mortgagors or Obligors relying on commission income and self-employed Mortgagors or Obligors) and other factors, may affect the timely payment by Mortgagors, Obligors or mortgagors of scheduled payments of principal and interest on the Mortgage Loans, Contracts or Mortgage Certificates, as the case may be, and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Fund. See "Yield Considerations" and "Maturity and Prepayment Considerations" herein. To the extent that such losses are not covered by the applicable credit support, holders of Certificates of the Series evidencing interests in the related Trust Fund will bear all risk of loss resulting from default by Mortgagors. Certificateholders will have to look primarily to the value of the Mortgaged Properties, mortgaged properties or Manufactured Homes for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans or Contracts. In addition to the foregoing, certain geographic regions on the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency on mortgage loans or contracts generally. The Mortgage Loans, Contracts or mortgage loans underlying the Mortgage Certificates underlying certain Series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed or contract-backed securities without such concentration. See "The Trust Fund--The Mortgage Pools; --Underwriting Standards; --The Contract Pools; and --Underwriting Policies."

  If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement.

  Commercial, Multifamily and Mixed-Use Mortgage Loans. Mortgage loans secured by commercial real estate properties, multifamily properties and mixed residential/commercial properties may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than similar risks associated with mortgage loans secured by single family residential properties. The ability of a mortgagor to repay a single family loan typically depends primarily on the mortgagor's household income rather than on the capacity of the property to produce income, and (other than in geographic areas where employment is dependent upon a particular employer or industry) the mortgagor's income tends not to reflect directly the value of such property. Accordingly, a decline in the income of a mortgagor on a loan secured by a single family property may adversely affect the performance of the loan, but may not affect the liquidation value of such property. In contrast, the ability of a mortgagor to repay a loan secured by an income-producing property typically depends primarily on the successful operation of such property rather than on any independent income or assets of the mortgagor and thus, in general, the value of the income-producing property also is directly related to the net operating income derived from such property. As a result, if the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the mortgagor's ability to repay the loan may be impaired, and the liquidation value of the related property also may be adversely affected.

  Further, with respect to a particular Trust Fund that includes Commercial Mortgage Loans, Multifamily Mortgage Loans and/or Mixed-Use Mortgage Loans, the concentration of default, foreclosure and loss risks in individual Mortgagors or Mortgage Loans or the related Mortgaged Properties generally will be greater than for Mortgage Pools that consist solely of Mortgage Loans secured by Single Family Properties, because such Trust Fund generally will consist of a smaller number of higher balance loans than would a Mortgage Pool of comparable aggregate unpaid principal balance comprised solely of Mortgage Loans secured by Single Family Properties.

  If applicable, risks particular to specific types of commercial real estate properties included in a Trust Fund will be described in the related Prospectus Supplement.

  It is anticipated that a substantial portion of any Mortgage Loans included in a Trust Fund that are Commercial Mortgage Loans, Multifamily Mortgage Loans and/or Mixed-Use Mortgage Loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of a Mortgagor's default will be limited to the specific real property and such other assets, if any, that were pledged to secure the Mortgage Loan. Even with respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, however, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the related Mortgagor will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

  Risks Associated with Leases. The performance of a mortgage loan secured by an income-producing property that is leased by the mortgagor to tenants, as well as the liquidation value of such property, may depend on the businesses operated by such tenants in connection with such property and/or the creditworthiness of such tenants. The risks associated with such mortgage loan may be offset to the extent that such property is leased to a relatively greater number of tenants or such tenants operate more diverse types of businesses.

  If so described in the related Prospectus Supplement, each Mortgagor under a Commercial Mortgage Loan, Multifamily Mortgage Loan or Mixed-Use Mortgage Loan may be an entity created by the owner or purchaser of the related Mortgaged Property solely to own or purchase such Mortgaged Property, in part to isolate the Mortgaged Property from the debts and liabilities of such owner or purchaser. Unless otherwise specified in the related Prospectus Supplement, each such Mortgage Loan will represent a nonrecourse obligation of the related Mortgagor secured by the lien of the related Mortgage and any related Lease assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that such Mortgagors will have any significant assets other than the Mortgaged Properties and the related Leases, which will be pledged to the Trustee under the related Pooling and Servicing Agreement. Accordingly, the payment of amounts due on any such Mortgage Loans and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by and/or the creditworthiness of such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Mortgaged Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such Mortgaged Property may be adversely affected in the event of a default by the Lessee or the early termination of such Lease, because of difficulty in re-leasing the Mortgaged Property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another, more marketable, use. As a result, without the benefit of the Lessee's continued rental payments and absent significant amortization of the related Mortgage Loan, if such Mortgage Loan is foreclosed on and the Mortgaged Property liquidated following a Lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such Mortgage Loan, thereby increasing the risk that holders of the related Series of Certificates will suffer loss.

BALLOON PAYMENTS

  Certain of the Mortgage Loans (the "Balloon Mortgage Loans") included in a Trust Fund as of the related Cut-Off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition and operating history of the mortgagor and the related mortgaged property, tax laws, rent control laws (with respect to certain multifamily properties and mixed-use properties), Medicaid and Medicare reimbursement rates (with respect to certain nursing homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for single family properties, multifamily properties, commercial properties and mixed-use properties, as the case may be, generally.

JUNIOR MORTGAGE LOANS

  To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans included in a Trust Fund may be secured primarily by junior mortgages. In the event of liquidation, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after all mortgage loans senior to such mortgage loans have been satisfied. If there are not sufficient funds to satisfy any such junior Mortgage Loan in a Trust Fund and the related senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans in a Trust Fund will be relatively greater with respect to junior Mortgage Loans in such Trust Fund.

OBLIGOR DEFAULT

  If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer (or, with respect to certain Specially Serviced Commercial Mortgage Loans, a Special Servicer) will be permitted (within prescribed parameters) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer with respect to certain Commercial Mortgage Loans may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is imminent.

MORTGAGOR TYPE

  Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

ENFORCEABILITY

  Mortgage Loans may contain a due-on-sale clause, which in general permits the lender to accelerate the maturity of the Mortgage Loan if the Mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Commercial Mortgage Loans may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the Mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

  If so specified in the related Prospectus Supplement, any Commercial Mortgage Loans, Multifamily Mortgage Loans and/or Mixed-Use Mortgage Loans in a Trust Fund will be secured by an assignment of leases and rents pursuant to which the Mortgagor typically assigns its right, title and interest as landlord under the Leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the Mortgagor, the lender's ability to collect the rents may be adversely affected.

ENVIRONMENTAL RISKS

  Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a Mortgaged Property would adversely affect the value of such Mortgaged Property and could make impracticable the foreclosure on such Mortgaged Property in the event of a default by the related Mortgagor.

  With respect to any Commercial Mortgage Loans or Mixed-Use Mortgage Loans included in a Trust Fund, the related Pooling and Servicing Agreement will provide that the Master Servicer (or, if applicable, Special Servicer), acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Commercial Mortgage Loan or Mixed-Use Mortgage Loan or take over its operation unless such Master Servicer (or, if applicable, Special Servicer) has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions. Any additional restrictions on acquiring title to a Mortgaged Property may be set forth in the related Prospectus Supplement.

PREPAYMENT AND YIELD CONSIDERATIONS

  The rate and timing of principal payments on the Certificates of each Series will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the related Mortgage Loans, Mortgage Certificates or Contracts. As is the case with mortgage-backed securities generally, the Certificates of each Series are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans and Contracts may be prepaid at any time. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.

  The yield to maturity on each Class of Certificates of each Series will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans, Mortgage Certificates or Contracts, as applicable, and the allocation thereof to reduce the Certificate Principal Balance of such Class. The yield to maturity on each Class of Certificates will also depend on the Pass-Through Rate and the purchase price for such Certificates. The yield to investors on any Class of Certificates will be adversely affected by any allocation thereto of interest shortfalls on the Mortgage Loans or Contracts, as applicable, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full and in part (including for this purpose Insurance Proceeds and Liquidation Proceeds) to the extent not covered by amounts otherwise payable to the Master Servicer as servicing compensation.

  In general, if a Class of Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

SUBORDINATION

  To the extent specified in the applicable Prospectus Supplement, distributions of interest and principal on one or more Classes of Certificates of a Series may be subordinated in priority of payment to interest and principal due on one or more other Classes of Certificates of such Series.

LIMITATION ON EXERCISE OF RIGHTS DUE TO BOOK-ENTRY REGISTRATION

  If so specified in the applicable Prospectus Supplement, one or more Classes of Certificates of a Series initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee of The Depository Trust Company ("DTC") set forth in the applicable Prospectus Supplement, and will not be registered in the names of the holders of the Certificates of such Series or their nominees. Because of this, unless and until Certificates in fully registered, certificated form ("Definitive Certificates") for such Series are issued, holders of such Certificates will not be recognized by the applicable Trustee as "Certificateholders" (as such terms are used herein or in the related Pooling and Servicing Agreement or the related Deposit Trust Agreement, as applicable). Hence, until Definitive Certificates are issued, holders of such Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations.

                                THE TRUST FUND

  Ownership of the Mortgage or Contract Pool or Pools included in the Trust Fund (hereinafter defined) for a Series of Certificates may be evidenced by one or more Classes of Certificates, which may consist of one or more Subclasses, as specified in the Prospectus Supplement for such Series. Each Certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related Prospectus Supplement in one or more Mortgage Pools containing one or more Mortgage Loans or Contract Pools containing Contracts, having an aggregate principal balance of not less than approximately $50,000,000 as of the first day of the month of its creation (the "Cut-off Date"), unless otherwise specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, each Class or Subclass of the Certificates of a Series will evidence the percentage interest specified in such Prospectus Supplement in the payments of principal and interest on the Mortgage Loans in the related Mortgage Pool or Pools or on the Contracts in the related Contract Pool or Pools (a "Percentage Interest"). To the extent specified in the related Prospectus Supplement, each Mortgage Pool or Contract Pool with respect to a Series will be covered by a Letter of Credit, a Pool Insurance Policy, a Special Hazard Insurance Policy, a Mortgagor Bankruptcy Bond, by the subordination of the rights of the holders of the Subordinated Certificates of a Series to the rights of the holders of the Senior Certificates, which, if so specified in the related Prospectus Supplement, may include Certificates of a Subordinated Class or Subclass and the establishment of a Reserve Fund, by the right of one or more Classes or Subclasses of Certificates to receive a disproportionate amount of certain distributions of principal or another form or forms of Alternative Credit Support acceptable to the Rating Agency rating the Certificates of such Series or by any combination of the foregoing. See "Description of Insurance" and "Credit Support."

THE MORTGAGE POOLS

  General. If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include (a) one or more Mortgage Pools containing (i) conventional one- to four-family residential, first and/or second mortgage loans, (ii) Cooperative Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular Cooperative Dwelling, (iii) Mortgage Loans secured by Multifamily Property, (iv) Mortgage Loans secured by Commercial Property, (v) Mortgage Loans secured by Mixed-Use Property, (vi) Mortgage Loans secured by unimproved land, (vii) mortgage participation certificates evidencing participation interests in such loans that are acceptable to the nationally recognized Rating Agency rating the Certificates of such Series for a rating in one of the four highest rating categories of such Rating Agency, or (viii) certain conventional Mortgage Certificates issued by one or more trusts established by one or more private entities or (b) one or more Contract Pools containing manufactured housing conditional sales contracts and installment loan agreements or participation certificates representing participation interests in such Contracts. The Mortgage Loans and Contracts will be newly originated or seasoned, and will be purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers.

  All Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by first or more junior mortgages or first or second deeds of trust or other similar security instruments creating a first or more junior lien, as applicable, on the Mortgaged Properties (as defined below). Single Family Property and Multifamily Property will consist of single family detached homes, attached homes (single family units having a common wall), individual units located in condominiums, multifamily residential rental properties, apartment buildings owned by cooperative housing corporations and such other type of homes or units as are set forth in the related Prospectus Supplement. Each such detached or attached home or multifamily property will be constructed on land owned in fee simple by the Mortgagor or on land leased by the Mortgagor for a term at least two years greater than the term of the applicable Mortgage Loan. Attached homes may consist of duplexes, triplexes and fourplexes (multifamily structures where each Mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common). Multifamily Property may include, and Mixed-Use Property will consist of, mixed commercial and residential buildings. The Mortgaged Properties may include investment properties and vacation and second homes. Commercial Property will consist of income-producing commercial real estate. Mortgage Loans secured by Commercial Property, Multifamily Property and Mixed-Use Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Mortgaged Properties to the extent specified in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates. Any such Mortgage Loan may provide that on the day on which the Mortgage Rate adjusts, the amount of the monthly payments on the Mortgage Loan will be adjusted to provide for the payment of the remaining principal amount of the Mortgage Loan with level monthly payments of principal and interest at the new Mortgage Rate to the maturity date of the Mortgage Loan. Alternatively, the Mortgage Loan may provide that the Mortgage Rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the Mortgage Loan, thus increasing or decreasing the rate at which the Mortgage Loan is repaid. See "Yield Considerations." In the event that an adjustment to the Mortgage Rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such Mortgage Loan, the excess (the "Deferred Interest") will be added to the principal balance of the Mortgage Loan (unless otherwise paid by the Mortgagor), and will bear interest at the Mortgage Rate in effect from time to time. The amount by which the Mortgage Rate or monthly payment may increase or decrease and the aggregate amount of Deferred Interest on any Mortgage Loan may be subject to certain limitations, as described in the related Prospectus Supplement.

  If so specified in the Prospectus Supplement for the related Series, the Mortgage Rate on certain ARM Loans will be convertible from an adjustable rate to a fixed rate, at the option of the Mortgagor under certain circumstances. Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Unaffiliated Seller from which such convertible ARM Loans were acquired will be obligated to repurchase from the Trust Fund any such ARM Loan as to which the conversion option has been exercised (a "Converted Mortgage Loan"), at a purchase price set forth in the related Prospectus Supplement. The amount of such purchase price will be required to be deposited in the Certificate Account and will be distributed to the Certificateholders on the Distribution Date in the month following the month of the exercise of the conversion option. The obligation of the Unaffiliated Seller to repurchase Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

  A Mortgage Pool may include Mortgage Loans insured by the FHA ("FHA Loans") and/or Mortgage Loans partially guaranteed by the Veterans Administration (the "VA" and such mortgage loans are referred to as "VA Loans"). FHA Loans will be insured by the Federal Housing Administration (the "FHA") as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Such FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

  VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by VA under this program is 50% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is $45,000 or less, the lesser of $36,000 and 40% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

  The Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed with the Commission) for each Series of Certificates the Trust Fund with respect to which contains Mortgage Loans will contain information as to the type of Mortgage Loans that will comprise the related Mortgage Pool or Pools and information as to (i) the aggregate principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of Mortgaged Properties securing the Mortgage Loans, (iii) the original terms to maturity of the Mortgage Loans, (iv) the largest in principal balance of the Mortgage Loans, (v) the earliest origination date and latest maturity date of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the interest rate or range of interest rates borne by the Mortgage Loans, (viii) the average outstanding principal balance of the Mortgage Loans, (ix) the geographical distribution of the Mortgage Loans, (x) the number and aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable, (xi) with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of such ARM Loans, and (xii) with respect to Mortgage Loans secured by Multifamily Property, Commercial Property, Mixed-Use Property or such other Mortgage Loans as are specified in the Prospectus Supplement, the related debt service coverage ratios, whether the Mortgage Loan provides for an interest only period and whether the principal amount of such Mortgage Loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the Mortgage Loan. If specified in the related Prospectus Supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

  No assurance can be given that values of the Mortgaged Properties in a Mortgage Pool have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual Rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans." To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein or by Alternative Credit Support, they will be borne by holders of the Certificates of the Series evidencing interests in the Mortgage Pool.

  The Depositor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the applicable Prospectus Supplement, for the benefit of the holders of the Certificates of such Series (the "Certificateholders"). The Master Servicer, if any, named in the related Prospectus Supplement will service the Mortgage Loans, either by itself or through other mortgage servicing institutions, if any (each, a "Servicer"), or a special servicer, if any (a "Special Servicer"), pursuant to a Pooling and Servicing Agreement, as described herein, among the Master Servicer, if any, the Special Servicer, if any, the Depositor and the Trustee (the "Pooling and Servicing Agreement") and will receive a fee for such services. See "-- Mortgage Loan Program" and "Description of the Certificates." With respect to those Mortgage Loans serviced by a Servicer or Special Servicer, such Servicer or Special Servicer will be required to service the related Mortgage Loans in accordance with the Seller's Warranty and Servicing Agreement between the Servicer and the Depositor (a "Servicing Agreement") or the Pooling and Servicing Agreement, as applicable, and will receive the fee for such services specified in the related agreement; however, any Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

  The Depositor will make certain representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Certificates--Assignment of Mortgage Loans." The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the Pooling and Servicing Agreement (including its obligation to enforce certain purchase and other obligations of any Special Servicer, Servicers and/or Unaffiliated Sellers, as more fully described herein under "--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates--Assignment of Mortgage Loans" and "--Servicing by Unaffiliated Sellers") and its obligations to make Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans or in connection with prepayments and liquidations of such Mortgage Loans, in amounts described herein under "Description of the Certificates--Advances." Unless otherwise specified in the related Prospectus Supplement, such Advances with respect to delinquencies will be limited to amounts that the Master Servicer believes ultimately would be reimbursable under any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or other policy of insurance, from amounts in the Reserve Fund, under any Alternative Credit Support or out of the proceeds of liquidation of the Mortgage Loans, cash in the Certificate Account or otherwise. See "Description of the Certificates--Advances," "Credit Support" and "Description of Insurance."

  Unless otherwise specified in the applicable Prospectus Supplement, each Mortgage Pool included in the related Trust Fund will be composed of Mortgage Loans evidencing interests in Mortgage Loans that bear interest at annual rates that will exceed by at least 3/8 of 1% the fixed or variable Pass-Through Rate established for the Mortgage Pool. To the extent and in the manner specified in the related Prospectus Supplement, Certificateholders of a Series will be entitled to receive distributions based on the payments of principal on the underlying Mortgage Loans, plus interest on the principal balance thereof at the Pass-Through Rate. The difference between a Mortgage Rate and the related Pass-Through Rate (less any servicing compensation payable to the Servicers of such Mortgage Loans and the amount, if any, payable to the Depositor or the person or entity specified in the applicable Prospectus Supplement) may be retained by the Master Servicer as servicing compensation to it. See "Description of the Certificates-- Servicing Compensation and Payment of Expenses."

  Single Family Mortgage Loans. Unless otherwise specified below or in the applicable Prospectus Supplement, each Single Family Mortgage Loan in a Mortgage Pool will (i) have an individual principal balance at origination of not less than $25,000 nor more than $500,000, (ii) have monthly payments due on the first day of each month (the "Due Date"), (iii) be secured by Mortgaged Properties or relate to Cooperative Loans located in any of the 50 states or the District of Columbia, and (iv) consist of fully-amortizing Single Family Mortgage Loans, each with a 10 to 40 year term at origination, a fixed or variable rate of interest and level or variable monthly payments over the term of the Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Loan-to-Value Ratio (as hereinafter described) of such Single Family Mortgage Loans at origination will not exceed 95% on any Mortgage Loan with an original principal balance of $150,000 or less, 90% on any Mortgage Loan with an original principal balance in excess of $150,000 through $200,000, 85% on any Mortgage Loan with an original principal balance in excess of $200,000 through $300,000 and 80% on any Mortgage Loan with an original principal balance exceeding $300,000. If so specified in the related Prospectus Supplement, a Mortgage Pool may also include fully amortizing, adjustable rate Mortgage Loans ("ARM Loans") with (unless otherwise specified in the applicable Prospectus Supplement) a 30-year term at origination and a mortgage interest rate adjusted periodically (with corresponding adjustments in the amount of monthly payments) to equal the sum (which may be rounded) of a fixed margin and an index described in such Prospectus Supplement, subject to any applicable restrictions on such adjustments. The Mortgage Pools may also include other types of Single Family Mortgage Loans to the extent set forth in the applicable Prospectus Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement, no Single Family Mortgage Loan will have a Loan-to-Value Ratio at origination in excess of 95%, regardless of its original principal balance. The Loan-to-Value Ratio is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at the date of determination to the lesser of (a) the appraised value determined in an appraisal obtained by the originator and (b) the sales price for such property (the "Original Value"). Unless otherwise specified in the related Prospectus Supplement, with respect to a Single Family Mortgage Loan secured by a mortgage on a vacation or second home or an investment property, no income derived from the property will be considered for underwriting purposes, the Loan-to-Value Ratio (taking into account any secondary financing) of such Mortgage Loan may not exceed 80% and the original principal balance of the Mortgage Loan may not exceed $250,000.

  If provided for in the applicable Prospectus Supplement, a Mortgage Pool may contain Single Family Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the early years of such Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan ("Buy-Down Loans"). The resulting difference in payment shall be compensated for from an amount contributed by the Depositor, the seller of the related Mortgaged Property, the Servicer or another source and placed in a custodial account (the "Buy-Down Fund") by the Servicer, or if so specified in the related Prospectus Supplement, with the Trustee. In lieu of a cash deposit, if so specified in the related Prospectus Supplement, a letter of credit or guaranteed investment contract may be delivered to the Trustee to fund the Buy-Down Fund. See "Description of the Certificates--Payments on Mortgage Loans." Buy-Down Loans included in a Mortgage Pool will provide for a reduction in monthly interest payments by the Mortgagor for a period of up to the first four years of the term of such Mortgage Loans.

  If provided for in the applicable Prospectus Supplement, a Mortgage Pool may contain Single Family Mortgage Loans pursuant to which the monthly payments by the Mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such Mortgage Loan ("GPM Loans"). If so specified in the related Prospectus Supplement, the resulting difference in payment shall be compensated for from an amount contributed by the Depositor or another source and delivered to the Trustee (the "GPM Fund"). In lieu of cash deposit, the Depositor may deliver to the Trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the Rating Agency rating the related Series to fund the GPM Fund.

  Commercial, Multifamily and Mixed-Use Mortgage Loans. The Commercial Mortgage Loans, Multifamily Mortgage Loans and Mixed-Use Mortgage Loans will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential/commercial property, and related property and interests. Commercial Mortgage Loans will not represent more than 10% of the aggregate principal balance of any Mortgage Pool as of the related Cut-off Date.

  Certain of the Commercial Mortgage Loans, Multifamily Mortgage Loans and Mixed-Use Mortgage Loans ("Simple Interest Loans") may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other such Mortgage Loans may provide for payment of interest in advance rather than in arrears.

  The Commercial Mortgage Loans, Multifamily Mortgage Loans and Mixed-Use Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the Mortgagor assigns its right, title and interest as landlord under each Lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the Mortgagor defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the Mortgagor. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Contracts--Leases and Rents."

  The Prospectus Supplement relating to each Series will specify the Originator or Originators relating to the Commercial Mortgage Loans, Multifamily Mortgage Loans and Mixed-Use Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers and, to the extent available, the underwriting criteria in connection with originating such Mortgage Loans.

  Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

MORTGAGE LOAN PROGRAM

  The Mortgage Loans will have been purchased by the Depositor either directly or through affiliates, from one or more affiliates or from sellers unaffiliated with the Depositor ("Unaffiliated Sellers"). Mortgage Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards" or as otherwise described in a related Prospectus Supplement.

UNDERWRITING STANDARDS

  Except in the case of certain Mortgage Loans originated by Unaffiliated Sellers in accordance with their own underwriting criteria ("Closed Loans") or such other standards as may be described in the applicable Prospectus Supplement, all prospective Mortgage Loans will be subject to the underwriting standards adopted by the Depositor. See "Closed Loan Program" below for a description of underwriting standards applicable to Closed Loans. Unaffiliated Sellers will represent and warrant that Mortgage Loans originated by them and purchased by the Depositor have been originated in accordance with the applicable underwriting standards established by the Depositor or such other standards as may be described in the applicable Prospectus Supplement. The following discussion describes the underwriting standards of the Depositor with respect to any Mortgage Loan that it purchases.

  Single and Multi-Family Mortgage Loans. The mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with FHLMC and FNMA regulations and guidelines (except that certain Mortgage Loans may have higher loan amount and qualifying ratios) and applicable federal and state laws and regulations. The credit approval process for Cooperative Loans follows a procedure that generally complies with applicable FNMA regulations and guidelines (except for the loan amounts and qualifying ratios) and applicable federal and state laws and regulations. The originator of a Mortgage Loan (the "Originator") generally will review a detailed credit application by the prospective mortgagor designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the prospective mortgagor's employer wherein the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective mortgagor will continue such employment in the future. If the prospective mortgagor is self-employed, he or she is required to submit copies of signed tax returns. The prospective mortgagor may also be required to authorize verification of deposits at financial institutions. In certain circumstances, other credit considerations may cause the Originator or Depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of certain Mortgage Loans.

  An appraisal generally will be required to be made on each residence to be financed. Such appraisal generally will be made by an appraiser who meets FNMA requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. These underwriting standards also require a search of the public records relating to a mortgaged property for liens and judgments against such mortgaged property.

  Based on the data provided, certain verifications and the appraisal, a determination is made by the Originator as to whether the prospective mortgagor has sufficient monthly income available to meet the prospective mortgagor's monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes, hazard and primary mortgage insurance and, if applicable, maintenance) and other financial obligations and monthly living expenses. Each Originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective mortgagor's gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. For FHA and VA Loans, the Originator's lending guidelines will follow HUD and VA guidelines, respectively. Other credit considerations may cause an Originator to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

  The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the Mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The Depositor's underwriting standards applicable to all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance.

  Certain of the types of Mortgage Loans that may be included in the Mortgage Pools or Subsidiary Trust Funds may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the Mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that the Mortgagor will have the ability to make larger monthly payments in subsequent years. In some instances the Mortgagor's income may not be sufficient to enable it to continue to make scheduled loan payments as such payments increase.

  To the extent specified in the related Prospectus Supplement, the Depositor may purchase Mortgage Loans for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described herein. For instance, Mortgage Loans may be underwritten under a "limited documentation" program if so specified in the related Prospectus Supplement. With respect to such Mortgage Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and such Mortgage Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property or Cooperative Dwelling and the Loan-to-Value Ratio at origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related Prospectus Supplement, the originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

  The underwriting standards for Mortgage Loans secured by Multifamily Property will be described in the related Prospectus Supplement.

  Commercial and Mixed-Use Mortgage Loans. The underwriting procedures and standards for Commercial Mortgage Loans and Mixed-Use Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated in contemplation of the transactions described in this Prospectus and the related Prospectus Supplement or may have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

  Except as otherwise set forth in the related Prospectus Supplement for a Series, the Originator of a Commercial Mortgage Loan or Mixed-Use Mortgage Loan will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. Any such Mortgage Loan insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), will have been originated by a mortgage lender that is approved by HUD as an FHA mortgagee in the ordinary course of its real estate lending activities and will comply with the underwriting policies of FHA.

  If so specified in the related Prospectus Supplement, the adequacy of a Commercial Property or Mixed-Use Property as security for repayment will generally have been determined by an appraisal by an appraiser selected in accordance with preestablished guidelines established by or acceptable to the loan Originator for appraisers. If so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. Unless otherwise stated in the applicable Prospectus Supplement, the appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

  No assurance can be given that values of any Commercial Properties or Mixed-Use Properties in a Mortgage Pool have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or mixed-use properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of any Commercial Mortgage Loans and/or Mixed-Use Mortgage Loans and any additional financing on the related Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein or by Alterative Credit Support, they will be borne by holders of the Certificates of the Series evidencing interests in the Mortgage Pool. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the related Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.

QUALIFICATIONS OF UNAFFILIATED SELLERS

  Unless otherwise specified in the applicable Prospectus Supplement with respect to an Unaffiliated Seller of Closed Loans secured by residential properties, each Unaffiliated Seller must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans. In addition, except as otherwise specified, the Depositor requires adequate financial stability and adequate servicing experience, where appropriate, as well as satisfaction of certain other criteria.

REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

  Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller or any of its affiliates (or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Pooling and Servicing Agreement) will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller to the Depositor or its affiliates. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard and primary mortgage insurance was effective at the origination of each Mortgage Loan, and that each policy (or certificate of title) remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller; (ii) that the Unaffiliated Seller had good and marketable title to each such Mortgage Loan; (iii) with respect to each Mortgaged Property, that each mortgage constituted a valid first (or, if applicable, more junior) lien on the Mortgaged Property (subject only to permissible title insurance exceptions); (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that each Mortgage Loan was current as to all required payments (unless otherwise specified in the related Prospectus Supplement). With respect to a Cooperative Loan, the Unaffiliated Seller will represent and warrant that (a) the security interest created by the cooperative security agreements constituted a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject) and (b) the related cooperative apartment was free from damage and was in good repair.

  All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which such Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Unaffiliated Seller to or on behalf of the Depositor, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the related Cut-off Date.

  The only representations and warranties to be made for the benefit of holders of Certificates of a Series in respect of any Mortgage Loan relating to the period commencing on the date of sale of such Mortgage Loan to the Depositor or its affiliates will be certain limited representations of the Depositor and of the Master Servicer described below under "Description of the Certificates--Assignment of Mortgage Loans." If the Master Servicer is also an Unaffiliated Seller of Mortgage Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made in its capacity as an Unaffiliated Seller.

  Unless otherwise set forth or specified in the related Prospectus Supplement, upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, such Unaffiliated Seller or the Servicer of such Mortgage Loan will be obligated to repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Depositor has elected to treat the related Trust Fund as a REMIC, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the Pass-Through Rate for the related Mortgage Pool, to the first day of the month following such repurchase and the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of such Mortgage Loan. The Master Servicer will be required to enforce this obligation for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement, and subject to the ability of the Depositor, the Unaffiliated Seller or the Servicer to substitute for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders of such Series for a breach of representation or warranty by an Unaffiliated Seller.

  The obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller or a Servicer defaults on its obligation to do so is subject to limitations, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of the representations and warranties made by the Depositor or by the Master Servicer with respect to the insurability of the Mortgage Loans, the Depositor may have a repurchase obligation, and the Master Servicer may have the limited purchase obligation, in each case as described below under "Description of the Certificates--Assignment of Mortgage Loans."

CLOSED LOAN PROGRAM

  The Depositor may also acquire Closed Loans that have been originated by Unaffiliated Sellers in accordance with underwriting standards acceptable to the Depositor. Unless otherwise specified in the applicable Prospectus Supplement, Closed Loans for which 11 or fewer monthly payments have been received will be further subject to the Depositor's customary underwriting standards. Unless otherwise specified in the applicable Prospectus Supplement, Closed Loans for which 12 to 60 monthly payments have been received will be subject to a review of payment history and will conform to the Depositor's guidelines for the related mortgage program. In the event one or two payments were over 30 days delinquent, a letter explaining the delinquencies will be required of the Mortgagor. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor will not purchase for inclusion in a Mortgage Pool a Closed Loan for which (i) more than two monthly payments were over 30 days delinquent, (ii) one payment was over 60 days delinquent, or (iii) more than 60 monthly payments were received.

MORTGAGE CERTIFICATES

  If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include certain conventional mortgage pass-through certificates (the "Mortgage Certificates") issued by one or more trusts established by one or more private entities and evidencing, unless otherwise specified in such Prospectus Supplement, the entire interest in a pool of mortgage loans. A description of the mortgage loans underlying the Mortgage Certificates, the related pooling and servicing arrangements and the insurance arrangements in respect of such mortgage loans will be set forth in the applicable Prospectus Supplement or in the Current Report on Form 8-K referred to below. Such Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed by the Depositor with the Commission within 15 days of the issuance of the Certificates of such Series) will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to such Mortgage Certificates, the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the Trust Fund, together with certain additional information with respect to such Mortgage Certificates. The inclusion of Mortgage Certificates in a Trust Fund with respect to a Series of Certificates is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Certificates. Mortgage Certificates, together with the Mortgage Loans and Contracts, are referred to herein as the "Trust Assets."

THE CONTRACT POOLS

  If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include a Contract Pool evidencing interests in manufactured housing conditional sales contracts and installment loan agreements (the "Contracts") originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract will be secured by a Manufactured Home, as defined below. Unless otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed annual percentage rate ("APR").

  The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

  The Depositor will cause the Contracts constituting each Contract Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the related Certificateholder. The Master Servicer specified in the related Prospectus Supplement will service the Contracts, either by itself or through other Servicers, pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates--Servicing by Unaffiliated Sellers." With respect to those Contracts serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing such Contracts. The Contract documents, if so specified in the related Prospectus Supplement, may be held for the benefit of the Trustee by a Custodian (the "Custodian") appointed pursuant to a Custodial Agreement (the "Custodial Agreement") among the Depositor, the Trustee and the Custodian.

  Unless otherwise specified in the related Prospectus Supplement, each Contract Pool will be composed of Contracts bearing interest at the annual fixed APRs specified in the Prospectus Supplement. Each registered holder of a Certificate will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related Prospectus Supplement, of all or a portion of principal on the underlying Contracts or interest on the principal balance thereof at the Pass-Through Rate, or both. Unless otherwise stated in the related Prospectus Supplement, the difference between the APR on a Contract and the related Pass-Through Rate (less sub-servicing compensation), will be retained by the Master Servicer as servicing compensation to it. See "Description of the Certificates--Payments on Contracts."

  The related Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed with the Commission) will specify, for the Contracts contained in the related Contract Pool, among other things: (a) the dates of origination of the Contracts; (b) the weighted average APR on the Contracts; (c) the range of outstanding principal balances as of the Cut-off Date; (d) the average outstanding principal balance of the Contracts as of the Cut-off Date; (e) the weighted average term to maturity as of the Cut-off Date; and (f) the range of original maturities of the Contracts.

  With respect to the Contracts included in the Contract Pool, the Depositor, the Master Servicer or such other party, as specified in the related Prospectus Supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of such Contracts and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. In addition, the Master Servicer or the Unaffiliated Seller of the Contracts will represent and warrant that, as of the Cut-off Date, unless otherwise specified in the Prospectus Supplement no Contract was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the Certificateholder in a Contract, the Master Servicer, the Unaffiliated Seller or such other party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Contract or, if so specified in the related Prospectus Supplement, to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation by the Master Servicer, the Unaffiliated Seller or such other party.

  If so specified in the related Prospectus Supplement, in addition to making certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement, the Master Servicer will make certain representations and warranties, except to the extent that another party specified in the Prospectus Supplement makes any such representations, to the Trustee with respect to the enforceability of coverage under any applicable insurance policy or hazard insurance policy. See "Description of Insurance" for information regarding the extent of coverage under certain of such insurance policies. Upon a breach of the insurability representation that materially and adversely affects the interests of the Certificateholders in a Contract, the Master Servicer, the Unaffiliated Seller or such other party, as appropriate, will be obligated either to cure the breach in all material respects or, unless otherwise specified in the related Prospectus Supplement, to purchase such Contract at a price equal to the principal balance thereof as of the date of purchase plus accrued interest at the related Pass-Through-Rate to the first day of the month following the month of purchase. The Master Servicer, if required by the rating agency or agencies rating the Certificates, will procure a surety bond, guaranty, letter of credit or other instrument (the "Performance Bond") acceptable to such rating agency to support this purchase obligation. See "Credit Support-- Performance Bond." The purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of the Master Servicer's or seller's insurability representation.

  Unless otherwise provided in the related Prospectus Supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Contract within two years or such other period as may be specified in the related Prospectus Supplement of the date of the initial issuance of the

Certificates, the Depositor may remove such Contract from the Trust Fund ("Deleted Contract"), rather than repurchase the Contract as provided above, and substitute in its place another Contract ("Substitute Contract"). Any Substitute Contract, on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Contract (the amount of any shortfall to be distributed to Certificateholders in the month of substitution), (ii) have an APR not less than (and not more than 1% greater than) the APR of the Deleted Contract,
(iii) have a Pass-Through Rate equal to the Pass-Through Rate of the Deleted Contract, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Contract and (v) comply with all the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach.

UNDERWRITING POLICIES

  Conventional Contracts will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Contracts described in the related Prospectus Supplement. Except as described below or in the related Prospectus Supplement, the Depositor believes that these policies were consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination.

  With respect to a Contract made in connection with the Obligor's purchase of a Manufactured Home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the Manufactured Home and prepare a report which includes market data based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Contract Loan-to-Value Ratio is equal to the original principal amount of the Contract divided by the lesser of the "appraised value" or the sales price for the Manufactured Home.

                                 THE DEPOSITOR

  The Depositor was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation ("FBSC"). FBSC is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Credit Suisse First Boston Corporation, which may act as an underwriter in offerings made hereby, as described in "Plan of Distribution" below, is also a wholly-owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the Depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

  The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the Certificates of any Series.

  Trust Assets will be acquired by the Depositor directly or through one or more affiliates.

                                USE OF PROCEEDS

  The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the Reserve Funds, if any, for the Series and to pay costs of structuring and issuing the Certificates. If so specified in the related Prospectus Supplement, Certificates may be exchanged by the Depositor for Trust Assets. Unless otherwise specified in the related Prospectus Supplement, the Trust Assets for each Series of Certificates will be acquired by the Depositor either directly, or through one or more affiliates which will have acquired such Trust Assets from time to time either in the open market or in privately negotiated transactions.

                             YIELD CONSIDERATIONS

  Each monthly payment on a Mortgage Loan is calculated as one-twelfth of the applicable Mortgage Rate multiplied by the unpaid principal balance of such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the amount of such interest payment distributed monthly to Certificateholders with respect to each Mortgage Loan will be similarly calculated based on the applicable Pass-Through Rate for the related Mortgage Pool. The Pass-Through Rate for a Mortgage Pool will be either fixed or variable, as specified in the related Prospectus Supplement.

  Each monthly accrual of interest on a Contract is calculated as one-twelfth of the product of the APR and the principal balance outstanding on the scheduled payment date for such Contract in the preceding month. Unless otherwise specified in the related Prospectus Supplement, the Pass-Through Rate with respect to each Contract will be calculated on a Contract-by-Contract basis and the Servicing Fee applicable to each Contract from the applicable APR.

  With respect to a Mortgage Pool or a Contract Pool bearing a fixed Pass-Through Rate, each Mortgage Loan or Contract will have a Mortgage Rate or APR that exceeds the Pass-Through Rate by at least 3/8 of 1% unless otherwise specified in the related Prospectus Supplement. The difference between a Mortgage Rate or APR and the related fixed Pass-Through Rate for the Mortgage Pool or Contract Pool (less any servicing compensation payable to the related Servicers and the amounts, if any, payable to the Depositor or the person or entity specified in the related Prospectus Supplement) will be retained by the Master Servicer as servicing compensation to it. See "Description of the Certificates--Servicing Compensation and Payment of Expenses." Although Mortgage Rates and APRs in a fixed Pass-Through Rate Mortgage Pool or Contract Pool, respectively, may vary, unless otherwise specified in the related Prospectus Supplement, disproportionate principal prepayments among Mortgage Loans bearing different Mortgage Rates or APRs will not affect the return to Certificateholders since, as set forth above, the Pass-Through Rate may not exceed any Mortgage Rate or APR.

  With respect to Mortgage Pools having a variable Pass-Through Rate, the Pass-Through Rate will equal the weighted average of the Mortgage Rates on all the Mortgage Loans in the Mortgage Pool, minus the servicing compensation payable to the Master Servicer and the Servicer of such Mortgage Loans and the amounts, if any, retained by the Depositor or an Unaffiliated Seller or paid to the person or entity specified in the related Prospectus Supplement. The servicing fee and such other amounts will be fixed as to each Mortgage Loan at a rate per annum, and may vary among Mortgage Loans. Because the Mortgage Rates in such a Mortgage Pool will differ and the aggregate servicing compensation and such other amounts to be retained or distributed with respect to each Mortgage Loan will be fixed, it is likely that the weighted average of the Mortgage Rates, and the corresponding variable Pass-Through Rate, will change as the Mortgage Loans amortize and as a result of prepayments.

  If so specified in the related Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates that adjust more frequently than the monthly payment with respect to such Mortgage Loans. As a result, the portion of each monthly payment allocated to principal may vary from month to month. Negative amortization with respect to a Mortgage Loan will occur if an adjustment to the Mortgage Rate causes the amount of interest accrued in any month, calculated at the new Mortgage Rate for such period, to exceed the amount of the monthly payment or if the allowable increase in any monthly payment is limited to an amount that is less than the amount of interest accrued in any month. The amount of any resulting Deferred Interest will be added to the principal balance of the Mortgage Loan and will bear interest at the Mortgage Rate in effect from time to time. To the extent that, as a result of the addition of any Deferred Interest, the Mortgage Loan negatively amortizes over its term, the weighted average life of the certificates of the related Series will be greater than would otherwise be the case. As a result, the yield on any such Mortgage Loan at any time may be less than the yields on similar adjustable rate mortgage loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated.

  Generally, when a full prepayment is made on a Mortgage Loan or Contract, the Mortgagor or the borrower under a Contract (the "Obligor"), is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the Mortgage Rate or APR by 365. Full prepayments will reduce the amount of interest paid by the Mortgagor or the Obligor because interest on the principal amount of any Mortgage Loan or Contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable Prospectus Supplement, the Master Servicer with respect to a Series will be required to advance from its own funds the portion of any interest at the related Pass-Through Rate that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Unless otherwise specified in the related Prospectus Supplement, full and partial prepayments, together with interest on such full and partial prepayments at the Pass-Through Rate for the related Mortgage Pool or Contract Pool to the last day of the month in which such prepayments occur, will be deposited in the Certificate Account and will be available for distribution to Certificateholders on the next succeeding Distribution Date in the manner specified in the related Prospectus Supplement. See "Maturity and Prepayment Considerations."

  Generally, the effective yield to holders of Certificates having a monthly Distribution Date will be lower than the yield otherwise produced by the Pass-Through Rate with respect to a Mortgage Pool or Contract Pool or the pass-through rate borne by a Mortgage Certificate because, while interest will accrue on each Mortgage Loan or Contract, or mortgage loan underlying a Mortgage Certificate, to the first day of the month, the distribution of such interest to holders of such Certificates will be made no earlier than the 25th day of the month following the month of the accrual (unless otherwise provided in the applicable Prospectus Supplement). The adverse effect on yield will intensify with any increase in the period of time by which the Distribution Date with respect to a Series of Certificates succeeds such 25th day. With respect to the Multi-Class Certificates of a Series having other than monthly Distribution Dates, the yield to holders of such Certificates will also be adversely affected by any increase in the period of time from the date to which interest accrues on such Certificate to the Distribution Date on which such interest is distributed.

  In the event that the Certificates of a Series are divided into two or more Classes or Subclasses and that a Class or Subclass is an Interest Weighted Class, in the event that such Series includes a Class of Residual Certificates, or as otherwise may be appropriate, the Prospectus Supplement for such Series will indicate the manner in which the yield to Certificateholders will be affected by different rates of prepayments on the Mortgage Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. In general, the yield on Certificates that are offered at a premium to their principal or notional amount ("Premium Certificates") is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Mortgage Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. This relationship will become more sensitive as the amount by which the Percentage Interest of such Class in each Interest Distribution is greater than the corresponding Percentage Interest of such Class in each Principal Distribution. If the differential is particularly wide (e.g., the Interest Distribution is allocated primarily or exclusively to one Class or Subclass and the Principal Distribution primarily or exclusively to another) and a high level of prepayments occurs, there is a possibility that Certificateholders of Premium Certificates will not only suffer a lower than anticipated yield but, in extreme cases, will fail to recoup fully their initial investment. Conversely, a lower than anticipated level of principal prepayments (which can be anticipated to increase the expected yield to holders of Certificates that are Premium Certificates) will likely result in a lower than anticipated yield to holders of Certificates that are offered at a discount to their principal amount ("Discount Certificates"). If so specified in the applicable Prospectus Supplement, a disproportionately large amount of Principal Prepayments may be distributed to the holders of the Senior Certificates at the times and under the circumstances described therein.

  In the event that the Certificates of a Series include one or more Classes or Subclasses of Multi-Class Certificates, the Prospectus Supplement for such Series will set forth information, measured relative to a prepayment standard or model specified in such Prospectus Supplement, with respect to the projected weighted average life of each such Class or Subclass and the percentage of the initial Stated Principal Balance of each such Subclass that would be outstanding on special Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans or Contracts or on the mortgage loans underlying the Mortgage Certificates in the related Trust Fund are made at rates corresponding to the various percentages of such prepayment standard or model.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

  Unless otherwise specified in the related Prospectus Supplement, the scheduled maturities of all of the Mortgage Loans (or the mortgage loans underlying the Mortgage Certificates) at origination will not be less than approximately 10 years or exceed 40 years and all the Contracts will have maturities at origination of not more than 20 years, but such Mortgage Loans (or such underlying mortgage loans) or Contracts may be prepaid in full or in part at any time. Unless otherwise specified in the applicable Prospectus Supplement, no such Mortgage Loan (or mortgage loan) or Contract will provide for a prepayment penalty and each will contain (except in the case of FHA and VA Loans) due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the Mortgaged Property, Cooperative Dwelling or Manufactured Home.

  The FHA has compiled statistics relating to one- to four-family, level payment mortgage loans insured by the FHA under the National Housing Act of 1934, as amended, at various interest rates, all of which permit assumption by the new buyer if the home is sold. Such statistics indicate that while some of such mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. The Actuarial Division of HUD has prepared tables which, assuming full mortgage prepayments at the rates experienced by FHA, set forth the percentages of the original number of FHA Loans in pools of level payment mortgage loans of varying maturities that will remain outstanding on each anniversary of the original date of such mortgage loans (assuming they all have the same origination date) ("FHA Experience"). Published information with respect to conventional residential mortgage loans indicates that such mortgage loans have historically been prepaid at higher rates than government insured loans because, unlike government insured mortgage loans, conventional mortgage loans may contain due-on-sale clauses that allow the holder thereof to demand payment in full of the remaining principal balance of such mortgage loans upon sales or certain transfers of the mortgaged property. There are no similar statistics with respect to the prepayment rates of cooperative loans or loans secured by multifamily, commercial or mixed-use properties.

  It is customary in the residential mortgage industry in quoting yields (a) on a pool of 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the twelfth year and (b) on a pool of 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.

  Prepayments on residential mortgage loans are also commonly measured relative to a prepayment standard or model. If so specified in the Prospectus Supplement relating to a Series of Certificates, the model used in a Prospectus Supplement will be the Standard Prepayment Assumption ("SPA"). SPA represents an assumed rate of prepayment relative to the then outstanding principal balance of a pool of mortgages. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgages in the first month of the life of the mortgages and an additional 0.2% per annum in each month thereafter until the thirtieth month and in each month thereafter during the life of the mortgages, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

  Information regarding FHA Experience, other published information, SPA or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates. There is, however, no assurance that prepayment of the Mortgage Loans underlying a Series of Certificates will conform to FHA Experience, mortgage industry custom, any level of SPA, or any other rate specified in the related Prospectus Supplement. A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes and the availability of mortgage funds, may affect prepayment experience on residential mortgage loans.

  The terms of the Pooling and Servicing Agreement, unless otherwise specified in the related Prospectus Supplement, will require the Servicer, the Special Servicer (if applicable) or the Master Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related Insurance Policy will not be required or permitted. See "Description of the Certificates--Enforcement of "Due-On-Sale" Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans And Contracts--The Mortgage Loans--"Due-On-Sale" Clauses" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

  At the request of the Mortgagor, the Servicer may refinance the Mortgage Loans in any Mortgage Pool by accepting prepayments thereon and making new loans secured by a mortgage on the same property. Upon such refinancing, the new loans will not be included in the Mortgage Pool and the related Servicer will be required to repurchase the affected Mortgage Loan. A Mortgagor may be legally entitled to require the Servicer to allow such a refinancing. Any such repurchase will have the same effect as a prepayment in full of the related Mortgage Loan.

  There are no uniform statistics compiled for prepayments of contracts relating to Manufactured Homes. Prepayments on the Contracts may be influenced by a variety of economic, geographic, social and other facts, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans or Contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in Certificates evidencing interests in Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. To the extent that losses on the Contracts are not covered by the Subordination Amount, if any, Letters of Credit, applicable Insurance Policies, if any, or by any Alternative Credit Support, holders of the Certificates of a Series evidencing interests in such Contracts will bear all risk of loss resulting from default by Obligors and will have to look primarily to the value of the Manufactured Homes, which generally depreciate in value, for recovery of the outstanding principal and unpaid interest of the defaulted Contracts. See "The Trust Fund--The Contract Pools."

  While most Contracts will contain "due-on-sale" provisions permitting the holder of the Contract to accelerate the maturity of the Contract upon conveyance by the borrower, the Master Servicer may permit proposed assumptions of Contracts where the proposed buyer meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the Contract. FHA Mortgage Loans and Contracts and VA Mortgage Loans and Contracts are not permitted to contain "due on sale" clauses, and are freely assumable.

  Mortgage Loans made with respect to Commercial Properties, Multifamily Properties and Mixed-Use Properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. Prepayments of such Mortgage Loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of Commercial Property, Multifamily Property and Mixed-Use Property.

  If set forth in the applicable Prospectus Supplement, the Depositor or other specified entity will have the option to repurchase the Trust Assets included in the related Trust Fund under the conditions stated in such Prospectus Supplement. For any Series of Certificates for which the Depositor has elected to treat the Trust as a REMIC pursuant to the provisions or the Internal Revenue Code of 1986, as amended (the "Code"), any such repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a "qualifying liquidation" thereunder. In addition, the Depositor will be obligated, under certain circumstances, to repurchase certain of the Trust Assets. The Master Servicer and Unaffiliated Sellers will also have certain repurchase obligations, as more fully described herein. In addition, the mortgage loans underlying the Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Such repurchases will have the same effect as prepayments in full. See "The Trust Fund--Mortgage Loan Program-- Representations by Unaffiliated Sellers; Repurchases," "Description of the Certificates--Assignment of Mortgage Loans," "--Assignment of Mortgage Certificates," "--Assignment of Contracts" and "--Termination."

                        DESCRIPTION OF THE CERTIFICATES

  Each Series of Certificates will be issued pursuant to an agreement consisting of either (a) a Pooling and Servicing Agreement or (b) a Reference Agreement (the "Reference Agreement") and the Standard Terms and Provisions of Pooling and Servicing Agreement (such Standard Terms, the "Standard Terms"), either the Standard Terms together with the Reference Agreement or the Pooling and Servicing Agreement referred to as the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer, if any, and the Trustee named in the applicable Prospectus Supplement or a deposit trust agreement between the Depositor and the Trustee (the "Deposit Trust Agreement," together with the Pooling and Servicing Agreement, the "Agreement"). Forms of the Pooling and Servicing Agreement and the Deposit Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions common to each Pooling and Servicing Agreement and Deposit Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement or Deposit Trust Agreement for the applicable Series and the related Prospectus Supplement. Wherever defined terms of the Pooling and Servicing Agreement or Deposit Trust Agreement are referred to, such defined terms are thereby incorporated herein by reference.

GENERAL

  Unless otherwise specified in the Prospectus Supplement with respect to a Series, each Certificate offered hereby and by means of the related Prospectus Supplement will be issued in fully registered form and will represent the undivided interest or beneficial interest attributable to such Class or Subclass in the Trust Fund. The Trust Fund with respect to a Series will consist of: (i) such Mortgage Loans, Contracts, and Mortgage Certificates and distributions thereon as from time to time are subject to the applicable Agreement; (ii) such assets as from time to time are identified as deposited in the Certificate Account referred to below; (iii) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, or Manufactured Homes acquired by repossession; (iv) the Letter of Credit, if any, with respect to such Series; (v) the Pool Insurance Policy, if any, with respect to such Series (described below under "Description of Insurance"); (vi) the Special Hazard Insurance Policy, if any, with respect to such Series (described below under "Description of Insurance"); (vii) the Mortgagor Bankruptcy Bond and proceeds thereof, if any, with respect to such Series (as described below under "Description of Insurance"); (viii) the Performance Bond and proceeds thereof, if any, with respect to such Series; (ix) the Primary Mortgage Insurance Policies, if any, with respect to such Series (as described below under "Description of Insurance"); (x) the Depositor's rights under the Warranty and Servicing Agreement with respect to the Mortgage Loans or Contracts, if any, with respect to such Series; and (xi) the GPM and Buy-Down Funds, if any, with respect to such Series; or, in lieu of some or all of the foregoing, such Alternative Credit Support as shall be described in the applicable Prospectus Supplement. Upon the original issuance of a Series of Certificates, Certificates representing the minimum undivided interest or beneficial ownership interest in the related Trust Fund or the minimum notional amount allocable to each Class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, one or more Servicers or the Depositor may directly perform some or all of the duties of a Master Servicer with respect to a Series.

  If so specified in the Prospectus Supplement for a Series with respect to which the Depositor has elected to treat the Trust Fund as a REMIC under the Code, ownership of the Trust Fund for such Series may be evidenced by Multi-Class Certificates and Residual Certificates. Distributions of principal and interest with respect to Multi-Class Certificates may be made on a sequential or concurrent basis, as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, one or more of such Classes or Subclasses may be Compound Interest Certificates.

  The Residual Certificates, if any, included in a Series will be designated by the Depositor as the "residual interest" in the related REMIC for purposes of Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the Prospectus Supplement for such Series. All other Classes of Certificates of such Series will constitute "regular interests" in the related REMIC, as defined in the Code. If so specified in the related Prospectus Supplement, such Residual Certificates may be offered hereby and by means of such Prospectus Supplement. See "Certain Federal Income Tax Consequences."

  If so specified in the Prospectus Supplement for a Series which includes Multi-Class Certificates, each Trust Asset in the related Trust Fund will be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, the Asset Value of each Trust Asset in the related Trust Fund will be the Stated Principal Balance of each Class or Classes of Certificates of such Series that, based upon certain assumptions, can be supported by distributions on such Trust Assets allocable to such Class or Subclass, together with reinvestment income thereon, to the extent specified in the related Prospectus Supplement, and amounts available to be withdrawn from any Buy-Down, GPM Fund or Reserve Fund for such Series. The method of determining the Asset Value of the Trust Assets in the Trust Fund for such a Series that includes Multi--Class Certificates will be specified in the related Prospectus Supplement.

  If so specified in the Prospectus Supplement with respect to a Series, ownership of the Trust Fund for such Series may be evidenced by one or more Classes or Subclasses of Certificates that are Senior Certificates and Subordinated Certificates, each representing the undivided interests in the Trust Fund specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, one or more Classes or Subclasses or Subordinated Certificates of a Series may be subordinated to the right of the holders of Certificates of one or more Classes or Subclasses within such Series to receive distributions with respect to the Mortgage Loans or Contracts in the related Trust Fund, in the manner and to the extent specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the holders of each Subclass of Senior Certificates will be entitled to the Percentage Interests in the principal and/or interest payments on the underlying Mortgage Loans or Contracts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the Subordinated Certificates of a Series will evidence the right to receive distributions with respect to a specific pool of Mortgage Loans or Contracts, which right will be subordinated to the right of the holders of the Senior Certificates of such Series to receive distributions with respect to such specific pool of Mortgage Loans or Contracts, as more fully set forth in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the holders of the Senior Certificates may have the right to receive a greater than pro rata percentage of Principal Prepayments in the manner and under the circumstances described in the Prospectus Supplement.

  If so specified in the related Prospectus Supplement, the Depositor may sell certain Classes or Subclasses of the Certificates of a Series, including one or more Classes or Subclasses of Subordinated or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Such Certificates will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act and pursuant to any applicable state law. Alternatively, if so specified in the related Prospectus Supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated or Residual Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

  The Certificates of a Series offered hereby and by means of the related Prospectus Supplements will be transferable and exchangeable at the office or agency maintained by the Trustee for such purpose set forth in the related Prospectus Supplement, unless such Prospectus Supplement provides otherwise. No service charge will be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

  Beginning on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Certificates of a Series will be made by the Master Servicer or Trustee, if so specified in the Prospectus Supplement, on each Distribution Date to persons in whose name the Certificates are registered at the close of business on the day specified in such Prospectus Supplement (the "Record Date"). Such distributions of interest will be made periodically at the intervals, in the manner and at the per annum rate specified in the related Prospectus Supplement, which rate may be fixed or variable. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless otherwise specified in the related Prospectus Supplement. Distributions of principal on the Certificates will be made in the priority and manner and in the amounts specified in the related Prospectus Supplement.

  If so specified in the Prospectus Supplement with respect to a Series of Certificates, distributions of interest and principal to a Certificateholder will be equal to the product of the undivided interest evidenced by such Certificate and the payments of principal and interest (adjusted to the related Pass-Through Rate) on or with respect to the Mortgage Loans or Contracts (including any Advances thereof) or the Mortgage Certificates included in the Trust Fund with respect to such Series.

  If so specified in the related Prospectus Supplement, distributions on a Class or Subclass of Certificates of a Series may be based on the Percentage Interest evidenced by a Certificate of such Class or Subclass in the distributions (including any Advances thereof) of principal (the "Principal Distribution") and interest (adjusted to the Pass-Through Rate for the related Mortgage Pool or Contract Pool) (the "Interest Distribution") on or with respect to the Mortgage Loans, the Contracts or the Mortgage Certificates in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, on each Distribution Date, the Trustee will distribute to each holder of a Certificate of such Class or Subclass an amount equal to the product of the Percentage Interest evidenced by such Certificate and the interest of such Class or Subclass in the Principal Distribution and the Interest Distribution. A Certificate of such a Class or Subclass may represent a right to receive a percentage of both the Principal Distribution and the Interest Distribution or a percentage of either the Principal Distribution or the Interest Distribution, as specified in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, the holders of the Senior Certificates may have the right to receive a percentage of Principal Prepayments that is greater than the percentage of regularly scheduled payment of principal such holder is entitled to receive. Such percentages may vary from time to time, subject to the terms and conditions specified in the Prospectus Supplement.

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates that includes Multi-Class Certificates, distributions of interest on each such Class or Subclass will be made on the Distribution Dates, and at the Interest Rates, specified in such Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement relating to such a Series of Certificates, distributions of interest on each Class or Subclass of Compound Interest Certificates of such Series will be made on each Distribution Date after the Stated Principal Balance of all Certificates of such Series having a Final Scheduled Distribution Date prior to that of such Class or Subclass of Compound Interest Certificates has been reduced to zero. Prior to such time, interest on such Class or Subclass of Compound Interest Certificates will be added to the Stated Principal Balance thereof on each Distribution Date for such Series.

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates that includes Multi-Class Certificates, distributions in reduction of the Stated Principal Balance of such Certificates will be made as described herein. Distributions in reduction of the Stated Principal Balance of such Certificates will be made on each Distribution Date for such Series to the holders of the Certificates of the Class or Subclass then entitled to receive such distributions until the aggregate amount of such distributions have reduced the Stated

Principal Balance of such Certificates to zero. Allocation of distributions in reduction of Stated Principal Balance will be made to each Class or Subclass of such Certificates in the order specified in the related Prospectus Supplement, which, if so specified in such Prospectus Supplement, may be concurrently. Unless otherwise specified in the related Prospectus Supplement, distributions in reduction of the Stated Principal Balance of each Certificate of a Class or Subclass then entitled to receive such distributions will be made pro rata among the Certificates of such Class or Subclass.

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates that includes Multi-Class Certificates, the maximum amount which will be distributed in reduction of Stated Principal Balance to holders of Certificates of a Class or Subclass then entitled thereto on any Distribution Date will equal, to the extent funds are available in the Certificate Account, the sum of (i) the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of such Series since the prior Distribution Date (or since the date specified in the related Prospectus Supplement in the case of the first Distribution Date) (the "Accrual Distribution Amount"); (ii) the Stated Principal Distribution Amount; and (iii) to the extent specified in the related Prospectus Supplement, the applicable percentage of the Excess Cash Flow specified in such Prospectus Supplement.

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates that includes Multi-Class Certificates, the "Stated Principal Distribution Amount" with respect to a Distribution Date will equal the sum of the Accrual Distribution Amount, if any, and the amount, if any, by which the then outstanding Stated Principal Balance of the Multi-Class Certificates of such Series (before taking into account the amount of interest accrued on any Class of Compound Interest Certificates of such Series to be added to the Stated Principal Balance thereof on such Distribution Date) exceeds the Asset Value of the Trust Assets in the Trust Fund underlying such Series as of the end of a period (a "Due Period") specified in the related Prospectus Supplement. For purposes of determining the Stated Principal Distribution Amount with respect to a Distribution Date, the Asset Value of the Trust Assets will be reduced to take into account the interest evidenced by such Classes or Subclasses of Certificates in the principal distributions on or with respect of such Trust Assets received by the Trustee during the preceding Due Period.

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates that includes Multi-Class Certificates, Excess Cash Flow represents the excess of (i) the interest evidenced by such Multi-Class Certificates in the distributions received on the Mortgage Loans or Contracts underlying such Series in the Due Period preceding a Distribution Date for such Series (and, in the case of the first Due Period, the amount deposited in the Certificate Account on the closing day for the sale of such Certificates), together with income from the reinvestment thereof, and, to the extent specified in such Prospectus Supplement, the amount of cash withdrawn from any Reserve, GPM or Buy-Down Fund for such Series in the Due Period preceding such Distribution Date, over (ii) the sum of all interest accrued, whether or not then distributable, on the Multi-Class Certificates since the preceding Distribution Date (or since the date specified in the related Prospectus Supplement in the case of the first Distribution Date), the Stated Principal Distribution Amount for the then current Distribution Date and, if applicable, any payments made on any Certificates of such Class or Subclass pursuant to any special distributions in reduction of Stated Principal Balance during such Due Period.

  The Stated Principal Balance of a Multi-Class Certificate of a Series at any time represents the maximum specified dollar amount (exclusive of interest at the related Interest Rate) to which the holder thereof is entitled from the cash flow on the Trust Assets in the Trust Fund for such Series, and will decline to the extent distributions in reduction of Stated Principal Balance are received by such holder. The Initial Stated Principal Balance of each Class or Subclass within a Series that has been assigned a Stated Principal Balance will be specified in the related Prospectus Supplement.

  Distributions (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, except that, with respect to any holder of a Certificate meeting the requirements specified in the applicable Prospectus Supplement, distributions shall be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than two Business Days prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency designated by the Master Servicer for such purpose, as specified in the final distribution notice to Certificateholders.

ASSIGNMENT OF MORTGAGE CERTIFICATES

  Pursuant to the applicable Agreement for a Series of Certificates that includes Mortgage Certificates in the related Trust Fund, the Depositor will cause such Mortgage Certificates to be transferred to the Trustee together with all principal and interest distributed on such Mortgage Certificates after the Cut-off Date. Each Mortgage Certificate included in a Trust Fund will be identified in a schedule appearing as an exhibit to the applicable Agreement. Such schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the Certificates and its coupon rate, maturity and original principal balance. In addition, such steps will be taken by the Depositor as are necessary to cause the Trustee to become the registered owner of each Mortgage Certificate which is included in a Trust Fund and to provide for all distributions on each such Mortgage Certificate to be made directly to the Trustee.

  In connection with such assignment, the Depositor will make certain representations and warranties in the Agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and such breach or breaches adversely affect the interests of the Certificateholders in the Mortgage Certificates, the Depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related pass-through rate to the distribution date for such Mortgage Certificates. The Mortgage Certificates with respect to a Series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related Prospectus Supplement. Any amounts received in respect of such repurchases will be distributed to Certificateholders on the immediately succeeding Distribution Date.

  If so specified in the related Prospectus Supplement, within the specified period following the date of issuance of a Series of Certificates, the Depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the Trustee Mortgage Certificates ("Substitute Mortgage Certificates") in substitution for any one or more of the Mortgage Certificates ("Deleted Mortgage Certificates") initially included in the Trust Fund. The required characteristics or any such Substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related Prospectus Supplement.

ASSIGNMENT OF MORTGAGE LOANS

  The Depositor will cause the Mortgage Loans constituting a Mortgage Pool to be assigned to the Trustee, together with all principal and interest received on or with respect to such Mortgage Loans after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule will include information as to the adjusted principal balance of each Mortgage Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly (or other periodic) payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination.

  In addition, the Depositor will, as to each Mortgage Loan that is not a Cooperative Loan, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) the Mortgage Note endorsed to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Originator of such Mortgage Loan. In addition, with respect to any Commercial Mortgage Loans, Multifamily Mortgage Loans and Mixed-Use Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian hereinafter referred to) the assignment of leases, rents and profits (if separate from the Mortgage) and an executed re-assignment of assignment of leases, rents and profits.

  The Depositor will cause to be delivered to the Trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The Master Servicer will file in the appropriate office a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

  The Trustee (or the custodian hereinafter referred to) will, within a specified number of days after receipt thereof, review and hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Depositor and the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or other entity cannot cure such defect within the time period specified in such Prospectus Supplement, the Master Servicer or such other entity will be obligated to either substitute the affected Mortgage Loan for a Substitute Mortgage Loan or Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in such Prospectus Supplement at a price equal to the principal balance thereof as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Pass-Through Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed Advances made by the Master Servicer in respect of such Mortgage Loan. The Master Servicer is obligated to enforce the repurchase obligation of the Servicer, to the extent described above under "The Trust Fund--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases." Unless otherwise specified in the applicable Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a constituent document.

  Unless otherwise specified in the applicable Prospectus Supplement, with respect to the Mortgage Loans in a Mortgage Pool, the Depositor will make representations and warranties as to the types and geographical distribution of such Mortgage Loans and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Mortgage Loan. In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related Series of Certificates, no Mortgage Loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interest of the Certificateholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the purchase price set forth above. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Depositor, if so specified in the applicable Prospectus Supplement, to substitute for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Depositor.

  Within the period specified in the related Prospectus Supplement, following the date of issuance of a Series of Certificates, the Depositor, the Master Servicer, the Unaffiliated Seller or the related Servicer, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Deleted Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders. The required characteristics of any such Substitute Mortgage Loan and any additional restrictions relating to the substitution of Mortgage Loans will generally be as described under "The Trust Fund--The Contract Pools" with respect to the substitution of Contracts.

  In addition to making certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the Pooling and Servicing Agreement relating to a Series of Certificates, the Master Servicer may make certain representations and warranties to the Trustee in such Pooling and Servicing Agreement with respect to the enforceability of coverage under any applicable Primary Insurance Policy, Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Bond. See "Description of Insurance" for information regarding the extent of coverage under certain of the aforementioned insurance policies. Upon a breach of any such representation or warranty that materially and adversely affects the interests of the Certificateholders of such Series in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase such Mortgage Loan at the price calculated as set forth above.

  To the extent described in the related Prospectus Supplement, the Master Servicer will procure a surety bond, corporate guaranty or another similar form of insurance coverage acceptable to the Rating Agency rating the related Series of Certificates to support, among other things, this purchase obligation. Unless otherwise stated in the applicable Prospectus Supplement, the aforementioned purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of the Master Servicer's insurability representation. The Master Servicer's obligation to purchase Mortgage Loans upon such a breach is subject to limitations.

  The Trustee will be authorized, with the consent of the Depositor and the Master Servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the Mortgage Loans as the agent of the Trustee.

  Pursuant to each Pooling and Servicing Agreement, the Master Servicer, either directly or through Servicers, or the Special Servicer (if applicable), will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below. The Special Servicer may also be a party to the Pooling and Servicing Agreement with respect to a Series of Certificates, in which case the related Prospectus Supplement shall set forth the duties and responsibilities of the Special Servicer thereunder.

ASSIGNMENT OF CONTRACTS

  The Depositor will cause the Contracts constituting the Contract Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the Depositor is unable to obtain a perfected security interest in a Contract prior to transfer and assignment to the Trustee, the Unaffiliated Seller will be obligated to repurchase such Contract. The Trustee, concurrently with such assignment, will authenticate and deliver the Certificates. Each Contract will be identified in a schedule appearing as an exhibit to the Agreement (the "Contract Schedule"). Unless otherwise specified in the related Prospectus Supplement, the Contract Schedule will specify, with respect to each Contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date; the APR; the current scheduled monthly level payment of principal and interest; and the maturity of the Contract.

  In addition, the Depositor, as to each Contract, will deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the

Depositor to the Trust Fund. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Certificateholders in the Contracts could be defeated. See "Certain Legal Aspects of Mortgage Loans and Contracts--The Contracts."

  The Trustee (or the Custodian) will review and hold such documents in trust for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, if any such document is found to be defective in any material respect, the Unaffiliated Seller must cure such defect within 60 days, or within such other period specified in the related Prospectus Supplement the Unaffiliated Seller, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Unaffiliated Seller of the defect. If the defect is not cured, the Unaffiliated Seller will repurchase the related Contract or any property acquired in respect thereof from the Trustee at a price equal to the remaining unpaid principal balance of such Contract (or, in the case of a repossessed Manufactured Home, the unpaid principal balance of such Contract immediately prior to the repossession) or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued but unpaid interest to the first day of the month following repurchase at the related Pass-Through Rate, plus any unreimbursed Advances respecting such Contract. Unless otherwise specified in the related Prospectus Supplement, the repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a Contract document.

  Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller of Contracts will have represented, among other things, that (i) immediately prior to the transfer and assignment of the Contracts, the Unaffiliated Seller had good title to, and was the sole owner of each Contract and there had been no other sale or assignment thereof, (ii) as of the date of such transfer, the Contracts are subject to no offsets, defenses or counterclaims, (iii) each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws, (iv) as of the date of such transfer, each Contract is a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair,
(v) as of the date of such transfer, no Contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home and (vi) with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard Insurance Policy in the amount required in the Pooling and Servicing Agreement and that all premiums now due on such insurance have been paid in full.

  All of the representations and warranties of a seller in respect of a Contract will have been made as of the date on which such seller sold the Contract to the Depositor or its affiliate; the date such representations and warranties were made may be a date prior to the date of initial issuance of the related series of Certificates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related Series of Certificates. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a seller, the seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Contract by the seller to the Depositor or its affiliate, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Contract. Nothing, however, has come to the Depositor's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of Contracts as of the date of initial issuance of the related series of Certificates.

  The only representations and warranties to be made for the benefit of Certificateholders in respect of any Contract relating to the period commencing on the date of sale of such Contract to the Depositor or its affiliate will be certain limited representations of the Depositor and of the Master Servicer described above under "The Trust Fund--The Contract Pools."

  If an Unaffiliated Seller cannot cure a breach of any representation or warranty made by it in respect of a Contract that materially and adversely affects the interest of the Certificateholders in such Contract within 90 days (or such other period specified in the related Prospectus Supplement) after notice from the Master Servicer, such Unaffiliated Seller will be obligated to repurchase such Contract at a price equal to, unless otherwise specified in the related Prospectus Supplement, the principal balance thereof as of the date of the repurchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued and unpaid interest to the first day of the month following repurchase at the related Pass-Through Rate, plus the amount of any unreimbursed Advances in respect of such Contract (the "Purchase Price"). The Master Servicer will be required under the applicable Pooling and Servicing Agreement to enforce this obligation for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Contract. Except as otherwise set forth in the related Prospectus Supplement, this repurchase obligation will constitute the sole remedy available to Certificateholders or the Trustee for a breach of representation by an Unaffiliated Seller.

  Neither the Depositor nor the Master Servicer will be obligated to purchase a Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to Contracts. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of a representation made by the Depositor or the Master Servicer, the Depositor or the Master Servicer may have a purchase obligation as described above under "The Trust Fund--The Contract Pools."

SERVICING BY UNAFFILIATED SELLERS

  Each Unaffiliated Seller of a Mortgage Loan or a Contract may have the option to act as the Servicer (or Master Servicer) for such Mortgage Loan or Contract pursuant to a Servicing Agreement. A representative form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the form of Servicing Agreement and by the discretion of the Master Servicer or Depositor to modify the Servicing Agreement and to enter into different Servicing Agreements. The Pooling and Servicing Agreement provides that, if for any reason the Master Servicer for such Series of Certificates is no longer the Master Servicer of the related Mortgage Loans or Contracts, the Trustee or any successor master servicer must recognize the Servicer's rights and obligations under such Servicing Agreement.

  A Servicer may delegate its servicing obligations to third-party servicers, but continue to act as Servicer under the related Servicing Agreement. The Servicer will be required to perform the customary functions of a servicer, including collection of payments from Mortgagors and Obligors and remittance of such collections to the Master Servicer, maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims thereunder, subject in certain cases to (a) the right of the Master Servicer to approve in advance any such settlement; (b) maintenance of escrow accounts of Mortgagors and Obligors for payment of taxes, insurance, and other items required to be paid by the Mortgagor pursuant to terms of the related Mortgage Loan or the Obligor pursuant to the related Contract; (c) processing of assumptions or substitutions; (d) attempting to cure delinquencies; (e) supervising foreclosures or repossessions; (f) inspection and management of Mortgaged Properties, Cooperative Dwellings or Manufactured Homes under certain circumstances; and (g) maintaining accounting records relating to the Mortgage Loans and Contracts. A Servicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on Mortgage Loans and Contracts (as described more fully below under "--Payments on Mortgage Loans" and "--Payments on Contracts"), and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors and Obligors.

  As compensation for its servicing duties, a Servicer will be entitled to amounts from payments with respect to the Mortgage Loans and Contracts serviced by it. The Servicer will also be entitled to collect and retain, as part of its servicing compensation, certain fees and late charges provided in the Mortgage Note or related instruments. The Servicer will be reimbursed by the Master Servicer for certain expenditures that it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Pooling and Servicing Agreement.

  Each Servicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Servicer in its servicing capacity.

  Each Servicer will be required to service each Mortgage Loan or Contract pursuant to the terms of the Servicing Agreement for the entire term of such Mortgage Loan or Contract, unless the Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Unless otherwise set forth in the Prospectus Supplement, the Master Servicer may terminate a Servicing Agreement upon 30 days' written notice to the Servicer, without cause, upon payment of an amount equal to the fair market value of the right to service the Mortgage Loans or Contracts serviced by any such Servicer under such Servicing Agreement, or if such fair market value cannot be determined, a specified percentage of the aggregate outstanding principal balance of all such Mortgage Loans or Contracts, or immediately upon the giving of notice upon certain stated events, including the violation of such Servicing Agreement by the Servicer.

  The Master Servicer may agree with a Servicer to amend a Servicing Agreement. The Master Servicer may also, at any time and from time to time, release servicing to third-party servicers, but continue to act as Master Servicer under the related Pooling and Servicing Agreement. Upon termination of a Servicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or Contracts or enter into one or more new Servicing Agreements. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Servicer that it replaces. If the Master Servicer enters into a new Servicing Agreement, each new Servicer must be an Unaffiliated Seller or meet the standards for becoming an Unaffiliated Seller or have such servicing experience that is otherwise satisfactory to the Master Servicer. The Master Servicer will make reasonable efforts to have the new Servicer assume liability for the representations and warranties of the terminated Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability in respect of such representations and warranties. Any amendments to a Servicing Agreement or new Servicing Agreements may contain provisions different from those described above that are in effect in the original Servicing Agreements. However, the Pooling and Servicing Agreement with respect to a Series will provide that any such amendment or new agreement may not be inconsistent with or violate such Pooling and Servicing Agreement.

PAYMENTS ON MORTGAGE LOANS

  The Master Servicer will, unless otherwise specified in the Prospectus Supplement with respect to a Series of Certificates, establish and maintain a separate account or accounts in the name of the Trustee (the "Certificate Account"), which must be maintained with a depository institution and in a manner acceptable to the Rating Agency rating the Certificates of a Series.

  If so specified in the applicable Prospectus Supplement, the Master Servicer, in lieu of establishing a Certificate Account, may establish a separate account or accounts in the name of the Trustee (the "Custodial Account") meeting the requirements set forth herein for the Certificate Account. In such a case, amounts in such Custodial Account, after making the required deposits and withdrawals specified below, shall be remitted to the Certificate Account maintained by the Trustee for distribution to Certificateholders in the manner set forth herein and in such Prospectus Supplement.

  In those cases where a Servicer is servicing a Mortgage Loan pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the "Servicing Account") that will comply with either the standards set forth above or, subject to the conditions set forth in the Servicing Agreement, be maintained with a depository, meeting the requirements of the Rating Agency rating the Certificates of the related Series, and that is otherwise acceptable to the Master Servicer. The Servicer will be required to deposit into the Servicing

Account on a daily basis all amounts enumerated in the following paragraph in respect of the Mortgage Loans received by the Servicer, less its servicing compensation. On the date specified in the Servicing Agreement, the Servicer shall remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The Servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that, unless otherwise specified in the related Prospectus Supplement, such requirement shall only apply to the extent such Servicer determines in good faith any such advance will be recoverable out of Insurance Proceeds, proceeds of the liquidation of the related Mortgage Loans or otherwise. Any payments or other amounts collected by a Special Servicer with respect to any Specially Serviced Mortgage Loans will be deposited by such Special Servicer as set forth in the related Prospectus Supplement.

  The Certificate Account may be maintained with a depository institution that is an affiliate of the Master Servicer. The Master Servicer will deposit in the Certificate Account for each Series of Certificates on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) in the manner set forth in the related Prospectus Supplement:

    (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans, net of any portion of such payments that represent unreimbursed or unrecoverable Advances made by the related Servicer;

    (ii) all payments on account of interest on the Mortgage Loans, net of any portion thereof retained by the Servicer, if any, as its servicing fee;

    (iii) all proceeds of (A) any Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guarantee, Mortgagor Bankruptcy Bond or Pool Insurance Policy with respect to such Series of Certificates and any title, hazard or other insurance policy covering any of the Mortgage Loans included in the related Mortgage Pool (to the extent such proceeds are not applied to the restoration of the related property or released to the Mortgagor in accordance with customary servicing procedures) (collectively, "Insurance Proceeds") or any Alternative Credit Support established in lieu of any such insurance and described in the applicable Prospectus Supplement; and (B) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under the Letter of Credit or proceeds of any Alternative Credit Support, if any, with respect to such Series ("Liquidation Proceeds"), net of expenses of liquidation, unpaid servicing compensation with respect to such Mortgage Loans and unreimbursed or unrecoverable Advances made by the Servicers of the related Mortgage Loans;

    (iv) all payments under the Letter of Credit, if any, with respect to such Series;

    (v) all amounts required to be deposited therein from the Reserve Fund, if any, for such Series;

    (vi) any Advances made by a Servicer or the Master Servicer (as described herein under "--Advances");

    (vii) any Buy-Down Funds (and, if applicable, investment earnings thereon) required to be deposited in the Certificate Account, as described below; and

    (viii) all proceeds of any Mortgage Loan repurchased by the Master Servicer, the Depositor, any Servicer or any Unaffiliated Seller (as described under "The Trust Fund--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases" or "--Assignment of Mortgage Loans" above or repurchased by the Depositor as described under "--Termination" below).

  With respect to each Buy-Down Loan, if so specified in the related Prospectus Supplement, the Master Servicer or the related Servicer will deposit the Buy-Down Funds with respect thereto in a custodial account complying with the requirements set forth above for the Certificate Account, which, unless otherwise specified in the related Prospectus Supplement, may be an interest-bearing account. The amount of such required deposits, together with investment earnings thereon at the rate specified in the applicable Prospectus Supplement, will provide sufficient funds to support the full monthly payments due on such Buy-Down Loan on a level debt service basis. Neither the Master Servicer nor the Depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any such insufficiency is not recoverable from the Mortgagor under the terms of the related Mortgage Note, distributions to Certificateholders will be affected. With respect to each Buy-Down Loan, the Master Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each Distribution Date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the Mortgagor on such Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

  If the Mortgagor on a Buy-Down Loan prepays such loan in its entirety, or defaults on such loan and the Mortgaged Property is sold in liquidation thereof, during the period when the Mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the related Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan. In the event of a default with respect to which a claim, including accrued interest supplemented by amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, has been made, the Master Servicer or the related Servicer will pay an amount equal to the remaining amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, to the extent the claim includes accrued interest supplemented by amounts in the Buy-Down Fund, to the related Pool Insurer or the insurer under the related Primary Insurance Policy (the "Primary Insurer") if the Mortgaged Property is transferred to the Pool Insurer or the Primary Insurer, as the case may be, which pays 100% of the related claim (including accrued interest and expenses) in respect of such default, to the L/C Bank in consideration of such payment under the related Letter of Credit, or to the guarantor or other person which pays the same pursuant to Alternative Credit Support described in the applicable Prospectus Supplement. In the case of any such prepaid or defaulted Buy-Down Loan the amounts in the Buy-Down Fund in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buy-Down Fund and remit to the Depositor or the Mortgagor, depending on the terms of the related buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

  If so specified in the Prospectus Supplement with respect to a Series, in lieu of, or in addition to the foregoing, the Depositor may deliver cash, a letter of credit or a guaranteed investment contract to the Trustee to fund the Buy-Down Fund for such Series, which shall be drawn upon by the Trustee in the manner and at the times specified in such Prospectus Supplement.

PAYMENTS ON CONTRACTS

  A Certificate Account meeting the requirements set forth under "Description of the Certificates--Payments on Mortgage Loans" will be established in the name of the Trustee.

  There will be deposited in the Certificate Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Master Servicer on or before the Cut-off
Date):

    (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

    (ii) all Obligor payments on account of interest on the Contracts, adjusted to the Pass-Through Rate;

    (iii) all Liquidation Proceeds received with respect to Contracts or property acquired in respect thereof by foreclosure or otherwise;

    (iv) all Insurance Proceeds received with respect to any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to the Obligor;

    (v) any Advances made as described under "--Advances" and certain other amounts required under the Pooling and Servicing Agreement to be deposited in the Certificate Account;

    (vi) all amounts received from Credit Support provided with respect to a Series of Certificates;

    (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Master Servicer, the Depositor or otherwise as described above or under "--Termination" below; and

    (viii) all amounts, if any, required to be transferred to the Certificate Account from the Reserve Fund.

COLLECTION OF PAYMENTS ON MORTGAGE CERTIFICATES

  The Mortgage Certificates included in the Trust Fund with respect to a Series of Certificates will be registered in the name of the Trustee so that all distributions thereon will be made directly to the Trustee. The Pooling and Servicing Agreement will require the Trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which such distribution was due and payable pursuant to the terms of such Mortgage Certificate, to request the issuer or guarantor, if any, of such Mortgage Certificate to make such payment as promptly as possible and legally permitted and to take such legal action against such issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Certificateholders of the affected Series. In the event that the Trustee has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify such Certificateholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by such Certificateholders.

DISTRIBUTIONS ON CERTIFICATES

  On each Distribution Date with respect to a Series of Certificates as to which credit support is provided by means other than the creation of a Subordinated Class or Subclasses and the establishment of a Reserve Fund, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit therein and distribute, or, if so specified in the applicable Prospectus Supplement, will withdraw from the Custodial Account funds on deposit therein and remit to the Trustee, who will distribute, such funds to Certificateholders of record on the applicable Record Date. Such distributions shall occur in the manner described herein under "Description of the Certificates--Distributions of Principal and Interest" and in the related Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit therein and distribute them to the Trustee. Such funds shall consist of the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any) and interest received after the Cut-off Date and on or prior to the 20th day (or if such day is not a business day, the next preceding business day) of the month of such distribution or such other day as may be specified in the related Prospectus Supplement (in either case the "Determination Date"), except:

    (i) all payments that were due on or before the Cut-off Date;

    (ii) all principal prepayments received during the month of distribution and all payments of interest representing interest for the month of distribution or any portion thereof;

    (iii) all payments which represent early receipt (other than prepayments) of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

    (iv) amounts received on particular Mortgage Loans or Contracts as late payments of principal or interest and respecting which the Master Servicer has made an unreimbursed Advance;

    (v) amounts representing reimbursement for other Advances which the Master Servicer has determined to be otherwise nonrecoverable and amounts representing reimbursement for certain losses and expenses incurred or Advances made by the Master Servicer and discussed below; and

    (vi) that portion of each collection of interest on a particular Mortgage Loan in such Mortgage Pool or on a particular Contract in such Contract Pool that represents (A) servicing compensation to the Master Servicer and, if applicable, the Special Servicer, (B) amounts payable to the entity or entities specified in the applicable Prospectus Supplement or permitted withdrawals from the Certificate Account out of payments under the Letter of Credit, if any, with respect to the Series, (C) related Insurance Proceeds or Liquidation Proceeds, (D) amounts in the Reserve Fund, if any, with respect to the Series or (E) proceeds of any Alternative Credit Support, each deposited in the Certificate Account to the extent described under "Description of the Certificates--Maintenance of Insurance Policies," "--Presentation of Claims," "--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" and "--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Contracts" or in the applicable Prospectus Supplement.

  Except as otherwise specified in the related Prospectus Supplement, no later than the Business Day immediately preceding the Distribution Date for a Series of Certificates, the Master Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the next succeeding Distribution Date on account of principal and interest on the Mortgage Loans or Contracts, stated separately or the information enabling the Trustee to determine the amount of distribution to be made on the Certificates and a statement setting forth certain information with respect to the Mortgage Loans or Contracts.

  If so specified in the applicable Prospectus Supplement, the Trustee will establish and maintain the Certificate Account for the benefit of the holders of the Certificates of the related Series in which the Trustee shall deposit, as soon as practicable after receipt, each distribution made to the Trustee by the Master Servicer, as set forth above, with respect to the Mortgage Loans or Contracts, any distribution received by the Trustee with respect to the Mortgage Certificates, if any, included in the Trust Fund and deposits from any Reserve Fund or GPM Fund. If so specified in the applicable Prospectus Supplement, prior to making any distributions to Certificateholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the Trustee shall be deducted and paid to the Trustee.

  Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the Business Day preceding the next Distribution Date. Unless otherwise provided in the Prospectus Supplement, all income and gain realized from any such investment will be for the benefit of the Master Servicer. The Master Servicer will be required to deposit the amount of any losses incurred with respect to such investments out of its own funds, when realized. The Certificate Account established pursuant to the Deposit Trust Agreement shall be a non-interest bearing account or accounts.

  The timing and method of distribution of funds in the Certificate Account to Classes or Subclasses of Certificates having differing terms, whether subordinated or not, to the extent not described herein, shall be set forth in the related Prospectus Supplement.

SPECIAL DISTRIBUTIONS

  To the extent specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes of Multi-Class Certificates that do not provide for monthly Distribution Dates may receive Special Distributions in reduction of Stated Principal Balance ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Pooling and Servicing Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution Date for such Series and available to be distributed to the holders of the Certificates of such Classes or Subclasses may be less than the sum of (i) the interest scheduled to be distributed to holders of the Certificates of such Classes or Subclasses and (ii) the amount to be distributed in reduction of Stated Principal Balance or such Certificates on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Principal Balance would be made on the next Distribution Date.

REPORTS TO CERTIFICATEHOLDERS

  Unless otherwise specified or modified in the related Prospectus Supplement for each Series, the Master Servicer or the Trustee will include with each distribution to Certificateholders of record of such Series, or within a reasonable time thereafter, a statement generally setting forth, among other things, the following information, if applicable (per each Certificate, as to (i) through (iii) or (iv) through (vi) below, as applicable):

    (i) to each holder of a Certificate, other than a Multi-Class Certificate or Residual Certificate, the amount of such distribution allocable to principal of the Trust Assets, separately identifying the aggregate amount of any Principal Prepayments included therein, and the portion, if any, advanced by a Servicer or the Master Servicer;

    (ii) to each holder of a Certificate, other than a Multi-Class Certificate or Residual Certificate, the amount of such distribution allocable to interest on the related Trust Assets and the portion, if any, advanced by a Servicer or the Master Servicer;

    (iii) to each holder of a Certificate, the amount of servicing compensation with respect to the related Trust Assets and such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

    (iv) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Principal Balance are then being made, the amount of such interest distribution and distribution in reduction of Stated Principal Balance, and the Stated Principal Balance of each Class after giving effect to the distribution in reduction of Stated Principal Balance made on such Distribution Date or on any Special Distribution Date occurring subsequent to the last report;

    (v) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Principal Balance of Certificates outstanding of each Class or Subclass after giving effect to the distribution in reduction of Stated Principal Balance made on such Distribution Date and on any Special Distribution Date occurring subsequent to the last such report and after including in the aggregate Stated Principal Balance the Stated Principal Balance of the Compound Interest Certificates, if any, outstanding and the amount of any accrued interest added to the Compound Value of such Compound Interest Certificates on such Distribution Date;

    (vi) to each holder of a Compound Interest Certificate (but only if such holder shall not have received a distribution of interest on such Distribution Date equal to the entire amount of interest accrued on such Certificate with respect to such Distribution Date):

      (a) the information contained in the report delivered pursuant to clause (v) above;

      (b) the interest accrued on such Class or Subclass of Compound Interest Certificates with respect to such Distribution Date and added to the Compound Value of such Compound Interest Certificate; and

      (c) the Stated Principal Balance of such Class or Subclass of Compound Interest Certificates after giving effect to the addition thereto of all interest accrued thereon;

    (vii) in the case of a series of Certificates with a variable Pass-Through Rate, the weighted average Pass-Through Rate applicable to the distribution in question;

    (viii) the amount or the remaining obligations of an L/C Bank with respect to a Letter of Credit, after giving effect to the declining amount available and any payments thereunder and other amounts charged thereto on the applicable Distribution Date, expressed as a percentage of the amount reported pursuant to (x) below, and the amount of coverage remaining under the Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond, or Reserve Fund as applicable, in each case, as of the applicable Determination Date, after giving effect to any amounts with respect thereto distributed to Certificateholders on the Distribution Date;

    (ix) in the case of a Series of Certificates benefiting from the Alternative Credit Support described in the related Prospectus Supplement, the amount of coverage under such Alternative Credit Support as of the close of business on the applicable Determination Date, after giving effect to any amounts with respect thereto distributed to Certificateholders on the Distribution Date;

    (x) the aggregate scheduled principal balance of the Trust Assets as of a date not earlier than such Distribution Date after giving effect to payments of principal distributed to Certificateholders on the Distribution Date;

    (xi) the book value of any collateral acquired by the Mortgage Pool or Contract Pool through foreclosure, repossession or otherwise; and

    (xii) the number and aggregate principal amount of Mortgage Loans or Contracts one month and two months delinquent.

  In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer, or the Trustee, if specified in the applicable Prospectus Supplement, will cause to be furnished to each Certificateholder of record at any time during such calendar year a report as to the aggregate of amounts reported pursuant to (i) through (iii) or (iv) through (vi) above and such other information as in the judgment of the Master Servicer or the Trustee, as the case may be, is needed for the Certificateholder to prepare its tax return, as applicable, for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year.

ADVANCES

  Unless otherwise stated in the related Prospectus Supplement, each Servicer and the Master Servicer (with respect to Mortgage Loans or Contracts serviced by it and with respect to Advances required to be made by the Servicers that were not so made) will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest (adjusted to the applicable Pass-Through Rate) that were due on the Due Date with respect to a Mortgage Loan or Contract and that were delinquent (including any payments that have been deferred by the Servicer or the Master Servicer) as of the close of business on the date specified in the Pooling and Servicing Agreement, to be remitted no later than the close of business on the business day immediately preceding the Distribution Date, subject to (unless otherwise provided in the applicable Prospectus Supplement) their respective determinations that such advances are reimbursable under any Letter of Credit, Pool Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond, from the proceeds of Alternative Credit Support, from cash in the Reserve Fund, the Servicing or Certificate Accounts or otherwise. In making such advances, the Servicers and Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the Certificateholders, rather than to guarantee or insure against losses. Any such Advances are reimbursable to the Servicer or Master Servicer out of related recoveries on the Mortgage Loans respecting which such amounts were advanced. In addition, such Advances are reimbursable from cash in the Reserve Fund, the Servicing or Certificate Accounts to the extent that the Servicer or the Master Servicer, as the case may be, shall determine that any such Advances previously made are not ultimately recoverable. The Servicers and the Master Servicer generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, Property Protection Expenses not paid by Mortgagors or Obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title or management of REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Prospectus Supplement. Unless otherwise set forth in the related Prospectus Supplement, funds so advanced are reimbursable out of recoveries on the related Mortgage Loans. This right of reimbursement for any Advance will be prior to the rights of the Certificateholders to receive any amounts recovered with respect to such Mortgage Loans or Contracts. Unless otherwise provided in the applicable Prospectus Supplement, the Servicers and the Master Servicer will also be required to advance an amount necessary to provide a full month's interest (adjusted to the applicable Pass-Through Rate) in connection with full or partial prepayments, liquidations, defaults and repurchases of the Mortgage Loans or Contracts. Any such Advances will not be reimbursable to the Servicers or the Master Servicer.

COLLECTION AND OTHER SERVICING PROCEDURES

  The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. If so specified in the related Prospectus Supplement, the Master Servicer may subcontract the servicing of all or a portion of the Mortgage Loans to one or more Servicers and may subcontract the servicing of certain Commercial Mortgage Loans, Multifamily Mortgage Loans and/or Mixed-Use Mortgage Loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") to a special servicer (the "Special Servicer"), and certain information with respect to the Special Servicer will be set forth in such Prospectus Supplement. Such Servicers and any Special Servicer may be an affiliate of the Depositor and may have other business relationships with Depositor and its affiliates.

  The Master Servicer, directly or through the Servicers or a Special Servicer, as the case may be, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable Pooling and Servicing Agreement and any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond, or Alternative Credit Support, follow such collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Mortgage Loans or Contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, the Master Servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan or Contract or extend the due dates for payments due on a Mortgage Note or Contract for a period of not greater than 270 days, provided that the insurance coverage for such Mortgage Loan or Contract or the coverage provided by any Letter of Credit or any Alternative Credit Support, will not be adversely affected.

  Under the Pooling and Servicing Agreement, the Master Servicer, either directly or through Servicers or a Special Servicer, to the extent permitted by law, may establish and maintain an escrow account (the "Escrow Account") in which Mortgages or Obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing such escrows to be made. The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it for deposit in the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for servicing of such Mortgage Loans. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to Mortgagors or Obligors amounts determined to be overages, to pay interest to Mortgagors or Obligors on balances in the Escrow Account, if required, and to clear and terminate such account. The Master Servicer will be responsible for the administration of each Escrow Account and will be obliged to make advances to such accounts when a deficiency exists therein. Alternatively, in lieu of establishing an Escrow Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

MAINTENANCE OF INSURANCE POLICIES

  To the extent that the applicable Prospectus Supplement does not expressly provide for a method of credit support described below under "Credit Support" or for Alternative Credit Support in lieu of some or all of the insurance coverage set forth below, the following paragraphs on insurance shall apply.

STANDARD HAZARD INSURANCE

  To the extent specified in a related Prospectus Supplement, the terms of each Servicing Agreement will require the Servicer or the Special Servicer (if applicable) to cause to be maintained for each Mortgage Loan or

Contract that it services (and the Master Servicer will be required to maintain for each Mortgage Loan or Contract serviced by it directly) a policy of standard hazard insurance (a "Standard Hazard Insurance Policy") covering the Mortgaged Property underlying such Mortgage Loan or Manufactured Home underlying such Contract in an amount at least equal to the maximum insurable value of the improvements securing such Mortgage Loan or Contract or the principal balance of such Mortgage Loan or Contract, whichever is less. Each Servicer, the Special Servicer (if applicable) or the Master Servicer, as the case may be, shall also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan or Contract, a Standard Hazard Insurance Policy in an amount that is at least equal to the maximum insurable value of the improvements that are a part of the Mortgaged Property or Manufactured Home. Any amounts collected by the Servicer, the Special Servicer (if applicable) or the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures) shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the Master Servicer, shall be deposited directly into the Certificate Account. Any cost incurred in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan or Contract, notwithstanding that the terms of the Mortgage Loan or Contract may so permit. Such cost shall be recoverable by the Servicer or the Special Servicer (if applicable) only by withdrawal of funds from the Servicing Account or by the Master Servicer only by withdrawal from the Certificate Account, as described in the Pooling and Servicing Agreement. No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a Mortgage Loan or Contract, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. When the Mortgaged Property or Manufactured Home is located at the time of origination of the Mortgage Loan or Contract in a federally designated flood area, the related Servicer or the Special Servicer (if applicable) (or the Master Servicer, in the case of each Mortgage Loan or Contract serviced by it directly) will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

  The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

  The Pooling and Servicing Agreement will require the Master Servicer to perform the aforementioned obligations of the Servicer in the event the Servicer fails to do so. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related Mortgage Loans or Contracts, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each Mortgage Loan or Contract that it services. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

  Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans or Contracts may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged Mortgaged Property or Manufactured Home. See "Description of Insurance--Special Hazard Insurance Policies" for a description of the limited protection afforded by a Special Hazard Insurance Policy against losses occasioned by certain hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the Standard Hazard Insurance Policies.

  With respect to Mortgage Loans secured by Commercial Property, Mixed-Use Property and Multi-Family Property, certain additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Pooling and Servicing Agreement may require the Master Servicer to maintain public liability insurance with respect to any related REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the related Mortgage Loan where the terms of such Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer from the Certificate Account, with interest thereon, as provided by the Agreement.


SPECIAL HAZARD INSURANCE

  If so specified in the related Prospectus Supplement, the Master Servicer will be required to exercise its best reasonable efforts to maintain the Special Hazard Insurance Policy, if any, with respect to a Series of Certificates in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the Special Hazard Insurance Policy on a timely basis; provided, however, that the Master Servicer shall be under no such obligation if coverage under the Pool Insurance Policy with respect to such Series has been exhausted. In the event that the Special Hazard Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of the Special Hazard Insurance Policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated Special Hazard Insurance Policy, the amount of coverage under the replacement Special Hazard Insurance Policy may be reduced to a level such that the applicable premium will not exceed the cost of the Special Hazard Insurance Policy that was replaced. Certain characteristics of the Special Hazard Insurance Policy are described under "Description of Insurance--Special Hazard Insurance Policies."

POOL INSURANCE

  To the extent specified in a related Prospectus Supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Pool Insurance Policy with respect to a Series of Certificates in effect throughout the term of the Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for such Pool Insurance Policy on a timely basis. In the event that the Pool Insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the Pool Insurer in connection with the Pool Insurance Policy, or if the Pool Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the Pool Insurance Policy and may obtain, under the circumstances described above with respect to the Special Hazard Insurance Policy, a replacement policy with reduced coverage. In the event the Pool Insurer ceases to be a qualified insurer because it is not approved as an insurer by FHLMC, FNMA or any successors thereto, the Master Servicer will agree to review, not less often than monthly, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized and, if so, will exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy under the above-stated limitations. Certain characteristics of the Pool Insurance Policy are described under "Description of Insurance--Pool Insurance Policies."

PRIMARY MORTGAGE INSURANCE

  To the extent specified in the related Prospectus Supplement, the Master Servicer will be required to keep in force and effect for each Mortgage Loan secured by Single Family Property serviced by it directly, and each Servicer of a Mortgage Loan secured by Single Family Property will be required to keep in full force and effect with respect to each such Mortgage Loan serviced by it, in each case to the extent required by the underwriting standards of the Depositor, a Primary Mortgage Insurance Policy issued by a qualified insurer (the "Primary Mortgage Insurer") with regard to each Mortgage Loan for which such coverage is required pursuant to the applicable Servicing Agreement and the Pooling and Servicing Agreement and to act on behalf of the Trustee (the "Insured") under each such Primary Mortgage Insurance Policy. Neither the Servicer nor the Master Servicer will cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the date of the initial issuance of a Series of Certificates that is required to be kept in force under the Pooling and Servicing Agreement or applicable Servicing Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency rating the Certificates. See "Description of Insurance--Primary Mortgage Insurance Policies."

MORTGAGOR BANKRUPTCY BOND

  If so specified in the related Prospectus Supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for a Series of Certificates in full force and effect throughout the term of the Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for such Mortgagor Bankruptcy Bond on a timely basis. At the request of the Depositor, coverage under a Mortgagor Bankruptcy Bond will be cancelled or reduced by the Master Servicer to the extent permitted by the Rating Agency rating the related Series of Certificates, provided that such cancellation or reduction does not adversely affect the then current rating of such Series. See "Description of Insurance--Mortgagor Bankruptcy Bond."

PRESENTATION OF CLAIMS

  The Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to HUD, the VA, the Pool Insurer, the Special Hazard Insurer, the issuer of the Mortgagor Bankruptcy Bond, and each Primary Mortgage Insurer, as applicable, and take such reasonable steps as are necessary to permit recovery under such insurance policies or Mortgagor Bankruptcy Bond, if any, with respect to a Series concerning defaulted Mortgage Loans or Contracts or Mortgage Loans or Contracts that are the subject of a bankruptcy proceeding. All collections by the Master Servicer under any FHA insurance or VA guarantee, any Pool Insurance Policy, any Primary Mortgage Insurance Policy or any Mortgagor Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described. In those cases in which a Mortgage Loan or Contract is serviced by a Servicer, the Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the applicable Primary Mortgage Insurer and to the FHA and the VA, as applicable, and all collections thereunder shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

  If any property securing a defaulted Mortgage Loan or Contract is damaged and proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Pool Insurance Policy or any Primary Mortgage Insurance Policy, neither the related Servicer nor the Master Servicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a Servicer, the Master Servicer agrees,
(i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan or Contract after reimbursement of the expenses incurred by the Servicer or the Master Servicer, as the case may be, and (ii) that such expenses will be recoverable through proceeds of the sale of the Mortgaged Property or proceeds of any related Pool Insurance Policy, any related Primary Mortgage Insurance Policy or otherwise.

  If recovery under a Pool Insurance Policy or any related Primary Mortgage Insurance Policy is not available because the related Servicer or the Master Servicer has been unable to make the above determinations or otherwise, the Servicer or the Master Servicer is nevertheless obligated to follow such normal practices and procedures as are deemed necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property or Manufactured Home are less than the principal balance of the defaulted Mortgage Loan or Contract, respectively, plus interest accrued thereon at the Pass-Through Rate, and if coverage under any other method of credit support with respect to such Series is exhausted, the related Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Servicer or the Master Servicer in connection with such proceedings and which are reimbursable under the related Servicing Agreement or the Pooling and Servicing Agreement. In the event that any such proceedings result in a total recovery that is, after reimbursement to the Servicer or the Master Servicer of its expenses, in excess of the principal balance of the related Mortgage Loan or Contract, together with accrued and unpaid interest thereon at the applicable Pass-Through Rates, the Servicer and the Master Servicer will be entitled to withdraw amounts representing normal servicing compensation on such Mortgage Loan or Contract from the Servicing Account or the Certificate Account, as the case may be.

ENFORCEMENT OF DUE-ON-SALE CLAUSES; REALIZATION
UPON DEFAULTED MORTGAGE LOANS

  Each Servicing Agreement and the Pooling and Servicing Agreement with respect to Certificates representing interests in a Mortgage Pool will provide that, when any Mortgaged Property has been conveyed by the borrower, such Servicer or the Master Servicer, as the case may be, will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto, if any, unless it reasonably believes that such enforcement is not exercisable under applicable law or regulations, would result in loss of insurance coverage with respect to such Mortgage Loan or would not be in the best interest of the related Series of Certificateholders. In any such case, where the due-on-sale clause will not be exercised, the Servicer or the Master Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any Pool Insurance Policy and any related Primary Mortgage Insurance Policy. In the case of an FHA Loan, such an assumption can occur only with HUD approval of the substitute Mortgagor. Each Servicer and the Master Servicer will also be authorized, with the prior approval of the Insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

  Under the Servicing Agreements and the Pooling and Servicing Agreement, the Servicer or the Master Servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer or the Master Servicer will follow such practices and procedures as are deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and in accordance with FNMA guidelines, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the Servicer nor the Master Servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a Servicer, the Master Servicer agrees (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the Letter of Credit, or amounts in the Reserve Fund, if any, with respect to the related Series, or otherwise.

  Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See "Certain Legal Aspects of the

Mortgage Loans and Contracts--The Mortgage Loans--Foreclosure" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

  The market value of any Commercial Property, Multifamily Property or Mixed-Use Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units. Since a default on a Mortgage Loan secured by Commercial Property, Multifamily Property or Mixed-Use Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of such property will be less than was anticipated when such Mortgage Loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced by the related Trust Fund. With respect to Multifamily Property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the Mortgage Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the Mortgage Loan at maturity may depend on its ability to refinance the Mortgage Loan. The Depositor, the Unaffiliated Seller and the Master Servicer will have no obligation to provide refinancing for any such Mortgage Loan.

ENFORCEMENT OF "DUE-ON-SALE" CLAUSES;
REALIZATION UPON DEFAULTED CONTRACTS

  Each Servicing Agreement and Pooling and Servicing Agreement with respect to Certificates representing interests in a Contract Pool will provide that, when any Manufactured Home securing a Contract is about to be conveyed by the Obligor, the Master Servicer, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, may exercise its rights to accelerate the maturity of such Contract under the applicable "due-on-sale" clause, if any, unless it is not exercisable under applicable law. In such case, the Master Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Contract and, unless determined to be materially adverse to the interests of Certificateholders, with the prior approval of the Pool Insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original Obligor is released from liability and such person is substituted as Obligor and becomes liable under the Contract. Where authorized by the Contract, the APR may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

  Under the Servicing Agreement or the Pooling and Servicing Agreement, the Master Servicer will repossess or otherwise comparably convert the ownership of properties securing such of the related Manufactured Homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such repossession or other conversion, the Servicer or Master Servicer will follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general Contract servicing activities. The Servicer or Master Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (i) that such restoration or repossession will increase the proceeds of liquidation of the related Contract to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  Under the Pooling and Servicing Agreement for a Series of Certificates, the Depositor or the person or entity specified in the related Prospectus Supplement and any Master Servicer will be entitled to receive an amount described in such Prospectus Supplement. The Master Servicer's primary compensation generally will be equal to the difference, with respect to each interest payment on a Mortgage Loan, between the Mortgage Rate and the Pass-Through Rate for the related Mortgage Pool and with respect to each interest payment on a Contract, between the APR and the Pass-Through Rate for the related Contract (less any servicing compensation payable to the Servicer of the related Mortgage Loan or Contract, if any, as set forth below, and the amount, if any, payable to the Depositor or to the person or entity specified in the applicable Prospectus Supplement). As compensation for its servicing duties, a Servicer will be entitled to receive a monthly servicing fee in the amount specified in the related Servicing Agreement. Such servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account. Each Servicer (with respect to the Mortgage Loans or Contracts serviced by it) and the Master Servicer will be entitled to servicing compensation out of Insurance Proceeds, Liquidation Proceeds, or Letter of Credit payments. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the Servicers and the Master Servicer to the extent not required to be deposited in the Certificate Account. If the Master Servicer subcontracts the servicing of Specially Serviced Mortgage Loans to a Special Servicer, the exact amount and calculation of the fee payable to the Special Servicer will be set forth in the related Prospectus Supplement and Pooling and Servicing Agreement.

  The Servicers, any Special Servicer and the Master Servicer, unless otherwise specified in the related Prospectus Supplement, will pay from their servicing compensation certain expenses incurred in connection with the servicing of the Mortgage Loans or Contracts, including, without limitation, payment of the Insurance Policy premiums and, in the case of the Master Servicer, fees or other amounts payable for any Alternative Credit Support, payment of the fees and disbursements of the Trustee (and any custodian selected by the Trustee), the Certificate Register and independent accountants and payment of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers. Certain of these expenses may be reimbursable by the Depositor pursuant to the terms of the Pooling and Servicing Agreement. In addition, the Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of any Special Servicer, Servicers and Unaffiliated Sellers under certain limited circumstances.

  As set forth in the preceding section, the Servicers, any Special Servicer and the Master Servicer will be entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted Mortgage Loans or Contracts. The related Trust Fund will suffer no loss by reason of such expenses to the extent claims are fully paid under the Letter of Credit, if any, the related insurance policies, from amounts in the Reserve Fund or under any applicable Alternative Credit Support described in a Prospectus Supplement. In the event, however, that claims are either not made or fully paid under such Letter of Credit, Insurance Policies or Alternative Credit Support, or if coverage thereunder has ceased, or if amounts in the Reserve Fund are not sufficient to fully pay such losses, the related Trust Fund will suffer a loss to the extent that the proceeds of the liquidation proceedings, after reimbursement of the expenses of the Servicers or the Master Servicer, as the case may be, are less than the principal balance of the related Mortgage Loan or Contract. In addition, the Servicers, a Special Servicer and the Master Servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a Mortgaged Property, Cooperative Dwelling or Manufactured Home, such right of reimbursement being prior to the rights of the Certificateholders to receive any payments under the Letter of Credit, or from any related Insurance Proceeds, Liquidation Proceeds, amounts in the Reserve Fund or any proceeds of Alternative Credit Support.

  Under the Deposit Trust Agreement, the Trustee will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The Trustee shall be required to pay all expenses, except as expressly provided in the Deposit Trust Agreement, subject to limited reimbursement as provided therein.

EVIDENCE AS TO COMPLIANCE

  The Master Servicer will deliver to the Depositor and the Trustee, on or before the date specified in the Pooling and Servicing Agreement, an Officer's Certificate stating that (i) a review of the activities of the Master

Servicer and the Servicers during the preceding calendar year and of its performance under the Pooling and Servicing Agreement has been made under the supervision of such officer, and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer and each Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement and the applicable Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Mortgage Loans or Contract, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the servicing of the Mortgage Loans or Contract was conducted in compliance with the provisions of the Pooling and Servicing Agreement and the Servicing Agreements, except for such exceptions as such firm believes it is required to report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER,
THE DEPOSITOR, THE TRUSTEE AND THE SPECIAL SERVICER

  The Master Servicer under each Pooling and Servicing Agreement will be named in the applicable Prospectus Supplement. The entity acting as Master Servicer may be an Unaffiliated Seller and have other normal business relationships with the Depositor and/or affiliates of the Depositor and may be an affiliate of the Depositor. In the event there is no Master Servicer under a Pooling and Servicing Agreement, all servicing of Mortgage Loans or Contracts will be performed by a Servicer pursuant to a Servicing Agreement.

  The Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

  The Trustee under each Pooling and Servicing Agreement or Deposit Trust Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

  The Trustee may resign from its obligations under the Pooling and Servicing Agreement at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Certificates of such Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor Trustee.

  The Trustee may resign at any time from its obligations and duties under the Deposit Trust Agreement by executing an instrument in writing resigning as Trustee, filing the same with the Depositor, mailing a copy of a notice of resignation to all Certificateholders then of record, and appointing a qualified successor trustee. No such resignation will become effective until the successor trustee has assumed the Trustee's obligations and duties under the Deposit Trust Agreement.

  Each Pooling and Servicing Agreement and Deposit Trust Agreement will also provide that neither the Depositor nor the Master Servicer nor any director, officer, employee or agent of the Depositor or the Master Servicer or the Trustee, or any responsible officers of the Trustee will be under any liability to the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the Depositor, the Master Servicer or the Trustee nor any such person will be protected against, in the case of the Master Servicer and the Depositor, any breach of representations or warranties made by them, and in the case of the Master Servicer, the Depositor and the Trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. Each Pooling and Servicing Agreement and Deposit Trust Agreement will further provide that the Depositor, the Master Servicer and the Trustee and any director, officer and employee or agent of the Depositor, the Master Servicer or the Trustee shall be entitled to indemnification, by the Trust Fund in the case of the Depositor and Master Servicer and by the Master Servicer in the case of the Trustee and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Certificates and in the case of the Trustee, resulting from any error in any tax or information return prepared by the Master Servicer or from the exercise of any power of attorney granted pursuant to the Pooling and Servicing Agreement, other than any loss, liability or expense related to any specific Mortgage Loan, Contract or Mortgage Certificate (except any such loss, liability or expense otherwise reimbursable pursuant to the applicable Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their duties thereunder or by reason of reckless disregard of their obligations and duties thereunder. In addition, each Agreement will provide that neither the Depositor nor the Master Servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Depositor or the Master Servicer may, however, in their discretion, undertake any such action deemed by them necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of the Certificate Account.

  If the Master Servicer subcontracts the servicing of Specially Serviced Mortgage Loans to a Special Servicer, the standard of care for, and any indemnification to be provided to, the Special Servicer will be set forth in the related Prospectus Supplement and Pooling and Servicing Agreement.

DEFICIENCY EVENT

  To the extent a deficiency event is specified in the related Prospectus Supplement, a deficiency event (a "Deficiency Event") with respect to the Certificates of each Series may be defined in the Pooling and Servicing Agreement as being the inability of the Trustee to distribute to holders of one or more Classes of Certificates of such Series, in accordance with the terms thereof and the Pooling and Servicing Agreement, any distribution of principal or interest thereon when and as distributable, in each case because of the insufficiency for such purpose of the funds then held in the related Trust Fund.

  To the extent a deficiency event is specified in the related Prospectus Supplement, upon the occurrence of a Deficiency Event, the Trustee is required to determine whether or not the application on a monthly basis (regardless of the frequency of regular Distribution Dates) of all future scheduled payments on the Mortgage Loans, Contracts and Mortgage Certificates included in the related Trust Fund and other amount receivable with respect to such Trust Fund towards payments on such Certificates in accordance with the priorities as to distributions of principal and interest set forth in such Certificates will be sufficient to make distributions of interest at the applicable Interest Rates and to distribute in full the principal balance of each such Certificate on or before the latest Final Distribution Date of any outstanding Certificates of such Series.

  To the extent a deficiency event is specified in the related Prospectus Supplement, the Trustee will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to such Trust Fund to make such distributions on the Certificates, which opinion or report will be conclusive evidence as to such sufficiency. Pending the making of any such determination, distributions on the Certificates shall continue to be made in accordance with their terms.

  To the extent a deficiency event is specified in the related Prospectus Supplement, in the event that the Trustee makes a positive determination, the Trustee will apply all amounts received in respect of the related Trust

Fund (after payment of fees and expenses of the Trustee and accountants for the Trust Fund) to distributions on the Certificates of such Series in accordance with their terms, except that such distributions shall be made monthly and without regard to the amount of principal that would otherwise be distributable on any Distribution Date. Under certain circumstances following such positive determination, the Trustee may resume making distributions on such Certificates expressly in accordance with their terms.

  To the extent a deficiency event is specified in the related Prospectus Supplement, if the Trustee is unable to make the positive determination described above, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of Trustee and accountants' fees and expenses) to monthly distributions on the Certificates of such series pro rata, without regard to the priorities as to distribution of principal set forth in such Certificates, and such Certificates will, to the extent permitted by applicable law, accrue interest at the highest Interest Rate borne by any Certificate of such Series, or in the event any Class of such Series shall accrue interest at a floating rate, at the weighted average Interest Rate, calculated on the basis of the maximum interest rate applicable to the Class having such floating interest rate and on the original principal amount of the Certificates of that Class. In such event, the holders of a majority in outstanding principal balance of such Certificates may direct the Trustee to sell the related Trust Fund, any such direction being irrevocable and binding upon the holders of all Certificates of such Series and upon the owners of the residual interests in such Trust Fund. In the absence of such a direction, the Trustee may not sell all or any portion of such Trust Fund.

EVENTS OF DEFAULT

  Events of Default under each Pooling and Servicing Agreement, unless otherwise provided in the applicable Prospectus Supplement, will consist of:
(i) any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice; (ii) any failure by the Trustee, the Servicer or the Master Servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which failure shall continue for 60 days (15 days in the case of a failure to pay the premium for any insurance policy) or any breach of any representation and warranty made by the Master Servicer or the Servicer, if applicable, which continues unremedied for 120 days after the giving of written notice of such failure or breach; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer or a Servicer, as applicable; and (iv) any lowering, withdrawal or notice of an intended or potential lowering, of the outstanding rating of the Certificates by the Rating Agency rating such Certificates because the existing or prospective financial condition or mortgage loan servicing capability of the Master Servicer is insufficient to maintain such rating.

RIGHTS UPON EVENT OF DEFAULT

  So long as an Event of Default with respect to a Series of Certificates remains unremedied and unless otherwise set forth in the related Prospectus Supplement, the Depositor, the Trustee or the holders of Certificates evidencing not less than 25% of the voting rights evidenced by the Certificates of such Series may terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans and Contracts and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or, if the Depositor so notifies the Trustee and the Master Servicer, the Depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor master servicer. Pending such appointment, the Trustee (unless prohibited by law from so acting) shall be obligated to act in such capacity. The Trustee and such successor master servicer may agree upon the servicing compensation to be paid to such successor, which in no event may be greater than the compensation to the Master Servicer under the Pooling and Servicing Agreement.

AMENDMENT

  Each Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, or (iii) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder of the related Series. The Pooling and Servicing Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Certificates evidencing not less than 66 2/3% of the voting rights evidenced by the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans and Contracts are required to be distributed with respect to any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class or Subclass of the Senior Certificates, if any, of a Series in a manner other than that set forth in (i) above without the consent of the holders of the Senior Certificates of such Subclass evidencing not less than 66 2/3% of such Class or Subclass, (iii) adversely affect in any material respect the interests of the holders of the Subordinated Certificates of a Series in a manner other than that set forth in (i) above without the consent of the holders of Subordinated Certificates evidencing not less than 66 2/3% of such Class or Subclass, or (iv) reduce the aforesaid percentage of the Certificates, the holders of which are required to consent to such amendment, without the consent of the holders of the Class affected thereby.

  The Deposit Trust Agreement for a Series may be amended by the Trustee and the Depositor without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein that may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder that are not inconsistent with any other provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect the interests of any Certificateholders of that Series in any material respect. The Deposit Trust Agreement for each Series may also be amended by the Trustee and the Depositor with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of the Certificates of such Series affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Certificateholders of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, or change the manner in which payments received on Mortgage Certificates are required to be distributed in respect of any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Series then outstanding.

TERMINATION

  The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate upon the earlier of (a) the repurchase of all Mortgage Loans or Contracts and all property acquired by foreclosure of any such Mortgage Loan or Contract and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan or Contract subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract and (ii) the payment to the Certificateholders of all amounts held by the Master Servicer and required to be paid to them pursuant to such Pooling and Servicing Agreement. The obligations created by the Deposit Trust Agreement for a Series of Certificates will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to such Deposit Trust Agreement. In no event, however, will the trust created by either such Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series of Certificates, the Master Servicer will give written notice of termination of the applicable Agreement of each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination.

  If so provided in the related Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates will permit, but not require, the Depositor or such other person as may be specified in the Prospectus Supplement to repurchase from the Trust Fund for such Series all remaining Mortgage Loans or Contracts subject to the Pooling and Servicing Agreement at a price specified in such Prospectus Supplement. In the event that the Depositor elects to treat the related Trust Fund as a REMIC under the Code, any such repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a "qualifying liquidation" thereunder. The exercise of any such right will effect early retirement of the Certificates of that Series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the Mortgage Loans or Contracts for such Series at the time of repurchase is less than a specified percentage of the aggregate principal balance at the Cut-off Date for the Series, or on or after the date set forth in the related Prospectus Supplement.

                                CREDIT SUPPORT

  Credit support for a Series of Certificates may be provided by one or more Letters of Credit, the issuance of Subordinated Classes or Subclasses of Certificates (which may, if so specified in the related Prospectus Supplement, be issued in notional amounts) the provision for shifting interest credit enhancement, the establishment of a Reserve Fund, the method of Alternative Credit Support specified in the applicable Prospectus Supplement, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth below under Description of Insurance. The amount and method of credit support will be set forth in the Prospectus Supplement with respect to a Series of Certificates.

LETTERS OF CREDIT

  The Letters of Credit, if any, with respect to a Series of Certificates will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). The maximum obligation of the L/C Bank under the Letter of Credit will be to honor requests for payment thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the Mortgage Loans or Contracts evidenced by each Series (the "L/C Percentage") specified in the Prospectus Supplement for such Series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Certificates will be in compliance with the requirements established by the Rating Agency rating such Series and will be set forth in the Prospectus Supplement relating to such Series of Certificates. The amount available under the Letter of Credit in all cases shall be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the Letter of Credit for each Series of Certificates will expire 30 days after the latest of the scheduled final maturity dates of the Mortgage Loans or Contracts in the related Mortgage Pool or Contract Pool or the repurchase of all Mortgage Loans or Contracts in the Mortgage Pool or Contract Pool in the circumstances specified above. See "Description of the Certificates--Termination."

  Unless otherwise specified in the applicable Prospectus Supplement, under the Pooling and Servicing Agreement, the Master Servicer will be required not later than three business days prior to each Distribution Date to determine whether a payment under the Letter of Credit will be necessary on the Distribution Date and will, no later than the third business day prior to such Distribution Date, advise the L/C Bank and the Trustee of its determination, setting forth the amount of any required payment. On the Distribution Date, the L/C Bank will be required to honor the Trustee's request for payment thereunder in an amount equal to the lesser of (A) the remaining amount available under the Letter of Credit and (B) the outstanding principal balances of any Liquidating Loans to be assigned on such Distribution Date (together with accrued and unpaid interest thereon at the related Mortgage Rate or APR to the related Due Date). The proceeds of such payments under the Letter of Credit will be deposited into the Certificate Account and will be distributed to Certificateholders, in the manner specified in the related Prospectus Supplement, on such Distribution Date, except to the extent of any unreimbursed Advances, servicing compensation due to the Servicers and the Master Servicer and other amounts payable to the Depositor or the person or entity named in the applicable Prospectus Supplement therefrom.

  If at any time the L/C Bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the Trustee of such Liquidating Loan, and the L/C Bank will thereafter own such Liquidating Loan free of any further obligation to the Trustee or the Certificateholders with respect thereto. Payments made to the Certificate Account by the L/C Bank under the Letter of Credit with respect to such a Liquidating Loan will be reimbursed to the L/C Bank only from the proceeds (net of liquidation costs) of such Liquidating Loan. The amount available under the Letter of Credit will be increased to the extent it is reimbursed for such payments.

  To the extent the proceeds of liquidation of a Liquidating Loan acquired by the L/C Bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the L/C Bank will be entitled to retain such proceeds as additional compensation for issuance of the Letter of Credit.

  Prospective purchasers of Certificates of a Series with respect to which credit support is provided by a Letter of Credit must look to the credit of the L/C Bank, to the extent of its obligations under the Letter of Credit, in the event of default by Mortgagors or Obligors. If the amount available under the Letter of Credit is exhausted, or the L/C Bank becomes insolvent, and amounts in the Reserve Fund, if any, with respect to such Series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related Prospectus Supplement (the "Required Reserve"), the Certificateholders (in the priority specified in the related Prospectus Supplement) will thereafter bear all risks of loss resulting from default by Mortgagors or Obligors (including losses not covered by insurance or Alternative Credit Support), and must look primarily to the value of the properties securing defaulted Mortgage Loans or Contracts for recovery of the outstanding principal and unpaid interest.

  In the event that a Subordinated Class or Subclass of a Series of Certificates is issued with a notional amount, the coverage provided by the Letter of Credit with respect to such Series, and the terms and conditions of such coverage, will be set forth in the related Prospectus Supplement.

SUBORDINATED CERTIFICATES

  To the extent specified in the Prospectus Supplement with respect to a Series of Certificates, credit support may be provided by the subordination of the rights of the holders of one or more Classes or Subclasses of Certificates to receive distributions with respect to the Mortgage Loans in the Mortgage Pool or Contracts in the Contract Pool underlying such Series, or with respect to a Subordinated Pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements, to the rights of the Senior Certificateholders or holders of one or more Classes or Subclasses of Subordinated Certificates of such Series to receive such distributions, to the extent of the applicable Subordinated Amount. In such a case, credit support may also be provided by the establishment of a Reserve Fund, as described below. The Subordinated Amount, as described below, will be reduced by an amount equal to Aggregate Losses. Aggregate Losses are defined in the related Pooling and Servicing Agreement for any given period as the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the holders of the Certificates of one or more classes or Subclasses of such Series paid or borne by the holders of one or more Classes or Subclasses of Subordinated Certificates of such Series ("payment deficiencies"), but excluding any payments of interest on any amounts originally due to the holders of the Certificates of a Class or Subclass to which the applicable Class or Subclass of Subordinated Certificates are subordinated on a previous Distribution Date, but not paid as due, whether by way of withdrawal from the Reserve Fund (including, prior to the time that the Subordinated Amount is reduced to zero, any such withdrawal of amounts attributable to the Initial Deposit, if any), reduction in amounts otherwise distributable to the Subordinated Certificateholders on any Distribution Date or otherwise, less the aggregate amount of previous payment deficiencies recovered by the related Trust Fund during such period in respect of the Mortgage Loans or Contracts giving rise to such previous payment deficiencies, including, without limitation, such recoveries resulting from the receipt of delinquent principal and/or interest payments, Liquidation Proceeds or Insurance Proceeds (net, in each case, of servicing compensation, foreclosure costs and other servicing costs, expenses and unreimbursed Advances relating to such Mortgage Loans or Contracts). The Prospectus Supplement for each Series of Certificates with respect to which credit support will be provided by one or more Classes or Subclasses of Subordinated Certificates will set forth the Subordinated Amount for such Series. If specified in the related Prospectus Supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related Prospectus Supplement.

SHIFTING INTEREST

  If specified in the Prospectus Supplement for a Series of Certificates for which credit enhancement is provided by shifting interest as described herein, the rights of the holders of the Subordinated Certificates of a Series to receive distributions with respect to the Mortgage Loans or Contracts in the related Trust Fund or Subsidiary Trust will be subordinated to such right of the holders of the Senior Certificates of the same Series to the extent described in such Prospectus Supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor defaults.

  The protection afforded to the holders of Senior Certificates of a Series by the shifting interest subordination feature will be effected by distributing to the holders of the Senior Certificates a disproportionately greater percentage (the "Senior Prepayment Percentage") of Principal Prepayments. The initial Senior Prepayment Percentage will be the percentage specified in the related Prospectus Supplement and will decrease in accordance with the schedule and subject to the conditions set forth in the Prospectus Supplement. This disproportionate distribution of Principal Prepayments will have the effect of accelerating the amortization of the Senior Certificates while increasing the respective interest of the Subordinated Certificates in the Mortgage Pool or Contract Pool. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Certificates.

SWAP AGREEMENT

  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Trust will enter into or obtain an assignment of a swap agreement or other similar agreement pursuant to which the Trust will have the right to receive certain payments of interest (or other payments) as set forth or determined as described therein. The Prospectus Supplement relating to a Series of Certificates having the benefit of an interest rate swap agreement will describe the material terms of such agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating. The Prospectus Supplement relating to such Series of Certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to such swap agreement.

RESERVE FUND

  If so specified in the related Prospectus Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance with the Trustee for such Series of Certificates, in trust, of a Reserve Fund for such Series. Unless otherwise specified in the applicable Prospectus Supplement, the Reserve Fund for a Series will not be included in the Trust Fund for such Series. The Reserve Fund for each Series will be created by the Depositor and shall be funded by the retention by the Master Servicer of certain payments on the Mortgage Loans or Contracts, by the deposit with the Trustee, in escrow, by the Depositor of a Subordinated Pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements with the aggregate principal balance, as of the related Cut-off Date, set forth in the related Prospectus Supplement, by any combination of the foregoing, or in another manner specified in the related Prospectus Supplement. Following the initial issuance of the Certificates of a Series and until the balance of the Reserve Fund first equals or exceeds the Required Reserve, the Master Servicer will retain specified distributions on the Mortgage Loans or Contracts and/or on the mortgage loans or manufactured housing conditional sales contracts and installment loan agreements in the Subordinated Pool otherwise distributable to the holders of Subordinated Certificates and deposit such amounts in the Reserve Fund. After the amounts in the Reserve Fund for a Series first equal or exceed the applicable Required Reserve, the Master Servicer will retain such distributions and deposit so much of such amounts in the Reserve Fund as may be necessary, after the application of such distributions to amounts due and unpaid on the Certificates or on the Certificates of such Series to which the applicable Class or Subclass of Subordinated Certificates are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the Reserve Fund at the Required Reserve. The balance in the Reserve Fund in excess of the Required Reserve shall be paid to the applicable Class or Subclass of Subordinated Certificates, or to another specified person or entity, as set forth in the related Prospectus Supplement, and shall be unavailable thereafter for future distribution to Certificateholders of either Class. The Prospectus Supplement for each Series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related Prospectus Supplement.

  Amounts held in the Reserve Fund for a Series from time to time will continue to be the property of the Subordinated Certificateholders of the Classes or Subclasses specified in the related Prospectus Supplement until withdrawn from the Reserve Fund and transferred to the Certificate Account as described below. If on any Distribution Date the amount in the Certificate Account available to be applied to distributions on the Senior Certificates of such Series, after giving effect to any Advances made by the Servicers or the Master Servicer on such Distribution Date, is less than the amount required to be distributed to such Senior Certificateholders (the "Required Distribution") on such Distribution Date, the Master Servicer will withdraw from the Reserve Fund and deposit into the Certificate Account the lesser of (i) the entire amount on deposit in the Reserve Fund available for distribution to the Senior Certificateholders (which amount will not in any event exceed the Required Reserve) or (ii) the amount necessary to increase the funds in the Certificate Account eligible for distribution to the Senior Certificateholders on such Distribution Date to the Required Distribution; provided, however, that in no event will any amount representing investment earnings on amounts held in the Reserve Fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the Senior Certificateholders. If so specified in the applicable Prospectus Supplement, the balance, if any, in the Reserve Fund in excess of the Required Reserve shall be released, to the Subordinated Certificateholders. Unless otherwise specified in the related Prospectus Supplement, whenever the Reserve Fund is less than the Required Reserve, holders of the Subordinated Certificates of the applicable Class or Subclass will not receive any distributions with respect to the Mortgage Loans or Contracts other than amounts attributable to interest on the Mortgage Loans or Contracts after the initial Required Reserve has been attained and amounts attributable to any income resulting from investment of the Reserve Fund as described below. Whether or not the amount of the Reserve Fund exceeds the Required Reserve on any Distribution Date, the holders of the Subordinated Certificates of the applicable Class or Subclass are entitled to receive from the Certificate Account their share of the proceeds of any Mortgage Loan or Contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the Pooling and Servicing Agreement. Amounts in the Reserve Fund shall be applied in the following order:

    (i) to the reimbursement of Advances determined by the Master Servicer and the Servicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the Servicers and the Master Servicer if sufficient funds for such reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

    (ii) to the payment to the holders of the Senior Certificates of such Series of amounts distributable to them on the related Distribution Date in respect of scheduled payments of principal and interest due on the related Due Date to the extent that sufficient funds in the Certificate Account are not available therefor; and

    (iii) to the payment to the holders of the Senior Certificates of such Series of the principal balance or purchase price, as applicable, of Mortgage Loans or Contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the Due Date to which such distribution relates and interest thereon at the related Pass-Through Rate, to the extent that sufficient funds in the Certificate Account are not available therefor.

  Amounts in the Reserve Fund in excess of the Required Reserve, including any investment income on amounts therein, as set forth below, shall then be released to the holders of the Subordinated Certificates, or to such other person as is specified in the applicable Prospectus Supplement, as set forth above.

  Funds in the Reserve Fund for a Series shall be invested as provided in the related Pooling and Servicing Agreement in certain types of eligible investments. The earnings on such investments will be withdrawn and paid to the holders of the applicable Class or Subclass of Subordinated Certificates in accordance with their respective interests in the Reserve Fund in the priority specified in the related Prospectus Supplement. Investment income in the Reserve Fund is not available for distribution to the holders of the Senior Certificates of such Series or otherwise subject to any claims or rights of the holders of the applicable Class or Subclass of Senior Certificates. Eligible investments for monies deposited in the Reserve Fund will be specified in the Pooling and Servicing Agreement for a Series of Certificates for which a Reserve Fund is established and in some instances will be limited to investments acceptable to the Rating Agency rating the Certificates of such Series from time to time as being consistent with its outstanding rating of such Certificates. Such eligible investments will be limited, however, to obligations or securities that mature at various time periods up to 30 days according to a schedule in the Pooling and Servicing Agreement based on the current balance of the Reserve Fund at the time of such investment or the contractual commitment providing for such investment.

  The time necessary for the Reserve Fund of a Series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the Certificates of such Series and the availability of amounts in the Reserve Fund for distributions on such Certificates will be affected by the delinquency, foreclosure and prepayment experience of the Mortgage Loans or Contracts in the related Trust Fund and/or in the Subordinated Pool and therefore cannot be accurately predicted.

PERFORMANCE BOND

  If so specified in the related Prospectus Supplement, the Master Servicer may be required to obtain a Performance Bond that would provide a guarantee of the performance by the Master Servicer of one or more of its obligations under the Agreement, including its obligation to advance delinquent installments of principal and interest on Mortgage Loans or Contracts and its obligation to repurchase Mortgage Loans or Contracts in the event of a breach by the Master Servicer of a representation or warranty contained in the Agreement. In the event that the outstanding credit rating of the obligor of the Performance Bond is lowered by the Rating Agency, with the result that the outstanding rating on the Certificates would be reduced by such Rating Agency, the Master Servicer will be required to secure a substitute Performance Bond issued by an entity with a rating sufficient to maintain the outstanding rating on the Certificates or to deposit and maintain with the Trustee cash in the amount specified in the applicable Prospectus Supplement.

                           DESCRIPTION OF INSURANCE

  To the extent that the applicable Prospectus Supplement does not expressly provide for a form of credit support specified above or for Alternative Credit Support in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the Mortgage Loans included in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, each Manufactured Home that secures a Contract will be covered by a standard hazard insurance policy and other insurance policies to the extent described in the related Prospectus Supplement. Any material changes in such insurance from the description that follows or the description of any Alternative Credit Support will be set forth in the applicable Prospectus Supplement.

PRIMARY MORTGAGE INSURANCE POLICIES

  To the extent specified in the related Prospectus Supplement, each Servicing Agreement will require the Servicer to cause a Primary Mortgage Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan that is secured by a Single Family Property covered by the Servicing Agreement requiring such insurance and to act on behalf of the Insured with respect to all actions required to be taken by the Insured under each such Primary Mortgage Insurance Policy. Any primary mortgage insurance or primary credit insurance policies relating to the Contracts underlying a Series of Certificates will be described in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool (herein referred to as the "Loss") will consist of the insured portion of the unpaid principal amount of the covered Mortgage Loan (as described herein) and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the Insured (other than the proceeds of hazard insurance) that are derived from or in any way related to such Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of such Mortgage Loan, (iii) amounts expended but not approved by the Primary Mortgage Insurer, (iv) claim payments previously made by the Primary Mortgage Insurer, and (v) unpaid premiums.

  Unless otherwise specified in the related Prospectus Supplement, as conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool, the Insured will be required to, in the event of default by the
Mortgagor: (i) advance or discharge (A) all hazard insurance premiums and (B) as necessary and approved in advance by the Primary Mortgage Insurer, (1) real estate property taxes, (2) all expenses required to preserve, repair and prevent waste to the Mortgaged Property so as to maintain such Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of a physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Mortgage Insurer good and merchantable title to and possession of the mortgaged property.

  Unless otherwise specified in the related Prospectus Supplement, other provisions and conditions of each Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool generally will provide that: (a) no change may be made in the terms of such Mortgage Loan without the consent of the Primary Mortgage Insurer; (b) written notice must be given to the Primary Mortgage Insurer within 10 days after the Insured becomes aware that a Mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under such Mortgage Loan or that any proceedings affecting the Mortgagor's interest in the Mortgaged Property securing such Mortgage Loan have commenced, and thereafter the Insured must report monthly to the Primary Mortgage Insurer the status of any such Mortgage Loan until such Mortgage Loan is brought current, such proceedings are terminated or a claim is filed; (c) the Primary Mortgage Insurer will have the right to purchase such Mortgage Loan, at any time subsequent to the 10 days' notice described in (b) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan, plus accrued and unpaid interest thereon and reimbursable amounts expended by the Insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months, and less the sum of any claim previously paid under the Primary Mortgage Insurance Policy and any due and unpaid premiums with respect to such policy; (d) the Insured must commence proceedings at certain times specified in the Primary Mortgage Insurance Policy and diligently proceed to obtain good and merchantable title to and possession of the Mortgaged Property; (e) the Insured must notify the Primary Mortgage Insurer of the price specified in (c) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid such amount unless the Mortgage Insurer specifies a lower or higher amount; and (f) the Insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the Mortgage Insurer provided the ability of the Insured to assign specified rights to the Primary Mortgage Insurer are not thereby impaired or the specified rights of the Primary Mortgage Insurer are not thereby adversely affected.

  Unless otherwise specified in the related Prospectus Supplement, the Primary Mortgage Insurer will be required to pay to the Insured either: (1) the insured percentage of the Loss; or (2) at its option under certain of the Primary Mortgage Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the Insured, both to the date of the claim payment, and thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the Insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (B) an approved sale. Any rents or other payments collected or received by the Insured which are derived from or are in any way related to the Mortgaged Property will be deducted from any claim payment.

FHA INSURANCE AND VA GUARANTEES

  The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA Insurance or VA Guarantees relating to Contracts underlying a Series of Certificates will be described in the related Prospectus Supplement.

  The insurance premiums for FHA Loans are collected by HUD approved lenders or by the Servicers of such FHA Loans and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the Servicer of such FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the Mortgagor's control, the Servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the Mortgagor. Such plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer of such Mortgage Loan in partial or full satisfaction of amounts due thereunder (which payments are to be repaid by the Mortgagor to HUD) or by accepting assignment of the Mortgage Loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the Mortgagor before the Servicer may initiate foreclosure proceedings.

  HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA Loan in a Mortgage Pool will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

  The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the Servicer of such FHA Loan for certain costs and expenses and to deduct certain amounts received or retained by such Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

  The maximum guarantee that may be issued by the VA under a VA Loan is 50% of the principal amount of the VA Loan if the principal amount of the Mortgage Loan is $45,000 or less, the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of such VA Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a Mortgage upon its assignment to the VA.

  With respect to a defaulted VA Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

  The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

STANDARD HAZARD INSURANCE POLICIES ON MORTGAGE LOANS

  The Standard Hazard Insurance Policies covering the Mortgage Loans in a Mortgage Pool will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

  The Standard Hazard Insurance Policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

  The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

  Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in HUD designated flood areas, floods) or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the Certificateholders.

  With respect to Mortgage Loans secured by Commercial Property, Mixed-Use Property and Multifamily Property, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, business interruption insurance and rent loss insurance to cover income losses following damage or destruction of the Mortgaged Property. The related Prospectus Supplement will specify the required types and amounts of additional insurance that may be required in connection with Mortgage Loans secured by Commercial Property, Mixed-Use Property and Multifamily Property and will describe the general terms of such insurance and conditions to payment thereunder.

STANDARD HAZARD INSURANCE POLICIES ON THE MANUFACTURED HOMES

  The terms of the Pooling and Servicing Agreement will require the Master Servicer to cause to be maintained with respect to each Contract one or more Standard Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Standard Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated flood area, the Master Servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Standard Hazard Insurance Policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Standard Hazard Insurance Policy or Policies, the Master Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

  The Master Servicer may maintain, in lieu of causing individual Standard Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Standard Hazard Insurance Policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Standard Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Master Servicer as of the date of the Pooling and Servicing Agreement. The Master Servicer shall pay the premium for such policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts. If the insurer thereunder shall cease to be acceptable to the Master Servicer, the Master Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

  If the Master Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Master Servicer shall either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

POOL INSURANCE POLICIES

  If so specified in the related Prospectus Supplement, the Master Servicer will obtain a Pool Insurance Policy for a Mortgage Pool underlying Certificates of such Series. Such Pool Insurance Policy will be issued by the Pool Insurer named in the applicable Prospectus Supplement. Any Pool Insurance Policy for a Contract Pool underlying a Series of Certificates will be described in the related Prospectus Supplement. Each Pool Insurance Policy will cover any loss (subject to the limitations described below) by reason of default to the extent the related Mortgage Loan is not covered by any Primary Mortgage Insurance Policy, FHA insurance or VA guarantee. The amount of the Pool Insurance Policy, if any, with respect to a Series will be specified in the related Prospectus Supplement. A Pool Insurance Policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Any Pool Insurance Policies relating to the Contracts will be described in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will provide that as a condition precedent to the payment of any claim the Insured will be required (i) to advance hazard insurance premiums on the Mortgaged Property securing the defaulted Mortgage Loan; (ii) to advance, as necessary and approved in advance by the Pool Insurer, (a) real estate property taxes, (b) all expenses required to preserve and repair the Mortgaged Property, to protect the Mortgaged Property from waste, so that the Mortgaged Property is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to such Mortgaged Property first became effective (ordinary wear and tear excepted),
(c) property sales expenses, (d) any outstanding liens on the Mortgaged Property and (e) foreclosure costs including court costs and reasonable attorneys' fees; and (iii) if there has been physical loss or damage to the Mortgaged Property, to restore the Mortgaged Property to its condition (reasonable wear and tear excepted) as of the issue date of the Pool Insurance Policy. It also will be a condition precedent to the payment of any claim under the Pool Insurance Policy that the Insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans that have Loan-to-Value Ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be deemed to be an acceptable Primary Mortgage Insurance Policy under the Pool Insurance Policy. Assuming satisfaction of these conditions, the Pool Insurer will pay to the Insured the amount of loss, determined as follows: (i) the amount of the unpaid principal balance of the Mortgage Loan immediately prior to the Approved Sale (as described below) of the Mortgaged Property, (ii) the amount of the accumulated unpaid interest on such Mortgage Loan to the date of claim settlement at the applicable Mortgage Rate and (iii) advances as described above, less (a) all rents or other payments (excluding proceeds of fire and extended coverage insurance) collected or received by the Insured, which are derived from or in any way related to the Mortgaged Property, (b) amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (c) any claims payments previously made by the Pool Insurer on the Mortgage Loan, (d) due and unpaid premiums payable with respect to the Pool Insurance Policy and (e) all claim payments received by the Insured pursuant to any Primary Mortgage Insurance Policy. An "Approved Sale" is (1) a sale of the Mortgaged Property acquired because of a default by the Mortgagor to which the Pool Insurer has given prior approval, (2) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the Pool Insurer, (3) the acquisition of the Mortgaged Property under the Primary Insurance Policy by the Primary Mortgage Insurer or (4) the acquisition of the Mortgaged Property by the Pool Insurer. The Pool Insurer must be provided with good and merchantable title to the Mortgaged Property as a condition precedent to the payment of any Loss. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer or the Servicer of the related Mortgage Loan will not be required to expend its own funds to restore the damaged Mortgaged Property unless it is determined (A) that such restoration will increase the proceeds to the Certificateholders of the related Series on liquidation of the Mortgage Loan, after reimbursement of the expenses of the Master Servicer or the Servicer, as the case may be, and (B) that such expenses will be recoverable by it through payments under the Letter of Credit, if any, with respect to such

Series, Liquidation Proceeds, Insurance Proceeds, amounts in the Reserve Fund, if any, or payments under any Alternative Credit Support, if any, with respect to such Series.

  No Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Unaffiliated Seller, the Originator or other persons involved in the origination thereof, (ii) the exercise by the Insured of its right to call the Mortgage Loan, or the term of the Mortgage Loan is shorter than the amortization period and the defaulted payment is for an amount more than twice the regular periodic payments of principal and interest for such Mortgage Loan, or (iii) the exercise by the Insured of a "due-on-sale" clause or other similar provision in the Mortgage Loan; provided, in either case (ii) or
(iii), such exclusion shall not apply if the Insured offers a renewal or extension of the Mortgage Loan or a new Mortgage Loan at the market rate in an amount not less than the then outstanding principal balance with no decrease in the amortization period. A failure of coverage attributable to one of the foregoing events might result in a breach of the Master Servicer's insurability representation described under "Description of the Certificates-- Assignment of Mortgage Loans" above, and in such event, subject to the limitations described therein, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Certificateholders of the related Series and cannot be cured by the Master Servicer. Depending upon the nature of the event, a breach of representation made by the Depositor or an Unaffiliated Seller may also have occurred. Such a breach, if it materially and adversely affects the interests of the Certificateholders of such Series and cannot be cured, would give rise to a repurchase obligation on the part of the Unaffiliated Seller as more fully described under "The Trust Fund-- Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates--Assignment of Mortgage Loans."

  The original amount of coverage under the Pool Insurance Policy will be reduced over the life of the Certificates of the related Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Properties covered thereby. The amount of claims paid will include certain expenses incurred by the Master Servicer or by the Servicer of the defaulted Mortgage Loan as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further losses will be borne by the holders of the Certificates of such Series. In addition, unless the Master Servicer or the related Servicer could determine that an Advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, neither such Servicer nor the Master Servicer would be obligated to make an Advance respecting any such delinquency, since the Advance would not be ultimately recoverable to it from either the Pool Insurance Policy or from any other related source. See "Description of the Certificates--Advances."

SPECIAL HAZARD INSURANCE POLICIES

  If so specified in the related Prospectus Supplement, the Master Servicer shall obtain a Special Hazard Insurance Policy for the Mortgage Pool underlying a Series of Certificates. Any Special Hazard Insurance Policies for a Contract Pool underlying a Series of Certificates will be described in the related Prospectus Supplement. The Special Hazard Insurance Policy for the Mortgage Pool underlying the Certificates of a Series will be issued by the Special Hazard Insurer named in the applicable Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to the limitations described below, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards (including vandalism and earthquakes and, except where the Mortgagor is required to obtain flood insurance, floods and mudflows) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. See "Description of the Certificates--Maintenance of Insurance Policies" and "-- Standard Hazard Insurance." The Special Hazard Insurance Policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a Special Hazard Insurance Policy will be at least equal to the amount set forth in the related Prospectus Supplement.

  Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that, when there has been damage to the Mortgaged Property securing a defaulted Mortgage Loan and to the extent such damage is not covered by the Standard Hazard Insurance Policy, if any, maintained by the Mortgagor, the Master Servicer or the Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such Mortgaged Property or (ii) upon transfer of such Mortgaged Property to the Special Hazard Insurer, the unpaid balance of such Mortgage Loan at the time of acquisition of such Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement (excluding late charges and penalty interest) and certain expenses incurred in respect of such Mortgaged Property. No claim may be validly presented under a Special Hazard Insurance Policy unless (i) hazard insurance on the Mortgaged Property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance as necessary by the insurer) and (ii) the insured has acquired title to the Mortgaged Property as a result of default by the Mortgagor. If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the Mortgaged Property will further reduce coverage by such amount.

  The terms of the Pooling and Servicing Agreement will require the Master Servicer to maintain the Special Hazard Insurance Policy in full force and effect throughout the term of the Pooling and Servicing Agreement. If a Pool Insurance Policy is required to be maintained pursuant to the Pooling and Servicing Agreement, the Special Hazard Insurance Policy will be designed to permit full recoveries under the Pool Insurance Policy in circumstances where such recoveries would otherwise be unavailable because Mortgaged Property has been damaged by a cause not insured against by a Standard Hazard Insurance Policy. In such event the Pooling and Servicing Agreement will provide that, if the related Pool Insurance Policy shall have terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

MORTGAGOR BANKRUPTCY BOND

  In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the related Mortgaged Property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related Mortgage Loan. The amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property or Cooperative Dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding. If so specified in the related Prospectus Supplement, losses resulting from a bankruptcy proceeding affecting the Mortgage Loans in a Mortgage Pool with respect to a Series of Certificates will be covered under a Mortgagor Bankruptcy Bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency that rated such Series). Any Mortgagor Bankruptcy Bond will provide for coverage in an amount acceptable to the Rating Agency rating the Certificates of the related Series, which will be set forth in the related Prospectus Supplement. Subject to the terms of the Mortgagor Bankruptcy Bond, the issuer thereof may have the right to purchase any Mortgage Loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of such Mortgage Loan plus accrued and unpaid interest thereon. The coverage of the Mortgagor Bankruptcy Bond with respect to a Series of Certificates may be reduced as long as any such reduction will not result in a reduction of the outstanding rating of the Certificates of such Series by the Rating Agency rating such Series.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

  The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing conditional sales contracts and installment loan agreements which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

THE MORTGAGE LOANS

 General

  The Mortgage Loans (other than the Cooperative Loans) comprising or underlying the Trust Assets for a Series will be secured by either first or more junior mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-homeowner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

  The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the Mortgage Loans which are secured by an interest in a leasehold estate.

 Installment Contracts

  The Commercial Mortgage Loans and Mixed-Use Mortgage Loans included in the Mortgage Pool for a Series may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

  The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the borrower and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

 Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

  Some of the Mortgage Loans included in the Mortgage Pool for a Series will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

  The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

  The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

  The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

 Foreclosure

  Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

  Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

  In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "--Rights of Redemption" below), and the fact that the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying operating expenses and real estate taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining commercial and mixed-use property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties that are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

  Under the REMIC provision of the Code and the related Agreement, the Master Servicer or Special Servicer, if any, may be permitted to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. In the case of a Series in which an election is made to treat the related Trust Fund as a REMIC, the Master Servicer or the Special Servicer (as the case may be) shall, on behalf of the Trust Fund, manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or result in the receipt by the REMIC of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" under Section 860G(c) of the Code, which is subject to taxation under the REMIC Provisions.

 Cooperative Loans

  If specified in the Prospectus Supplement relating to a Series of Certificates, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

  A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupancy under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares including, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans.

  Each cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Realizing upon Cooperative Loan Security" below.

 Tax Aspects of Cooperative Loans

  In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholder. By virtue of this requirement the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

 Realizing Upon Cooperative Loan Security

  The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. The lender and the cooperative will typically enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

  The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

  Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon the collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-shareholders.

  The terms of the Cooperative Loans do not require either the Mortgagor or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title also may adversely affect the marketability of the Cooperative Dwelling in the event of foreclosure.

  In New York, lenders generally realize upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "AntiDeficiency Legislation and Other Limitations on Lenders" below.

  In the case of foreclosure on a Multifamily Property that was converted from a rental building to a building owned by a cooperative housing corporation under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but not to purchase shares in the cooperative when the building was so converted. Any such restrictions could adversely affect the number of potential purchasers for and the value of such property.

 Rights of Redemption

  In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

  Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment Contracts, the redemption period is usually far shorter than for mortgages.

 Anti-Deficiency Legislation and Other Limitations on Lenders

  Some of the Mortgage Loans included in the Mortgage Pool for a Series will be nonrecourse loans as to which, in the event of default by a Mortgagor, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the Mortgagor's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan against the Mortgagor's assets in addition to the Mortgaged Property, certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a non-judicial sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

  The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

  Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan secured by Multifamily Property will be a non-recourse loan to the Mortgagor. As a result, the Mortgagor's obligation to repay the Mortgage Loan can be enforced only against the Mortgaged Property regardless of whether the Mortgagor has other assets from which it could repay the loan.

  Unless otherwise specified in the related Prospectus Supplement, the mortgage securing each Mortgage Loan relating to Multifamily Property, Mixed-Use Property or Commercial Property will contain an assignment of rents and an assignment of leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the Depositor, while retaining a license to collect the rents so long as there is no default. In the event the borrower defaults, the license terminates and the Trustee (as the assignee of such assignment) is entitled to collect the rents. The Trustee may enforce its right to such rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

 Bankruptcy Laws

  Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose on such junior lien. Certain of the Mortgaged Properties may have a junior "wraparound" mortgage or deed of trust encumbering such Mortgaged Property. In general terms, a "wraparound" mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the mortgagor under the "wraparound" mortgage. As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a "wrap" mortgagee may stay the senior lender from taking action to foreclose upon such junior "wrap" mortgage.

  Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest), thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

  A "deficient valuation" with respect to any mortgage loan is the excess of
(a)(i) the then outstanding principal balance of the mortgage loan, plus (ii) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the "Outstanding Balance"), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the Outstanding Balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code. As used herein, "Deficient Valuation" means, with respect to any Mortgage Loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(ii) thereof. If the terms of a court order in respect of any retroactive Deficient Valuation provide for a reduction in the indebtedness of a Mortgage Loan and the earlier maturity thereof, the term Deficient Valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such Mortgage Loan for each month retroactively affected (i.e. each month occurring after the effective date of such Deficient Valuation but before the distribution of amounts in respect of such Deficient Valuation to Certificateholders pursuant to the related Agreement), based on the original payment terms and amortization schedule of such Mortgage Loan over (b) the amount of principal due on such Mortgage Loan for each such retroactive month (assuming the effect of such retroactive application according to such Mortgage Loan's revised amortization schedule). A "Debt Service Reduction," with respect to any Mortgage Loan, is a reduction in the scheduled monthly payment, as described in the Agreement, for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

  Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rents and leases related to the mortgaged property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or (iii) to the extent other collateral may be substituted for the rents.

  To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

  In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the mortgagor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

  In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

 "Due-on-Sale" Clauses

  The enforceability of these clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

  The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

  The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

Enforceability of Certain Provisions

  Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender's right to collect a prepayment penalty when the prepayment is caused by the lender's acceleration of the loan pursuant to a due-on-sale clause. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Servicing Agreements and the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicers) may be retained by the Servicers, Special Servicer or Master Servicer as additional servicing compensation.

  Some of the Commercial Mortgage Loans, Multifamily Mortgage Loans and Mixed-Use Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the Mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

  State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain or insure the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

 Environmental Considerations

  Real property pledged as security to a lender may be subject to potential environmental risks. Such environmental risks may give rise to a diminution in value of property securing any Mortgage Loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

  Under the laws of certain states where the Mortgaged Properties are located, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the Mortgaged Property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a Mortgaged Property as collateral for a Mortgage Loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

  Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of "owner or operator"; consequently, such laws often specifically exclude such a secured lender from the definitions of "owner" or "operator", provided that the lender does not participate in the management of the facility.

  Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

  This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

  It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act ("RCRA"). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors.

  Except as otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller will represent, as of the date of delivery of the related Series of Certificates, that to the best of its knowledge no Mortgaged Property secured by Commercial Property, Multifamily Property or Mixed-Use Property is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under law, and that there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property which are or may be liens prior to or on a parity with the lien of the related mortgage. The Pooling and Servicing Agreement will further provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has received a report from a qualified independent person selected by the Master Servicer setting forth whether such Mortgaged Property is subject to or presents any toxic wastes or environmental hazards and an estimate of the cost of curing or cleaning up such hazard. With respect to any Mortgage Pool that contains Commercial Mortgage Loans or Mixed-Use Mortgage Loans, the related Pooling and Servicing Agreement will provide that the Master Servicer (of, if applicable, the Special Servicer), acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Commercial Mortgage Loan or Mixed-Use Mortgage Loan or take over its operation unless such Master Servicer (or, if applicable, the Special Servicer) has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:
(i) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions. Such requirements effectively preclude enforcement of the security for the related Mortgage Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible environmental conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer will in fact insulate a given Trust Fund from liability for environmental conditions.

  If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the Mortgagor may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "--Anti-Deficiency Legislation" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.

 Soldiers' and Sailors' Relief Act

  Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable Enhancements, could result in losses to the Holders of the Certificates. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgage Property in a timely fashion.

 Alternative Mortgage Instruments

  Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII authorized any state to reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

 Leases and Rents

  Some of the Commercial Mortgage Loans, Multifamily Mortgage Loans and Mixed-Use Mortgage Loans included in the Mortgage Pool for a Series may be secured by an assignment of leases (each, a "Lease") and rents of one or more lessees (each, a "Lessee"), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the Mortgagor under the mortgage loan typically assigns its right, title and interest as landlord under each Lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. In the event the Mortgagor defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

 Secondary Financing; Due-on-Encumbrance Provisions

  Some of the Mortgage Loans secured by Commercial Property, Mixed-Use Property or Multifamily Property included in the Mortgage Pool for a Series may not restrict secondary financing, thereby permitting the Mortgagor to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans secured by Commercial Property, Mixed-Use Property or Multifamily Property may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the Mortgagor further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Pooling and Servicing Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

  Where the Mortgagor encumbers the Mortgaged Property with one or more junior liens, the senior lender is subject to additional risk. First, the Mortgagor may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the Mortgagor is additionally burdened. Third, if the Mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

 Certain Laws and Regulations

  The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

 Type of Mortgaged Property

  The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

 Americans with Disabilities Act

  Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable Person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

THE CONTRACTS

 General

  As a result of the Depositor's assignment of the Contracts to the Trustee, the Certificateholders will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume certain obligations of the Depositor. Each Contract evidences both (a) the obligation of the Obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

  The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Pooling and Servicing Agreement, the Master Servicer or the Depositor, as the case may be, will transfer physical possession of the Contracts to the Trustee or its custodian. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in the Contracts could be defeated.

 Security Interests in the Manufactured Homes

  The law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required. The lender or Master Servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Master Servicer or the lender fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Substantially all of the Contracts will contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the Obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Depositor. With respect to a Series of Certificates and as described in the related Prospectus Supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the Certificateholders would be against the Unaffiliated Seller pursuant to its repurchase obligation for breach of warranties. Based on the representations of the Unaffiliated Seller, the Depositor, however, believes that it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

  The Depositor will assign its security interests in the Manufactured Homes to the Trustee on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor nor the Trustee will amend the certificates of title to identify the Trustee as the new secured party. Accordingly, the Depositor or such other entity as may be specified in the Prospectus Supplement will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the assignor.

  In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the

Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Depositor and the Certificateholders is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Certificateholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Certificateholders could be released.

  In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee, or the Master Servicer as custodian for the Trustee, must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing manufactured housing conditional sales contracts and installment loan agreements, the Master Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor under a manufactured housing conditional sales contract or installment loan agreement sells a Manufactured Home, the Trustee, or the Master Servicer as custodian for the Trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract or installment loan agreement before release of the lien. Under the Pooling and Servicing Agreement, the Master Servicer, on behalf of the Depositor, is obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

  Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent in the Pooling and Servicing Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises and such lien would not give rise to a repurchase obligation on the part of the party specified in the Pooling and Servicing Agreement.

 Enforcement of Security Interests in Manufactured Homes

  The Master Servicer on behalf of the Trustee, to the extent required by the related Pooling and Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Defaulted Contracts. Except in Louisiana, so long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

  Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

  Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

 Consumer Protection Laws

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

 Transfers of Manufactured Homes, Enforceability of "Due-on-Sale" Clauses

  The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Depositor or the Master Servicer and permit the acceleration of the maturity of the Contracts by the Depositor or the Master Servicer upon any such sale or transfer that is not consented to. Unless otherwise specified in the related Prospectus Supplement, the Depositor or the Master Servicer expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

  In the case of a transfer of a Manufactured Home after which the Depositor desires to accelerate the maturity of the related Contract, the Depositor's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. In some states the Depositor or the Master Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

 Applicability of Usury Laws

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

  Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Assets or Fund. The Depositor, or the party specified in the related Pooling and Servicing Agreement will represent that all of the Contracts comply with applicable usury laws.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

I. GENERAL

  The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. Brown & Wood LLP, San Francisco, California, Cadwalader, Wickersham & Taft, New York, New York, Dewey Ballantine, New York, New York or Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, is delivering its opinion regarding certain federal income tax matters discussed below. The opinion addresses only those issues specifically identified below as being covered by such opinion; however, such opinion also states that the additional discussion set forth below accurately sets forth Brown & Wood LLP's, Cadwalader, Wickersham & Taft's, Dewey Ballantine's or Orrick, Herrington & Sutcliffe LLP's advice with respect to material federal income tax issues. As used hereinafter in "Certain Federal Income Tax Consequences," "Mortgage Loans" shall include Mortgage Certificates and Contracts and "Mortgage Pool" shall include "Contract Pool."

  The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary does not purport to address all federal income tax matters that may be relevant to particular holders. For example, it generally is addressed only to original purchasers of the Certificates that are United States investors, deals only with Certificates held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, electing large partnership, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold the Certificates as part of a hedge, straddle, integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the Certificates. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of such Certificates. Investors should consult their own tax advisers in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

  The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Mortgage Pool ("REMIC Mortgage Pool") which the Master Servicer elects to have treated as a real estate mortgage investment conduit ("REMIC") under Code Sections 860A through 860G ("REMIC Provisions") and (ii) certificates ("Trust Certificates") representing certain interests in a Trust Fund which the Master Servicer does not elect to have treated as a REMIC. REMIC Certificates and Trust Certificates will be referred to collectively as "Certificates."

  Under the REMIC Provisions, REMICs may issue one or more classes of "regular" interests and must issue one and only one class of "residual" interests. A REMIC Certificate representing a regular interest in a REMIC Mortgage Pool will be referred to as a "REMIC Regular Certificate" and a REMIC Certificate representing a residual interest in a REMIC Mortgage Pool will be referred to as a "REMIC Residual Certificate."

  A Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Trust Fund, together with interest thereon at a remittance rate (which may be less than, greater than, or equal to the pass-through rate), will be referred to as a "Trust Fractional Certificate" and a Trust Certificate representing an equitable ownership of all or a portion of the interest paid on each Mortgage Loan constituting the related Trust Fund (net of normal servicing fees) will be referred to as a "Trust Interest Certificate."

  The following discussion is based in part upon the rules governing original issue discount that are set forth in Code Sections 1271 through 1273 and 1275 and in Treasury regulations issued under the original issue discount provisions of the Code (the "OID Regulations"), and the Treasury regulations issued under the provisions of the Code relating to REMICs (the "REMIC Regulations").

II. REMIC TRUST FUNDS

 A. Classification of REMIC Trust Funds

  With respect to each series of REMIC Certificates relating to a REMIC Mortgage Pool, Brown & Wood LLP, San Francisco, California, Cadwalader, Wickersham & Taft, New York, New York, Dewey Ballantine, New York, New York, or Orrick, Herrington & Sutcliffe LLP, will deliver their opinion generally to the effect that, assuming that (i) any required REMIC election is made timely in the required form, (ii) there is ongoing compliance with all provisions of the related Pooling and Servicing Agreement, (iii) certain representations set forth in the Pooling and Servicing Agreement are true and (iv) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder, such REMIC Mortgage Pool (or a portion thereof) will qualify as one or more REMICs and the classes of interests offered will be considered to be "regular interests" or "residual interests" within the meaning of the REMIC Provisions.

  Holders of REMIC Certificates ("REMIC Certificateholders") should be aware that, if an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In such event, an entity electing to be treated as a REMIC may be taxable as a separate corporation under Treasury regulations, and the REMIC Certificates issued by such entity may not be accorded the status described below under the heading "Characterization of Investments in REMIC Certificates." In the case of an inadvertent termination of REMIC status, the Code provides the Treasury Department with authority to issue regulations providing relief. Any such relief, however, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

  Among the ongoing requirements in order to qualify for REMIC treatment is that substantially all of the assets of the Trust Fund (as of the close of the third calendar month beginning after the creation of the REMIC and continually thereafter) must consist of only "qualified mortgages" and "permitted investments." In order to be a "qualified mortgage" or to support treatment of a certificate of participation therein as a "qualified mortgage", an obligation must be principally secured by an interest in real property. The REMIC Regulations treat an obligation secured by manufactured housing qualifying as a single family residence under Code Section 25(e)(10) as an obligation secured by real property, without regard to the treatment of the obligation or the property under state law. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

 B. Taxation of Owners of REMIC Regular Certificates

  In general, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC Mortgage Pool and not as ownership interests in the REMIC Mortgage Pool or its Assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of such REMIC Regular Certificate. Distributions in reduction of the stated redemption price at maturity of the REMIC Regular Certificate will be treated as a return of capital to the extent of such holder's basis in such REMIC Regular Certificate. Holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

 1. Original Issue Discount

  Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The Master Servicer will report annually (or more frequently if required) to the Internal Revenue Service ("IRS") and to Certificateholders such information with respect to the original issue discount accruing on the REMIC Regular Certificates as may be required under Code Section 6049 and the regulations thereunder. See "Reporting and Other Administrative Matters of REMICs" below.

  Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275 and in the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to REMIC Regular Certificates.

  Code Section 1272(a)(6) requires that a mortgage prepayment assumption ("Prepayment Assumption") be used in computing the accrual of original issue discount on REMIC Regular Certificates, and for certain other federal income tax purposes. The Prepayment Assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Committee Report indicates that the regulations will provide that the Prepayment Assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. The Master Servicer will use a Prepayment Assumption in reporting original issue discount that is consistent with this standard. However, neither the Depositor nor the Master Servicer makes any representation that the Mortgage Loans will in fact prepay at the rate reflected in the Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the REMIC Regular Certificates. The Prospectus Supplement with respect to a Series of REMIC Certificates will disclose the Prepayment Assumption to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

  The total amount of original issue discount on a REMIC Regular Certificate is the excess of the "stated redemption price at maturity" of the REMIC Regular Certificate over its "issue price." Except as discussed in the following two paragraphs, in general, the issue price of a particular class of REMIC Regular Certificates offered hereunder will be the price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses and brokers), and the stated redemption price at maturity of a REMIC Regular Certificate will be its Stated Principal Balance.

  If a REMIC Regular Certificate is sold with accrued interest that relates to a period prior to the issue date of such REMIC Regular Certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the REMIC Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the date of initial issuance of the Certificates (the "Closing Date") to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the REMIC Regular Certificates, and as excludible from income when received as a payment of interest on the first Distribution Date (except to the extent of any accrued market discount as of that date). The OID Regulations suggest, however, that some or all of this pre-issuance accrued interest "may" be treated as a separate asset (and hence not includible in a REMIC Regular Certificate's issue price or stated redemption price at maturity), whose cost is recovered entirely out of interest paid on the first Distribution Date.

  The stated redemption price at maturity of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." Under the OID Regulations, "qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (i) a single fixed rate that appropriately takes into account the length of the interval between payments or (ii) a current value of a single "qualified floating rate" or "objective rate" (each, a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A "qualified floating rate" is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple greater than 0.65 but not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the Closing Date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Certificate. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the Closing Date are within 0.25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, governor or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the Closing Date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. Final regulations issued on June 11, 1996 define an "objective rate" as a rate determined using a single fixed formula and based on objective financial information or economic information. However, an objective rate does not include a rate based on information that is in the control of the issuer or that is unique to the circumstances of a related party. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the Closing Date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the Closing Date does not differ from the fixed rate by more than 0.25 percentage points. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate is discussed below under "Variable Rate Certificates." Under the foregoing rules, some of the payments of interest on a Certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See "Variable Rate Certificates." REMIC Regular Certificates offered hereby other than such Certificates providing for variable rates of interest are not anticipated to have stated interest other than "qualified stated interest," but if any such REMIC Regular Certificates are so offered, appropriate disclosures will be made in the Prospectus Supplement. Some or all of the payments on REMIC Regular Certificates providing for the accretion of interest will be included in the stated redemption price at maturity of such Certificates.

  Under a de minimis rule in the Code, as interpreted in the OID Regulations, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average life of the REMIC Regular Certificate. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the amount of each payment under the instrument (other than a payment of qualified stated interest) by a fraction, whose numerator is the number of complete years from the issue date until such payment is made and whose denominator is the stated redemption price at maturity of such REMIC Regular Certificate. The IRS may take the position that this rule should be applied taking into account the Prepayment Assumption and the effect of any anticipated investment income. Under the OID Regulations, REMIC Regular Certificates bearing only qualified stated interest except for any "teaser" rate, interest holiday or similar provision are treated as subject to the de minimis rule if the greater of the foregone interest or any excess of the Certificates' stated principal amount over their issue price is less than such de minimis amount.

  The OID Regulations generally treat de minimis original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such de minimis original issue discount and a fraction, whose numerator is the amount of such principal payment and whose denominator is the outstanding principal balance of the REMIC Regular Certificate. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount (together with stated interest, market discount and original issue discount) into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount and Premium."

  Each holder of a REMIC Regular Certificate must include in gross income the sum of the "daily portions" of original issue discount on its REMIC Regular Certificate for each day during its taxable year on which it held such REMIC Regular Certificate. For this purpose, in the case of an original holder of a REMIC Regular

Certificate, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period, that is generally each period that ends on a date that corresponds to a Distribution Date on the REMIC Regular Certificate and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date). For any accrual period such portion will equal the excess, if any, of (i) the sum of (A) the present value of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, as of the end of the accrual period and (B) distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the REMIC Regular Certificate, calculated as of the settlement date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount with respect to such REMIC Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the settlement date and the first Distribution Date on the REMIC Regular Certificate that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

  A subsequent purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost (not including payment for accrued qualified stated interest) less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to such REMIC Regular Certificate, but reduced, if such cost exceeds the "adjusted issue price", by an amount equal to the product of (i) such daily portions and (ii) a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount on such REMIC Regular Certificate for all days on or after the day of purchase. The adjusted issued price of a REMIC Regular Certificate on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of the REMIC Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions made during such accrual period prior to such day other than distributions of qualified stated interest.

  Variable Rate Certificates. REMIC Regular Certificates bearing interest at one or more variable rates are subject to certain special rules. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rate, or
(ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above).

  Purchasers of REMIC Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Code
Section 1272(a)(6) and the OID Regulations to such Certificates. In the absence of other authority, the Master Servicer intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Code Section 1272(a)(6) to such Certificates for the purpose of preparing reports furnished to Certificateholders. The effect of the application of such provisions generally will be to cause Certificateholders holding Certificates bearing interest at a Single

Variable Rate to take into account for each period an amount corresponding approximately to the sum of (i) the qualified stated interest accruing on the outstanding face amount of the REMIC Regular Certificate as the stated interest rate for that Certificate varies from time to time and (ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same face amount and schedule of payments of principal as such Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a Certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the Certificate in the case of a Certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date. Certificateholders holding REMIC Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an "equivalent" debt instrument bearing fixed rates, the assumed fixed rates for which are (a) for each qualified floating rate, the value of each such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of the Closing Date, and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate. If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

  In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is first converted into an assumed variable rate. The assumed variable rate will be a qualified floating rate or a qualified inverse floating rate according to the type of actual variable rates provided by the Certificate, and must be such that the fair market value of the REMIC Regular Certificate as of issuance is approximately the same as the fair market value of an otherwise identical debt instrument that provides for the assumed variable rate in lieu of the fixed rate. The REMIC Regular Certificate is then subject to the determination of the amount and accrual of original issue discount as described above, by reference to the hypothetical variable rate instrument.

  Purchasers of variable rate REMIC Regular Certificates further should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some REMIC Regular Certificates having variable rates. If such a Certificate is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to provisions of Treasury regulations, issued in final form on June 11, 1996, applicable to instruments having contingent payments (the "1996 Contingent Debt Regulations"). The application of those provisions to instruments such as variable rate REMIC Regular Certificates is subject to differing interpretations. Prospective purchasers of variable rate REMIC Regular Certificates are advised to consult their tax advisers concerning the tax treatment of such Certificates.

 2. Market Discount and Premium

  A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, at a purchase price less than the REMIC Regular Certificate's stated redemption price at maturity, or, in the case of a REMIC Regular Certificate issued with original issue discount, the REMIC Regular Certificate's adjusted issue price (as defined under "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount"), will recognize market discount upon receipt of each payment of principal. In particular, such a holder will generally be required to allocate each payment of principal on a REMIC Regular Certificate first to accrued market discount, and to recognize ordinary income to the extent such principal payment does not exceed the aggregate amount of accrued market discount on such REMIC Regular Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income with respect to such REMIC Regular Certificate.

  A Certificateholder may elect to include market discount in income currently as it accrues, rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount), reduced by any premium, in income as interest, based on a constant yield method. If such an election were made for a REMIC Regular Certificate with market discount, the Certificateholder is deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without the consent of the IRS.

  Under a statutory de minimis exception, market discount with respect to a REMIC Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if such market discount is less than 0.25% of the stated redemption price at maturity of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar de minimis rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied in determining whether market discount is de minimis. It appears that de minimis market discount on a REMIC Regular Certificate would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Holders of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included using the method described above. However, Treasury regulations implementing the market discount de minimis exception have not been issued in proposed, temporary or final form, and the precise treatment of de minimis market discount on obligations payable in more than one installment therefore remains uncertain.

  The 1986 Act grants authority to the Treasury Department to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report might apply. Under those rules, the holder of a bond purchased with more than de minimis market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount under any of the above methods. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

  Further, a purchaser generally will be required to treat a portion of any gain on sale or exchange of a REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income. Such purchaser also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such REMIC Regular Certificate. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  A REMIC Regular Certificate purchased at a cost (not including payment for accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally, as described above. The Committee Report indicates a Congressional intent that the same rules that will apply to accrual of market discount on installment obligations will also apply in amortizing bond premium under Code Section 171 on installment obligations such as the REMIC Regular Certificates.

 3. Treatment of Subordinated Certificates

  As described above under "Credit Support--Subordinated Certificates," certain Series of Certificates may contain one or more Classes or Subclasses of Subordinated Certificates. Holders of Subordinated Certificates will be required to report income with respect to such Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans, except possibly, in the case of income that constitutes qualified stated interest, to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Certificateholder of a Subordinated Certificate in any period could significantly exceed the amount of cash distributed to such Certificateholder in that period.

  Although not entirely clear, it appears that a corporate holder or a holder who holds a Regular Certificate in the course of a trade or business generally should be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Subordinated Certificate. Although similarly unclear, a noncorporate holder who does not hold such Regular Certificate in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Subordinated Certificate. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Holders of Subordinated Certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinated Certificates.

 C. Taxation of Owners of REMIC Residual Certificates

 1. General

  An owner of a REMIC Residual Certificate ("Residual Owner") generally will be required to report its daily portion of the taxable income or, subject to the limitation described below in "Taxation of Owners of REMIC Residual Certificates--Basis Rules and Distributions," the net loss of the REMIC Mortgage Pool for each day during a calendar quarter that the Residual Owner owned such REMIC Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter, using a 30 days per month/90 days per quarter/360 days per year counting convention, its ratable portion of the taxable income or net loss of the REMIC Mortgage Pool for such quarter, and by allocating the daily portions among the Residual Owners (on such day) in accordance with their percentage of ownership interests on such day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner by virtue of the rule referred to in this paragraph will be treated as ordinary income or loss. Purchasers of REMIC Residual Certificates should be aware that taxable income from such Certificates may exceed cash distributions with respect thereto in any taxable year. For example, if the Mortgage Loans are acquired by a REMIC at a discount, then the holder of a residual interest may recognize income without corresponding cash distributions. This result could occur because a payment produces recognition by the REMIC of discount on the Mortgage Loan while all or a portion of such payment could be used in whole or in part to make principal payments on REMIC Regular Certificates issued without substantial discount. Taxable income may also be greater in earlier years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the lower yielding sequences of Certificates are paid, whereas interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

  Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisers concerning the treatment of such payments for income tax purposes.

  2. Taxable Income or Net Loss of the REMIC Trust Fund

  The taxable income or net loss of the REMIC Mortgage Pool will reflect a netting of income from the Mortgage Loans, any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC Regular Certificates, and the deductions and losses allowed to the REMIC Mortgage Pool. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as his taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including original issue discount) on the REMIC Regular Certificates. Second, market discount equal to the excess of any Mortgage Loan's adjusted issue price (as determined under "Taxation of Owners of REMIC Regular Certificates-- Market Discount and Premium") over its fair market value at the time of its transfer to the REMIC Mortgage Pool generally will be included in income as it accrues, based on a constant yield method and on the Prepayment Assumption. For this purpose, the Master Servicer intends to treat the fair market value of the Mortgage Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates; if one or more classes of REMIC Regular Certificates or REMIC Residual Certificates are retained by the Depositor, the Master Servicer will estimate the value of such retained interests in order to determine the fair market value of the Mortgage Loans for this purpose. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "Prohibited Transactions and Other Possible REMIC Taxes", below) will be taken into account. Fourth, the REMIC Mortgage Pool generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of Code Section 703(a)(2). Fifth, the REMIC Regulations provide that the limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 will not be applied at the Mortgage Pool level to the servicing fees paid to the Master Servicer or sub-servicers if any. (See, however, "Pass-Through of Servicing Fees", below.) If the deductions allowed to the REMIC Mortgage Pool exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC Mortgage Pool for that calendar quarter.

 3. Basic Rules and Distributions

  Any distribution by a REMIC Mortgage Pool to a Residual Owner will not be included in the gross income of such Residual Owner to the extent it does not exceed the adjusted basis of such Residual Owner's interest in a REMIC Residual Certificate. Such distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the REMIC Residual Certificate, it will be treated as gain from the sale of the REMIC Residual Certificate. (See "Sales of REMIC Certificates," below.) The adjusted basis of a REMIC Residual Certificate is equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Owner (see "Taxation of Owners of REMIC Residual Certificates--Daily Portions" above), and decreased by distributions and by net losses taken into account with respect to such interest.

  A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate.

  The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC Mortgage Pool or upon the sale of its REMIC Residual Certificate. See "Sales of REMIC Certificates," below. The Residual Owner does, however, receive reduced taxable income over the life of the REMIC because the REMIC's basis in the underlying REMIC Mortgage Pool includes the fair market value of the REMIC Regular Certificates and REMIC Residual Certificates.

 4. Excess Inclusions

  Any "excess inclusions" with respect to a REMIC Residual Certificate are subject to certain special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such Residual Owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the long-term "applicable federal rate" (generally, an average of current yields on Treasury securities of comparable maturity, and hereafter the "AFR") in effect at the time of issuance of the REMIC Residual Certificate. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter is the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold.

  For Residual Owners, an excess inclusion cannot be offset by deductions, losses or loss carryovers from other activities. However, net operating loss carryovers are determined without regard to excess inclusion income. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States 30% withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See "Foreign Investors in REMIC Certificates."

  In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Owner. First, alternative minimum taxable income for a Residual Owner is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Owner's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

 5. Noneconomic REMIC Residual Certificates

  Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. It is expected that the REMIC Residual Certificates will be noneconomic.

 6. Tax-Exempt Investors

  Tax-exempt organizations (including employee benefit plans) that are subject to tax on unrelated business taxable income (as defined in Code Section 511) will be subject to tax on any excess inclusions attributed to them as owners of Residual Certificates. Excess inclusion income associated with a Residual Certificate may significantly exceed cash distributions with respect thereto. See "Excess Inclusions."

  Generally, tax-exempt organizations that are not subject to federal income taxation on "unrelated business taxable income" pursuant to Code Section 511 are treated as "disqualified organizations" under provisions of the "Technical and Miscellaneous Revenue Act of 1988" (the "1988 Act"). Under provisions of the Pooling and Servicing Agreement, such organizations generally are prohibited from owning Residual Certificates. See "Sales of REMIC Certificates."

 D. Sales of REMIC Certificates

  If a REMIC Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such REMIC Regular Certificate and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of such REMIC Regular Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under "Taxation of Owners of REMIC Residual Certificates--Basis Rules and Distributions." Gain from the disposition of a REMIC Regular Certificate that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase over (ii) the amount actually includible in such holder's income. Except as otherwise provided under "Taxation of Owners of REMIC Regular Certificates--Market Discount and Premium" and under Code Section 582(c), any additional gain or any loss on the sale or exchange of a REMIC Certificate will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Code Section 1221. Capital Losses may not, in general, be offset against ordinary income.

  If a Residual Owner sells a REMIC Residual Certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Certificate, such Residual Owner purchases another residual in any REMIC or any interest in a taxable mortgage pool (as defined in Code
Section 7701(i)) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While the Committee Report states that this rule may be modified by Treasury regulations, the REMIC Regulations do not address this issue and it is not clear whether any such modification will in fact be implemented or, if implemented, what its precise nature or effective date would be.

  The 1988 Act makes transfers of a REMIC Residual Certificate to certain "disqualified organizations" subject to an additional tax on the transferor in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, "disqualified organizations" includes the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Code Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption, and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally is imposed on the transferor of the REMIC Residual Certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The Pooling and Servicing Agreement requires, as a prerequisite to any transfer of a Residual

Certificate, the delivery to the Trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and contains other provisions designed to render any attempted transfer of a Residual Certificate to a disqualified organization void.

  In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate for such taxable year that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if the record holder of an interest in such entity furnishes to such entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Code Section 860E(e)(6). In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity.

 E. Pass-Through of Servicing Fees

  The general rule is that Residual Owners take into account taxable income or net loss of the related REMIC Mortgage Pool. Under that rule, servicing compensation of the Master Servicer and the subservicers (if any) will be allocated to the holders of the REMIC Residual Certificates, and therefore will not affect the income or deductions of holders of REMIC Regular Certificates. However, in the case of a "single-class REMIC", such expenses and an equivalent amount of additional gross income will be allocated among all holders of REMIC Regular Certificates and REMIC Residual Certificates for purposes of the limitations on the deductibility of certain miscellaneous itemized deductions by individuals contained in Code Sections 56(b)(1) and 67. Generally, any holder of a REMIC Residual Certificate and any holder of a REMIC Regular Certificate issued by a "single-class REMIC" who is an individual, estate or trust (including such a person that holds an interest in a pass-through entity holding such a REMIC Certificate) will be able to deduct such expenses in determining regular taxable income only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; such a holder may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC Residual Certificates, and REMIC Regular Certificates receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts, and such persons should carefully consult with their own tax advisers regarding the advisability of an investment in such Certificates.

  A "single-class REMIC" is a REMIC that either (i) would be treated as an investment trust under the provisions of Treasury Regulation Section 301.7701-4(c) in the absence of a REMIC election, or (ii) is substantially similar to such an investment trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders of REMIC Regular Certificates. The Depositor intends (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) to treat each REMIC Mortgage Pool as other than a "single-class REMIC," consequently allocating servicing compensation expenses and related income amounts entirely to REMIC Residual Certificates and in no part to REMIC Regular Certificates.

 F. Prohibited Transactions and Other Possible Remic Taxes

  The Code imposes a tax on REMIC Mortgage Pools equal to 100 percent of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the "startup day" (the day on which the regular and residual interests are issued), other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. It is not anticipated that a REMIC Mortgage Pool will engage in any such transactions or receive any such income.

 G. Termination of a Remic Trust Fund

  In general, no special tax consequences will apply to a holder of a REMIC Regular Certificate upon the termination of the REMIC Mortgage Pool by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the REMIC Mortgage Pool. If a Residual Owner's adjusted basis in its REMIC Residual Certificate at the time such termination occurs exceeds the amount of cash distributed to such Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the Residual Owner would be entitled to a loss (which could be a capital loss) equal to the amount of such excess.

 H. Reporting and Other Administrative Matters of Remics

  Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. Certain holders of REMIC Regular Certificates who are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC Mortgage Pool must also comply with rules requiring the face of a REMIC Certificate issued at more than a de minimis discount to disclose the amount of original issue discount and the issue date and requiring such information to be reported to the Treasury Department.

  The REMIC Regular Certificate information reports must include a statement of the "adjusted issue price" of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC Mortgage Pool may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

  The responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer.

  For purposes of the administrative provisions of the Code, REMIC Pools will be treated as partnerships and the holders of Residual Certificates will be treated as partners. The Master Servicer will file federal income tax information returns on behalf of the related REMIC Pool, and will be designated as agent for and will act on behalf of the "tax matters person" with respect to the REMIC Pool in all respects.

  As agent for the tax matters person, the Master Servicer will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the Residual Owners in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC Mortgage Pool, as well as the REMIC Mortgage Pool's classification. Residual Owners will generally be required to report such REMIC Mortgage Pool items consistently with their treatment on the REMIC Mortgage Pool's federal income tax information return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as agent for the tax matters person, and the IRS concerning any such REMIC Mortgage Pool item. Adjustments made to the REMIC Mortgage Pool tax return may require a Residual Owner to make corresponding adjustments on its return, and an audit of the REMIC Mortgage Pool's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Owner's return.

 I. Backup Withholding With Respect to Remic Certificates

  Payments of interest and principal on REMIC Regular Certificates, as well as payment of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Code Section 3406 at a rate of 31 percent if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the manner required.

 J. Foreign Investors In Remic Certificates

  1. Remic Regular Certificates

  Except as qualified below, payments made on a REMIC Regular Certificate to a REMIC Regular Certificateholder that is not a U.S. Person, as hereinafter defined (a "non-U.S. Person"), or to a person acting on behalf of such a Certificateholder, generally will be exempt from U.S. federal income and withholding taxes, provided that (a) the holder of the Certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of such Certificate, (b) the holder of such Certificate signs a statement under penalties of perjury that certifies that such holder is a Non-U.S. Person, and provides the name and address of such holder, and (c) the last U.S. Person in the chain of payment to the holder receives such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30 percent, subject to reduction under an applicable tax treaty.

  "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, regulations provide otherwise), or an estate or trust defined in Section 7701(a)(30)(D) and (E), respectively.

  Holders of REMIC Regular Certificates should be aware that the IRS may take the position that exemption from U.S. withholding taxes does not apply to such a holder that also directly or indirectly owns 10 percent or more of the REMIC Residual Certificates. Further, the foregoing rules will not apply to exempt a "United States shareholder" (as such term is defined in Code Section 951) of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest or original issue discount income earned by such controlled foreign corporation.

  2. Remic Residual Certificates

  Amounts paid to a Residual Owner that is not a "U.S. Person" (as defined above) (a "non-U.S. Person") generally will be treated as interest for purposes of applying the withholding tax on non-U.S. Persons with respect to income on its REMIC Residual Certificate. However, it is unclear whether distributions on REMIC Residual Certificates will be eligible for the general exemption from withholding tax that applies to REMIC Regular Certificates as described above. Treasury Regulations provide that, for purposes of the portfolio interest exception, payments to the foreign owner of a REMIC Residual Certificate are to be considered paid on the obligations held by the REMIC, rather than on the Certificate itself. Such payments will thus only qualify for the portfolio interest exception if the underlying obligations held by the REMIC would so qualify. Such withholding tax generally is imposed at a rate of 30 percent but is subject to reduction under any tax treaty applicable to the

Residual Owner. However, there is no exemption from withholding tax nor may the rate of such tax be reduced, under a tax treaty or otherwise, with respect to any distribution of income that is an excess inclusion. Although no regulations have been proposed or adopted addressing withholding on residual interests held by non-U.S. Persons, the provisions of the REMIC Regulations, described below, relating to the transfer of residual interests to non-U.S. Persons can be read as implying that withholding with respect to excess inclusion income is to be determined by reference to the amount of the accrued excess inclusion income rather than to the amount of cash distributions. If the IRS were successfully to assert such a position, cash distributions on Residual Certificates held by non-U.S. Persons could be subject to withholding at rates as high as 100 percent, depending on the relationship of accrued excess inclusion income to cash distributions with respect to such Residual Certificates. See "Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

  Certain restrictions relating to transfers of REMIC Residual Certificates to and by investors who are non-U.S. Persons are also imposed by the REMIC Regulations. First, transfers of REMIC Residual Certificates to a non-U.S. Person that have "tax avoidance potential" are disregarded for all federal income tax purposes. If such transfer is disregarded, the purported transferor of such a REMIC Residual Certificate to a non-U.S. Person continues to remain liable for any taxes due with respect to the income on such REMIC Residual Certificate. A transfer of a REMIC Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee Residual Certificateholder amounts that will equal at least 30 percent of each excess inclusion, and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC Residual Certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Second, if a non-U.S. Person transfers a REMIC Residual Certificate to a U.S. Person (or to a non-U.S. Person in whose hands income from the REMIC Residual Certificate would be effectively connected), and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported non-U.S. Person transferor continues to be treated as the owner of the REMIC Residual Certificate. Thus, the REMIC's liability to withhold 30 percent of the accrued excess inclusions is not terminated even though the REMIC Residual Certificate is no longer held by a non-U.S. Person.

  Holders of REMIC Regular Certificates and REMIC Residual Certificates should be aware that proposed Treasury Regulations (the "1996 Proposed Regulations") were issued on April 15, 1996 which, if adopted in final form, could affect the United States taxation of foreign investors in REMIC Certificates. The 1996 Proposed Regulations are generally proposed to be effective for payments after December 31, 1997, regardless of the issue date of the REMIC Certificate with respect to which such payments are made, subject to certain transition rules. One of the effects of the 1996 Proposed Regulations would be to provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. In addition, the 1996 Proposed Regulations would replace a number of current tax certification forms with a single, restated form and standardize the period of time for which withholding agents could rely on such certifications. The 1996 Proposed Regulations would also provide rules to determine whether, for purposes of United States federal withholding tax, interest paid to a non-U.S. Person that is an entity should be treated as paid to the entity or those holding an interest in that entity.

  The discussion under this heading is not intended to be a complete discussion of the provisions of the 1996 Proposed Regulations, and prospective investors are urged to consult their tax advisers with respect to the effect the 1996 Proposed Regulations may have.

 K. State and Local Taxation

  Many states do not automatically conform to changes in the federal income tax laws. Consequently, a REMIC Mortgage Pool that would not qualify as a fixed investment trust for federal income tax purposes may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the REMIC Mortgage Pool formed in, owning mortgages or property in, or having servicing activity performed in a state without conforming REMIC provisions in its income or franchise tax law. Further, REMIC Regular Certificateholders resident in non-conforming states may have their ownership of REMIC Regular Certificates characterized as an interest other than debt of the REMIC such as stock or a partnership interest. Investors are advised to consult their tax advisers concerning the state and local income tax consequences of their purchase and ownership of REMIC Regular Certificates.

III. NON-REMIC TRUST FUNDS

 A. Classification of Trust Funds

  With respect to each series of Trust Certificates for which they are identified as counsel to the Depositor in the applicable Prospectus Supplement, Brown & Wood LLP, Cadwalader, Wickersham & Taft, Dewey Ballantine, or Orrick, Herrington & Sutcliffe LLP, will deliver their opinion to the effect that the arrangements pursuant to which such Trust Fund will be administered and such Trust Certificates will be issued will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a trust whose taxation will be governed by the provisions of subpart E, Part I of subchapter J of the Code.

 B. Taxation of Owners of Trust Fractional Certificates

  Each holder of a Trust Fractional Certificate (a "Trust Fractional Certificateholder") will be treated as the owner of an undivided percentage interest in the principal of, and possibly a different undivided percentage interest in the interest portion of, each of the Trust Funds included in a Mortgage Pool. Accordingly, each Trust Fractional Certificateholder must report on its federal income tax return its allocable share of income from its interests, as described below, at the same time and in the same manner as if it had held directly interests in the Mortgage Loans and received directly its share of the payments on such Mortgage Loans. Because those interests represent interests in "stripped bonds" or "stripped coupons" within the meaning of Code Section 1286, such interests would be considered to be newly issued debt instruments, and thus to have no market discount or premium, and the amount of original issue discount may differ from the amount of original issue discount on the Mortgage Loans and the amount includible in income on account of a Trust Fractional Certificate may differ significantly from the amount payable thereon from payments of interest on the Mortgage Loans. Each Trust Fractional Certificateholder may report and deduct its allocable share of the servicing and related fees and expenses paid to or retained by the Company at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the Mortgage Loans and paid directly its share of the servicing and related fees and expenses. A holder of a Trust Fractional Certificate who is an individual, estate or trust will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income, and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts received by Trust Fractional Certificateholders in lieu of amounts due with respect to any Mortgage Loan but not received by the Depositor from the Mortgagor will be treated for federal income tax purposes as having the same character as the payments which they replace.

  Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Stripped Mortgage Loans should read the material under the headings "Application of Stripped Bond Rules," "Market Discount and Premium" and "Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates. A "Stripped Mortgage Loan" means a Mortgage Loan having a Retained Yield (as that term is defined below) or a Mortgage Loan included in a Trust Fund having either Trust Interest Certificates or more than one class of Trust Fractional Certificates or identified in the Prospectus Supplement as related to a Class of Trust Certificates identified as representing interests in Stripped Mortgage Loans.

  Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Unstripped Mortgage Loans should read the material under the headings "Treatment of

Unstripped Certificates", "Market Discount and Premium", and "Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates. However, the IRS has indicated that under some circumstances it will view a portion of servicing and related fees and expenses paid to or retained by the Master Servicer or sub-servicers as an interest in the Mortgage Loans, essentially equivalent to that portion of interest payable with respect to each Mortgage Loan that is retained by the Depositor ("Retained Yield"). If such a view were sustained with respect to a particular Trust Fund, such purchasers would be subject to the rules set forth under "Application of Stripped Bond Rules" rather than those under "Treatment of Unstripped Certificates." The Depositor does not expect any Servicing Fee or Master Servicing Fee to constitute a retained interest in the Mortgage Loans; nevertheless, any such expectation generally will be a matter of uncertainty, and prospective purchasers are advised to consult their own tax advisers with respect to the existence of a retained interest and any effects on investment in Trust Fractional Certificates.

  1. Application of Stripped Bond Rules

  Each Trust Fund will consist of an interest in each of the Mortgage Loans relating thereto, exclusive of the Depositor's Retained Yield, if any. With respect to each Series of Certificates for which they are identified as counsel to the Depositor in the applicable Prospectus Supplement, Brown & Wood LLP, Cadwalader, Wickersham & Taft, Dewey Ballantine, or Orrick, Herrington & Sutcliffe LLP will advise the Depositor that, in their opinion, any Retained Yield will be treated for federal income tax purposes as an ownership interest retained by the Depositor in a portion of each interest payment on the underlying Mortgage Loans. The sale of the Trust Certificates associated with any Trust Fund for which there is a class of Trust Interest Certificates or two or more Classes of Trust Fractional Certificates bearing different interest rates or of Trust Certificates identified in the Prospectus Supplement as representing interests in Stripped Mortgage Loans (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) will be treated for federal income tax purposes as having effected a separation in ownership between the principal of each Mortgage Loan and some or all of the interest payable thereon. As a consequence, each Stripped Mortgage Loan will become subject to the "stripped bond" rules of the Code (the "Stripped Bond Rules"). The effect of applying those rules will generally be to require each Trust Fractional Certificateholder to accrue and report income attributable to its share of the principal and interest on each of the Stripped Mortgage Loans as original issue discount on the basis of the yield to maturity of such Stripped Mortgage Loans, as determined in accordance with the provisions of the Code dealing with original issue discount. For a description of the general method of calculating original issue discount, see "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." See also "Non-Remic Trust Funds--Prepayments" hereof. The yield to maturity of a Trust Fractional Certificateholder's interest in the Stripped Mortgage Loans will be calculated taking account of the price at which the holder purchased the Certificate and the holder's share of the payments of principal and interest to be made thereon. Although the provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Fractional Certificates, in reporting to Trust Fractional Certificateholders the Trustee intends to treat such Certificates as a single obligation with payments corresponding to the aggregate of the payments allocable thereto from each of the Mortgage Loans, and to determine the amount of original issue discount on such certificates accordingly. See "Aggregate Reporting."

  Under Treasury regulations, original issue discount so determined with respect to a particular Stripped Mortgage Loan may be considered to be zero under the de minimis rule described above, in which case it is treated as market discount. See "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Those regulations also provide that original issue discount so determined with respect to a particular Stripped Mortgage Loan will be treated as market discount if the rate of interest on the Stripped Mortgage Loan, including a reasonable Servicing Fee, is no more than one percentage point less than the unstripped rate of interest. See "-- Market Discount and Premium." The Trustee intends to apply the foregoing de minimis and market discount rules on an aggregate poolwide basis, although it is possible that investors may be required to apply them on a loan by loan basis. The loan by loan information required for such application of those rules may not be available. See "Aggregate Reporting."

  Subsequent purchasers of the Certificates may be required to include "original issue discount" in an amount computed using the price at which such subsequent purchaser purchased the Certificates. Further, such purchasers may be required to determine if the above described de minimis and market discount rules apply at the time a Trust Fractional Certificate is acquired, based on the characteristics of the Mortgage Loans at that time.

  Variable Rate Certificates. Purchasers of Trust Fractional Certificates bearing a variable rate of interest should be aware that there is considerable uncertainty concerning the application of the OID Regulations to Mortgage Loans bearing a variable rate of interest. Although such regulations are subject to a different interpretation, as discussed below, in the absence of other contrary authority in preparing reports furnished to Certificateholders the Trustee intends to treat Stripped Mortgage Loans bearing a variable rate of interest (other than those treated as having market discount pursuant to the regulations described above) as subject to the provisions therein governing variable rate debt instruments. The effect of the application of such provisions generally will be to cause Certificateholders holding Trust Fractional Certificates bearing interest at a Single Variable Rate or at a Multiple Variable Rate (as defined above under "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount") to accrue original issue discount and interest as though the value of each variable rate were a fixed rate, which is (a) for each qualified floating rate, the value of each such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of Closing Date, and
(c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Trust Fractional Certificate. If the interest paid or accrued with respect to such Variable Rate Trust Fractional Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

  Prospective purchasers of Trust Fractional Certificates bearing a variable rate of interest should be aware that the provisions in the OID Regulations applicable to variable rate debt instruments may not apply to certain adjustable and variable rate mortgage loans, possibly including the Mortgage Loans, or to Stripped Certificates representing interests in such Mortgage Loans. If variable rate Trust Fractional Certificates are not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, such Certificates may be subject to the provisions of the 1996 Contingent Debt Regulations. The application of those provisions to instruments such as the Trust Fractional Certificates is subject to differing interpretations. Prospective purchasers of variable rate Trust Fractional Certificates are advised to consult their tax advisers concerning the tax treatment of such Certificates.

  Aggregate Reporting. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount on a mortgage loan by mortgage loan basis (or on the basis of the rights to individual payments) taking account of an allocation of their basis in the Certificates among the interests in the various mortgage loans represented by such Certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient mortgage by mortgage information should a computation on that basis be required by the IRS.

  Because the treatment of the Certificates under the OID Regulations is both complicated and uncertain, Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Certificates.

  2. Treatment of Unstripped Certificates

  Mortgage Loans in a Trust Fund for which there is neither any Class of Trust Interest Certificates, nor more than one Class of Trust Fractional Certificates, nor any Retained Yield otherwise identified in the Prospectus Supplement as being unstripped mortgage loans ("Unstripped Mortgage Loans") will be treated as wholly owned by the Trust Fractional Certificateholders of a Trust Fund. Trust Fractional Certificateholders using the cash method of accounting must take into account their pro rata shares of original issue discount as it accrues and qualified stated interest (as described in "REMIC Trust funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount") from Unstripped Mortgage Loans as and when collected by the Trustee. Trust Fractional Certificateholders using an accrual method of accounting must take into account their pro rata shares of qualified stated interest from Unstripped Mortgage Loans as it accrues or is received by the Trustee, whichever is earlier.

  Code Sections 1272 through 1275 provide rules for the current inclusion in income of original issue discount on obligations issued by natural persons on or after March 2, 1984. Generally those sections provide that original issue discount should be included in income on the basis of a constant yield to maturity. However, the application of the original issue discount rules to mortgages is unclear in certain respects. The Treasury Department has issued the OID Regulations relating to original issue discount, which generally address the treatment of mortgages issued on or after April 4, 1994. The OID Regulations would provide a new de minimis rule for determining whether certain self-amortizing installment obligations, such as the Mortgage Loans, are to be treated as having original issue discount. Such obligations would have original issue discount if the points charged at origination (or other loan discount) exceeded the greater of one-sixth of one percent times the number of full years to final maturity or one-fourth of one percent times weighted average maturity. The OID Regulations treat certain variable rate mortgage loans as having original issue discount because of an initial rate of interest that differs from that determined by the mechanism for setting the interest rate during the remainder of the loan, or because of the use of an index that does not vary in a manner approved the OID Regulations. For a description of the general method of calculating the amount of original issue discount see "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" and "Application of Stripped Bond Rules--Variable Rate Certificates."

  A subsequent purchaser of a Trust Fractional Certificate that purchases such Certificate at a cost (not including payment for accrued qualified stated interest) less than its allocable portion of the aggregate of the remaining stated redemption prices at maturity of the Unstripped Mortgage Loans will also be required to include in gross income, for each day on which it holds such Trust Fractional Certificate, its allocable share of the daily portion of original issue discount with respect to each Unstripped Mortgage Loan, but reduced, if the cost of such subsequent purchaser's interest in such Unstripped Mortgage Loan exceeds its "adjusted issue price," by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount allocable to such subsequent purchaser's interest for all days on or after the day of purchase. The adjusted issue price of an Unstripped Mortgage Loan on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Unstripped Mortgage Loan at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of payments made during such accrual period prior to such day other than payments of qualified stated interest.

  3. Market Discount and Premium

  In general, if the Stripped Bond Rules do not apply to a Trust Fractional Certificate, a purchaser of a Trust Fractional Certificate will be treated as acquiring market discount bonds to the extent that the share of such purchaser's purchase price allocable to any Unstripped Mortgage Loan is less than its allocable share of the "adjusted issue price" of such Mortgage Loan. See "Treatment of Unstripped Certificates" and "Application of Stripped Bond Rules." Thus, with respect to such Mortgage Loans, a holder will be required, under Code Section 1276, to include as ordinary income the previously unrecognized accrued market discount in an amount not exceeding each principal payment on any such Mortgage Loans at the time each principal payment is received or due, in accordance with the purchaser's method of accounting, or upon a sale or other disposition of the Certificate. In general, the amount of market discount that has accrued is determined on a ratable basis. A Trust Fractional Certificateholder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a bond-by-bond basis and is irrevocable. In addition, the description of the market discount rules in "Taxation of Owners of REMIC Regular Certificates--Market Discount and Premium" with respect to (i) conversion to ordinary income of a portion of any gain recognized on sale or exchange of a market discount bond, (ii) deferral of interest expense deductions, (iii) the de minimis exception from the market discount rules and (iv) the elections to include in income either market discount or all interest, discount and premium as they accrue, is also generally applicable to Trust Fractional Certificates. Treasury regulations implementing the market discount rules, including the 1986 Act amendments thereto, have not yet been issued and investors therefore should consult their own tax advisers regarding the application of these rules.

  If a Trust Fractional Certificate is purchased at a premium, under existing law such premium must be allocated to each of the Mortgage Loans (on the basis of its relative fair market value). The portion of any premium allocated to Unstripped Mortgage Loans originated after September 27, 1985 can be amortized and deducted under the provisions of the Code relating to amortizable bond premium. The portion of such premium allocated to Unstripped Mortgage Loans originated on or before September 27, 1985 may only be deducted upon the sale or final distribution in respect of any such Mortgage Loan, as the special rules of the Code that permit the amortization of such premium apply in the case of debt instruments other than corporate and governmental obligations, only to obligations issued after that date. Upon such a sale or final distribution in respect of such a Mortgage Loan, the premium, if any, allocable thereto would be recognized as a short-term or long-term capital loss by a Certificateholder holding the interests in Mortgage Loans represented by such Certificate as capital assets, depending on how long the Certificate had been held.

  The application of the Stripped Bond Rules to Stripped Mortgage Loans will generally cause any premium allocable to Stripped Mortgage Loans to be amortized automatically by adjusting the rate of accrual of interest and discount to take account of the allocable portion of the actual purchase price of the Certificate. In that event, no additional deduction for the amortization of premium would be allowed. It is possible that the IRS may take the position that the application of the Stripped Bond Rules to the Stripped Mortgage Loans should be adjusted so as not to take account of any premium allocable to a Stripped Mortgage Loan originated on or before September 27, 1985. Any such premium would then be subject to the provisions of the Code relating to the amortization of bond premium, including the limitations described in the preceding paragraph on the amortization of premium allocable to Mortgage Loans originated on or before September 27, 1985.

  On June 27, 1996, the IRS published in the Federal Register proposed regulations (the "Proposed Premium Regulations") on the amortization of bond premium. The Proposed Premium Regulations describe the constant yield method under which such premium is amortized and provide that the resulting offset to interest income can be taken into account only as a Certificateholder takes the corresponding interest income into account under such holder's regular accounting method. In the case of instruments that may be called or repaid prior to maturity, the Proposed Premium Regulations provide that the premium is calculated by assuming that the issuer will exercise or not exercise its redemption rights in the manner that maximizes the Certificateholder's yield and the Certificateholder will exercise or not exercise its option in a manner that maximizes the Certificateholder's Yield. The Proposed Premium Regulations are proposed to be effective for debt instruments acquired on or after the date 60 days after the date final regulations are published in the Federal Register. However, if a Certificateholder elects to amortize bond premium for the taxable year containing such effective date, the Proposed Premium Regulations would apply to all the Certificateholder's debt instruments held on or after the first day of that taxable year. It cannot be predicted at this time whether the Proposed Premium Regulations will become effective or what, if any, modifications will be made to them prior to their becoming effective. Such regulations do not, however, apply to instruments that are subject to
Section 1272(a)(6).

  4. Allocation of Purchase Price

  As noted above, a purchaser of a Trust Fractional Certificate relating to Unstripped Mortgage Loans will be required to allocate the purchase price thereof to the undivided interest it acquires in each of the Mortgage Loans, in proportion to the respective fair market values of the portions of such Mortgage Loans included in the Trust

Fund at the time the Certificate is purchased. The Depositor believes that it may be reasonable to make such allocation in proportion to the respective principal balances of the Mortgage Loans, where the interests in the Mortgage Loans represented by a Trust Fractional Certificate have a common remittance rate and other common characteristics, and otherwise so as to produce a common yield for each interest in a Mortgage Loan, provided the Mortgage Loans are not so diverse as to evoke differing prepayment expectations. However, if there is any significant variation in interest rates among the Mortgage Loans, a disproportionate allocation of the purchase price taking account of prepayment expectations may be required.

 C. Taxation of Owners of Trust Interest Certificates

  With respect to each Series of Certificates for which they are identified as counsel to the Depositor in the applicable Prospectus Supplement, Brown & Wood, LLP, Cadwalader, Wickersham & Taft, Dewey Ballantine, or Orrick, Herrington & Sutcliffe LLP will advise the Depositor that, in their opinion, each holder of a Trust Interest Certificate (a "Trust Interest Certificateholder") will be treated as the owner of an undivided interest in the interest portion ("Interest Coupon") of each of the Mortgage Loans. Accordingly, and subject to the discussion under "Application of Stripped Bond Rules" below, each Trust Interest Certificateholder is treated as owning its allocable share of the entire Interest Coupon from the Mortgage Loans, will report income as described below, and may deduct its allocable share of the servicing and related fees and expenses paid to or retained by the Depositor at the same time and in the same manner as such items would have been reported under the Trust Interest Certificateholder's tax accounting method had it held directly an interest in the Interest Coupon from the Mortgage Loans, received directly its share of the amounts received with respect to the Mortgage Loans and paid directly its share of the servicing and related fees and expenses. An individual, estate or trust holder of a Trust Interest Certificate will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income, and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts, if any, received by Trust Interest Certificateholders in lieu of amounts due with respect to any Mortgage Loan but not received by the Master Servicer from the Mortgagor will be treated for federal income tax purposes as having the same character as the payment which they replace.

  1. Application of Stripped Bond Rules

  A Trust Interest Certificate will consist of an undivided interest in the Interest Coupon of each of the Mortgage Loans. With respect to each Series of Certificates for which they are identified as counsel to the Depositor in the applicable Prospectus Supplement, Brown & Wood LLP, Cadwalader, Wickersham & Taft, Dewey Ballantine, or Orrick, Herrington & Sutcliffe LLP will advise the Depositor that, in their opinion a Trust Interest Certificate will be treated for federal income tax purposes as comprised of an ownership interest in a portion of the Interest Coupon of each of the Mortgage Loans (a "Stripped Interest") separated by the Depositor from the right to receive principal payments and the remainder, if any, of each interest payment on the underlying Mortgage Loan. As a consequence, the Trust Interest Certificates will become subject to the Stripped Bond Rules. Each Trust Interest Certificateholder will be required to apply the Stripped Bond Rules to its interest in the Interest Coupon under the method prescribed by the Code, taking account of the price at which the holder purchased the Trust Interest Certificate and the Trust Interest Certificateholder's share of the scheduled payment to be made thereon. The Stripped Bond Rules generally require a holder of Stripped Coupons to accrue and report income from such Stripped Coupons daily on the basis of the yield to maturity of such stripped bonds or coupons, as determined in accordance with the provisions of the Code dealing with original issue discount. For a discussion of the general method of calculating original issue discount, see "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." See also "Prepayments" below. The provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Interest Certificates. In reporting to Trust Interest Certificateholders such Certificates will be treated as a single obligation with payment corresponding to the aggregate of the payment allocable thereto from each of the Mortgage Loans. See "Aggregate Reporting."

  Alternatively, Trust Interest Certificateholders may be required by the IRS to treat each scheduled payment on each Stripped Interest (or their interests in all scheduled payments from each of the Stripped Interests) as a separate obligation for purposes of allocating purchase price and computing original issue discount.

  The tax treatment of the Trust Interest Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the Trustee intends to treat each Trust Interest Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Trust Interest Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with a constant yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. In general, the rules for accruing original issue discount set forth above in "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" apply. See "Prepayments" below. For purposes of applying the original issue discount provisions of the Code, the issue price used in reporting original issue discount with respect to a Trust Interest Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Trust Interest Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Trust Interest Certificate may be treated as zero under the original issue discount de minimis rules described above.

  Aggregate Reporting. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount either on a mortgage loan by mortgage loan basis or on a payment by payment basis taking account of an allocation of their basis in the Certificates among the interests in the various mortgage loans represented by such Certificates according to their respective fair market values. The effect of an aggregate computation for the inclusion of original issue discount in income may be to defer the recognition of losses due to early prepayments relative to a computation on a mortgage by mortgage basis. Investors should be aware that it may not be possible to reconstruct after the fact sufficient mortgage by mortgage information should a computation on that basis be required by the IRS.

  Because the treatment of the Trust Interest Certificates under current law and the potential application of the 1996 Contingent Debt Regulations are both complicated and uncertain, Trust Interest Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Trust Interest Certificates.

 D. Prepayments

  The Tax Reform Act of 1986 (the "1986 Act") contains a provision requiring original issue discount on certain obligations issued after December 31, 1986 to be calculated taking into account a prepayment assumption and requiring such discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. Although the proper treatment of interests, such as the Trust Fractional Certificates and the Trust Interest Certificates, in debt instruments that are subject to prepayment is unclear. Legislation recently enacted has extended (for taxable years beginning after such enactment) the rules contained in the 1986 Act to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, it appears that Section 1272(a)(6) would apply to such Certificates. See "Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount." Trust Fractional Certificateholders and Trust Interest Certificateholders should consult their tax advisers as to the proper reporting of income from Trust Fractional Certificates and Trust Interest Certificates, as the case may be, in the light of the possibility of prepayment and, with respect to the Trust Interest Certificates, as to the possible application of the 1996 Contingent Debt Regulations.

 E. Sales of Trust Certificates

  If a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such tax basis will equal the Certificateholder's cost for the Certificate, increased by any original issue or market discount with respect to the interest in the Mortgage Loans represented by such Certificate previously included in income, and decreased by any deduction previously allowed for premium and by the amount of payments, other than payments of qualified stated interest, previously received with respect to such Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income, as will gain attributable to a Certificate which is part of a "conversion transaction" or which the holder elects to treat as ordinary. See "REMIC Trust Funds--Sales of REMIC Certificates" above. Any remaining gain or any loss will be capital gain or loss if the Certificate was held as a capital asset except to the extent that code Section 582(c) applies to such gain or loss. Capital losses may not, in general, be offset against ordinary income.

 F. Trust Reporting

  The Master Servicer will furnish to each holder of a Trust Fractional Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the Pass-Through Rate. In addition, the Master Servicer will furnish, within a reasonable time after the end of each calendar year, to each holder of a Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicer (if any) and such other customary factual information as the Master Servicer deems necessary or desirable to enable holders of Trust Certificates to prepare their tax returns.

 G. Back-Up Withholding

  In general, the rules described in "REMIC Trust Funds--Back-up Withholding" will also apply to Trust Certificates.

 H. Foreign Certificateholders

  Payments in respect of interest or original issue discount (including amounts attributable to servicing fees) on the Mortgage Loans to a Certificateholder who is not a citizen or resident of the United States, a corporation or other entity organized in or under the laws of the United States or of any State thereof, or a United States estate or trust, will not generally be subject to 30% United States withholding tax, provided that such Certificateholder (i) does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation (within the meaning of Code
Section 957) related to, each of the issuers of the Mortgages and (ii) provides required certification as to its non-United States status under penalty of perjury and then will be free of such tax only to the extent that the underlying Mortgages were issued after July 18, 1984. This withholding tax may be reduced or eliminated by an applicable tax treaty. Notwithstanding the foregoing, if any such payments are effectively connected with a United States trade or business conducted by the Certificateholder, they will be subject to regular United States income tax and, in the case of a corporation, to a possible branch profits tax, but will ordinarily be exempt from United States withholding tax provided that applicable documentation requirements are met.

  Holders of Trust Certificates should be aware that proposed Treasury Regulations were issued on April 15, 1996 which, if adopted in final form, could affect the United States taxation of foreign investors in Trust Certificates. For further discussion of those proposed regulations, see "REMIC TRUST FUNDS--Foreign Investors in REMIC Certificates" above.

  I. State and Local Taxation

  In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Certificates.

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("ERISA Plans") and on those persons who are ERISA fiduciaries with respect to the assets of such ERISA Plans. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the Certificates is permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

  Employee benefit plans which are governmental plans and certain church plans (if no election has been made under Section 410(d) of the Code) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Certificates subject to the provisions of applicable federal and state law and, in the case of any such plan which is qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code.

  In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and other plans subject to Section 4975 of the Code (together with ERISA Plans, "Plans") and certain persons ("Parties in Interest") who have certain specified relationships to the Plans and taxes and/or imposes other penalties on any such transaction under ERISA and/or Section 4975 of the Code, unless an exemption applies. If the assets of a Trust Fund are treated for ERISA purposes as the assets of the Plans that purchase or hold Certificates of the applicable Series, an investment in Certificates of that Series by or with "plan assets" of a Plan might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or Section 4975 of the Code.

PLAN ASSETS REGULATION

  The United States Department of Labor ("DOL") has issued a final regulation (the "Plan Assets Regulation") under which assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan in certain circumstances. Unless the Plan Assets Regulation provides an exemption from this "plan asset" treatment, and if such an exemption is not otherwise available under ERISA, an undivided portion of the assets of a Trust Fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each Plan which becomes a Certificateholder of the applicable Series.

  The Plan Assets Regulation provides an exemption from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity (or any affiliate of such a person), are held by "benefit plan investors" (e.g., Plans, governmental and other benefit plans not subject to ERISA and entities holding assets deemed to be "plan assets"). Because the availability of this exemption to any Trust Fund depends upon the identity of the Certificateholders of the applicable Series at any time, there can be no assurance that any Series or Class of Certificates will qualify for this exemption.

PROHIBITED TRANSACTION CLASS EXEMPTIONS

  Prohibited Transaction Class Exemption 83-1 (Class Exemption for Certain Transactions Involving Mortgage Pool Investment Trusts) ("PTCE 83-1") permits, subject to certain conditions, certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, regardless of whether (a) the mortgage pool is exempt from "plan asset" treatment or (b) the transactions would otherwise be prohibited under ERISA or Section 4975 of the Code. A Series of Certificates will be an "Exempt Series" if the general conditions (described below) of PTCE 83-1 are satisfied, and if the applicable Series of Certificates evidences ownership interests in Trust Assets which do not include Mortgage Certificates, Cooperative Loans, Mortgage Loans secured by cooperative buildings, Mortgage Loans secured by Multifamily Property, Mortgage Loans secured by unimproved real property, or Contracts (collectively "Nonexempt Assets"). An investment by a Plan in Certificates of an Exempt Series (1) will be exempt from the prohibitions of Section 406(a) of ERISA (relating generally to Plan transactions involving Parties in Interest who are not fiduciaries) if the Plan purchases the Certificates at no more than fair market value, and (2) will be exempt from the prohibitions of Sections 406(b)(1) and (2) of ERISA (relating generally to Plan transactions with fiduciaries) if, in addition,
(i) the purchase is approved by an independent fiduciary, (ii) no sales commission is paid to the Depositor as Mortgage Pool sponsor, (iii) the Plan does not purchase more than 25% of the Certificates of that Series and (iv) at least 50% of the Certificates of that Series is purchased by persons independent of the Depositor, the Trustee and the Insurer, as applicable. PTCE 83-1 will not apply to a Series of Certificates with respect to which the Trust Assets include Nonexempt Assets (a "Nonexempt Series"). See "The Trust Fund--The Mortgage Pools" and "--The Contract Pools." Accordingly, it appears that PTCE 83-1 will not exempt Plans that acquire Certificates of a Nonexempt Series from the prohibited transaction rules of ERISA and Section 4975 of the Code. The applicable Prospectus Supplement will state whether a Series of Certificates is an Exempt Series or a Nonexempt Series.

  PTCE 83-1 sets forth three general conditions that must be satisfied for any transaction to be eligible for exemption: (1) the existence of a pool trustee who is not an affiliate of the pool sponsor; (2) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payment due to property damage or defaults in loan payments; and (3) a limitation on the amount of the payment retained by the pool sponsor, together with other benefits inuring to it, to not more than adequate consideration for selling the mortgage loans and reasonable compensation for services provided by the pool sponsor to the mortgage pool.

  The Trustee for all Series will be unaffiliated with the Depositor, and, accordingly, the first general condition will be satisfied. With respect to the second general condition of PTCE 83-1, the credit support method represented by the issuance of a Subordinated Class or Subclasses of Certificates and/or the establishment of a Reserve Fund, with respect to any Exempt Series for which such a method of Credit Support is provided (see "Credit Support--Subordinated Certificates" and "--Reserve Fund"), is substantially similar to a system for protecting Certificateholders against reductions in pass-through payments which has been reviewed and accepted by the DOL as an alternative to pool insurance or a letter of credit indemnification system. This may support a Plan fiduciary's conclusion that the second general condition is satisfied with respect to any such Exempt Series although, in the absence of a ruling to this effect, there can be no assurance that these features will be so viewed by the DOL. In addition, the Depositor intends to use its best efforts to establish, for each Exempt Series for which credit support is provided by a Letter of Credit (see "Credit Support--Letters of Credit") and/or the insurance arrangements set forth above under "Description of Insurance" (an "Insured Series"), a system that will adequately protect the Mortgage Pools and indemnity Certificateholders of the applicable Series against pass-through payment reductions resulting from property damage or defaults in loan payments. With respect to the third general condition of PTCE 83-1, the Depositor intends to use its best efforts to establish a compensation system which will produce for the Depositor total compensation that will not exceed adequate consideration for forming the Mortgage Pool and selling the Certificates. However, the Depositor does not guarantee that its systems will be sufficient to meet the second and third general conditions (described above) with respect to any Exempt Series.

  If an Exempt Series of Certificates is subdivided into two or more Classes or Subclasses which are entitled to disproportionate allocations of the principal or interest payments on the Mortgage Loans held by the applicable Trust Fund, the availability of the exemption afforded by PTCE 83-1 may be adversely affected, as described in the applicable Prospectus Supplement. Moreover, if the Certificateholders of any Class or Subclass of Certificates are entitled to pass-through payment of principal (but no or only nominal interest) or interest (but no or only nominal principal), PTCE 83-1 will not exempt Plans which acquire Certificates of that Class or Subclass from the prohibited transaction rules of ERISA and Section 4975 of the Code.

  If an Exempt Series of Certificates includes a Class of Subordinated Certificates, PTCE 83-1 will not provide an exemption from the prohibited transaction rules of ERISA and Section 4975 of the Code for Plans that acquire such Subordinated Certificates.

  If for any reason PTCE 83-1 does not provide an exemption for a particular Plan Certificateholder, one of five other prohibited transaction class exemptions issued by the DOL might apply, i.e., PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan Certificateholder or, even if it were to apply, that the available exemptive relief would apply to all transactions involving the applicable Trust Fund. Any person who is a fiduciary by reason of his or her authority to invest "plan assets" of any Plan (a "Plan investor") and who is considering the use of "plan assets" of any Plan to purchase of the offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and Section 4975 of the Code to such investments, and should determine on its own whether PTCE 83-1 or another exemption would be applicable (and whether all conditions have been satisfied with respect to any such exemptions), and whether the offered Certificates are an appropriate investment for a Plan. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

UNDERWRITER'S PTE

  Credit Suisse First Boston Corporation ("First Boston") is the recipient of a final prohibited transaction exemption, 54 Fed. Reg. 42597 (Oct. 17, 1989), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997)(the "Underwriter's PTE" or "Credit Suisse First Boston Corporation's PTE" if specified in the applicable Prospectus Supplement), which may accord protection from violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire Certificates. The Underwriter's PTE applies to certificates (a) which represent (1) a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust, or (2) an interest in a REMIC if the certificates are issued by and are obligations of a trust; and (b) with respect to which First Boston or any of its affiliates is either the sole underwriter, the manager or co-manager of the underwriting syndicate or a selling or placement agent. The corpus of a trust to which the Underwriter's PTE applies may consist of (i) obligations which bear interest or are purchased at a discount and which are secured by (A) single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on such real property) or (B) shares issued by a cooperative housing association; (ii) secured consumer receivables that bear interest or are purchased at a discount; (iii) secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities; and (iv) "guaranteed governmental mortgage pool certificates" (as defined in the Plan Assets Regulation).

  Plans acquiring Certificates may be eligible for protection under the Underwriter's PTE if:

    (a) assets of the type included as Trust Assets have been included in other investment pools ("Other Pools");

    (b) certificates evidencing interests in Other Pools have been both (1) rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, L.P., and (2) purchased by investors other than Plans, for at least one year prior to a Plan's acquisition of Certificates in reliance upon the Underwriter's PTE;

    (c) at the time of such acquisition, the Class of Certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (b) above;

    (d) the Trustee is not an affiliate of any member of the Restricted Group (as defined below);

    (e) the applicable Series of Certificates evidences ownership in Trust Assets which may include non-Subordinated Mortgage Certificates (whether or not interest and principal payable with respect to the Mortgage
  Certificates are guaranteed by the GNMA, FHLMC or FNMA) or Contracts;

    (f) the Class of Certificates acquired by the Plan are not subordinated to other Classes of Certificates of that Series with respect to the right to receive payment in the event of defaults or delinquencies on the underlying Trust Assets;

    (g) the Plan is an "accredited investor" (as defined in Rule 501(a)(1) of Regulation D under the Securities Act);

    (h) the acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party; and

    (i) the sum of all payments made to and retained by the Underwriter or members of any underwriting syndicate in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Trust Assets to the Trust represents not more than the fair market value of such Trust Assets; and the sum of all payments made to and retained by the Master Servicer and all Servicers represents not more than reasonable compensation for such Servicers' services under the Pooling and Servicing Agreement and reimbursement of such Servicers' reasonable expenses in connection herewith.

  In addition, the Underwriter's PTE will not apply to a Plan's investment in Certificates if the Plan fiduciary responsible for the decision to invest in a Class of Certificates is a Mortgagor or Obligor with respect to more than 5% of the fair market value of the obligations constituting the Trust Assets or an affiliate of such person, unless:

    (1) in the case of an acquisition in connection with the initial issuance of any Series of Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group;

    (2) the Plan's investment in any Class of Certificates does not exceed 25% of the outstanding Certificates of that Class at the time of acquisition;

    (3) immediately after such acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity; and

    (4) the Plan is not sponsored by the Depositor, any Underwriter, the Trustee, any Servicer, any Pool, Special Hazard or Primary Mortgage Insurer or the obligor under any other credit support mechanism, a Mortgagor or Obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the Trust Assets on the date of the initial issuance of Certificates, or any of their affiliates (the "Restricted Group").

  Each Series of Certificates generally is expected to satisfy condition (a) unless otherwise specified in the applicable Prospectus Supplement. If a Series includes a Class of Subordinated Certificates, that Class will not satisfy condition (f). Additionally, the Prospectus permits the issuance of Certificates rated in one of the four highest rating categories, so a particular Class of a Series may not satisfy condition (c).

  Whether the other conditions in the Underwriter's PTE will be satisfied as to Certificates or any particular Class will depend upon the relevant facts and circumstances existing at the time the Plan acquires Certificates of that Class. Any Plan investor who proposes to use "plan assets" of a Plan to acquire Certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

GENERAL CONSIDERATIONS

  Any member of the Restricted Group, a Mortgagor or Obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Plan. In that event, the acquisition or holding of Certificates of the applicable Series or Class by, on behalf of or with "plan assets" of such Plan might be viewed as giving rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless PTCE 83-1, the Underwriter's PTE or another exemption is available. Accordingly, before a Plan Investor makes the investment decision to purchase, to commit to purchase or to hold Certificates of any Series or Class, the Plan Investor should determine (a) whether the second and third general conditions and the specific conditions (described briefly above) of PTCE 83-1 have been satisfied; (b) whether the Underwriter's PTE is applicable and adequate exemptive relief is available; (c) whether any other prohibited transaction exemption (if required) is available under ERISA and Section 4975 of the Code; or (d) whether an exemption from "plan asset" treatment is available to the applicable Trust Fund. The Plan Investor should also consult the ERISA discussion, if any, in the applicable Prospectus Supplement for further information regarding the application of ERISA to any Series or Class of Certificates.

  Subordinated Certificates are not available for purchase by or with "plan assets" of any Plan, other than an insurance company general account which satisfies the conditions set forth in Sections I and II of PTCE 95-60 or a governmental or church plan which is not subject to ERISA or Section 4975 of the Code (as described above), and any acquisition of Subordinated Certificates by, on behalf of or with "plan assets" of any such Plan will be treated as null and void for all purposes.

INSURANCE COMPANY GENERAL ACCOUNTS

  In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations (the "401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute "plan assets." Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute "plan assets," unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as "plan assets." In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as "plan assets" of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) or ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

  ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE CERTIFICATES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH CERTIFICATES.

                               LEGAL INVESTMENT

  The applicable Prospectus Supplement for a Series of Certificates will specify whether a Class or Subclass of such Certificates, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such Class or Subclass, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

  Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

  SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or Subclasses of Certificates), except under limited circumstances.

  All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council.

  The Policy Statement which has been adopted by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Series, Classes or Subclasses of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

  Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain Series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

  The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

  Except as to the status of certain Classes of Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

  Investors should consult their own legal advisers in determining whether and to what extent such Certificates constitute legal investments for such investors.

                             PLAN OF DISTRIBUTION

  Each Series of Certificates offered hereby and by means of the related Prospectus Supplements may be sold directly by the Depositor or may be offered through Credit Suisse First Boston Corporation, an affiliate of the Depositor, or underwriting syndicates represented by Credit Suisse First Boston Corporation (the "Underwriters"). The Prospectus Supplement with respect to each such Series of Certificates will set forth the terms of the offering of such Series or Certificates and each Subclass within such Series, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell such Certificates will be determined.

  Unless otherwise specified in the Prospectus Supplement, the Underwriters will be obligated to purchase all of the Certificates of a Series described in the Prospectus Supplement with respect to such Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

  If so indicated in the Prospectus Supplement, the Depositor will authorize Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Certificates from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

  The Depositor may also sell the Certificates offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Certificates for whom they may act as agents.

  The place and time of delivery for each Series of Certificates offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such Series.

  If and to the extent required by applicable law or regulation, this Prospectus and the attached Prospectus Supplement will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sales.

                                 LEGAL MATTERS

  Certain legal matters in connection with the Certificates offered hereby will be passed upon for the Depositor and for the Underwriters by Brown & Wood LLP, San Francisco, California, Cadwalader, Wickersham & Taft, New York, New York, Dewey Ballantine, New York, New York or Orrick, Herrington & Sutcliffe LLP.

                                 INDEX OF TERMS

                                                                 PAGE ON WHICH
                                                                TERM IS DEFINED
TERM                                                           IN THE PROSPECTUS
----                                                           -----------------
1986 Act......................................................            120
1988 Act......................................................            109
1996 Contingent Debt Regulations..............................            104
1996 Proposed Regulations.....................................            113
401(c) Regulations............................................            126
Accrual Distribution Amount...................................             43
Advances......................................................             16
AFR...........................................................            108
Agreement.....................................................             40
Alternative Credit Support....................................             11
appraised value...............................................             35
Approved Sale.................................................             76
APR...........................................................             33
ARM Loans.....................................................             29
Asset Conservation Act........................................             90
Balloon Mortgage Loans........................................             20
Borrower......................................................             79
Buy-Down Fund.................................................         15, 27
Buy-Down Loans................................................             27
Cede..........................................................             23
CERCLA........................................................         22, 90
Certificate Account...........................................             49
Certificate Principal Balance.................................              4
Certificateholders............................................         23, 26
Certificates..................................................      1, 4, 114
Class.........................................................           1, 4
Closed Loans..................................................             29
Closing Date..................................................            101
Code..........................................................    16, 39, 114
Commercial Mortgage Loans.....................................              5
Commercial Property...........................................              5
Commission....................................................              2
Contract Loan-to-Value Ratio..................................              9
Contract Pool.................................................       1, 5, 99
Contract Schedule.............................................             46
Contracts.....................................................   1, 5, 18, 33
Converted Mortgage Loan.......................................             25
Cooperative...................................................              5
Cooperative Dwelling..........................................              5
Cooperative Loans.............................................              5
Credit Suisse First Boston Corporation's PTE..................            124
Current value.................................................            101
Custodial Account.............................................             49
Custodial Agreement...........................................             34
Custodian.....................................................             34
Cut-off Date..................................................             23
Debt Service Reduction........................................             88
Deferred Interest.............................................             24

                                                                 PAGE ON WHICH
                                                                TERM IS DEFINED
TERM                                                           IN THE PROSPECTUS
----                                                           -----------------
Deficiency Event..............................................            64
Deficient Valuation...........................................            87
Definitive Certificates.......................................            23
Deleted Contract..............................................            35
Deleted Mortgage Certificates.................................            46
Deleted Mortgage Loans........................................            45
Deposit Trust Agreement.......................................            40
Depositor.....................................................             1
Determination Date............................................            52
Discount Certificate..........................................            10
Discount Certificates.........................................            37
Distribution Date.............................................             6
DOL...........................................................           122
DTC...........................................................            23
Due Date......................................................            27
Due Period....................................................            43
ERISA.........................................................       16, 122
ERISA Plans...................................................           122
Escrow Account................................................            56
FBSC..........................................................            35
FHA...........................................................     1, 25, 30
FHA Experience................................................            38
FHA Loans.....................................................            25
First Boston..................................................           124
Garn-St Germain Act...........................................            89
GPM Fund......................................................        15, 27
GPM Loans.....................................................            27
HUD...........................................................            30
Initial Deposit...............................................            14
Installment Contracts.........................................            28
Insurance Proceeds............................................            50
Insured.......................................................            59
Insured Series................................................           123
Interest Coupon...............................................           119
Interest Distribution.........................................            42
Interest Rate.................................................             4
Interest Weighted Class.......................................             4
Interest Weighted Subclass....................................             4
IRS...........................................................           101
L/C Bank......................................................        11, 67
L/C Percentage................................................        12, 67
Lease.........................................................            92
Lender........................................................            79
Lessee........................................................            93
Letter of Credit..............................................            10
Liquidating Loan..............................................            11
Liquidation Proceeds..........................................            50
Loan- to-Value Ratio..........................................             7
Loss..........................................................            72

                                                                 PAGE ON WHICH
                                                                TERM IS DEFINED
TERM                                                           IN THE PROSPECTUS
----                                                           -----------------
Manufactured Home.............................................            9
Mixed-Use Mortgage Loans......................................            5
Mixed-Use Property............................................            5
Mortgage Certificates.........................................        1, 33
Mortgage Loan Groups..........................................           25
Mortgage Loans................................................     1, 5, 99
Mortgage Notes................................................           24
Mortgage Pool.................................................     1, 5, 99
Mortgage Rates................................................            8
Mortgaged Property............................................            7
Mortgagor.....................................................            7
Mortgagor Bankruptcy Bond.....................................           10
Multi-Class Certificates......................................            4
Multifamily Mortgage Loans....................................            5
Multifamily Property..........................................            5
Multiple Variable Rate........................................          103
Non-U.S. Person...............................................          112
Nonexempt Assets..............................................          123
Nonexempt Series..............................................          123
Obligor.......................................................           42
OID Regulations...............................................           99
Original Value................................................        7, 27
Originator....................................................           29
Other Pools...................................................          124
Outstanding Balance...........................................           87
Parties in Interest...........................................          122
Pass-Through Rate.............................................            8
Payment Deficiencies..........................................           68
Percentage Interest...........................................        1, 23
Performance Bond..............................................           34
Plan Assets...................................................          126
Plan Assets Regulation........................................          122
Plan Investor.................................................          124
Plans.........................................................          122
Policy Statement..............................................          127
Pool Insurance Policy.........................................           10
Pool Insurer..................................................           12
Pooling and Servicing Agreement...............................       26, 40
Premium Certificate...........................................           10
Premium Certificates..........................................           37
Prepayment Assumption.........................................          101
Primary Insurer...............................................           51
Primary Mortgage Insurance Policy.............................           12
Primary Mortgage Insurer......................................           59
Principal Distribution........................................           42
Principal Prepayments.........................................           13
Principal Weighted Class......................................            4
Principal Weighted Subclass...................................            4
Proposed Premium Regulations..................................          118

                                                                 PAGE ON WHICH
                                                                TERM IS DEFINED
TERM                                                           IN THE PROSPECTUS
----                                                           -----------------
PTCE 83-1.....................................................           122
Purchase Price................................................            48
Qualified Floating Rate.......................................           101
Rating Agency.................................................          1, 5
RCRA..........................................................            91
Record Date...................................................            42
Reference Agreement...........................................            40
REMIC.........................................................     1, 16, 99
REMIC Certificateholders......................................           100
REMIC Certificates............................................            99
REMIC Mortgage Pool...........................................            99
REMIC Provisions..............................................            99
REMIC Regular Certificate.....................................            99
REMIC Regulations.............................................            99
REMIC Residual Certificate....................................            99
Required Distribution.........................................            70
Required Reserve..............................................        14, 68
Reserve Fund..................................................            11
Residual Certificates.........................................             4
Residual Owner................................................           106
Restricted Group..............................................           125
Retained Yield................................................           115
Securities Act................................................            41
Senior Certificates...........................................            11
Senior Class..................................................             4
Senior Prepayment Percentage..................................            69
Senior Subclass...............................................             4
Series........................................................          1, 4
Servicemen's Readjustment Act.................................            25
Servicer......................................................            26
Servicing Account.............................................            49
Servicing Agreement...........................................            26
Simple Interest Loans.........................................            28
Single Family Property........................................             5
Single Variable Rate..........................................           101
Single-class REMIC............................................           110
SMMEA.........................................................       16, 127
SPA...........................................................            38
Special Distributions.........................................            53
Special Hazard Insurance Policy...............................            15
Special Servicer..............................................        26, 56
Specially Serviced Mortgage Loans.............................            56
Standard Hazard Insurance Policy..............................            57
Standard Terms................................................            40
Startup day...................................................           111
Stated Principal Balance......................................             4
Stated Principal Distribution Amount..........................            43
Stripped Bond Rules...........................................           115
Stripped Interest.............................................           119

                                                                 PAGE ON WHICH
                                                                TERM IS DEFINED
TERM                                                           IN THE PROSPECTUS
----                                                           -----------------
Stripped Mortgage Loan........................................         114
Subclass......................................................        1, 4
Subordinated Amount...........................................          11
Subordinated Certificates.....................................          11
Subordinated Class............................................           4
Subordinated Pool.............................................          14
Subordinated Subclass.........................................           4
Substitute Contract...........................................          35
Substitute Mortgage Certificates..............................          44
Substitute Mortgage Loans.....................................          45
Title V.......................................................          97
Trust Assets..................................................       5, 33
Trust Certificates............................................          99
Trust Fractional Certificate..................................          99
Trust Fractional Certificateholder............................         114
Trust Fund....................................................        1, 5
Trust Interest Certificate....................................          99
Trust Interest Certificateholder..............................         119
U.S. Person...................................................         112
UCC...........................................................          85
Unaffiliated Sellers..........................................          28
Underwriter's PTE.............................................         124
Underwriters..................................................         128
Unstripped Mortgage Loans.....................................         116
VA............................................................       1, 25
VA Loans......................................................          25

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  NO DEALER, SALESMAN OR OTHER PER-
SON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESEN-
TATION NOT CONTAINED IN THIS PRO-
SPECTUS SUPPLEMENT OR THE PROSPECTUS
AND, IF GIVEN OR MADE, SUCH INFORMA-
TION OR REPRESENTATION MUST NOT BE
RELIED UPON AS HAVING BEEN AUTHO-
RIZED BY THE DEPOSITOR OR THE UNDER-
WRITER. THIS PROSPECTUS SUPPLEMENT
AND THE PROSPECTUS DO NOT CONSTITUTE
AN OFFER TO SELL OR A SOLICITATION
OF AN OFFER TO BUY ANY SECURITIES
OFFERED HEREBY IN ANY JURISDICTION
TO ANY PERSON TO WHOM IT IS UNLAWFUL
TO MAKE SUCH OFFER IN SUCH JURISDIC-
TION.

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                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary of Prospectus Supplement........................................... S-3
Risk Factors............................................................... S-14
The Mortgage Loan Pools.................................................... S-19
Description of the Certificates............................................ S-47
Certain Yield and Prepayment Considerations................................ S-61
Pooling and Servicing Agreement............................................ S-71
Certain Federal Income Tax Consequences.................................... S-72
ERISA Considerations....................................................... S-73
Ratings.................................................................... S-74
Legal Investment Considerations............................................ S-75
Underwriting............................................................... S-75
Certain Legal Matters...................................................... S-75
Index of Principal Definitions............................................. S-76

                                  PROSPECTUS

Prospectus Supplement.......................................................   2
Additional Information......................................................   2
Incorporation of Certain Information by Reference...........................   2
Summary of Terms............................................................   4
Risk Factors................................................................  18
The Trust Fund..............................................................  23
The Depositor...............................................................  35
Use of Proceeds.............................................................  35
Yield Considerations........................................................  36
Maturity and Prepayment Considerations......................................  38
Description of the Certificates.............................................  40
Credit Support..............................................................  67
Description of Insurance....................................................  71
Certain Legal Aspects of the Mortgage Loans and Contracts...................  79
Certain Federal Income Tax Consequences.....................................  99
ERISA Considerations........................................................ 122
Legal Investment............................................................ 127
Plan of Distribution........................................................ 128
Legal Matters............................................................... 129
Index of Terms.............................................................. 130

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                          CREDIT SUISSE FIRST BOSTON
                           MORTGAGE SECURITIES CORP.
                                   DEPOSITOR

                               WILSHIRE MORTGAGE
                           FUNDING COMPANY V, INC.,
                              UNAFFILIATED SELLER

                        WILSHIRE SERVICING CORPORATION,
                                   SERVICER

                                 $130,638,994

                         WILSHIRE FUNDING CORPORATION

                         Mortgage-Backed Certificates,
                               Series 1997-WFC1

                             PROSPECTUS SUPPLEMENT



                                 CREDIT SUISSE
                                 FIRST BOSTON


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